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                        CNL HOSPITALITY PROPERTIES, INC.

                     Supplement No. 4, dated March 12, 2001
                        to Prospectus, dated May 23, 2000

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         CNL Hospitality  Properties,  Inc.,  which we sometimes refer to as the
"Company," is a Maryland corporation which is qualified and operated for federal income tax purposes as a REIT. Our address is CNL Center at City Commons, 450 South Orange Avenue, Orlando, Florida 32801, and our telephone number is (407) 650-1000 or toll free (800) 522-3863.

         This Supplement is part of, and should be read in conjunction with, the Prospectus dated May 23, 2000. This Supplement replaces all prior Supplements to the Prospectus. Capitalized terms used in this Supplement have the same meaning as in the Prospectus unless otherwise stated herein.

         Information as to proposed Properties for which the Company has received initial commitments and as to the number and types of Properties acquired by the Company is presented as of February 22, 2001, and all references to commitments or Property acquisitions should be read in that context. Proposed Properties for which the Company receives initial commitments, as well as Property acquisitions that occur after February 22, 2001, will be reported in a subsequent Supplement.

         At the annual meeting of stockholders of the Company, held on May 23, 2000, the stockholders of the Company approved amendments to the Articles of Incorporation proposed by the Board of Directors to increase the number of authorized shares of Common Stock and to expand the range of borrowers to which the Company may make loans. These amendments became effective upon filing with the Maryland State Department of Assessments and Taxation on June 27, 2000.


                               PROSPECTUS SUMMARY

OUR BUSINESS

         We have and will continue to borrow money to acquire properties, make mortgage loans and secured equipment leases, and pay related fees and intend to encumber properties in connection with the borrowing. We plan to obtain one or more revolving lines of credit in an aggregate amount up to $200,000,000, and may also obtain additional permanent financing. The Board of Directors anticipates that the aggregate amounts of any lines of credit will be up to $200,000,000; however, the Board of Directors may increase the amount we can borrow under lines of credit. We do not anticipate that the aggregate amount of the permanent financing will exceed 30% of our total assets. However, our Articles of Incorporation limit the maximum amount of borrowing in relation to our net assets to 300% of our net assets, in the absence of a satisfactory showing that a higher level of borrowing is appropriate. In order to borrow an amount in excess of 300% of our net assets, a majority of our independent directors must approve the borrowing, and the borrowing will be disclosed and explained to stockholders in our first quarterly report after such approval occurs.

         We depreciate buildings and equipment on the straight-line method over their estimated useful lives of 40 and 7 years, respectively, for financial reporting purposes.

                                  THE OFFERINGS

         Upon completion of the Initial Offering on June 17, 1999, the Company had received aggregate subscriptions for 15,007,264 Shares totalling $150,072,637 in Gross Proceeds, including $72,637 (7,264 Shares) through the Company's Reinvestment Plan. Following the completion of its Initial Offering, the Company commenced the 1999 Offering of up to 27,500,000 Shares of Common Stock ($275,000,000). Upon completion of the 1999 Offering on September 14, 2000, the Company had received subscriptions for approximately 27,500,000 Shares totalling approximately $275,000,000 in Gross Proceeds, including $965,194 (96,520 Shares) through the Company's Reinvestment Plan. Following the completion of the 1999 Offering, the Company commenced this offering of up to 45,000,000 Shares of Common Stock ($450,000,000). Of the 45,000,000 Shares
offered, up to 5,000,000 are available to stockholders purchasing Shares through the Reinvestment Plan. As of February 22, 2001, the Company had received subscriptions for 11,386,339 Shares totalling $113,863,388 in Gross Proceeds from this offering, including $702,339 (70,233 Shares) through the Company's Reinvestment Plan.

         As of February 22, 2001, net proceeds to the Company from its offerings of Shares, loan proceeds and capital contributions from the Advisor, after deduction of Selling Commissions, marketing support and due diligence expense reimbursement fees and Offering Expenses totalled approximately $667,700,000. As of February 22, 2001, the Company had used approximately $356,900,000 of Net Offering Proceeds and $190,000,000 of loan proceeds to invest in 30 hotel Properties, including two on which hotel Properties are being constructed. In addition, the Company had used approximately $8,800,000 to invest in a joint venture which owns a hotel currently under construction, approximately $26,300,000 to acquire an additional 22% ownership in Hotel Investors, approximately $2,622,000 to redeem 282,161 Shares of Common Stock and approximately $30,650,000 to pay Acquisition Fees and certain Acquisition Expenses, leaving approximately $52,400,000 available for investment in Properties and Mortgage Loans.


                                  RISK FACTORS

OFFERING-RELATED RISKS

         This is an unspecified property offering.

                  You cannot evaluate properties that we have not yet acquired or identified for acquisition. We have established certain criteria for evaluating hotel chains, particular properties and the operators of the properties in which we may invest. We have not set fixed minimum standards relating to creditworthiness of tenants or managers and therefore the Board of Directors has flexibility in assessing potential tenants and managers. In addition, as of the date of this Prospectus, we have purchased, directly or through our subsidiaries, 31 properties, including two properties on which hotels are being constructed, and one property through a joint venture, on which a resort is being constructed. In addition, the Company has entered into commitments for the acquisition of two additional hotel properties. The acquisition of the two properties is subject to the fulfillment of certain conditions and there can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that one or both of these properties will be acquired by the Company. In addition, the Board of Directors may approve future equity offerings or obtain financing, the proceeds of which may be invested in additional properties; therefore, you will not have an opportunity to evaluate all of the properties that will be in our portfolio.

COMPANY-RELATED RISKS

         We have limited operating history. As of the date of this Prospectus, the Company has purchased, directly or through its subsidiaries, 31 properties, and prior to October 15, 1997, the date our operations commenced, had no previous performance history. As a result, you cannot be sure how the Company will be operated, whether it will pursue the objectives described in this Prospectus or how it will perform financially.

REAL ESTATE AND OTHER INVESTMENT RISKS

         Possible lack of diversification increases the risk of investment. There is no limit on the number of properties of a particular hotel chain which we may acquire. However, under investment guidelines established by the Board of Directors, no single hotel chain may represent more than 50% of the total portfolio unless approved by the Board of Directors, including a majority of the independent directors. The Board of Directors, including a majority of the independent directors, will review the Company's properties and potential investments in terms of geographic and hotel chain diversification. As of February 22, 2001, a significant portion of the Company's properties were Marriott-branded hotels. If we continue to concentrate the majority of our acquisitions with Marriott chains or in the future concentrate our acquisitions on another chain, it will increase the risk that our financial condition will be adversely affected by a downturn in a particular market sub-segment, by the poor judgment of a particular management group or brand performance.

         We will not control the management of our properties. Our tenants or managers will be responsible for maintenance and other day-to-day management of the properties. Because our revenues will largely be derived from rents, our financial condition will be dependent on the ability of third-party tenants or managers that we do not control to operate the properties successfully. We intend to enter into leasing agreements only with tenants or management agreements with managers having substantial prior hotel experience. Although we believe the tenants or managers of the 31 properties directly or indirectly owned, and the two properties identified as probable acquisitions, as of February 22, 2001, have significant prior hotel experience, there is no assurance we will be able to make such arrangements in the future. If our tenants or managers are unable to operate the properties successfully, the tenants may not be able to pay their rent and they may not generate significant percentage rent, which could adversely affect our financial condition.

         We do not control third party franchise agreements. We will not be a party to any franchise agreement between a hotel chain and a tenant or manager; so, those agreements could be modified or canceled without notice to us, or our prior consent. In that event, we could require the tenant to cease its operations at the property or to engage a new manager, although the tenant's obligation to pay rent to the Company would continue. However, if we removed a tenant due to the cancellation of the tenant's franchise agreement, we would be required to locate a new tenant acceptable to the hotel chain. As a result, if a tenant's franchise agreement is canceled or amended, we may have difficulty removing the tenant and difficulty realizing our expected return on the property.

FINANCING RISKS

         We have obtained long-term financing and may require additional financing in the future. We have obtained long-term financing with regard to some of our Properties; however, we cannot be sure that we will be able to obtain future long-term financing on satisfactory terms. If we do not obtain additional long-term financing in the future, we may not be able to acquire as many properties or make as many loans and leases as we anticipated, which could limit the diversification of our investments and our ability to achieve our investment objectives.

         Anticipated borrowing creates risks. We may borrow money to acquire assets, to preserve our status as a REIT or for other corporate purposes. We may mortgage or put a lien on one or more of our assets in connection with any borrowing. The Board of Directors anticipates that we will obtain one or more revolving lines of credit in an aggregate amount of up to $200,000,000 to provide financing for the acquisition of assets. On July 31, 1998, we entered into an initial $30,000,000 line of credit to be used to acquire hotel properties. In addition, on December 6, 2000, the Company entered into a construction line of credit with a bank to be used by the Company to fund the land acquisition and the development of two hotel properties. We may also obtain additional long-term, permanent financing. We do not think that our permanent financing will exceed 30% of our total assets. We may repay the lines of credit using equity offering proceeds, including proceeds from this offering, working capital, permanent financing or proceeds from the sale of assets. We may not borrow more than 300% of our net assets, without showing our independent directors that a higher level of borrowing is appropriate. Borrowing may be risky if the cash flow from our real estate and other investments is insufficient to meet our debt obligations. In addition, our lenders may seek to impose restrictions on future borrowings, distributions and operating policies. If we mortgage or pledge assets as collateral and we cannot meet our debt obligations, the lender could take the collateral, and we would lose both the asset and the income we were deriving from it.

MISCELLANEOUS RISKS

         Our hotel properties may be unable to compete successfully. We compete with other companies for the acquisition of properties. In addition, the hotel industry in which we invest is highly competitive, and we anticipate that any property we acquire will compete with other businesses in the vicinity. Our ability to receive rent, in the form of percentage rent in excess of the base rent (including automatic increases in the base rent), for our properties will depend in part on the ability of the tenants and managers to compete successfully with other businesses in the vicinity. In addition, we will compete with other financing sources for suitable tenants, managers and properties. If we, our tenants and our managers are unable to compete successfully, our results of operations will be adversely affected.

TAX RISKS

         We will be subject to increased taxation if we fail to qualify as a REIT for federal income tax purposes. Our management believes that we operate in a manner that enables us to meet the requirements for qualification and to remain qualified as a REIT for federal income tax purposes. A REIT generally is not taxed at the corporate level on income it distributes to its stockholders, as long as it distributes annually at least 90% of its taxable income to its stockholders. We have not requested, and do not plan to request a ruling from the Internal Revenue Service that we qualify as a REIT. We have, however, received an opinion from our tax counsel, Shaw Pittman, that we met the requirements for qualification as a REIT for the taxable years ending through December 31, 2000 and that we are in a position to continue such qualification.

         Our leases may be recharacterized as financings, which would eliminate depreciation deductions on hotel properties. Our tax counsel, Shaw Pittman, is of the opinion, based upon certain assumptions, that the leases of hotels where we own the underlying land constitute leases for federal income tax purposes. However, with respect to the hotels where we do not own the underlying land, Shaw Pittman may be unable to render this opinion. If the lease of a hotel does not constitute a lease for federal income tax purposes, it will be treated as a financing arrangement. In the opinion of Shaw Pittman, the income derived from such a financing arrangement would satisfy the 75% and the 95% gross income tests for REIT qualification because it would be considered to be interest on a loan secured by real property. Nevertheless, the recharacterization of a lease in this fashion may have adverse tax consequences for us, in particular that we would not be entitled to claim depreciation deductions with respect to the hotel (although we would be entitled to treat part of the payments we would receive under the arrangement as the repayment of principal). In such event, in certain taxable years our taxable income, and the corresponding obligation to distribute 90% of such income, would be increased. Any increase in our distribution requirements may limit our ability to invest in additional hotels and to make additional mortgage loans.

         Excessive non-real estate asset values may jeopardize our REIT status. In order to qualify as a REIT, at least 75% of the value of our assets must consist of investments in real estate, investments in other REITs, cash and cash equivalents, and government securities. Our secured equipment leases would not be considered real estate assets for federal income tax purposes. Therefore, the value of the secured equipment leases, together with any other property that is not considered a real estate asset for federal income tax purposes, must represent in the aggregate less than 25% of our total assets.

         In addition, under federal income tax law, we may not own securities in, or make secured equipment loans to, any one company (other than a REIT, a qualified REIT subsidiary or a taxable REIT subsidiary) which have, in the aggregate, a value in excess of 5% of our total assets. For federal income tax purposes, the secured equipment leases would be considered loans. The value of the secured equipment leases entered into with any particular tenant under a lease or entered into with any particular borrower under a loan must not represent in excess of 5% of our total assets.

                             MANAGEMENT COMPENSATION

         For information concerning compensation and fees paid to the Advisor and its Affiliates since the date of inception of the Company, see "Certain Transactions."


                              CONFLICTS OF INTEREST

         The Company will be subject to various conflicts of interest arising out of its relationship to the Advisor and its Affiliates, as described below.

         The following chart indicates the relationship between the Company, the Advisor and CNL Holdings, Inc., including its Affiliates that will provide services to the Company.


                             CNL Holdings, Inc. (1)
              Subsidiaries, Affiliates and Strategic Business Units

Capital Markets:                          Retail Properties:
----------------                          ------------------
   CNL Capital Markets, Inc. (2)            Commercial Net Lease Realty, Inc.(6)
     CNL Investment Company
       CNL Securities Corp. (3)           Restaurant Properties:
     CNL Institutional Advisors, Inc.  ----------------------
                                            CNL American Properties Fund,Inc.(7)

Administrative Services:                 Hospitality Properties:
------------------------                 -----------------------
   CNL Shared Services, Inc. (4)           CNL Hospitality Properties, Inc.

Real Estate Services:                    Retirement Properties:
---------------------                    ----------------------
   CNL Real Estate Services, Inc. (5)      CNL Retirement Properties, Inc. (9)
     CNL Hospitality Corp. (8)
       CNL Hotel Development Company     Financial Services:
                                         -------------------
     CNL Retirement Corp. (9)              CNL Finance, Inc.
       CNL Retirement Development Corp.       CNL Capital Corp.
     CNL Realty and Development Corp.
     CNL Asset Management, Inc.



-----------------------
(1) CNL Holdings, Inc. is the parent company of CNL Financial Group, Inc. and its Affiliates. James M. Seneff, Jr., Chairman of the Board and Chief Executive Officer of the Company, shares ownership and voting control of CNL Holdings, Inc. with Dayle L. Seneff, his wife.

(2) CNL Capital Markets, Inc. is a wholly owned subsidiary of CNL Financial Group, Inc. and is the parent company of CNL Investment Company.

(3) CNL Securities Corp. is a wholly owned subsidiary of CNL Investment Company and has served as managing dealer in the offerings for various CNL public and private real estate programs, including the Company.

(4) CNL Shared Services, Inc. is a wholly owned subsidiary of CNL Holdings, Inc., and together with other Affiliates provides administrative services for various CNL entities, including the Company.

(5) CNL Real Estate Services, Inc., a wholly owned subsidiary of CNL Financial Group, Inc., is the parent company of CNL Hospitality Corp., CNL Retirement Corp., CNL Realty and Development Corp. and CNL Asset Management, Inc.

(6) Commercial Net Lease Realty, Inc. is a REIT listed on the New York Stock Exchange. Effective January 1, 1998, CNL Realty Advisors, Inc. and Commercial Net Lease Realty, Inc. merged, at which time Commercial Net Lease Realty, Inc. became self advised. James M. Seneff, Jr. continues to hold the positions of Chief Executive Officer and Chairman of the Board, and Robert A. Bourne continues to hold the position of Vice Chairman of the Board of Commercial Net Lease Realty, Inc.

(7) CNL American Properties Fund, Inc. is a public, unlisted REIT. Effective September 1, 1999, CNL Fund Advisors, Inc., CNL Financial Services, Inc., CNL Financial Corp. and CNL American Properties Fund, Inc. merged, at which time CNL American Properties Fund, Inc. became self advised. James M. Seneff, Jr. continues to hold the positions of Chairman of the Board and co-Chief Executive Officer, and Robert A. Bourne continues to hold the position of Vice Chairman of the Board of CNL American Properties Fund, Inc.

(8) CNL Hospitality Corp., a majority owned subsidiary of CNL Real Estate Services, Inc., provides management and advisory services to the Company pursuant to the Advisory Agreement.

(9) CNL Retirement Properties, Inc., is a public, unlisted REIT. James M. Seneff, Jr. holds the positions of Chief Executive Officer and Chairman of the Board, and Robert A. Bourne holds the positions of President and director of CNL Retirement Properties, Inc. CNL Retirement Corp., a wholly owned subsidiary of CNL Real Estate Services, Inc., provides management and advisory services to CNL Retirement Properties, Inc. pursuant to an advisory agreement.

PRIOR AND FUTURE PROGRAMS

         The following paragraph updates and replaces the first paragraph under the heading "Conflicts of Interest - Prior and Future Programs" on page 32 of the Prospectus.

         In the past, Affiliates of the Advisor have organized over 100 other real estate investments, currently have other real estate holdings, and in the future expect to form, offer interests in, and manage other real estate programs in addition to the Company, and make additional real estate investments. Although no Affiliate of the Advisor currently owns, operates, leases or manages properties that would be suitable for the Company, other than joint ventures with the Company or its subsidiaries, future real estate programs may involve Affiliates of the Advisor in the ownership, financing, operation, leasing, and management of properties that may be suitable for the Company.

CERTAIN CONFLICT RESOLUTION PROCEDURES

         The following paragraph updates and replaces item 3 under the heading "Conflicts of Interest - Certain Conflict Resolution Procedures" on page 35 of the Prospectus.

         3. The Company will not make loans to Affiliates, except (A) to wholly owned subsidiaries of the Company, or (B) Mortgage Loans to Joint Ventures (and joint ventures of wholly owned subsidiaries of the Company) in which no co-venturer is the Sponsor, the Advisor, the Directors or any Affiliate of those persons or of the Company (other than a wholly owned subsidiary of the Company) subject to the restrictions governing Mortgage Loans in the Articles of Incorporation (including the requirement to obtain an appraisal from an independent expert). Any loans to the Company by the Advisor or its Affiliates must be approved by a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction as fair, competitive, and commercially reasonable, and no less favorable to the Company than comparable loans between unaffiliated parties. It is anticipated that the Advisor or its Affiliates shall be entitled to reimbursement, at cost, for actual expenses incurred by the Advisor or its Affiliates on behalf of the Company or Joint Ventures in which the Company is a co-venturer, subject to the 2%/25% Guidelines (2% of Average Invested Assets or 25% of Net Income) described under "The Advisor and the Advisory Agreement -- The Advisory Agreement."

                          SUMMARY OF REINVESTMENT PLAN

PARTICIPANT ACCOUNTS, FEES AND ALLOCATION OF SHARES

         The following paragraph updates and replaces the first paragraph on page 38 of the Prospectus.

         Subject to the provisions of the Articles of Incorporation relating to certain restrictions on and the effective dates of transfer, Shares acquired pursuant to the Reinvestment Plan will entitle the Participant to the same rights and to be treated in the same manner as those purchased by the Participants in the offering. Accordingly, the Company will pay the Managing Dealer Selling Commissions of 7.5% (subject to reduction under the circumstances provided under "The Offering -- Plan of Distribution"), a marketing support and due diligence fee of 0.5%, and, in the event that proceeds of the sale of Shares are used to acquire Properties or to invest in Mortgage Loans, Acquisition Fees of 4.5% of the purchase price of the Shares sold pursuant to the Reinvestment Plan. As a result, aggregate fees payable to Affiliates of the Company will total between 8.0% and 12.5% of the proceeds of reinvested Distributions, up to 7.5% of which may be reallowed to Soliciting Dealers.


                                    BUSINESS

GENERAL

         The Company is a Maryland corporation that was organized on June 12, 1996. On June 15, 1998, the Company formed CNL Hospitality Partners, LP, a wholly owned Delaware limited partnership ("Hospitality Partners"). Properties acquired are expected to be held by Hospitality Partners and, as a result, owned by the Company through Hospitality Partners. The term "Company" includes CNL Hospitality Properties, Inc. and its subsidiaries, CNL Hospitality GP Corp., CNL Hospitality LP Corp. and CNL Hospitality Partners, LP.

         The Company invests in Properties to be leased on a long-term (generally, 10 to 20 years, plus renewal options for an additional 10 to 20 years), "triple-net" basis. With proceeds of this offering, the Company intends to purchase primarily limited service, extended stay and full service hotel Properties. "Triple-net" means that the tenant generally will be responsible for repairs, maintenance, property taxes, utilities, and insurance. Generally, however, the leases will obligate the tenant to fund, in addition to its lease payment, a reserve fund up to a pre-determined amount. Generally, money in that fund may be used by the tenant to pay for replacement of furniture and fixtures. The Company may be responsible for capital expenditures or repairs in excess of the reserve fund. The tenant generally is responsible for replenishing the reserve fund and for paying a specified return on the amount of capital expenditures or repairs paid for by the Company in excess of amounts in the reserve fund. The Properties may consist of land and building, the land underlying the building with the building owned by the tenant or a third party, or the building only with the land owned by a third party. The Company may provide Mortgage Loans to operators of Hotel Chains secured by real estate owned by the operators. To a lesser extent, the Company may also offer Secured Equipment Leases to operators of Hotel Chains pursuant to which the Company will finance, through loans or direct financing leases, the Equipment.

         The Properties typically will be freestanding and will be located across the United States. Historically, the Company has leased its Properties to operators of Hotel Chains selected by the Advisor and approved by the Board of Directors. For Properties acquired or constructed subsequent to January 1, 2001, the Company will either (i) lease them directly to operators of Hotel Chains or
(ii) lease them to indirect subsidiaries of the Company which will contract with third party operators of Hotel Chains to manage the Properties. The second structure has been implemented to take advantage of changes in the Code relating to REITs enacted in the Work Incentives Improvement Act of 1999. Under this law, which became effective January 1, 2001, the Company is permitted to lease its Properties to subsidiaries, provided that the subsidiary lessees engage a third party management company to manage the hotels and make a joint election with the Company to be treated as "taxable REIT subsidiaries." If this election is made, rents received from the subsidiaries will not be disqualified from being "rents from real property" under the Code. See "Federal Income Tax Considerations -- Taxation of the Company." Each Property acquisition and Mortgage Loan will be submitted to the Board of Directors for approval. Properties purchased by the Company are expected to be leased under arrangements generally requiring base annual rent equal to a specified percentage of the Company's cost of purchasing a particular Property, with percentage rent based on gross sales above specified levels and/or automatic rent increases. See "Business -- Description of Property Leases -- Computation of Lease Payments," below.

         The Company will invest Net Offering Proceeds in Properties of selected national and regional limited service, extended stay and full service Hotel Chains. The Company believes that attractive opportunities exist to acquire limited service, extended stay and full service hotels in urban and resort locations. According to Smith Travel Research, a leading provider of lodging industry statistical research, the hotel industry has been steadily improving its financial performance over the past nine consecutive years. Also according to Smith Travel Research, in 1999, the industry reached its highest absolute level of pre-tax profit in its history at $22 billion.

                                 Pre-Tax Profits
                             of Hospitality Industry
                                  (in billions)

                    Year                     Profitability
                  ---------                  --------------

                    1993                     $   2.4
                    1994                         5.5
                    1995                         8.5
                    1996                        12.5
                    1997                        17.0
                    1998                        20.9
                    1999                        22.0

         Source:  Smith Travel Research

         As indicated in the table below, the average daily room rate increased 4.0% in 1999, from $78.15 in 1998 to $81.27 in 1999, resulting in 12 consecutive years of room rate growth.

                          Hospitality Industry Average
                             Daily Room Rate By Year

                      Year                      Rate
                    ---------                 ---------

                      1987                   $  52.58
                      1988                      54.47
                      1989                      56.35
                      1990                      57.96
                      1991                      58.08
                      1992                      58.91
                      1993                      60.53
                      1994                      62.86
                      1995                      65.81
                      1996                      70.81
                      1997                      75.31
                      1998                      78.15
                      1999                      81.27

         Source:  Smith Travel Research

         Revenue per available room increased by 5.2% from $51.44 in 1999 to $54.13 in 2000. In 2000, growth in room demand exceeded growth in room supply and resulted in an increase in occupancy. In 2000, total occupancy increased 0.6% from 63.1% in 1999 to 63.5%. Growth in room demand exceeded the growth in new room supply for each year from 1992 through 1996 and industry-wide occupancy increased from a 20 year low of 61.8% in 1991 to 65% in 1996. Demand in the hospitality industry has increased in 12 of the past 13 years.

         According to American Hotel & Motel Association data, in 1999, Americans traveling in the United States spent more than $1.42 billion per day, $59.4 million per hour and $989,300 per minute on travel and tourism. In 1998, total travel expenditures in the United States generated $520 billion in sales. In addition, there were 52,000 hotel properties which included over 3.9 million hotel rooms. Hotels are a vital part of travel and tourism. In the

United States, the tourism industry, which globally is the world's largest industry, is currently ranked third behind auto sales and retail food sales. In terms of employment, the hotel industry directly supports over 7.8 million jobs. According to Smith Travel Research data, United States lodging industry revenues reached over $99.7 billion in 1999.

         The Company intends to acquire limited service, extended stay and full service hotel Properties. Limited service hotels generally minimize non-guest room space and offer limited food service such as complimentary continental breakfasts and do not have restaurant or lounge facilities on-site. Extended stay hotels generally contain guest suites with a kitchen area and living area separate from the bedroom. Extended stay hotels vary with respect to providing on-site restaurant facilities. Full service hotels generally have conference or meeting facilities and on-site food and beverage facilities.

         Management intends to structure the Company's investments to allow it to participate, to the maximum extent possible, in any sales growth in the hotel industry, as reflected in the Properties that it owns. The Company therefore intends to generally structure its leases with percentage rent requirements which are based on gross sales of the hotel located on the Property over specified levels. Gross sales may increase even absent real growth because increases in the costs typically are passed on to the consumers through increased prices, and increased prices are reflected in gross sales. In an effort to provide regular cash flow to the Company, the Company intends to structure its leases to provide a minimum level of rent which is payable regardless of the amount of gross sales at a particular Property. The Company also will endeavor to maximize growth and minimize risks associated with ownership and leasing of real estate that operates in these industry segments through careful selection and screening of its tenants and managers (as described in "Business -- Standards for Investment in Properties" below) in order to reduce risks of default, monitoring statistics relating to hotel chains and continuing to develop relationships in the industry in order to reduce certain risks associated with investment in real estate. See "Business -- Standards for Investment in Properties" below for a description of the standards which the Board of Directors will employ in selecting Hotel Chains, managers, operators and particular Properties for investment.

         Management expects to acquire Properties in part with a view to diversification among the geographic location of the Properties. There are no restrictions on the geographic area or areas within the United States in which Properties acquired by the Company may be located. It is anticipated that the Properties acquired by the Company will be located in various states and regions within the United States.

         The Company may provide Mortgage Loans, generally for the purchase of buildings by tenants that lease the underlying land from the Company. However, because it prefers to focus on investing in Properties, which have the potential to appreciate, the Company currently expects to provide Mortgage Loans in the aggregate principal amount of approximately 5% to 10% of Gross Proceeds. Mortgage Loans will be secured by the building and improvements on the land. The Company expects that the interest rate and terms (generally, 10 to 20 years) of the Mortgage Loans will be similar to those of its leases.

         The Company may also offer Secured Equipment Leases to operators of Hotel Chains. The Secured Equipment Leases will consist primarily of leases of, and loans for the purchase of, Equipment. As of the date of this Prospectus, the Company has neither identified any prospective operators of Hotel Chains that will participate in such financing arrangements nor negotiated any specific terms of a Secured Equipment Lease. The Company cannot predict terms and conditions of the Secured Equipment Leases, although the Company expects that the Secured Equipment Leases will (i) have terms that equal or exceed the useful life of the subject Equipment (although such terms will not exceed 7 years),
(ii) in the case of the leases, include an option for the lessee to acquire the subject Equipment at the end of the lease term for a nominal fee, (iii) include a stated interest rate, and (iv) in the case of the leases, provide that the Company and the lessees will each treat the Secured Equipment Leases as loans secured by personal property for federal income tax purposes. See "Federal Income Tax Considerations -- Characterization of Secured Equipment Leases." In addition, the Company expects that each of the Secured Equipment Leases will be secured by the Equipment to which it relates. Payments received from lessees under Secured Equipment Leases will be treated as payments of principal and interest. All Secured Equipment Leases will be negotiated by the Advisor and approved by the Board of Directors including a majority of the Independent Directors.

         The Company has borrowed and will continue to borrow money to acquire Assets and to pay certain fees. The Company intends to encumber Assets in connection with the borrowing. The Company plans to obtain one or more revolving Lines of Credit in an aggregate amount up to $200,000,000, and may, in addition, also obtain additional Permanent Financing. On July 31, 1998, the Company entered into an initial $30,000,000 revolving Line of Credit to be used to acquire hotel Properties. On December 6, 2000, the Company entered into a construction line of credit (the "Construction LOC") with a bank to be used by the Company to fund the land acquisition and the development of two hotel Properties. In addition, the Company, through subsidiaries, has obtained Permanent Financing. See "Business -- Borrowing" for a description of the $30,000,000 Line of Credit and Permanent Financing the Company has obtained as of February 22, 2001. The Board of Directors anticipates that the aggregate amount of any Permanent Financing will not exceed 30% of the Company's total assets. Permanent Financing may be used to acquire Assets and pay a fee of 4.5% of any Permanent Financing, excluding amounts to fund Secured Equipment Leases, as Acquisition Fees, to the Advisor for identifying the Properties, structuring the terms of the acquisition and leases of the Properties and structuring the terms of the Mortgage Loans. The Line of Credit may be increased at the discretion of the Board of Directors and may be repaid with offering proceeds, proceeds from the sale of assets, working capital or Permanent Financing. The Line of Credit and Permanent Financing are the only source of funds for making Secured Equipment Leases and for paying the Secured Equipment Lease Servicing Fee to the Advisor.

         As of February 22, 2001, the Company had acquired, directly or through its subsidiaries, 31 Properties, including two Properties on which hotels are being constructed, and one property through a joint venture, on which a resort is being constructed. In addition, the Company has commitments to acquire two additional Properties. As of February 22, 2001, the Company had not entered into any arrangements that create a reasonable probability that the Company will enter into any Mortgage Loan or Secured Equipment Lease.

INVESTMENT OF OFFERING PROCEEDS

         The following paragraph updates and replaces the second paragraph under the heading "Business - Investment of Offering Proceeds" on page 44 of the Prospectus.

         Based generally on the amount invested or committed for investment in the 33 Properties that the Company had either acquired or committed to acquire as of February 22, 2001 and current market conditions, the Company and the Advisor have estimated an average investment of $10,000,000 to $40,000,000 per hotel Property. Assuming the Company receives the full $400,000,000 from this offering, for which there is no assurance, and acquires the two Properties for which it has entered into commitments, the Company could invest in a total portfolio of approximately 38 to 54 hotel Properties. The Board of Directors may determine to engage in future offerings of Common Stock, the proceeds of which could be used to acquire additional Properties or make Mortgage Loans. The Company may also borrow to acquire Assets. See "Business -- Borrowing." Management estimates that 10% to 15% of the Company's investment for each hotel Property will be for the cost of land, 80% to 85% for the cost of the building and 5% to 10% for the cost of furniture, fixtures and equipment. See "Joint
Venture Arrangements" below and "Risk Factors -- Real Estate and Other Investment Risks -- Possible lack of diversification increases the risk of investment." Management cannot estimate the number of Mortgage Loans that may be entered into. The Company may also borrow money to make Mortgage Loans.

PROPERTY ACQUISITIONS

         Atlanta Portfolio. On July 31, 1998, the Company acquired two hotel Properties. The Properties are the Residence Inn(R) by Marriott(R) located in the Buckhead (Lenox Park) area of Atlanta, Georgia (the "Buckhead (Lenox Park) Property"), and the Residence Inn by Marriott located at Gwinnett Place in Duluth, Georgia (the "Gwinnett Place Property").

         The Company acquired the Buckhead (Lenox Park) Property for $15,731,414 from Buckhead Residence Associates, L.L.C. and the Gwinnett Place Property for $11,514,125 from Gwinnett Residence Associates, L.L.C. In connection with the purchase of the two Properties, the Company, as landlord, entered into two separate, long-term lease agreements. The tenant of the Buckhead (Lenox Park) and the Gwinnett Place Properties is the same unaffiliated tenant. The leases on both Properties are cross-defaulted. The general terms of the lease agreements are described in "Business -- Description of Property Leases." The principal features of the leases are as follows:

o        The initial term of each lease expires on August 31, 2017.

o At the end of the initial lease term, the tenant will have three consecutive renewal options of five years each.

o The leases require minimum rent payments to the Company of $1,651,798 per year for the Buckhead (Lenox Park) Property and $1,208,983 per year for the Gwinnett Place Property.

o Minimum rent payments increased to $1,691,127 per year for the Buckhead (Lenox Park) Property and $1,237,768 per year for the Gwinnett Place Property after the first lease year.

o In addition to minimum rent, for each calendar year, the leases require percentage rent equal to 15% of the aggregate amount of all revenues combined, for the Buckhead (Lenox Park) and the Gwinnett Place Properties, in excess of $8,080,000.

o A security deposit equal to $819,000 for the Buckhead (Lenox Park) Property and $598,500 for the Gwinnett Place Property has been retained by the Company as security for the tenant's obligations under the leases.

o Management fees payable to Crestline Hotels & Resorts, Inc., who was assigned the management rights of Stormont Trice Management Corporation on March 6, 2000, for operation of the Buckhead (Lenox Park) and Gwinnett Place Properties are subordinated to minimum rents due to the Company.

o The tenant of the Buckhead (Lenox Park) and Gwinnett Place Properties has established a reserve fund which will be used for the replacement and renewal of furniture, fixtures and equipment relating to the hotel Properties (the "FF&E Reserve"). Deposits to the FF&E Reserve are made monthly as follows: 3% of gross receipts for the first lease year; 4% of gross receipts for the second lease year; and 5% of gross receipts every lease year thereafter. Funds in the FF&E Reserve and all property purchased with funds from the FF&E Reserve shall be paid, granted and assigned to the Company as additional rent.

         In connection with the acquisition of these two Properties, the Company may be required to make an additional payment (the "Earnout Amount") of up to $1 million if certain earnout provisions are achieved by July 31, 2001. After July 31, 2001, the Company will no longer be obligated to make any payments under the earnout provision. The Earnout Amount is equal to the difference between earnings before interest, taxes, depreciation and amortization expense adjusted by the earnout factor (7.44), and the initial purchase price. Rental income will be adjusted upward in accordance with the lease agreements for any such amount paid. As of December 31, 2000, approximately $97,000 was payable under this agreement.

         The federal income tax basis of the depreciable portion of the Buckhead (Lenox Park) Property and the Gwinnett Place Property is approximately $14.8 million and $11.2 million, respectively.

         The Buckhead (Lenox Park) Property and the Gwinnett Place Property were constructed in 1997 and commenced operations on August 7, 1997 and July 29, 1997, respectively. The Buckhead (Lenox Park) Property is situated in a 22 acre mixed-use development and has 150 guest suites. The Gwinnett Place Property is located 30 minutes from downtown Atlanta and has 132 guest suites. Other lodging facilities located in proximity to the Buckhead (Lenox Park) Property include an Embassy Suites, a Summerfield Suites, a Homewood Suites, an Amerisuites, a Courtyard(R) by Marriott(R) and another Residence Inn by Marriott. Other lodging facilities located in proximity to the Gwinnett Place Property include a Courtyard by Marriott, two Amerisuites and a Hampton Inn. The average occupancy rate, the average daily room rate and the revenue per available room for the periods the hotels have been operational are as follows:

                          Buckhead (Lenox Park) Property                              Gwinnett Place Property
                ----------------------------------------------------     --------------------------------------------------
                     Average           Average            Revenue           Average           Average           Revenue
                    Occupancy        Daily Room        per Available       Occupancy        Daily Room       per Available
     Year              Rate             Rate               Room              Rate              Rate               Room
---------------    -------------    --------------    ----------------   --------------    --------------    ---------------

         *1997         42.93%         $  91.15             $39.13             39.08%          $ 85.97            $ 33.60
          1998         75.20%            99.70              75.01             74.10%            87.36              64.73
          1999         81.00%           104.50              84.66             80.40%            88.16              70.84
          2000         78.70%           106.27              83.61             79.80%            88.16              70.37

* Data for the Buckhead (Lenox Park) Property represents the period August 7, 1997 through December 31, 1997 and data for the Gwinnett
         Place Property represents the period August 1, 1997 through December 31, 1997.

         The Company believes that the results achieved by the Properties for year-end 1997 are not indicative of their long-term operating potential, as both Properties had been open for less than six months during the reporting period.

         Western International Portfolio. In February 1999, the Company executed a series of agreements with Five Arrows Realty Securities II L.L.C. ("Five Arrows"), pursuant to which the Company and Five Arrows formed a jointly owned real estate investment trust, CNL Hotel Investors, Inc. ("Hotel Investors"), for the purpose of acquiring up to eight hotel Properties from various sellers affiliated with Western International. At the time the agreement was entered into, the eight Properties (four Courtyard by Marriott hotels, three Residence Inn by Marriott hotels, and one Marriott Suites(R)) were either newly constructed or in various stages of completion.

         On February 25, 1999, Hotel Investors purchased four of the Properties for an aggregate purchase price of approximately $90 million (the "Initial Hotels") and paid $10 million as a deposit on the four remaining Properties. The Initial Hotels are a Courtyard by Marriott located in Plano, Texas (the "Legacy Park Property"), a Marriott Suites located in Dallas, Texas (the "Market Center Property"), a Residence Inn by Marriott located in Las Vegas, Nevada (the "Hughes Center Property") and a Residence Inn by Marriott located in Plano, Texas (the "Dallas Plano Property"). On June 16, 1999, Hotel Investors purchased three additional Properties (the "Additional Hotels") for an aggregate purchase price of approximately $77 million. The Additional Hotels are a Courtyard by Marriott located in Scottsdale, Arizona (the "Scottsdale Downtown Property"), a Courtyard by Marriott located in Seattle, Washington (the "Lake Union Property") and a Residence Inn by Marriott located in Phoenix, Arizona (the "Phoenix Airport Property"). Hotel Investors applied $7 million of the $10 million deposit toward the acquisition of the Additional Hotels. The $3 million deposit relating to the eighth property was refunded to Hotel Investors by the seller in January 2000 as a result of Hotel Investors exercising its option to terminate its obligation to purchase the property under the purchase and sale agreement. Therefore, Hotel Investors owns seven Properties (the "Seven Hotels").

         In order to fund these purchases, Five Arrows invested approximately $48 million and the Company, through a wholly owned subsidiary, Hospitality Partners, invested approximately $38 million in Hotel Investors. Hotel Investors funded the remaining amount of approximately $88 million with permanent financing, secured by Hotel Investors' interests in the Properties (the "Hotel Investors Loan").

         In return for their respective investments, Five Arrows received a 51% common stock interest and the Company received a 49% common stock interest in Hotel Investors. Five Arrows received 48,337 shares of Hotel Investors' 8% Class A cumulative, preferred stock ("Class A Preferred Stock"), and the Company received 37,979 shares of Hotel Investors' 9.76% Class B cumulative, preferred stock ("Class B Preferred Stock").

         Five Arrows also invested approximately $14 million in the Company through the purchase of Common Stock pursuant to the Company's Initial Offering and 1999 Offering (the "Prior Offerings"), the proceeds of which were used by the Company to fund approximately 38% of its funding commitment to Hotel Investors. During 1999, approximately $3.7 million of this amount was initially treated as a loan due to the stock ownership limitations specified in the Company's Articles of Incorporation at the time of investment. On April 30, 1999, this loan was converted to 387,868 Shares of Common Stock.

         In addition to the above investments, Five Arrows purchased a 10% interest in the Advisor. In connection with Five Arrows' investment in the Company, the Advisor and Hotel Investors, certain Affiliates agreed to waive certain fees otherwise payable to them by the Company. The Advisor is also the advisor to Hotel Investors pursuant to a separate advisory agreement. The Company will not pay the Advisor fees, including the Company's pro rata portion of Hotel Investors' advisory fees, in excess of amounts payable under its Advisory Agreement.

         In October 2000, Five Arrows, the Company and Hotel Investors entered into an agreement under which Hotel Investors agreed to redeem 2,104 shares of Class A Preferred Stock and an equivalent number of shares of common stock of Hotel Investors held by Five Arrows for $2,104,000. In addition, the Company purchased 7,563 shares of both Class A Preferred Stock and common stock of Hotel Investors from Five Arrows for $11,395,000. Hotel Investors agreed to redeem 1,653 shares of Class B Preferred Stock and an aggregate of 10,115 shares of common stock of Hotel Investors held by the Company for $1,653,000. Five Arrows' remaining 38,670 shares of Class A Preferred Stock and the Company's 7,563 shares of Class A Preferred Stock were exchanged for an equivalent number of shares of Class E Preferred Stock, par value $0.01 ("Class E Preferred Stock"), of Hotel Investors. Upon the consummation of this transaction, the Company owned an interest of approximately 53% and Five Arrows owned an interest of approximately 47%, in the common stock of Hotel Investors. Pursuant to this agreement, the Company repurchased 65,285 Shares of the Company's Common Stock held by Five Arrows for an aggregate price of $620,207. Additionally, Five Arrows granted the Company the following options: (1) on or before January 31, 2001, the Company had the option to purchase 7,250 shares of Class E Preferred Stock and an equal number of shares of common stock of Hotel Investors held by Five Arrows for $1,000 per pair of Class E Preferred Stock and common stock of Hotel Investors, and (2) provided that the Company purchased all of the shares under the first option, the Company would have the option, until June 30, 2001, to purchase 7,251 shares of Class E Preferred Stock and an equal number of shares of common stock of Hotel Investors for $1,000 for each pair. On December 29, 2000, the Company exercised the two options described above and as a result, the Company now owns an interest of approximately 71% and Five Arrows owns an interest of approximately 29%, in the common stock of Hotel Investors. The Company has agreed to pay Five Arrows additional consideration for agreeing to defer the conversion of its Class A Preferred Stock (prior to its conversion to Class E Preferred Stock) to Common Stock of the Company. These payments are equivalent to the difference between any distributions received by Five Arrows from Hotel Investors and the distributions that Five Arrows would have received from the Company if Five Arrows had converted its Class A Preferred Stock into the Company's Common Stock on June 30, 2000. Five Arrows has agreed to forfeit its priority cash distributions from Hotel Investors. Cash available for distributions of Hotel Investors is distributed to 100 CNL Holdings, Inc. and affiliates' associates who each own one share of Class C preferred stock in Hotel Investors, to provide a quarterly, cumulative, compounded 8% return. All remaining cash available for distributions is distributed pro rata with respect to the interest in the common shares of Hotel Investors.

         Hotel Investors acquired the Legacy Park Property for $12,694,000 from PLC Hotel Property, Ltd., the Market Center Property for $32,973,000 from Marcen Property, Ltd., the Hughes Center Property for $33,097,000 from LVHC Hotel
Property,  Ltd.,  the Dallas  Plano  Property  for  $11,684,000  from PLR1 Hotel
Property, Ltd., the Scottsdale Downtown Property for $19,614,216 from SAHD Property, LP, the Lake Union Property for $35,801,212 from Westlake Hotel
Property, LP and the Phoenix Airport Property for $21,351,707 from APRI Hotel Property, LP. In connection with the purchase of the Seven Hotels, Hotel Investors, as lessor, entered into seven separate, long-term lease agreements. The lessee of the Seven Hotels is the same unaffiliated lessee. The leases on all seven Properties are cross-defaulted. The general terms of the lease agreements are described in "Business -- Description of Property Leases." The principal features of the leases are as follows:

o        The initial term of each lease expires on December 28, 2018.

o At the end of the initial lease term, the tenant will have three consecutive renewal options of fifteen years each.

o        The leases require minimum rent payments as follows:

                                                                                Minimum Annual Rent
                                                                        ----------------------------------
                                                                                             Year 2 and
                        Property                        Location             Year 1          Thereafter
           -----------------------------------      -----------------     --------------    --------------

           Legacy Park Property                     Plano, TX                $1,308,673        $1,341,390
           Market Center Property                   Dallas, TX                3,399,319         3,484,302
           Hughes Center Property                   Las Vegas, NV             3,412,068         3,497,369
           Dallas Plano Property                    Plano, TX                 1,204,485         1,234,597
           Scottsdale Downtown Property             Scottsdale, AZ            2,022,084         2,072,636
           Lake Union Property                      Seattle, WA               3,690,847         3,783,118
           Phoenix Airport Property                 Phoenix, AZ               2,201,207         2,256,237

o In addition to minimum rent, for lease years one and two, the leases require percentage rent equal to 7.75% of the aggregate amount of all room revenues combined, for the Seven Hotels, in excess of a combined quarterly threshold of $11,885,000. For lease year three and thereafter, the leases require percentage rent equal to 7.75% of the aggregate amount of all room revenues combined, for the Seven Hotels, in excess of lease year two actual room revenues.

o        The  tenant  of the  Seven  Hotels  has  established  an FF&E  Reserve.
         Deposits to the FF&E Reserve are made once every four weeks as follows:
         (i) for the Legacy Park, Hughes Center, Dallas Plano, Scottsdale Downtown, Lake Union and Phoenix Airport Properties, 1% of gross receipts for the first lease year; 3% of gross receipts for the second lease year; and 5% of gross receipts every lease year thereafter and
         (ii) for the Market Center Property, 1% of gross receipts for the first lease year; 2% of gross receipts for the second lease year; 3% of gross receipts for the third through fifth lease years; 4% of gross receipts for the sixth through tenth lease years; and 5% of gross receipts for the eleventh lease year and thereafter. Funds in the FF&E Reserve and all property purchased with funds from the FF&E Reserve shall be paid, granted and assigned to Hotel Investors.

o The tenant under each lease is required to maintain, until December 31, 2003, a liquid net worth equal to a minimum amount (the "Net Worth Requirement"), which may be used solely to make payments under the leases. The Net Worth Requirement may be reduced after twelve months to the extent by which payment of rent exceeds cash available for lease payments (gross revenues less property expenses) derived from the hotel operations during the one-year period. In addition, providing that all of the hotels have been opened for one year, the Net Worth Requirement will terminate at such time that cash available for lease payments for all of the hotels equals 125% of total minimum rent due under the leases for 12 consecutive months; or that the lease is terminated pursuant to its terms (other than for an event of default).

         In connection with the acquisition of certain of the Properties, the Company and Hotel Investors have entered into agreements with Marriott
International, Inc. or one of its affiliates. Among other things, these agreements require under certain circumstances that the Company or Hotel
Investors obtain the consent of, or offer the Property to, Marriott International or one of its affiliates in the event that the Company or Hotel Investors wishes to sell the Property to a third party. The Company believes that these agreements and the terms thereof are consistent with standard practices in the hospitality industry. Although Marriott International, Inc. has entered into a management agreement relating to the Seven Hotels, it has not guaranteed the payments due under the leases.

         The federal income tax basis of the depreciable portion of the Seven Hotels is as follows:

                   Legacy Park Property                              $11,200,000
                   Market Center Property                             30,500,000
                   Hughes Center Property                             29,700,000
                   Dallas Plano Property                              10,400,000
                   Scottsdale Downtown Property                       17,000,000
                   Lake Union Property                                29,300,000
                   Phoenix Airport Property                           19,300,000

         The Legacy Park Property is located approximately 25 miles north of the city of Dallas and has 153 guest rooms and five suites. The Market Center Property is approximately two miles northwest of the Dallas central business district and has 266 guest suites. The Dallas Plano Property is located approximately 25 miles north of the city of Dallas and has 126 guest suites. According to Hospitality Valuation Services (HVS) data, Dallas has more than 200 planned industrial districts and is home to over 250 insurance companies and many major oil companies. Since 1996, more than 20 regional and national companies have relocated to or completed expansions in the area. Other lodging facilities located in proximity to the Legacy Park Property include a Hampton Inn, a Fairfield Inn(R) by Marriott(R), a LaQuinta Inn & Suites and another Courtyard by Marriott. Other lodging facilities located in proximity to the Market Center Property include a Renaissance(R) Hotel, an Embassy Suites, a Sheraton Suites, a Wyndham Garden(R) Hotel and a Courtyard by Marriott. Other lodging facilities located in proximity to the Dallas Plano Property include a Homewood Suites, a Bradford Suites, a Mainstay Suites, a La Quinta Inn & Suites, a Courtyard by Marriott and another Residence Inn by Marriott.

         The Hughes Center Property is in a commercial park located east of the Las Vegas strip and has 256 guest suites. According to HVS data, in 1998, Las Vegas hosted approximately 4,000 conventions with more than 3.3 million people in attendance. The 1998 economic impact of conventions was an estimated $4.2 billion. In addition, Las Vegas is known as the "Entertainment Capital of the World," drawing more than 30 million visitors in 1998 and generating a 1998 hotel occupancy rate of 85.8% compared to the United States national average occupancy rate of 64%. Other lodging facilities located in proximity to the Hughes Center Property include an AmeriSuites, a Hawthorne Suites and another Residence Inn by Marriott.

         The Scottsdale Downtown Property is located approximately 15 miles northeast of Phoenix Sky Harbor International Airport and has 176 guest rooms and four suites. The Phoenix Airport Property is located approximately three miles north of Phoenix Sky Harbor International Airport and has 200 guest suites. According to HVS data, Arizona is one of the top two fastest growing states in the nation, second only to the state of Nevada. Phoenix is the fifteenth largest metropolis in the United States. Due to its location and climate, Phoenix has become a convention destination with more than 347,238 room nights booked in 1998. Other lodging facilities located in proximity to the Scottsdale Downtown Property include a Hampton Inn, a Fairfield Inn by Marriott, a Holiday Inn, a Comfort Suites, a Quality Suites, a Days Inn and a Ramada. Other lodging facilities located in proximity to the Phoenix Airport Property include a Doubletree Suites, an Embassy Suites, an Embassy Suites West, a Wyndham Garden Hotel and a Holiday Inn Select.

         The Lake Union Property is in downtown Seattle, near the University district and the Seattle Center area, and has 248 guest rooms and two suites. According to HVS data, computer and electronic jobs in Seattle have grown by 300 percent in the past 20 years. Other lodging facilities located in proximity to the Lake Union Property include a Residence Inn by Marriott, a Hampton Inn & Suites, a Cavanaugh's Inn, a Warwick Hotel, a Mayflower and a Roosevelt Hotel.

         Since the Seven Hotels were constructed in late 1998 and the first half of 1999, limited operating history is available. Of the Seven Hotels, the Hughes Center Property and the Dallas Plano Property were the earliest to commence operations, in October 1998. Based on information provided to the Company by Western International for the period ended December 31, 1998, the hotels located on these Properties generated gross operating profits of $690,000 and $188,000, respectively, which resulted in net operating profits (earnings before interest, taxes and depreciation) of $394,000 and $55,000 respectively. The average occupancy rate, the average daily room rate and the revenue per available room for the periods the hotels have been operational are as follows:

                                                                                                                Revenue
                                                                              Average           Average           per
                                                                             Occupancy           Daily         Available
             Property                     Location             Year             Rate           Room Rate          Room
-----------------------------------    ----------------     -----------    ---------------   --------------    -----------

Legacy Park Property                   Plano, TX                 *1998          8.20%         $  45.28         $   3.70
                                                                **1999         61.50%            89.09            54.80
                                                               ***2000         72.60%            91.21            66.18

Market Center Property                 Dallas, TX                *1998         37.90%          $100.95         $  38.26
                                                                **1999         69.20%           115.34            79.87
                                                               ***2000         69.60%           125.66            87.46

Hughes Center Property                 Las Vegas, NV             *1998         47.30%          $107.86         $  51.00
                                                                **1999         75.20%            94.16            70.85
                                                               ***2000         76.00%           105.31            80.01

Dallas Plano Property                  Plano, TX                 *1998         46.70%         $  88.79         $  41.47
                                                                **1999         74.30%            75.38            56.03
                                                               ***2000         85.20%            85.90            73.17

Scottsdale Downtown Property           Scottsdale, AZ           **1999         39.30%         $  76.95         $  30.26
                                                               ***2000         49.60%           106.78            52.96

Lake Union Property                    Seattle, WA              **1999         69.70%          $116.72         $  81.34
                                                               ***2000         76.10%           118.58            90.25

Phoenix Airport Property               Phoenix, AZ              **1999         41.40%         $  83.88         $  34.70
                                                               ***2000         61.80%            98.60            60.90

* Data for the Legacy Park Property represents the period December 23, 1998 through January 1, 1999, data for the Market Center Property represents the period November 11, 1998 through January 1, 1999, data for the Hughes Center Property represents the period October 1, 1998 through January 1, 1999 and data for the Dallas Plano Property represents the period October 12, 1998 through January 1, 1999.

** Data for the Legacy Park, Market Center, Hughes Center and Dallas Plano Properties represents the period January 2, 1999 through December 31, 1999, and data for the Scottsdale Downtown, Lake Union and Phoenix Airport Properties represents the period May 22, 1999 through December 31, 1999.

***      Data for 2000  represents the period  January 1, 2000 through  December
         29, 2000.

         Since the hotels have recently commenced operations, they have not yet reached stabilization; therefore, the results presented above may not be indicative of their long-term operating potential.

         Courtyard by Marriott located in Philadelphia, Pennsylvania. On November 16, 1999, the Company acquired an 89% interest in CNL Philadelphia Annex, LLC (formerly Courtyard Annex, L.L.C.) (the "LLC"), a limited liability company, a portion of which is indirectly owned by Marriott International, Inc., for $57,876,349. The sole purpose of the LLC is to own and lease a Courtyard located in Philadelphia, Pennsylvania (the "Philadelphia Downtown Property").

         The LLC acquired and renovated the Philadelphia Downtown Property, which is its sole asset. The LLC, as lessor, entered into a long-term lease agreement relating to this Property. The general terms of the lease agreement are described in "Business -- Description of Property Leases." The principal features of the lease are as follows:

o        The initial term of the lease expires on December 5, 2014.

o At the end of the initial lease term, the tenant will have two consecutive renewal options of seven years, five months and 14 days each.

o        The lease requires minimum rent payments of $6,500,000 per year.

o In addition to minimum rent, for each lease year after the second lease year, the lease requires percentage rent equal to seven percent of total hotel revenues, in excess of total hotel revenues for the second lease year.

o A security deposit equal to $3,150,000 has been retained by the Company as security for the tenant's obligations under the lease until the end of the fifth lease year, at which time such security deposit will be reduced to $2,000,000.

o The tenant has established an FF&E Reserve. Deposits to the FF&E Reserve are made every four weeks as follows: 3% of gross receipts for the first lease year; 4% of gross receipts for the second lease year; and 5% of gross receipts every lease year thereafter. Funds in the FF&E Reserve and all property purchased with funds from the FF&E Reserve shall be paid, granted and assigned to the LLC as additional rent.

o Marriott International, Inc. has guaranteed the tenant's obligation to pay minimum rent under the lease. The guarantee terminates on the earlier of the end of the third lease year or at such time as the net operating income from the Property exceeds minimum rent due under the lease by 25% for any trailing 12-month period. The maximum amount of the guarantee is $7,300,000.

o Five years after the hotel opening, the Company will have the right to obligate CBM Annex, Inc. (the minority interest owner in the LLC) to sell its 11% interest in the LLC and CBM Annex, Inc. will have the right to obligate the Company to purchase its 11% interest in the LLC for a price equal to 11% of the lesser of (a) an amount equal to the product of 8.5 multiplied by the "net house profit" (defined as total hotel revenues less property expenses) for the 13 period accounting year preceding the notice of the option exercise, and (b) the appraised fair market value.

         The federal income tax basis of the depreciable portion of the Philadelphia Downtown Property is approximately $58 million.

         On November 8, 2000, the Company through the LLC, obtained a loan from a bank to be used by the Company to finance a portion of the purchase of the Philadelphia Downtown Property. The loan provided that the Company could borrow up to $32,500,000 which is secured by the Philadelphia Downtown Property and monthly rents relating to such Property. Borrowings under the loan bear interest at a fixed rate of 8.29% per annum. The loan agreement requires monthly payments, representing interest only, through November 2001 and then principal and interest payments of $257,116 to maturity. In connection with the loan, the Company incurred loan fees of approximately $165,000. As of February 22, 2001, the Company through the LLC had borrowed $32,500,000.

         The Philadelphia Downtown Property is a recently restored building listed on the National Register of Historic Places. The hotel commenced operations in late November 1999. The Philadelphia Downtown Property is located in the historic Penn Square district of Philadelphia and has 477 guest rooms and 21 suites, approximately 6,375 square feet of meeting and banquet rooms, a 160-seat cafe, an 80-seat lobby lounge, a gift shop, an exercise room and an indoor pool and whirlpool. According to HVS data, Philadelphia is the fifth most populous city in the United States, home to approximately 1.5 million residents. Just three blocks from the hotel is the 1.3 million-square-foot Pennsylvania
Convention Center which hosted more than 180 events in 1999 with more than 817,000 people in attendance. Several historical and cultural sites are also within walking distance of the hotel, including Independence National Historical Park, home of the Liberty Bell, and Penn Station. Also in close proximity to the Philadelphia Downtown Property is the Reading Terminal Market, an indoor restaurant and retail area, and the Avenue of the Arts, the city's premier art, theater and music district. Fine restaurants, recreational facilities and a central shopping district with landmark department stores are equally close. Other lodging facilities located in proximity to the Philadelphia Downtown Property include a Marriott(R) Hotel, a Doubletree Hotel, a WyndhamSM Hotel, an Embassy Suites, a Crowne Plaza, a Hawthorne Suites, a Sheraton Hotel, an Omni Hotel and a Holiday Inn. The average occupancy rate, the average daily room rate and the revenue per available room for the period the hotel has been operational are as follows:

                                   Philadelphia Downtown Property
                      ---------------------------------------------------------
                          Average           Average Daily          Revenue
                      Occupancy Rate          Room Rate         per Available
        Year                                                         Room
  ---------------     ----------------     ----------------     ---------------

       *1999                25.20%             $114.95               $28.97
      **2000                57.80%              138.04                79.83

* Data for the Philadelphia Downtown Property represents the period November 20, 1999 through December 31, 1999.

**       Data for 2000  represents the period  January 1, 2000 through  December
         29, 2000.

         Since the hotel has recently commenced operations, it has not yet reached stabilization; therefore, the results presented above may not be indicative of its long-term operating potential.

         Residence Inn by Marriott located in Mira Mesa, California, SpringHill SuitesTM by Marriott(R) located in Gaithersburg, Maryland, Residence Inn by Marriott located in Merrifield, Virginia and TownePlace Suites(R) by Marriott(R) located in Newark, California. On December 10, 1999, the Company acquired a Residence Inn located in Mira Mesa, California (the "Mira Mesa Property") for $15,423,000 from Residence Inn by Marriott, Inc. On July 28, 2000, the Company acquired a SpringHill Suites located in Gaithersburg, Maryland (the "Gaithersburg Property") for $15,214,600 from SpringHill SMC Corporation and a Residence Inn located in Merrifield, Virginia (the "Merrifield Property") for $18,816,000 from Residence Inn by Marriott, Inc. In addition, on November 3, 2000, the Company acquired a TownePlace Suites located in Newark, California (the "Newark Property") for $13,600,000 from TownePlace Management Corporation. The Company, as lessor, entered into four separate, long-term lease agreements relating to these Properties. The general terms of the lease agreements are described in "Business -- Description of Property Leases." The principal features of the leases are as follows:

o        The initial term of each lease expires on January 1, 2016.

o At the end of the initial lease term, the tenant will have two consecutive renewal options of ten years each.

o        The leases require minimum rent payments as follows:

                                                                  Minimum
                 Property                Location               Annual Rent
         ----------------------    ----------------------      ---------------

         Mira Mesa Property        Mira Mesa, CA                   $1,542,300
         Gaithersburg Property     Gaithersburg, MD                 1,521,460
         Merrifield Property       Merrifield, VA                   1,881,600
         Newark Property           Newark, CA                       1,360,000

o In addition to minimum rent, for each lease year after the second lease year, the leases require percentage rent equal to seven percent of room revenues, in excess of room revenues for the second lease year.

o A security deposit for each of the Properties has been retained by the Company as security for the tenant's obligations under the leases as follows:

                   Mira Mesa Property                 $474,554
                   Gaithersburg Property               468,142
                   Merrifield Property                 578,954
                   Newark Property                     418,462


o        The tenant of the four  Properties  has  established  an FF&E  Reserve.
         Deposits to the FF&E Reserve are made every four weeks as follows: (i) for the Mira Mesa and Merrifield Properties, 2% of gross receipts for the first lease year; 4% of gross receipts for the second lease year; and 5% of gross receipts every lease year thereafter, (ii) for the Gaithersburg Property, 4% of gross receipts for the first lease year and 5% of gross receipts every lease year thereafter and (iii) for the Newark Property, 4% of gross receipts for the first lease year; 5% of gross receipts for the second lease year; and 6% of gross receipts every lease year thereafter. Funds in the FF&E Reserve and all property purchased with funds from the FF&E Reserve shall be paid, granted and assigned to the Company as additional rent.

o Marriott International, Inc. has guaranteed the tenant's obligation to pay minimum rent under the leases. The guarantee terminates on the earlier of the end of the third lease year or at such time as the net operating income from the Properties exceeds minimum rent due under the leases by 25% for any trailing 12-month period. The maximum amount of the guarantee is $6,405,000 and the guarantee covers minimum rent payments for the Mira Mesa, Gaithersburg, Merrifield and Newark Properties in addition to the Palm Desert Portfolio described below (collectively, the "Pooled Properties"). Net operating income from all of the Pooled Properties is pooled in determining whether the Pooled Properties' aggregate net operating income exceeds the aggregate minimum rent due under the leases by 25%.

o In addition, the leases for the Courtyard Little Lake Bryan, Fairfield Inn Little Lake Bryan and SpringHill Suites Little Lake Bryan
         Properties (collectively, the "Little Lake Bryan Properties"), described below in Little Lake Bryan Portfolio, contain cross-default terms with respect to the leases for the Pooled Properties described above, meaning that if the tenant to any of the Little Lake Bryan Properties or the Pooled Properties defaults on its obligations under its leases, the Company will have the ability to pursue its remedies under the leases with respect to the Little Lake Bryan Properties and the Pooled Properties, regardless of whether the tenant of any such Property is under default under its lease.

         The federal income tax basis of the depreciable portion of the four Properties is as follows:

                   Mira Mesa Property                $14,600,000
                   Gaithersburg Property              13,600,000
                   Merrifield Property                17,500,000
                   Newark Property                    12,200,000

         The Mira Mesa Property, which opened in September 1999, is a Residence Inn by Marriott located in the Sorrento Valley area of northern San Diego, California, approximately 18 miles north of the downtown San Diego area, in the suburb of Sorrento Mesa. The hotel has 150 guest suites, approximately 689 square feet of meeting space, a restaurant and an indoor exercise room. A number of attractions and shopping areas are in close proximity to the Mira Mesa Property, including Old Town San Diego, Sea World(R) California, the San Diego Zoo and Qualcomm Stadium. Other lodging facilities located in proximity to the Mira Mesa Property include a Doubletree Hotel, a Wyndham Garden Hotel, an Embassy Suites, a Courtyard by Marriott and another Residence Inn by Marriott.

         The Gaithersburg Property, which opened in June 2000, is a SpringHill Suites by Marriott located in Gaithersburg, Maryland. The Gaithersburg Property includes 162 guest suites and approximately 500 square feet of meeting space. The Property is located approximately 15 miles northwest of the nation's capital. Other lodging facilities located in proximity to the Gaithersburg Property include two Courtyard by Marriott hotels and a Quality Suites.

         The Merrifield Property, which opened in June 2000, is a Residence Inn by Marriott located in Merrifield, Virginia. The Merrifield Property includes 159 guest suites, approximately 500 square feet of meeting space, an exercise room and SportCourt(R). The Property is located in Fairfax County, which according to HVS data, is one of the fastest-growing areas in the Washington, D.C. area. Located approximately 12 miles west/southwest of the nation's capital, the hotel is within driving distance of the legislative, judicial and executive branches of the United States government. Other lodging facilities located in proximity to the Merrifield Property include a Residence Inn by Marriott, a Homewood Suites and a Homestead Village.

         The Newark Property, which opened in September 2000, is a TownePlace Suites by Marriott located in Newark, California. The Newark Property includes 127 guest suites, an outdoor swimming pool, an exercise room and guest laundry facilities. The Property is located in Alameda County, adjacent to Santa Clara County, which is considered to be the heart of the Silicon Valley. Other lodging facilities located in proximity to the Newark Property include an Extended Stay America, a Homestead Village, two Residence Inn by Marriott hotels and a Woodfin Suites. The average occupancy rate, the average daily room rate and the revenue per available room for the periods the hotels have been operational are as follows:

                                                                                                         Revenue
                                                                       Average          Average            Per
                                                                      Occupancy        Daily Room       Available
         Property                   Location             Year           Rate              Rate            Room
---------------------------    --------------------    ---------    --------------    -------------    ------------

Mira Mesa Property             Mira Mesa, CA              *1999         74.00%           $104.00          $76.96
                                                         **2000         82.40%            121.39           99.97

Gaithersburg Property          Gaithersburg, MD          **2000         61.80%           $ 95.12          $58.78

Merrifield Property            Merrifield, VA            **2000         64.70%           $134.29          $86.88

Newark Property                Newark, CA                **2000         82.90%           $ 91.67          $76.01

* Data for 1999 represents the period September 20, 1999 through December 31, 1999.

** Data for the Mira Mesa Property represents the period January 1, 2000 through December 29, 2000, data for the Gaithersburg Property represents the period June 30, 2000 through December 29, 2000, data for the Merrifield Property represents the period June 24, 2000 through December 29, 2000 and data for the Newark Property represents the period September 1, 2000 through December 29, 2000.

         Since the hotels have recently commenced operations, they have not yet reached stabilization; therefore, the results presented above may not be indicative of their long-term operating potential.

         Wyndham Portfolio. On June 1, 2000, the Company acquired two hotel Properties. The Properties are a Wyndham Hotel located in Billerica, Massachusetts, a suburb of Boston (the "Wyndham Billerica Property"), and a
Wyndham Hotel located in Denver, Colorado, in the Denver Tech Center (the "Wyndham Denver Tech Center Property").

         The Company acquired the Wyndham Billerica Property for $25,092,000 from PAH Billerica Realty Company, LLC and the Wyndham Denver Tech Center Property for $18,353,000 from WII Denver Tech, LLC. In connection with the purchase of the two Properties, the Company, as lessor, entered into two separate, long-term lease agreements. The leases on both Properties are cross-defaulted. The general terms of the lease agreements are described in "Business -- Description of Property Leases." The principal features of the leases are as follows:

o        The initial term of each lease expires on May 30, 2015.

o At the end of the initial lease term, the tenant will have three consecutive renewal options of five years each.

o The leases require minimum rent payments to the Company of $2,509,200 per year for the Wyndham Billerica Property and $1,835,300 per year for the Wyndham Denver Tech Center Property.

o Minimum rent payments will increase to $2,571,930 per year for the Wyndham Billerica Property and $1,881,183 per year for the Wyndham Denver Tech Center Property after the first lease year.

o In addition to minimum rent, for each calendar year, the leases require percentage rent equal to 10% of the aggregate amount of all revenues combined, for the Wyndham Billerica and the Wyndham Denver Tech Center Properties, in excess of $13,683,000.

o A security deposit equal to $1,254,600 for the Wyndham Billerica Property and $917,650 for the Wyndham Denver Tech Center Property has been retained by the Company as security for the tenant's obligations under the leases.

o Management fees payable to Wyndham International, Inc. for operation of the Wyndham Billerica and Wyndham Denver Tech Center Properties are subordinated to minimum rents due to the Company.

o The tenant of the Wyndham Billerica and Wyndham Denver Tech Center Properties has established an FF&E Reserve. Deposits to the FF&E Reserve are made monthly as follows: 3% of gross receipts for the first lease year; 4% of gross receipts for the second lease year; and 5% of gross receipts every lease year thereafter. Funds in the FF&E Reserve and all property purchased with funds from the FF&E Reserve shall be paid, granted and assigned to the Company as additional rent.

         In connection with the acquisition of these two Properties, the Company may be required to make an additional payment of up to $2,471,500 if certain earnout provisions are achieved by June 1, 2003. After June 1, 2003, the Company will no longer be obligated to make any payments under the earnout provision. The earnout amount is equal to the difference between earnings before interest, taxes, depreciation and amortization expense adjusted by the earnout factor (7.33), and the initial purchase price. Rental income will be adjusted upward in accordance with the lease agreements for any such amount paid.

         The federal income tax basis of the depreciable portion of the Wyndham Billerica Property and the Wyndham Denver Tech Center Property is approximately $22.7 million and $15.5 million, respectively.

         The Wyndham Billerica Property, which opened in May 1999, is a Wyndham Hotel with a new prototype design located in Billerica, Massachusetts, a suburb of Boston. The Wyndham Billerica Property has 210 guest rooms, including 14 suites, 4,346 square feet of meeting space, a 64-seat restaurant, a 33-seat lounge, a library, an indoor pool and a fitness center and spa. Other lodging facilities located in proximity to the Wyndham Billerica Property include a Courtyard by Marriott, a Doubletree Hotel, a Homewood Suites, a Marriott, a Renaissance Hotel and a Wyndham Garden Hotel.

         The Wyndham Denver Tech Center Property, which opened in November 1999, is a Wyndham Hotel with a new prototype design located in Denver, Colorado. The Wyndham Denver Tech Center Property has 180 guest rooms, including 18 suites, 4,040 square feet of meeting space, a 64-seat restaurant, a 33-seat lounge, a library, an indoor pool and a fitness center and spa. Other lodging facilities located in proximity to the Wyndham Denver Tech Center Property include a Hyatt Regency, a Marriott, an Embassy Suites, a Sheraton Hotel, a Hilton and a Summerfield Suites by WyndhamSM. The average occupancy rate, the average daily room rate and the revenue per available room for the periods the hotels have been operational are as follows:

                            Wyndham Billerica Property                        Wyndham Denver Tech Center Property
                ---------------------------------------------------    ---------------------------------------------------
                  Average           Average            Revenue           Average           Average            Revenue
                 Occupancy         Daily Room       per Available       Occupancy         Daily Room       per Available
   Year             Rate              Rate              Room               Rate              Rate               Room
------------    -------------    ---------------   ----------------    -------------    ---------------    ---------------

      *1999        60.25%           $109.38             $65.89            31.17%            $76.40               $23.76
       2000        74.40%            119.87              89.16            63.60%             91.39                58.09

* Data for the Wyndham Billerica Property represents the period May 15, 1999 through December 31, 1999 and data for the Wyndham Denver Tech Center Property represents the period November 15, 1999 through December 31, 1999.

         Since the hotels have recently commenced operations they have not yet reached stabilization; therefore, the results presented above may not be indicative of their long-term operating potential.

         Palm Desert Portfolio. On June 16, 2000, the Company acquired two hotel Properties. The Properties are a Courtyard by Marriott and a Residence Inn by Marriott, both located in Palm Desert, California (the "Courtyard Palm Desert Property" and the "Residence Inn Palm Desert Property").

         The Company acquired the Palm Desert Properties for an aggregate purchase price of $30,250,000 from PDH Associates LLC. In connection with the purchase of the two Properties, the Company, as lessor, entered into a long-term lease agreement. Both hotels are managed by Marriott International, Inc. The general terms of the lease agreement are described in "Business -- Description of Property Leases." The principal features of the lease are as follows:

o        The initial term of the lease expires on January 1, 2016.

o At the end of the initial lease term, the tenant will have two consecutive renewal options of ten years each.

o The lease requires minimum rent payments to the Company of $3,025,000 per year allocated as follows: $1,351,000 per year for the Courtyard Palm Desert Property and $1,674,000 per year for the Residence Inn Palm Desert Property.

o In addition to minimum rent, for each lease year after the second lease year, the lease requires percentage rent equal to seven percent of room revenues, in excess of room revenues for the second lease year.

o A security deposit equal to approximately $416,000 for the Courtyard Palm Desert Property and approximately $515,000 for the Residence Inn Palm Desert Property has been retained by the Company as security for the tenant's obligations under the lease.

o The tenant of the Courtyard Palm Desert and Residence Inn Palm Desert Properties has established an FF&E Reserve. Deposits to the FF&E Reserve are made monthly as follows: 3% of gross receipts for the first lease year; 4% of gross receipts for the second lease year; and 5% of gross receipts every lease year thereafter. Funds in the FF&E Reserve and all property purchased with funds from the FF&E Reserve shall be paid, granted and assigned to the Company as additional rent.

o Marriott International, Inc. has guaranteed the tenant's obligation to pay minimum rent under the lease. See "Business -- Property Acquisitions -- Residence Inn by Marriott located in Mira Mesa, California, SpringHill Suites by Marriott located in Gaithersburg, Maryland, Residence Inn by Marriott located in Merrifield, Virginia and TownePlace Suites by Marriott located in Newark, California" above.

o In addition, the lease for these two Properties contains cross-default terms with respect to the leases for the other Pooled Properties and the Little Lake Bryan Properties. See "Business -- Properties Acquisitions -- Residence Inn by Marriott located in Mira Mesa, California, SpringHill Suites by Marriott located in Gaithersburg, Maryland, Residence Inn by Marriott located in Merrifield, Virginia and TownePlace Suites by Marriott located in Newark, California" above.

         The federal income tax basis of the depreciable portion of the Courtyard Palm Desert Property and the Residence Inn Palm Desert Property is approximately $12.9 million and $15.6 million, respectively.

         The Courtyard Palm Desert Property, which opened in September 1999, has 151 guest rooms, three meeting rooms, a 60-seat dining room and lounge/bar area, tennis courts, exercise room, pool and putting green. The Residence Inn Palm Desert Property, which opened in February 1999, has seven two-story buildings with 130 guest suites and a separate building with a lobby, hearth room, three meeting rooms and a ballroom. Additional amenities include a swimming pool, whirlpool, two tennis courts and a putting green. The hotel Properties are located in the Coachella Valley, which according to Hospitality Real Estate Counselors, Inc. (HREC) is one of the fastest growing areas in California. The Residence Inn and Courtyard Properties are the first new hotels to be constructed in Palm Desert in ten years. Other lodging facilities located in proximity to the Courtyard Palm Desert and Residence Inn Palm Desert Properties include the Marriott Desert Springs, an Embassy Suites, the Shadow

Mountain Resort, the Indian Wells Resort, the Miramonte Resort and the Renaissance Esmeralda. The average occupancy rate, the average daily room rate and the revenue per available room for the periods the hotels have been operational are as follows:


                          Courtyard Palm Desert Property                       Residence Inn Palm Desert Property
                ---------------------------------------------------    ---------------------------------------------------
                  Average           Average            Revenue           Average           Average            Revenue
                 Occupancy         Daily Room       per Available       Occupancy         Daily Room       per Available
   Year             Rate              Rate              Room               Rate              Rate               Room
------------    -------------    ---------------   ----------------    -------------    ---------------    ---------------

      *1999        41.40%          $  92.33             $38.27            51.30%           $122.25               $62.74
     **2000        72.20%            106.88              77.21            68.90%            111.05                76.52

* Data for the Courtyard Palm Desert Property represents the period September 1, 1999 through December 31, 1999 and data for the Residence Inn Palm Desert Property represents the period February 19, 1999 through December 31, 1999.

**       Data for 2000  represents the period  January 1, 2000 through  December
         29, 2000.

         Since the hotels have recently commenced operations, they have not yet reached stabilization; therefore, the results presented above may not be indicative of their long-term operating potential.

         Courtyard by Marriott located in Alpharetta, Georgia and Overland Park, Kansas, Residence Inn by Marriott located in Salt Lake City, Utah, SpringHill Suites by Marriott located in Raleigh, North Carolina and TownePlace Suites by Marriott located in Mt. Laurel, New Jersey, Scarborough, Maine and Tewksbury, Massachusetts. On August 22, 2000, the Company acquired a Courtyard located in Alpharetta, Georgia (the "Alpharetta Property"), a Residence Inn located in Salt Lake City, Utah, in the community of Cottonwood (the "Cottonwood Property") and three TownePlace Suites Properties located in each of Mt. Laurel, New Jersey (the "Mt. Laurel Property"), Scarborough, Maine (the "Scarborough Property") and Tewksbury, Massachusetts (the "Tewksbury Property"). In addition, on February 2, 2001, the Company acquired a Courtyard located in Overland Park, Kansas (the "Overland Park Property") and a SpringHill Suites located in Raleigh, North Carolina (the "Raleigh Property").

         The Company acquired the Alpharetta and Overland Park Properties for $13,877,000 and $15,790,000, respectively, from Courtyard Management
Corporation, the Cottonwood Property for $14,573,000 from Residence Inn by Marriott, Inc., the Raleigh Property for $8,822,000 from SpringHill SMC
Corporation and the Mt. Laurel, Scarborough and Tewksbury Properties for $7,711,000, $7,160,000 and $9,050,000, respectively, from TownePlace Management Corporation. In connection with the purchase of the seven Properties, the Company, as lessor, entered into seven separate, long-term lease agreements. The tenant of the Properties is the same unaffiliated lessee. The general terms of the lease agreements are described in "Business -- Description of Property Leases." The principal features of the leases are as follows:

o        The initial term of each lease expires on December 31, 2015.

o At the end of the initial lease term, the tenant will have two consecutive renewal options of ten years each.

o        The leases require minimum rent payments as follows:

                                                                    Minimum
                Property                   Location               Annual Rent
         -----------------------       --------------------     ---------------

         Alpharetta Property            Alpharetta, GA              $1,387,700
         Overland Park Property         Overland Park, KS            1,579,000
         Cottonwood Property            Salt Lake City, UT           1,457,300
         Raleigh Property               Raleigh, NC                    882,200
         Mt. Laurel Property            Mt. Laurel, NJ                 771,100
         Scarborough Property           Scarborough, ME                716,000
         Tewksbury Property             Tewksbury, MA                  905,000

o In addition to minimum rent, for each lease year after the second lease year, the leases require percentage rent equal to seven percent of room revenues, in excess of room revenues for the second lease year.

o A security deposit for each of the Properties has been retained by the Company as security for the tenant's obligations under the leases as follows:

                Alpharetta Property                     $693,850
                Overland Park Property                   789,500
                Cottonwood Property                      728,650
                Raleigh Property                         441,100
                Mt. Laurel Property                      385,550
                Scarborough Property                     358,000
                Tewksbury Property                       452,500

o        The tenant of the seven  Properties  has  established  an FF&E Reserve.
         Deposits to the FF&E Reserve are made once every four weeks as follows:
         (i) for the Alpharetta and Overland Park Properties, 3% of gross receipts for the first lease year; 4% of gross receipts for the second lease year; and 5% of gross receipts every lease year thereafter, (ii) for the Cottonwood Property, 2% of gross receipts for the first lease year; 4% of gross receipts for the second lease year; and 5% of gross receipts every lease year thereafter, (iii) for the Raleigh Property, 4% of gross receipts for the first lease year and 5% of gross receipts every lease year thereafter and (iv) for the Mt. Laurel, Scarborough and Tewksbury Properties, 4% of gross receipts for the first lease year; 5% of gross receipts for the second lease year; and 6% of gross receipts every lease year thereafter. Funds in the FF&E Reserve and all property purchased with funds from the FF&E Reserve shall be paid, granted and assigned to the Company as additional rent.

o Marriott International, Inc. has entered into an agreement with the tenant in which Marriott International, Inc. has agreed to advance and loan to the tenant any amounts needed to pay minimum rent under the leases. The agreement terminates on the earlier of the end of the fourth lease year or at such time as the net operating income from the Properties exceeds minimum rent due under the leases by 25% for any trailing 12-month period. The maximum amount of the liquidity facility is $7,698,300. Upon acquisition of the two SpringHill Suites by Marriott Properties located in Centreville, Virginia and Charlotte, North Carolina, as described in "Business-- Pending Investments," the maximum amount of the liquidity facility will increase to $10,017,000 and the agreement will cover minimum rent payments for the pending investments listed above, in addition to these seven Properties. From such time, net operating income from all nine Properties will be pooled in determining whether the Properties' aggregate net operating income exceeds the aggregate minimum rent due under the lease by 25%. The tenant has assigned its rights to receive advances under the liquidity facility agreement to the lessor.

o In addition, the leases for the seven Properties contain cross-default terms, meaning that if the tenant to any of these Properties defaults on its obligations under its lease, the Company will have the ability to pursue its remedies under the leases with respect to all seven Properties, regardless of whether the tenant of any such Property is under default under its lease.

         The federal income tax basis of the depreciable portion of the seven Properties is as follows:

                Alpharetta Property                     $12,300,000
                Overland Park Property                   14,500,000
                Cottonwood Property                      13,100,000
                Raleigh Property                          7,800,000
                Mt. Laurel Property                       7,000,000
                Scarborough Property                      6,800,000
                Tewksbury Property                        8,600,000

         The Alpharetta Property, which opened in January 2000, is a Courtyard by Marriott located in Alpharetta, Georgia. The Alpharetta Property includes 153 guest rooms, two meeting rooms with approximately 1,100 square feet, an indoor pool and spa, an exercise room and a restaurant and lounge. The Property is located approximately 26 miles north of downtown Atlanta. Other lodging facilities located in proximity to the Alpharetta Property include two AmeriSuites, a Hampton Inn & Suites, a Residence Inn by Marriott and a SpringHill Suites by Marriott.

         The  Overland  Park  Property,  which  opened  in  October  2000,  is a
Courtyard by Marriott located in Overland Park, Kansas. The Overland Park Property includes 168 guest rooms, three meeting rooms with approximately 1,450 square feet of space, an indoor pool and spa, an exercise room and a restaurant and lounge. The Property is located approximately 15 miles south of Kansas City. Other lodging facilities located in proximity to the Overland Park Property include an Embassy Suites, a Hampton Inn, a Homewood Suites, a Marriott and a Wyndham.

         The Cottonwood Property, which opened in August 1999, is a Residence Inn by Marriott located in Salt Lake City, Utah, in the community of Cottonwood. The Cottonwood Property includes 144 guest rooms, a 690 square-foot meeting room, an outdoor pool and spa, a SportCourt and an exercise room. Other lodging facilities located in proximity to the Cottonwood Property include a Candlewood Suites, a Homewood Suites, a Crystal Inn and a Homestead Village.

         The Raleigh Property, which opened in December 2000, is a SpringHill Suites by Marriott located in Raleigh, North Carolina. The Raleigh Property includes 120 guest suites, an indoor pool and spa, an exercise room, a breakfast area, a business center and a 350 square-foot board room, and is located in central North Carolina. Research Triangle Park (the "Park") is located approximately three miles west of the Raleigh Property. The 7,000 acre Park is home to 136 organizations and over 43,000 full-time employees enter the Park each day. Recognized internationally as a center for research and development, the Park is named for the Triangle formed by three universities in the area:
Duke University at Durham, the University of North Carolina at Chapel Hill, and North Carolina State University in Raleigh. Other lodging facilities located in proximity to the Raleigh Property include a Courtyard by Marriott, a Fairfield Inn by Marriott, a Hilton Garden Inn, a La Quinta, a Marriott, a Wingate Inn and a Wyndham Garden Hotel.

         The Mt. Laurel Property, which opened in November 1999, is a TownePlace Suites by Marriott located in Mt. Laurel, New Jersey. The Mt. Laurel Property includes 95 guest suites, an outdoor swimming pool and an exercise room. The Property is located within 15 miles of downtown Philadelphia, Pennsylvania. Other lodging facilities located in proximity to the Mt. Laurel Property include a Courtyard by Marriott and a Fairfield Inn by Marriott.

         The Scarborough Property, which opened in June 1999, is a TownePlace Suites by Marriott located in Scarborough, Maine, which is a suburb of Portland. The Scarborough Property includes 95 guest suites, an outdoor swimming pool and an exercise room. Other lodging facilities located in proximity to the Scarborough Property include an AmeriSuites, a Comfort Inn, a Fairfield Inn by Marriott, a Hampton Inn, a Residence Inn by Marriott and another TownePlace Suites by Marriott.

         The Tewksbury Property, which opened in July 1999, is a TownePlace Suites by Marriott located in Tewksbury, Massachusetts. The Tewksbury Property includes 95 guest suites, an outdoor swimming pool and an exercise room. The Property is located approximately 25 miles northwest of downtown Boston. Other lodging facilities located in proximity to the Tewksbury Property include a Hawthorne Suites, a Homewood Suites, a Residence Inn by Marriott and another TownePlace Suites by Marriott. The average occupancy rate, the average daily room rate and the revenue per available room for the periods the hotels have been operational are as follows:

                                                                                                              Revenue
                                                                           Average           Average            per
                                                                          Occupancy           Daily          Available
         Property                     Location               Year            Rate           Room Rate          Room
----------------------------     --------------------     -----------    -------------     -------------    ------------

Alpharetta Property              Alpharetta, GA               **2000        53.20%           $  96.85           $51.50

Overland Park Property           Overland Park, KS            **2000        37.30%           $  96.09           $35.84
                                                             ***2001        42.20%             106.53            49.96

Cottonwood Property              Salt Lake City, UT            *1999        29.20%           $  85.10           $27.00
                                                              **2000        67.20%              90.06            60.55

Raleigh Property                 Raleigh, NC                  **2000        17.80%           $  89.82           $15.99
                                                             ***2001        64.00%              87.03            55.70

Mt. Laurel Property              Mt. Laurel, NJ                *1999        26.10%           $  55.65           $15.04
                                                              **2000        69.60%              67.72            47.10

Scarborough Property             Scarborough, ME               *1999        65.70%           $  70.38           $47.44
                                                              **2000        71.30%              64.03            45.65

Tewksbury Property               Tewksbury, MA                 *1999        72.60%           $  83.16           $62.60
                                                              **2000        83.40%              91.20            76.09

* Data for the Cottonwood Property represents the period August 11, 1999 through December 31, 1999, data for the Mt. Laurel Property represents the period November 22, 1999 through December 31, 1999, data for the Scarborough Property represents the period June 25, 1999 through December 31, 1999 and data for the Tewksbury Property represents the period July 15, 1999 through December 31, 1999.

** Data for the Alpharetta Property represents the period January 7, 2000 through December 29, 2000, data for the Overland Park Property represents the period October 9, 2000 through December 29, 2000, data for the Raleigh Property represents the period December 4, 2000 through December 29, 2000 and data for the Cottonwood, Mt. Laurel, Scarborough and Tewksbury Properties represents the period January 1, 2000 through December 29, 2000.

*** Data for 2001 represents the period December 30, 2000 through January 26, 2001.

         Since the hotels have recently commenced operations, they have not yet reached stabilization; therefore, the results presented above may not be indicative of their long-term operating potential.

         Little Lake Bryan Portfolio. On November 21, 2000, the Company acquired two hotel Properties, a Courtyard by Marriott and a Fairfield Inn by Marriott. In addition, on December 15, 2000, the Company acquired a SpringHill Suites by Marriott. The three Properties are located in Orlando, Florida, in the community of Little Lake Bryan (the "Courtyard Little Lake Bryan Property," the "Fairfield Inn Little Lake Bryan Property" and the "SpringHill Suites Little Lake Bryan Property").

         The Company acquired the Little Lake Bryan Properties for an aggregate purchase price of $103,657,000 from Marriott International, Inc. In connection with the purchase of the three Properties, the Company, as lessor, entered into three separate, long-term lease agreements with the same unaffiliated lessee. The general terms of the lease agreements are described in "Business -- Description of Property Leases." The principal features of the leases are as follows:

o        The initial term of each lease expires on January 1, 2016.

o At the end of the initial lease term, the tenant will have two consecutive renewal options of ten years each.

o The leases require minimum rent payments of $3,766,360 per year for the Courtyard Little Lake Bryan Property, $3,255,795 per year for the Fairfield Inn Little Lake Bryan Property and $3,861,829 per year for the SpringHill Suites Little Lake Bryan Property.

o In addition to minimum rent, for each lease year after the second lease year, the leases require percentage rent equal to seven percent of room revenues, in excess of room revenues for the second lease year.

o A security deposit equal to $1,103,695 for the Courtyard Little Lake Bryan Property, $954,079 for the Fairfield Inn Little Lake Bryan Property and $1,131,671 for the SpringHill Suites Little Lake Bryan Property has been retained by the Company as security for the tenant's obligations under the leases.

o        The tenant of the three  Properties  has  established  an FF&E Reserve.
         Deposits to the FF&E Reserve are made every four weeks as follows: (i) for the Courtyard Little Lake Bryan Property, 3% of gross receipts for the first lease year; 4% of gross receipts for the second lease year; and 5% of gross receipts every lease year thereafter, (ii) for the Fairfield Inn Little Lake Bryan Property, 4% of gross receipts for the first lease year and 5% of gross receipts every lease year thereafter and (iii) for the SpringHill Suites Little Lake Bryan Property, 4% of gross receipts for the first lease year; 5% of gross receipts for the second lease year; and 6% of gross receipts every lease year thereafter. Funds in the FF&E Reserve and all property purchased with funds from the FF&E Reserve shall be paid, granted and assigned to the Company as additional rent.

o Marriott International, Inc. has guaranteed the tenant's obligation to pay minimum rent under the leases. The guarantee terminates on the earlier of the end of the third lease year or at such time as the net operating income from the Properties exceeds minimum rent due under the leases by 25% for any trailing 12-month period. The aggregate maximum amount of the guarantee is $10,500,000 and the guarantee covers minimum rent payments for the Courtyard Little Lake Bryan, Fairfield Inn Little Lake Bryan and SpringHill Suites Little Lake Bryan Properties. Net operating income from these three Properties is pooled in determining whether the three Properties' aggregate net operating income exceeds the aggregate minimum rent due under the leases by 25%.

o In addition, the leases for these three Properties contain cross-default terms with respect to the leases for the Pooled Properties, meaning that if the tenant to any of these Properties or the Pooled Properties defaults on its obligations under its lease, the Company will have the ability to pursue its remedies under the leases with respect to these three Properties and the Pooled Properties, regardless of whether the tenant of any such Property is in default under its lease.

         The federal income tax basis of the depreciable portion of the Courtyard Little Lake Bryan Property, the Fairfield Inn Little Lake Bryan Property and the SpringHill Suites Little Lake Bryan Property is approximately $29 million, $23.7 million and $30.1 million, respectively.

         On December 6, 2000, the Company obtained a loan from a bank to be used by the Company to finance the acquisition of these three hotel Properties. The loan provided that the Company could borrow up to $50,000,000 which is secured by the three applicable Properties and monthly rents relating to such Properties. Borrowings under the loan bear interest at a fixed rate of 8.335% per annum. Interest expense is payable monthly, with all unpaid interest and principal due no later than seven years from the date of the loan. In connection with the loan, the Company incurred loan fees of $300,000. As of February 22, 2001, the Company had borrowed $50,000,000 which was used to finance a portion of the purchase of the Courtyard Little Lake Bryan, Fairfield Inn Little Lake Bryan and SpringHill Suites Little Lake Bryan Properties.

         The Courtyard Little Lake Bryan Property, which opened in October 2000, has 312 guest rooms, 3,500 square feet of meeting space, four executive board rooms, a poolside bar and grill, a breakfast cafe, a fitness center, an indoor/outdoor whirlpool and a beach entry indoor/outdoor swimming pool. The Fairfield Inn Little Lake Bryan Property, which also opened in October 2000, has 388 guest rooms, a poolside bar and grill, a fitness center, a whirlpool and an outdoor swimming pool. The SpringHill Suites Little Lake Bryan Property, which opened in December 2000, has 400 guest suites, 750 square feet of meeting space, a poolside bar and grill, a fitness center, a children's interactive splash zone, a whirlpool, an outdoor swimming pool and a sundry shop. The hotel Properties are located at the entrance to Lake Buena Vista and are close to Orlando's entertainment attractions. Central Florida is home to eight theme parks and the Orange County Convention Center, which is one of the largest convention centers in the country. Other lodging facilities located in proximity to these three Properties include a Doubletree Guest Suites, a Homewood Suites and a Sheraton World Resort. In addition, there are currently over seven hotels under construction in this area, including the Company's Residence Inn SeaWorld Property. The average occupancy rate, the average daily room rate and the revenue per available room for the periods the hotels have been operational are as follows:

                                                                                                            Revenue
                                                                         Average           Average            per
                                                                        Occupancy           Daily          Available
          Property                      Location           Year            Rate           Room Rate          Room
------------------------------      -----------------     --------     -------------     -------------    ------------

Courtyard Little Lake
    Bryan Property                    Orlando, FL           *2000         75.40%             $71.65           $53.40

Fairfield Inn Little Lake
    Bryan Property                    Orlando, FL           *2000         65.60%             $60.00           $39.39

SpringHill Suites Little
    Lake Bryan Property               Orlando, FL           *2000         49.00%             $96.24           $47.75

* Data for the Courtyard Little Lake Bryan Property and the Fairfield Inn Little Lake Bryan Property represents the period October 16, 2000 through December 29, 2000 and data for the SpringHill Suites Little Lake Bryan Property represents the period December 15, 2000 through December 29, 2000.

         Since the hotels have recently commenced operations, they have not yet reached stabilization; therefore, the results presented above may not be indicative of their long-term operating potential.

         Residence Inn by Marriott located in Orlando, Florida. On December 6, 2000, CNL Hotel RI-Orlando Ltd., a Florida limited partnership that is an indirect, wholly owned subsidiary of the Company, acquired a parcel of land located in Orlando, Florida, close to SeaWorld(R) Orlando, and entered into a development services agreement to construct a Residence Inn by Marriott on the Property (the "Residence Inn SeaWorld Property"). In this section, the term "Company" includes CNL Hotel RI-Orlando Ltd. The Company acquired the land for $3,400,000 from Marriott Vacation Club, Inc. The Company anticipates that the cost of development of the Residence Inn SeaWorld Property will be approximately $35,100,000. The Property is leased to a subsidiary of the Company which will make an election after January 1, 2001 to be treated as a taxable REIT subsidiary under the Code and will be managed by Marriott International, Inc. The general terms of the lease agreement are described in "Business --
Description of Property Leases." The principal features of the lease are as follows:

o The initial term of the lease is five years from the date the Property opens to the public. At the end of the initial lease term, the tenant will have seven consecutive renewal options of five years each.

o Commencing the date that the Property opens to the public, the tenant will pay the greater of an annual minimum rent of approximately $4,042,500 during such time as the liquidity facility provided by the manager is available (or $2,310,000 thereafter) or a percentage of gross revenues of the Property for the applicable year, such percentage rent to be set at the time the Property begins operations.

o Marriott International, Inc. will enter into a liquidity facility agreement with the tenant in which Marriott International, Inc. will advance and loan to the tenant any amounts needed to pay minimum rent under the lease. The agreement will terminate on the earlier of the end of the third lease year or at such time as the net operating income from the Property exceeds minimum rent due under the lease by 25% for any trailing 12-month period. The maximum amount of the liquidity facility will be $3,850,000.

o Management fees payable to Marriott International, Inc. for operation of the Residence Inn SeaWorld Property are subordinated to minimum rents due to the Company.

o The tenant will establish an FF&E Reserve. Deposits to the FF&E Reserve will be made every four weeks as follows: 2% of gross receipts for the first lease year; 4% of gross receipts for the second lease year; and 5% of gross receipts every lease year thereafter. Funds in the FF&E Reserve and all property purchased with funds from the FF&E Reserve shall be paid, granted and assigned to the Company as additional rent.

         The federal income tax basis of the depreciable portion of the Residence Inn SeaWorld Property once construction is completed is expected to be approximately $33.8 million.

         In  connection  with the  acquisition  of the  Residence  Inn  SeaWorld
Property, CNL Hotel Development Company, a subsidiary of the Advisor, has entered into a development services agreement with CNL Hotel RI-Orlando Ltd. As the developer of the Property, CNL Hotel Development Company will have financial and administrative control over the project and will act as CNL Hotel RI-Orlando Ltd.'s agent in negotiations with architects, engineers and other service providers to the project, as well as in dealings with governmental authorities to obtain necessary permits and approvals. As compensation for its services under this agreement, CNL Hotel Development Company will receive a Development Fee, which has been approved by the Board of Directors, equal to four percent of the cost of development of the Property with incentive provisions that would permit CNL Hotel Development Company to receive up to an additional one percent if certain construction cost savings are achieved.

         On December 6, 2000, the Company entered into a Construction LOC with a bank to be used by the Company to fund the land acquisition and the development of the Residence Inn SeaWorld Property and the Courtyard Weston Property, described below. The Construction LOC provides that the Company will be able to receive advances of up to $55,000,000 until November 8, 2003. Interest expense on each advance will be payable monthly, with all unpaid interest and principal due no later than three years from the date of the advance. Advances under the Construction LOC will bear interest at a rate per annum equal to 275 basis points above LIBOR. The loan will be secured by mortgages on the Residence Inn Buckhead (Lenox Park), the Residence Inn Gwinnett Place, the Residence Inn
SeaWorld and the Courtyard Weston Properties. In connection with the Construction LOC, the Company incurred a commitment fee, legal fees and closing costs of $275,000. As of February 22, 2001, the Company had obtained four advances totalling $10,379,558 relating to the Construction LOC.

         The Residence Inn SeaWorld Property, which is scheduled to open in the first quarter of 2002, is located in Orlando, Florida. Once constructed, the Residence Inn SeaWorld Property is expected to include 350 guest rooms, 1,125 square feet of meeting space, an outdoor swimming pool, an exercise room, a spa, a SportCourt, a game room, sand volleyball and picnic areas. In addition to the Company's Courtyard Little Lake Bryan, Fairfield Inn Little Lake Bryan and SpringHill Suites Little Lake Bryan Properties, other lodging facilities located in proximity to the Residence Inn SeaWorld Property include a Sheraton World Resort, a Doubletree Guest Suites and a Homewood Suites. In addition, there are currently over seven hotels under construction in this area.

         Desert Ridge Marriott Resort & Spa located in Phoenix, Arizona. On December 21, 2000, the Company, through subsidiaries, acquired a 44% interest in Desert Ridge Resort Partners, LLC, a joint venture (the "Desert Ridge Joint Venture") with an affiliate of Marriott International, Inc. and a partnership in which an Affiliate of the Advisor is the general partner. The Desert Ridge Joint Venture invested in Desert Ridge Resort, LLC, a single purpose limited liability company (the "Resort Owner") that owns the proposed Desert Ridge Marriott Resort & Spa in Phoenix, Arizona (the "Desert Ridge Property"). The Company made an initial capital contribution of $8.8 million of its anticipated $25 million investment in the Desert Ridge Joint Venture. The total cost of the Desert Ridge Property (including acquisition of land, development and construction) is estimated to be approximately $298 million. In December 2000, the Resort Owner obtained permanent financing from a third party lender for $179 million, secured by a mortgage on the Desert Ridge Property. The notes have a term of seven years with interest payable quarterly in arrears commencing on March 2, 2001. Interest with respect to $109 million of the notes is payable at a rate of 7.90% per annum, while interest with respect to $70 million of the notes is payable at a floating rate equal to 185 basis points above three-month LIBOR. The blended interest rate on the aggregate principal amount of the $179 million notes, including interest rate swap costs and premiums for the debt service insurance policy, is 9.48% per annum. All unpaid interest and principal will be due at maturity. In connection with the issuance of the notes, the Resort Owner incurred fees of $5,370,000. In addition, an affiliate of Marriott International, Inc. will provide financing for an additional 19% of the costs to the Desert Ridge Joint Venture, secured by pledges of the co-venturers' equity contributions to the Desert Ridge Joint Venture.

         In connection with the development of the Desert Ridge Property, the Company anticipates that the Resort Owner will pay Development Fees, which have been approved by the Board of Directors, to a wholly owned subsidiary of the Advisor that will act, along with an affiliate of Marriott International, Inc., as co-developer of the Property. The Development Fees to the Affiliate of the Advisor are anticipated to equal approximately 1.8% of the total project costs for the purchase and development of the Property, and will be borne by the co-venturers in proportion to their ownership interest in the Desert Ridge Joint Venture. The Property will be leased to a subsidiary of the Desert Ridge Joint Venture (which will also be an indirect subsidiary of the Company and will make an election after January 1, 2001 to be treated as a taxable REIT subsidiary under the Code) and will be managed by Marriott International, Inc. The general terms of the lease agreement are described in "Business -- Description of Property Leases." The principal features of the lease are as follows:

o The initial term of the lease is five years from the date the Property opens to the public. At the end of the initial lease term, the tenant will have five consecutive renewal options of five years each.

o Commencing on December 21, 2000 and ending on the day before the Property opens to the public, the tenant will pay 12% of gross revenues up to and including $2,000,000 derived from the Wildfire Golf Course located on the Desert Ridge Property and 18% of any gross revenues exceeding $2,000,000 as rent, calculated for each calendar quarter.

o Commencing the date that the Property opens to the public, the tenant will pay the greater of an annual minimum rent of approximately $17,600,000 or a percentage of gross revenues of the Property for the applicable year, such percentage rent to be set at the time the Property begins operations.

o Management fees payable to Marriott International, Inc. for operation of the Desert Ridge Property are subordinated to minimum rents due to the Resort Owner.

o The tenant will establish an FF&E Reserve. Deposits to the FF&E Reserve will be made every four weeks as follows: 1.5% of gross receipts for the first lease year; 2.5% of gross receipts for the second lease year; 3.5% of gross receipts for the third through fifth lease year; and 4.5% of gross receipts every lease year thereafter. Funds in the FF&E Reserve and all property purchased with funds from the FF&E Reserve shall be paid, granted and assigned to the Resort Owner as additional rent.

         The federal income tax basis of the depreciable portion of the Desert Ridge Property once construction is completed is expected to be approximately $257.8 million.

         The Desert Ridge Property will be constructed on a 400 acre site as part of a 5,700 acre master-planned development in the north Phoenix/Scottsdale, Arizona area. The Property will be operated as a Marriott Resort & Spa and is expected to include 950 guest rooms (including 85 suites), approximately 77,000 square feet of meeting and banquet facilities, a full service health spa, eating and beverage facilities that seat 947 people, two 18-hole golf courses and 8 tennis courts. The Desert Ridge Property is currently anticipated to open to the public in January 2003.

         Courtyard by Marriott located in Weston, Florida. On December 22, 2000, CNL Hotel C-Orlando Ltd., a Florida limited partnership that is an indirect, wholly owned subsidiary of the Company, acquired a parcel of land located in Weston, Florida and entered into a development services agreement to construct a Courtyard by Marriott on the Property (the "Courtyard Weston Property"). In this section, the term "Company" includes CNL Hotel C-Orlando Ltd. The Company acquired the land for $1,742,000 from Marriott International, Inc. The Company anticipates that the cost of development of the Courtyard Weston Property will be approximately $15,300,000. The Property is leased to a subsidiary of the Company which will make an election after January 1, 2001 to be treated as a taxable REIT subsidiary under the Code and will be managed by Marriott International, Inc. The general terms of the lease agreement are described in "Business -- Description of Property Leases." The principal features of the lease are as follows:

o The initial term of the lease is five years from the date the Property opens to the public. At the end of the initial lease term, the tenant will have five consecutive renewal options of seven years each.

o Commencing the date that the Property opens to the public, the tenant will pay the greater of an annual minimum rent of approximately $1,785,000 during such time as the liquidity facility provided by the manager is available (or $1,200,000 thereafter) or a percentage of gross revenues of the Property for the applicable year, such percentage rent to be set at the time the Property begins operations.

o Marriott International, Inc. will enter into a liquidity facility agreement with the tenant in which Marriott International, Inc. will advance and loan to the tenant any amounts needed to pay minimum rent under the lease. The agreement will terminate on the earlier of the end of the third lease year or at such time as the net operating income from the Property exceeds minimum rent due under the lease by 25% for any trailing 12-month period. The maximum amount of the liquidity facility will be $1,650,000.

o Management fees payable to Marriott International, Inc. for operation of the Courtyard Weston Property are subordinated to minimum rents due to the Company.

o The tenant will establish an FF&E Reserve. Deposits to the FF&E Reserve will be made every four weeks as follows: 2% of gross receipts for the first lease year; 4% of gross receipts for the second lease year; and 5% of gross receipts every lease year thereafter. Funds in the FF&E Reserve and all property purchased with funds from the FF&E Reserve shall be paid, granted and assigned to the Company as additional rent.

         The federal income tax basis of the depreciable portion of the Courtyard Weston Property once construction is completed is expected to be approximately $15 million.

         In connection with the acquisition of the Courtyard Weston Property, CNL Hotel Development Company, a subsidiary of the Advisor, has entered into a development services agreement with CNL Hotel C-Orlando Ltd. As the developer of the Property, CNL Hotel Development Company will have financial and administrative control over the project and will act as CNL Hotel C-Orlando Ltd.'s agent in negotiations with architects, engineers and other service providers to the project, as well as in dealings with governmental authorities to obtain necessary permits and approvals. As compensation for its services under this agreement, CNL Hotel Development Company will receive a Development Fee, which has been approved by the Board of Directors, equal to four percent of the cost of development of the Courtyard Weston Property with incentive provisions that would permit CNL Hotel Development Company to receive up to an additional one percent if certain construction cost savings are achieved.

         The Company has entered into a revolving construction line of credit relating to the Courtyard Weston Property as described above relating to the Residence Inn SeaWorld Property.

         The Courtyard Weston Property, which is scheduled to open in the first quarter of 2002, is located in Weston, Florida. Once constructed, the Courtyard Weston is expected to include 174 guest rooms, two meeting rooms and two conference room suites, an outdoor swimming pool, an exercise room , a spa, a 76-seat restaurant and a lounge/library/bar area. There are currently no other lodging facilities located in proximity to the Courtyard Weston Property; however, three other hotel properties are planned and are expected to begin construction soon.

         Marriott Brands. The brands, Residence Inn by Marriott, Courtyard by Marriott, Fairfield Inn by Marriott, SpringHill Suites by Marriott, TownePlace Suites by Marriott and Marriott Hotels, Resorts and Suites(R) are part of Marriott International's portfolio of lodging brands. According to Marriott's corporate profile, Marriott International, Inc. is a leading worldwide hospitality company with operations in the United States and 58 other countries and territories. According to Marriott data, as of September 2000, Marriott International had over 2,000 hotels and resorts totalling approximately 374,000 rooms and 4,900 timeshare villas worldwide.

         Each Residence Inn by Marriott hotel typically offers daily complimentary breakfast and newspaper, a swimming pool and heated whirlpool. Guest suites provide in-room modem jacks, separate living and sleeping areas and a fully equipped kitchen with appliances and cooking utensils. According to Marriott data, as of September 1999, Residence Inn by Marriott is the top extended-stay lodging chain in the world, with 312 hotels in the United States and seven in Canada and Mexico.

         Each Courtyard by Marriott features superior guest accommodations for both the business and pleasure traveler. Most of the rooms overlook a central landscaped courtyard with an outdoor swimming pool and socializing area with a gazebo. According to Marriott data, as of September 1999, Courtyard by Marriott is the leading United States moderate price lodging chain with 450 Courtyard by Marriott hotels in the United States, Europe and the Asia-Pacific region.

         Marriott Hotels, Resorts and Suites is Marriott International's line of upscale, full-service hotels and suites. Each of the Marriott Hotels, Resorts and Suites features multiple restaurants and lounges, fully equipped health clubs, swimming pool, gift shop, concierge level, business center and meeting facilities. According to Marriott data, as of September 1999, there were over 345 Marriott Hotels, Resorts and Suites, 247 properties in the United States and 98 in 43 other countries and territories.

         Fairfield Inn by Marriott is a lower moderate-priced hotel appealing to the business and leisure traveler. Fairfield Inn by Marriott provides clean, convenient, quality accommodations and friendly hospitality at an economical price. All Fairfield Inn by Marriott hotels feature a complimentary continental breakfast, free local calls, large, well-lit work desks and an outdoor swimming pool. According to Marriott data, as of September 1999, there were more than 400 Fairfield Inn by Marriott hotels nationwide.

         SpringHill Suites by Marriott is Marriott's new, all-suite hotel in the upper-moderate tier. SpringHill Suites by Marriott appeals to both business and leisure travelers, especially women and families, with rooms that are up to 25 percent larger than comparable hotel rooms. Average stays range from one to five nights. All SpringHill Suites by Marriott hotels feature a complimentary continental breakfast, same-day dry-cleaning service, indoor swimming pool, whirlpool spa and exercise room. According to Marriott data, as of September 1999, SpringHill Suites by Marriott had 30 hotels and was projected to grow to 125 properties over the next five years with locations throughout the United States.

         TownePlace Suites by Marriott is Marriott's mid-priced, extended-stay product accommodating practical travelers seeking home-like services and amenities. All TownePlace Suites by Marriott hotels feature fully equipped kitchens, an exercise room and an outdoor swimming pool. Guest suites offer separate living and working areas, two-line telephones with data port and premium television and movie channels. According to Marriott data, as of September 1999, there were 48 TownePlace Suites by Marriott. Marriott expects this brand to reach 130 hotels in 2000.

         Wyndham Brands. The brand, Wyndham Hotels & Resorts(R), is part of Wyndham International, Inc.'s portfolio of lodging brands. According to Wyndham's company overview, Wyndham International, Inc. is one of the world's largest hospitality and lodging companies serving business and leisure travelers with hotels and resorts located in major metropolitan business centers and leading vacation markets in the United States, Canada, the Caribbean, Mexico and Europe.

         Marriott and Wyndham Brands. The following chart provides additional information on occupancy levels for Marriott systemwide lodging brands and Wyndham Hotels:

                          Total Occupancy Rate for 1999
                Marriott Brand and Wyndham Hotels as Compared to
                              U.S. Lodging Industry

                                                         Occupancy Rate

        U.S. Lodging Industry                               63.3%
        Fairfield Inn by Marriott                           68.7%
        Wyndham Hotels                                      69.3%
        Courtyard by Marriott                               73.2%
        Marriott Hotels, Resorts and Suites                 73.8%
        Residence Inn by Marriott                           79.0%

Source:  Smith  Travel  Research  (U.S.   Lodging   Industry   only),   Marriott
         International, Inc. 1999 Form 10-K and Wyndham International, Inc. 1999 Form 10-K

PENDING INVESTMENTS

         As of February 22, 2001, the Company had initial commitments to acquire two additional hotel Properties. The two Properties are two SpringHill Suites by Marriott hotels (one in each of Centreville, Virginia and Charlotte, North Carolina). The acquisition of each of these Properties is subject to the fulfillment of certain conditions. There can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that one or both of these Properties will be acquired by the Company. If acquired, the leases of these Properties are expected to be entered into on substantially the same terms described in "Business -- Description of Property Leases." In order to acquire these Properties, the Company must obtain additional funds through the receipt of additional offering proceeds and/or debt financing.

         Leases. Set forth below are summarized terms expected to apply to the leases for each of the two Properties. More detailed information relating to a Property and its related lease will be provided at such time, if any, as the Property is acquired.



                               Estimated Purchase    Lease Term and      Minimum Annual
Property                               Price        Renewal Options            Rent                 Percentage Rent
--------                       -------------------  ---------------    --------------------         ---------------

SpringHill Suites by Marriott     $11,414,000      15 years; two      10% of the Company's    for each lease year after the second
Centreville, VA (1)                                ten-year renewal   total cost to purchase  lease year, 7% of revenues in excess
(the "SpringHill Suites                            options            the property            of revenues for the second lease year
Centreville Property")
Hotel under construction

SpringHill Suites by Marriott     $11,773,000      15 years; two      10% of the Company's    for each lease year after the second
Charlotte, NC (1)                                  ten-year renewal   total cost to purchase  lease year, 7% of revenues in excess
(the "SpringHill Suites                            options            the property            of revenues for the second lease year
Charlotte Property")
Hotel under construction



FOOTNOTES:

(1)      The leases for the  SpringHill  Suites  Centreville  and the SpringHill
         Suites   Charlotte   Properties  are  expected  to  be  with  the  same
         unaffiliated lessee.

SITE SELECTION AND ACQUISITION OF PROPERTIES

         The  following   information   updates  and  replaces  the  first  four
paragraphs under the heading "Business - Site Selection and Acquisition of Properties" on page 61 of the Prospectus.

         General. It is anticipated that the Hotel Chains selected by the Advisor, and as approved by the Board of Directors, will have full-time personnel engaged in site selection and evaluation. All new sites must be approved by the Hotel Chains. The Hotel Chains generally conduct or require the submission of studies which typically include such factors as traffic patterns, population trends, commercial and industrial development, office and institutional development, residential development, per capita or household median income, per capita or household median age, and other factors. The Hotel Chains also will review and approve all proposed tenants, managers and business sites. The Hotel Chains or the operators are expected to make their site evaluations and analyses, as well as financial information regarding proposed tenants, available to the Company.

         The Board of Directors, on behalf of the Company, will elect to purchase and lease Properties based principally on an examination and evaluation by the Advisor of the potential value of the site, the financial condition and business history of the proposed tenant or manager, the demographics of the area in which the property is located or to be located, the proposed purchase price, the proposed lease and management agreement terms, geographic and market diversification, and potential sales expected to be generated by the business located on the property. In addition, the potential tenant or manager must meet at least the minimum standards established by a Hotel Chain for its operators. The Advisor also will perform an independent break-even analysis of the potential profitability of a property using historical data and other data developed by the Company and provided by the operator.

         The Board of Directors will exercise its own judgment as to, and will be solely responsible for, the ultimate selection of tenants, managers and Properties. Therefore, some of the properties proposed and approved by a Hotel Chain may not be purchased by the Company.

         In each Property acquisition, it is anticipated that the Advisor will negotiate the lease agreement with the tenant and, if the Property is to be leased to a subsidiary, the management agreement with the manager. In certain instances, the Advisor may negotiate an assignment of an existing lease, in which case the terms of the lease may vary substantially from the Company's standard lease terms, if the Board of Directors, based on the recommendation of the Advisor, determines that the terms of an acquisition and lease of a Property, taken as a whole, are favorable to the Company. It is expected that the structure of the long-term, "triple-net" lease agreements, which generally provide for monthly rental payments with automatic increases in base rent at specified times during the lease terms and/or a percentage of gross sales over specified levels, will increase the value of the Properties and provide an inflation hedge. See "Business -- Description of Property Leases" below for a discussion of the anticipated terms of the Company's leases.

         The following paragraph updates and replaces the first paragraph under the heading "Business - Site Selection and Acquisition of Properties - Construction and Renovation" on page 62 of the Prospectus.

         Construction and Renovation. In some cases, construction or renovation will be required after the purchase contract has been entered into, but before the total purchase price has been paid. In connection with the acquisition of Properties that are to be constructed or renovated and as to which the Company will own both the land and the building or building only, the Company generally will advance funds for construction or renovation costs, as they are incurred, pursuant to a development agreement with the developer. The developer may be the tenant or an Affiliate of the Company or the Advisor. An Affiliate may serve as a developer and enter into the development agreement with the Company if the transaction is approved by a majority of the Directors, including a majority of the Independent Directors. The Company believes that the ability to have an Affiliate capable of serving as the developer provides the Company an advantage by enhancing its relationship with key tenants or managers and by giving it access to acquisition opportunities at an earlier stage of the development cycle. As a result, the Company believes it has a greater number of opportunities for investment presented to it than it might otherwise have and it is able to obtain better terms by negotiating the terms of its investment at an earlier stage in the development cycle when there are fewer competitive alternatives available to the tenant or manager.

         The following paragraph updates and replaces the first paragraph under the heading "Business -- Site Selection and Acquisition of Properties -- Acquisition Services" on page 64 of the Prospectus.

         Acquisition Services. Acquisition services performed by the Advisor may include, but are not limited to site selection and/or approval; review and selection of tenants or managers and negotiation of lease agreements, management agreements and related documents; monitoring Property acquisitions; and the processing of all final documents and/or procedures to complete the acquisition of Properties and the commencement of tenant occupancy and lease payments.

STANDARDS FOR INVESTMENT IN PROPERTIES

         Selection of Properties, Tenants and Managers. In making investments in Properties, the Advisor will consider relevant real property and financial factors, including the condition, use, and location of the Property, income-producing capacity, the prospects for long-term appreciation, the relative success of the Hotel Chain in the geographic area in which the Property is located, and the management capability and financial condition of the tenant or manager. The Company will obtain an independent appraisal for each Property it purchases. In selecting tenants and managers, the Advisor will consider the prior experience of the tenant or manager, the net worth of the tenant or manager, past operating results of other hotels currently or previously operated by the tenant or manager, and the tenant's or manager's prior experience in managing hotels within a particular Hotel Chain.

         In selecting specific Properties within a particular Hotel Chain and in selecting tenants or managers for the Company's Properties, the Advisor, as approved by the Board of Directors, will apply the following minimum standards.

         1. Each Property will be in what the Advisor believes is a prime business location for that type of Property.

         2. Base (or minimum) annual rent will provide a specified minimum return on the Company's cost of purchasing and, if applicable, developing the Property, and the lease also will generally provide for payment of percentage rent based on gross sales over specified levels and/or automatic increases in base rent at specified times during the lease term.

         3. For Properties leased to third parties, the initial lease term typically will be at least 10 to 20 years. Properties leased to subsidiaries may be leased for a shorter term.

         4. The Company will reserve the right to approve or reject any tenant, manager and site selected by a Hotel Chain.

         5. In evaluating prospective tenants and managers, the Company will examine, among other factors, the tenant's or manager's historical financial performance and current financial condition.

         6. In general, the Company will not acquire a Property if the Board of Directors, including a majority of the Independent Directors, determines that the acquisition would adversely affect the Company in terms of geographic, property type or chain diversification.

DESCRIPTION OF PROPERTIES

         The following information updates and replaces the first and fourth paragraphs under the heading "Business - Description of Properties" on page 65 of the Prospectus.

         The Advisor expects that any Properties purchased by the Company will conform generally to the following specifications of size, cost, and type of land and buildings.

         A tenant generally will be required by the lease agreement to make such capital expenditures as may be reasonably necessary to refurbish buildings, premises, signs, and equipment so as to comply with the tenant's obligations under the franchise agreement to reflect the current commercial image of its Hotel Chain. These capital expenditures generally will be paid by the tenant during the term of the lease. Some Property leases may, however, obligate the tenant to fund, in addition to its lease payment, a reserve fund up to a pre-determined amount. Generally, money in that fund may be used by the tenant to pay for replacement of furniture and fixtures. The Company may be responsible for other capital expenditures or repairs. The tenant generally is responsible for replenishing the reserve fund and to pay a specified return on the amount of capital expenditures or repairs paid for by the Company in excess of amounts in the reserve fund. The management agreement relating to Properties leased to subsidiaries of the Company may require the manager to establish and maintain this reserve fund and make these capital expenditures from the net cash flow of the hotel operations.

DESCRIPTION OF PROPERTY LEASES

         The terms and conditions of any lease entered into by the Company with regard to a Property may vary from those described below. The Advisor in all cases will use its best efforts to obtain terms at least as favorable as those described below. If the Board of Directors determines, based on the recommendation of the Advisor, that the terms of an acquisition and lease of a Property, taken as a whole, are favorable to the Company, the Board of Directors may, in its sole discretion, cause the Company to enter into leases with terms which are substantially different than the terms described below, but only to the extent consistent with the Company's objective of qualifying as a REIT. In making such determination, the Advisor will consider such factors as the type and location of the Property, the creditworthiness of the tenant or manager, the purchase price of the Property, the prior performance of the tenant or manager, and the prior business experience of management of the Company and the Company's Affiliates with a Hotel Chain, or the operator.

         For Properties leased to subsidiaries of the Company, leases will generally provide that the tenant may perform certain requirements itself, such as payment for repairs, maintenance, taxes and insurance, or may cause the manager of the Property to perform such requirements.

         General. In general, the leases are expected to be "triple-net" leases, which means that the tenants generally will be required to pay for all repairs, maintenance, property taxes, utilities, and insurance. The tenants also will be required to pay for special assessments, sales and use taxes, and the cost of any renovations permitted under the leases. The Company or an indirect subsidiary will be the landlord under each lease except in certain circumstances in which it may be a party to a Joint Venture which will own the Property. In those cases, the Joint Venture, rather than the Company, will be the landlord, and all references in this section to the Company as landlord therefore should be read accordingly. See "Business -- Joint Venture Arrangements" below.

         Term of Leases. Properties leased to third parties will generally be leased for an initial term of 10 to 20 years with up to four, five-year renewal options. Properties leased to subsidiaries may be leased for a shorter term. Upon termination of the lease, the tenant will surrender possession of the Property to the Company, together with any improvements made to the Property during the term of the lease, except that for Properties in which the Company owns only the building and not the underlying land, the owner of the land may assume ownership of the building.

DESCRIPTION OF MANAGEMENT AGREEMENTS

         The terms of any management agreement entered into by a subsidiary of the Company with regard to a Property are subject to negotiation with the manager and may vary from those described below. For Properties leased to subsidiaries, the subsidiary lessee will enter into a management agreement with an unaffiliated third party manager. The manager will be an operator of a Hotel Chain and will be approved by the Company's Board of Directors. Under the management agreement, the manager will have exclusive responsibility for the operation of the Property and will obligated to do so in conformity with the policies of a Hotel Chain.

         The term of the management agreement typically will be between 10 and 20 years, with up to two, ten-year renewal options. Under the management agreement, the manager will receive a base management fee expressed as a percentage of gross revenues for each fiscal year and an incentive management fee expressed as a percentage of operating profit above a specified level for each fiscal year.

         The manager will be responsible for payment of real estate and property taxes, repairs and maintenance, utilities and insurance. The manager is obligated to maintain the Property in good repair and condition and to make or cause to be made any routine maintenance, repairs and minor alterations as it determines to be necessary. The manager will also pay for any routine renovations permitted under the management agreement and establish reserves to fund such renovations and replenishments to furniture, fixtures and equipment. The manager may, with prior written approval of the tenant, make more extensive improvements to the Property. All such amounts will be payable from the operations of the hotel.

         Under certain agreements, the tenant may have the right at specified times to terminate the management agreement if certain financial and other objectives relating to the Property are not attained. Upon termination, the manager shall vacate and surrender the Property to the tenant.

         The management agreements generally will provide that the following events, among others, will constitute a default under the management agreement:
(i) the insolvency or bankruptcy of either party; (ii) the failure of either party to make payments required under the management agreement in a timely manner, if such failure continues for a specified time (generally ten days after written notice specifying such failure is received by the defaulting party);
(iii) the failure of either party to comply with any of its other obligations under the management agreement if such failure continues for a specified time (generally 10 to 30 days after notice specifying such failure is received by the defaulting party); (iv) the failure of either party to maintain insurance as provided for in the management agreement if the party in default fails to cure the default within a specified time (generally three to five days after written notice specifying such failure is received by the defaulting party); and (v) in cases where the manager has entered into other management agreements with subsidiaries of the Company, a default under such management agreement. Upon an event of default, if the default has a material adverse impact upon the party that is not in default, such party has the right to terminate the management agreement.

         In the management agreements entered into to date, the manager will not be able to assign its interest in the management agreement, other than to an affiliate, without the prior written consent of the tenant. In some cases, the agreement may provide that the manager has a right of first offer if the owner wishes to sell the Property to a third party and certain conditions are met. In addition, certain agreements may restrict the ability of the owner of the Property to sell it to a competitor of the manager's Hotel Chain or to a person that does not meet specified financial or other criteria.

         Certain management agreements may prohibit the manager or its affiliates from opening another hotel of the same or similar type as the leased Property that is or will be located within a specified distance of the Property.

         Generally, the management agreement will provide that the manager will provide a liquidity or credit enhancement facility for the Property. In the event that the management agreement is terminated at such time as there are amounts outstanding under any such facility, the manager will generally have the right to remain as manager until such amounts are repaid.

MANAGEMENT SERVICES

         The Advisor will provide management services relating to the Company, the Properties, the Mortgage Loans, and the Secured Equipment Lease program pursuant to an Advisory Agreement between it and the Company. Under this agreement, the Advisor will be responsible for assisting the Company in negotiating leases, management agreements, Mortgage Loans and Secured Equipment Leases, collecting rental, Mortgage Loan and Secured Equipment Lease payments; inspecting the Properties and the tenants' books and records; and responding to tenant and manager inquiries and notices. The Advisor also will provide information to the Company about the status of the leases, the management agreements, the Properties, the Mortgage Loans, the Line of Credit, the Permanent Financing and the Secured Equipment Leases. In exchange for these services, the Advisor will be entitled to receive certain fees from the Company. For supervision of the Properties and Mortgage Loans, the Advisor will receive the Asset Management Fee, which generally is payable monthly in an amount equal to one-twelfth of 0.60% of Real Estate Asset Value and the outstanding principal amount of the Mortgage Loans, as of the end of the preceding month. For negotiating Secured Equipment Leases and supervising the Secured Equipment Lease program, the Advisor will receive, upon entering into each lease, a Secured Equipment Lease Servicing Fee payable out of the proceeds of the borrowings equal to 2% of the purchase price of the Equipment subject to each Secured Equipment Lease. See "Management Compensation."

BORROWING

         The Company has and will continue to borrow money to acquire Assets and to pay certain related fees. The Company has and intends in the future to encumber Assets in connection with the borrowing. The Company plans to obtain one or more revolving Lines of Credit in an aggregate amount up to $200,000,000, and may also obtain Permanent Financing. The Line of Credit may be increased at the discretion of the Board of Directors and may be repaid with offering proceeds, proceeds from the sale of assets, working capital or Permanent Financing. The Line of Credit and Permanent Financing are the only source of funds for making Secured Equipment Leases and for paying the Secured Equipment Lease Servicing Fee.

         The Company has a line of credit which allows the Company to receive advances of up to $30,000,000 until July 30, 2003. Interest on each advance shall be payable monthly, with all unpaid interest and principal due no later than five years from the date of the advance. Advances under the line of credit will bear interest at either (i) a rate per annum equal to 318 basis points above the LIBOR or (ii) a rate per annum equal to 30 basis points above the bank's base rate, whichever the Company selects at the time advances are made. In addition, a fee of 0.5% per advance will be due and payable to the bank on funds as advanced. Each advance made under the line of credit will be collateralized by an assignment of rents and leases. Advances on the line of credit are subject to absolute discretion of the lender. As of February 22, 2001, the Company had no amounts outstanding under the line of credit.

         In March 2000, the Company through CNL Philadelphia Annex, LLC ("LLC") entered into a Tax Incremental Financing Agreement with the Philadelphia Authority for Industrial Development ("TIF Note") for $10 million, which is collateralized by the LLC's hotel Property. The principal and interest on the TIF note are expected to be fully paid by the LLC's hotel Property's incremental property taxes over a period of 18 years. The payment of the incremental property taxes is the responsibility of the tenant of the hotel Property.
Implicit interest on the TIF Note is 12.85% and payments are due annually through 2017. In the event that incremental property taxes are insufficient to cover the principal and interest due, Marriott International, Inc. is required to fund such shortfalls pursuant to its guarantee of the TIF Note. As of December 31, 2000, approximately $9,685,000 was outstanding on the TIF Note.

         On November 8, 2000, the Company through the LLC, obtained a loan from a bank which was used by the Company to finance a portion of the purchase of the Philadelphia Downtown Property. The loan provided that the Company could borrow up to $32,500,000 which is secured by the Philadelphia Downtown Property and monthly rents relating to such Property. Borrowings under the loan bear interest at a fixed rate of 8.29% per annum. The loan agreement requires monthly payments, representing interest only, through November 2001 and then principal and interest payments of $257,116 to maturity. In connection with the loan, the Company incurred loan fees of approximately $165,000. As of February 22, 2001, the Company through the LLC had borrowed $32,500,000. The Philadelphia Downtown Property is described above in "Business -- Property Acquisitions."

         On December 6, 2000, the Company obtained a loan from a bank to be used by the Company to finance the acquisition of three hotel Properties. The loan provided that the Company could borrow up to $50,000,000 which is secured by the three applicable Properties and monthly rents relating to such Properties. Borrowings under the loan bear interest at a fixed rate of 8.335% per annum. Interest expense is payable monthly, with all unpaid interest and principal due no later than seven years from the date of the loan. In connection with the loan, the Company incurred loan fees of $300,000. As of February 22, 2001, the Company had borrowed $50,000,000 which was used to finance a portion of the purchase of the Courtyard Little Lake Bryan, Fairfield Inn Little Lake Bryan and SpringHill Suites Little Lake Bryan Properties. The Courtyard Little Lake Bryan, the Fairfield Inn Little Lake Bryan and the SpringHill Suites Little Lake Bryan Properties are described above in "Business -- Property Acquisitions."

         In addition, on December 6, 2000, the Company entered into a Construction LOC with a bank to be used by the Company to fund the land acquisition and the development of the Residence Inn SeaWorld and Courtyard Weston Properties. The Construction LOC provides that the Company will be able to receive advances of up to $55,000,000 until November 8, 2003. Interest expense on each advance is payable monthly, with all unpaid interest and principal due no later than three years from the date of the advance. Advances under the Construction LOC bear interest at a rate per annum equal to 275 basis points above LIBOR. The loan is secured by mortgages on the Residence Inn Buckhead (Lenox Park), the Residence Inn Gwinnett Place, the Residence Inn
SeaWorld and the Courtyard Weston Properties. In connection with the Construction LOC, the Company incurred a commitment fee, legal fees and closing costs of $275,000. As of February 22, 2001, the Company had obtained four advances totalling $10,379,558 relating to the Construction LOC. The proceeds were used in connection with the land acquisitions described above in "Business -- Property Acquisitions."

         On December 21, 2000, in order to fund the land acquisition and development of the Desert Ridge Property, the Resort Owner, an unconsolidated subsidiary of the Company, obtained permanent financing from a third party lender for $179 million, secured by a mortgage on the Desert Ridge Property. The notes have a term of seven years with interest payable quarterly in arrears commencing on March 2, 2001. Interest with respect to $109 million of the notes is payable at a rate of 7.90% per annum, while interest with respect to $70 million of the notes is payable at a floating rate equal to 185 basis points above three-month LIBOR. The blended interest rate on the aggregate principal amount of the $179 million notes, including interest rate swap costs and premiums for the debt service insurance policy, is 9.48% per annum. All unpaid interest and principal will be due at maturity. In addition, an affiliate of Marriott International, Inc. will provide financing for an additional 19% of the costs to the Desert Ridge Joint Venture, secured by pledges of the co-venturers' equity contributions to the Desert Ridge Joint Venture.

         As of December 31, 2000, Hotel Investors had notes payable totalling approximately $87,555,000, which are collateralized by seven hotel Properties and monthly rents relating to such Properties. The loan agreements require monthly principal and interest payments totalling approximately $666,000. The loans bear interest ranging from 7.50% to 7.75% and mature July 31, 2009, at which time any unpaid principal and interest will become due.

         Management believes that any financing obtained during the offering period will allow the Company to make investments in Assets that the Company otherwise would be forced to delay until it raised a sufficient amount of proceeds from the sale of Shares. By eliminating this delay, the Company will also eliminate the risk that these investments will no longer be available, or the terms of the investment will be less favorable, when the Company has raised sufficient offering proceeds. Alternatively, Affiliates of the Advisor could make such investments, pending receipt by the Company of sufficient offering proceeds, in order to preserve the investment opportunities for the Company. However, Assets acquired by the Company in this manner would be subject to closing costs both on the original purchase by the Affiliate and on the subsequent purchase by the Company, which would increase the amount of expenses associated with the acquisition of Assets and reduce the amount of offering proceeds available for investment in income-producing assets. Management believes that the use of borrowings will enable the Company to reduce or eliminate the instances in which the Company will be required to pay duplicate closing costs, which may be substantial in certain states.

         Similarly, management believes that the borrowings will benefit the Company by allowing it to take advantage of its ability to borrow at favorable interest rates. Specifically, the Company intends to structure the terms of any financing so that the lease rates for Properties acquired and the interest rates for Mortgage Loans and Secured Equipment Leases made with the loan proceeds will exceed the interest rate payable on the financing. To the extent that the Company is able to structure the financing on these terms, the Company will increase its net revenues. In addition, the use of financing will increase the diversification of the Company's portfolio by allowing it to acquire more Assets than would be possible using only the Gross Proceeds from the offering.

         As a result of existing relationships between Affiliates of the Advisor and certain financing sources, the Company may have the opportunity to obtain financing at more favorable interest rates than the Company could otherwise obtain. In connection with any financing obtained by the Company as a result of any such relationship, the Company will pay a loan origination fee to the Affiliate. In addition, certain lenders may require, as a condition of providing financing to the Company, that the Affiliate with which the lender has an existing relationship act as a loan servicing agent. In connection with any such arrangement the Company will pay a loan servicing fee to the Affiliate. Any loan origination fee or loan servicing fee paid to an Affiliate of the Company is subject to the approval by a majority of the Board of Directors (including a majority of the Independent Directors) not otherwise interested in the transaction as fair and reasonable to the Company and on terms not less favorable to the Company than those available from unaffiliated third parties and not less favorable than those available from the Advisor or its Affiliates in transactions with unaffiliated third parties. See "Conflicts of Interest -- Certain Conflict Resolution Procedures."

         The Company may also borrow funds for the purpose of preserving its status as a REIT. For example, the Company may borrow to the extent necessary to permit the Company to make Distributions required in order to enable the Company to qualify as a REIT for federal income tax purposes; however, the Company will not borrow for the purpose of returning Invested Capital to the stockholders unless necessary to eliminate corporate level tax to the Company. The aggregate borrowing of the Company, secured and unsecured, shall be reasonable in relation to Net Assets of the Company and shall be reviewed by the Board of Directors at least quarterly. The Company currently plans to increase it borrowing capacity under the line of credit described above from $30,000,000 to $75,000,000, and, in addition, obtain additional Permanent Financing. The Board of Directors anticipates that the aggregate amounts of any Lines of Credit will be up to $200,000,000; however, the Line of Credit may be increased at the discretion of the Board of Directors. In addition, the Board of Directors anticipates that the aggregate amount of the Permanent Financing will not exceed 30% of the Company's total assets. However, in accordance with the Company's Articles of Incorporation, the maximum amount of borrowing in relation to Net Assets, in the absence of a satisfactory showing that a higher level of borrowing is appropriate, shall not exceed 300% of Net Assets. Any excess in borrowing over such 300% level shall occur only with approval by a majority of the Independent Directors and will be disclosed and explained to stockholders in the first quarterly report of the Company prepared after such approval occurs.

FRANCHISE REGULATION

         Many states regulate the franchise or license relationship between a tenant/franchisee or manager/franchisee and a franchisor. The Company will not be an Affiliate of any franchisor, and is not currently aware of any states in which the relationship between the Company as landlord and the tenant or manager will be subjected to those regulations, but it will comply with such regulations in the future, if so required. Hotel Chains which franchise their operations are subject to regulation by the Federal Trade Commission.


                             SELECTED FINANCIAL DATA

         The following table sets forth certain financial information for the Company, and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements included in Appendix B.

                                                      2000            1999            1998         1997 (1)     1996(1)(2)
                                                  -------------   -------------   -------------   -----------   -----------
Year Ended December 31:
  Revenues                                         $36,099,219     $10,677,505      $1,955,461      $ 46,071          $ --
  Net earnings                                      20,670,462       7,515,988         958,939        22,852            --
  Net cash flow provided by operating
    activities                                      43,650,561      12,890,161       2,776,965        22,469            --
  Net cash flow used in investing activities      (334,236,686 )  (130,231,475 )   (34,510,982 )    (463,470 )          --
  Net cash flow provided by financing activities   238,811,538     206,084,832      36,093,102     9,308,755            --
  Cash distributions declared (3)                   28,082,275      10,765,881       1,168,145        29,776            --
  Earnings per Share:
     Basic                                                0.53            0.47            0.40          0.03            --
     Diluted                                              0.53            0.45            0.40          0.03            --
  Funds from operations (4)                         30,316,348      10,478,103       1,343,105        22,852            --
  Cash distributions declared per Share                   0.74            0.72            0.47          0.05            --
  Weighted average number of Shares
     outstanding (5):
       Basic                                        38,698,066      15,890,212       2,402,344       686,063            --
       Diluted                                      45,855,742      21,437,859       2,402,344       686,063            --


At December 31:
  Total assets                                    $653,962,058    $266,968,274     $48,856,690    $9,443,476      $598,190
  Mortgages payable                                170,055,326              --              --            --            --
  Other notes payable                               19,581,950              --              --            --            --
  Total stockholders' equity                       419,288,998     253,054,839      37,116,491     9,233,917       200,000


(1) No operations commenced until the Company received minimum offering proceeds and funds were released from escrow on October 15, 1997.

(2) Selected financial data for 1996 represents the period June 12, 1996 (date of inception) through December 31, 1996.

(3) Cash distributions are declared by the Board of Directors and generally are based on various factors, including cash available from operations. Approximately 26%, 30%, 18% and 23% of cash distributions for the years ended December 31, 2000, 1999, 1998 and 1997, respectively, represent a return of capital in accordance with generally accepted accounting principles ("GAAP"). Cash distributions treated as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net earnings on a GAAP basis, including deductions for depreciation expense. The Company has not treated such amounts as a return of capital for purposes of calculating Invested Capital and the Stockholders' 8% Return.

(4) Funds from operations ("FFO"), based on the revised definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT") in October 1999 and as used herein, means net earnings determined in accordance with GAAP, excluding gains or losses from sales of property, plus depreciation and amortization of real estate assets and after adjustments for unconsolidated partnerships and joint ventures. (Net earnings determined in accordance with GAAP include the noncash effect of straight-lining rent increases throughout the lease terms. This straight-lining is a GAAP convention requiring real estate companies to report rental revenue based on the average rent per year over the life of the leases. During the years ended December 31, 2000, 1999 and 1998, net earnings included $117,282, $35,239 and $44,160, respectively, of these amounts. No such amounts were earned during 1997.) FFO was developed by NAREIT as a relative measure of performance and liquidity of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO (i) does not represent cash generated from operating activities determined in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events that enter into the determination of net earnings), (ii) is not necessarily indicative of cash flow available to fund cash needs and (iii) should not be considered as an alternative to net earnings determined in accordance with GAAP as an indication of the Company's operating performance, or to cash flow from operating activities determined in accordance with GAAP as a measure of either liquidity or the Company's ability to make distributions. Accordingly, the Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, FFO should be considered in conjunction with the Company's net earnings and cash flows as reported in the accompanying consolidated financial statements and notes thereto. See Appendix B -- Financial Information.

(5) The weighted average number of Shares outstanding is based upon the period the Company was operational.


                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The following information that are not historical facts, may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements generally are characterized by the use of terms such as "believe," "expect" and "may." Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Company's actual results could differ materially from those set forth in the forward-looking statements. Certain factors that might cause such a difference include the following: changes in general economic conditions, changes in local and national real estate conditions, availability of capital from borrowings under the Company's Line of Credit, continued availability of proceeds from the Company's offering, the ability of the Company to obtain additional Permanent Financing on satisfactory terms, the ability of the Company to continue to identify suitable investments, the ability of the Company to continue to locate suitable tenants or managers for its Properties and borrowers for its Mortgage Loans and Secured Equipment Leases, and the ability of such tenants and borrowers to make payments under their respective leases, Mortgage Loans and Secured Equipment Leases. Given these uncertainties, readers are cautioned not to place undue reliance on such statements.

                                  Introduction

The Company

         The Company is a Maryland corporation that was organized on June 12, 1996. CNL Hospitality GP Corp. and CNL Hospitality LP Corp. are wholly owned subsidiaries of CNL Hospitality Properties, Inc., each of which was organized in Delaware in June 1998. CNL Hospitality Partners, LP is a Delaware limited partnership formed in June 1998. CNL Hospitality GP Corp. and CNL Hospitality LP Corp. are the general and limited partner, respectively, of Hospitality Partners. Properties acquired are generally expected to be held by Hospitality Partners and, as a result, are owned by CNL Hospitality Properties, Inc. through Hospitality Partners. Various other subsidiaries have been formed for the purpose of acquiring or developing hotel Properties. In this section, the terms "Company" or "Registrant" include, unless the context otherwise requires, CNL Hospitality Properties, Inc., CNL Hospitality Partners, LP, CNL Hospitality GP Corp., CNL Hospitality LP Corp., CNL Hotel Investors, Inc., CNL DRR Investors, LP, CNL Philadelphia Annex, LLC, CNL LLB LP Holding, Ltd., and each of their subsidiaries. The Company operates for federal income tax purposes as a REIT.

         The Company may also provide Mortgage Loans and Secured Equipment Leases to operators of Hotel Chains. Secured Equipment Leases will be funded from the proceeds of financing to be obtained by the Company. The aggregate outstanding principal amount of Secured Equipment Leases will not exceed 10% of Gross Proceeds from the Company's offerings of Shares of Common Stock.

                         Liquidity and Capital Resources

Common Stock Offerings

         The Company was formed in June 1996, at which time it received initial capital contributions from the Advisor of $200,000 for 20,000 Shares of Common Stock. On July 9, 1997, the Company commenced its Initial Offering of Shares of Common Stock. Upon completion of the Initial Offering on June 17, 1999, the Company had received aggregate subscriptions for 15,007,264 Shares totalling $150,072,637 in Gross Proceeds, including $72,637 (7,264 Shares) through the Company's Reinvestment Plan. Following the completion of its Initial Offering, the Company commenced the 1999 Offering of up to 27,500,000 Shares of Common Stock ($275,000,000). Upon completion of the 1999 Offering on September 14, 2000, the Company had received subscriptions for approximately 27,500,000 Shares totalling approximately $275,000,000 in Gross Proceeds, including $965,194 (96,520 Shares) through the Company's Reinvestment Plan. Following the completion of the 1999 Offering, the Company commenced this offering of up to 45,000,000 Shares of Common Stock ($450,000,000). Of the 45,000,000 Shares
offered, up to 5,000,000 are available to stockholders purchasing Shares through the Reinvestment Plan. As of December 31, 2000, the Company had received subscriptions for 6,757,040 Shares totalling $67,570,406 in Gross Proceeds from this offering, including $702,339 (70,233 Shares) through the Company's Reinvestment Plan.

         As of December 31, 2000, net proceeds to the Company from its offerings of Shares, loan proceeds and capital contributions from the Advisor, after deduction of Selling Commissions, marketing support and due diligence expense reimbursement fees and Offering Expenses totalled approximately $615,052,000. As of December 31, 2000, the Company had used approximately $332,202,000 of Net Offering Proceeds and $179,952,000 of loan proceeds to invest in 28 hotel Properties, including two on which hotel Properties are being constructed. In addition, the Company had used approximately $8,800,000 to invest in a joint venture which owns a resort currently under construction, approximately $26,300,000 to acquire an additional 22% ownership in Hotel Investors, approximately $2,622,000 to redeem 282,161 Shares of Common Stock and approximately $29,300,000 to pay Acquisition Fees and certain Acquisition Expenses, leaving approximately $35,900,000 available for investment in Properties and Mortgage Loans.

         During the period January 1, 2001 through February 22, 2001, the Company received additional Net Offering Proceeds from this offering of approximately $46,300,000 and had approximately $57,100,000 available for investment in Properties and Mortgage Loans. The Company expects to use the uninvested net proceeds plus any additional net proceeds from the sale of Shares in this offering to purchase additional Properties and, to a lesser extent, invest in Mortgage Loans. See "Investment Objectives and Policies." In addition, the Company intends to borrow money to acquire Assets and to pay certain related fees. The Company intends to encumber Assets in connection with such borrowings. The Company currently has a $30,000,000 line of credit available, as described below. Borrowings on the line of credit may be repaid with offering proceeds, proceeds from the sale of assets, working capital or Permanent Financing. The maximum amount the Company may borrow, absent a satisfactory showing that a higher level of borrowing is appropriate as approved by a majority of the Independent Directors, is 300% of the Company's Net Assets.

Redemptions

         In October 1998, the Board of Directors elected to implement the Company's redemption plan. Under the redemption plan, the Company elected to redeem Shares, subject to certain conditions and limitations. During the years ended December 31, 2000 and 1999, 269,276 and 12,885 Shares, respectively, were redeemed at $2,503,484 and $118,542, respectively. These Shares were retired from Shares outstanding of Common Stock. No Shares were redeemed in 1998.

Borrowings

         On July 31, 1998, the Company entered into an initial line of credit and security agreement with a bank to be used by the Company to acquire hotel Properties. The initial line of credit provides that the Company will be able to receive advances of up to $30,000,000 until July 30, 2003, with an annual review to be performed by the bank to indicate that there has been no substantial deterioration, as determined by the bank in its reasonable discretion, of the credit quality. Interest expense on each advance is payable monthly, with all unpaid interest and principal due no later than five years from the date of the advance. Advances under the line of credit will bear interest at either (i) a rate per annum equal to 318 basis points above the London Interbank Offered Rate (LIBOR) or (ii) a rate per annum equal to 30 basis points above the bank's base rate, whichever the Company selects at the time advances are made. In addition, a fee of 0.5% per advance is due and payable to the bank on funds as advanced. Each advance made under the line of credit will be collateralized by an assignment of rents and leases. In addition, the line of credit provides that the Company will not be able to further encumber the applicable hotel Property during the term of the advance without the bank's consent. The Company will be required, at each closing, to pay all costs, fees and expenses arising in connection with the line of credit. The Company must also pay the bank's attorney's fees, subject to a maximum cap, incurred in connection with the line of credit and each advance. Advances on the line of credit are subject to the absolute discretion of the lender. As of December 31, 2000 and 1999, the Company had no amounts outstanding under the line of credit.

         In March 2000, the Company through the LLC entered into a Tax Incremental Financing Agreement with the Philadelphia Authority for Industrial Development ("TIF Note") for $10 million, which is collateralized by the LLC's hotel Property. The principal and interest on the TIF Note is expected to be fully paid by the LLC's hotel Property's incremental property taxes over a period of 18 years. The payment of the incremental property taxes is the responsibility of the tenant of the hotel Property. Implicit interest on the TIF
Note is 12.85% and payments are due annually through 2017. In the event that incremental property taxes are insufficient to cover the principal and interest due, Marriott International, Inc. is required to fund such shortfalls pursuant to its guarantee of the TIF Note. As of December 31, 2000, approximately $9,685,000 was outstanding on the TIF Note.

         On November 8, 2000, the Company through the LLC, obtained a loan from a bank to be used by the Company to finance a portion of the purchase of the Philadelphia Downtown Property. The loan provided that the Company could borrow up to $32,500,000 which is secured by the Philadelphia Downtown Property and monthly rents relating to such Property. The loan agreement requires monthly payments, representing interest only, through November 2001 and then principal and interest payments of $257,116 to maturity. The loan bears interest at a fixed rate of 8.29% per annum and matures in December 2007, at which time any unpaid principal and interest will become due. As of December 31, 2000, $32,500,000 was outstanding on the loan. In connection with the loan, the Company incurred loan fees of approximately $165,000.

         On December 6, 2000, the Company entered into a Construction LOC totalling $55,000,000, which is collateralized by land and building improvements of two Properties under construction and two hotel Properties located in Georgia. Borrowings under the Construction LOC bear interest at LIBOR plus 275 basis points. Interest only payments are due monthly through maturity, November 15, 2003, at which time any remaining principal and interest become due. As of December 31, 2000, approximately $9,897,000 was outstanding on the Construction LOC.

         On December 6, 2000, the Company secured Permanent Financing for three hotel Properties located in Orlando, Florida in the amount of $50,000,000. The loans are collateralized by the three hotel Properties and monthly rents relating to such Properties. The loan agreements require monthly interest only payments of approximately $347,000 through 2007. The loans bear interest of 8.335% and mature in 2007, at which time the principal and any unpaid interest will become due. As of December 31, 2000, $50,000,000 was outstanding on the loans.

         On December 21, 2000, in order to fund the land acquisition and development of the Desert Ridge Property, the Resort Owner, an unconsolidated subsidiary of the Company,obtained permanent financing from a third party lender for $179 million, secured by a mortgage on the Desert Ridge Property. The notes have a term of seven years with interest payable quarterly in arrears commencing on March 2, 2001. Interest with respect to $109 million of the notes is payable at a rate of 7.90% per annum, while interest with respect to $70 million of the notes is payable at a floating rate equal to 185 basis points above three-month LIBOR. The blended interest rate on the aggregate principal amount of the $179 million notes, including interest rate swap costs and premiums for the debt service insurance policy, is 9.48% per annum. All unpaid interest and principal will be due at maturity. In addition, an affiliate of Marriott International, Inc. will provide financing for an additional 19% of the costs to the Desert Ridge Joint Venture, secured by pledges of the co-venturers' equity contributions to the Desert Ridge Joint Venture.

         The Company expects to use net proceeds it receives from this offering to purchase additional Properties and, to a lesser extent, to invest in Mortgage Loans. In addition, the Company intends to borrow money to acquire additional Properties, to invest in Mortgage Loans and Secured Equipment Leases and to pay certain related fees. The Company intends to encumber assets in connection with such borrowing. The Company currently plans to increase its borrowing capacity under the line of credit from $30,000,000 to $75,000,000, and obtain additional Permanent Financing. The line of credit may be repaid with offering proceeds, proceeds from the sale of assets, working capital or Permanent Financing. Although the Board of Directors anticipates that the line of credit will be increased to $75,000,000 and that the aggregate amount of any Permanent Financing will not exceed 30% of the Company's total assets, the maximum amount the Company may borrow, absent a satisfactory showing that a higher level of borrowing is appropriate as approved by a majority of the independent directors, is 300% of the Company's Net Assets.

Market Risk

         The Company may be subject to interest rate risk through any outstanding balances on its variable rate line of credit and Construction LOC. The Company may mitigate this risk by paying down any outstanding balances on the line of credit from offering proceeds should interest rates rise substantially. There were no amounts outstanding on its variable line of credit and approximately $9,897,000 outstanding on the Construction LOC at December 31, 2000.

         In addition, the Company has issued fixed interest rate mortgages payable and notes payable to lenders under Permanent Financing arrangements. The Company believes that the estimated fair value of the amounts outstanding on such notes at December 31, 2000 approximated the outstanding principal amount. The Company is exposed to equity loss in the event of changes in the interest rates. The following table presents the expected cash flows of principal that are sensitive to these changes:

                                             Notes Payable
                                           ----------------

                         2001                  $ 2,292,415
                         2002                    2,194,877
                         2003                   12,243,846
                         2004                    2,510,389
                         2005                    2,687,520
                      Thereafter               167,708,229
                                           ----------------

                                              $189,637,276
                                           ================

Property Acquisitions and Investments

         As of December 31, 1998, the Company owned two Properties in the Atlanta, Georgia area which were each being operated by the tenant as a Residence Inn by Marriott.

         On November 16, 1999, the Company acquired an 89% interest in the LLC for approximately $58 million. The sole purpose of the LLC is to own and lease the Courtyard by Marriott hotel Property located in Philadelphia, Pennsylvania. This historic Property was recently renovated and converted into a hotel which commenced operations in late November 1999.

         In addition, on December 10, 1999, the Company acquired a newly constructed Property located in Mira Mesa, California, for approximately $15.5 million. The Property is being operated by the tenant as a Residence Inn by Marriott.

         During 1999, Five Arrows and the Company invested a total of approximately $86 million in Hotel Investors, resulting in the Company owning 49% and Five Arrows owning 51% of Hotel Investors. Five Arrows owned 48,337 shares of 8% Class A Preferred Stock of Hotel Investors and the Company owned 37,979 shares of 9.76% Class B Preferred Stock of Hotel Investors. The Class A Preferred Stock was exchangeable upon demand into Common Stock of the Company, using an exchange ratio based on the relationship between the Company's operating results and that of Hotel Investors.

         Five Arrows also invested approximately $14 million in the Company through the purchase of Common Stock pursuant to the Company's Initial Offering and the 1999 Offering, the proceeds of which were used by the Company to fund approximately 38% of its funding commitment to Hotel Investors. During 1999, approximately $3.7 million of this amount was initially treated as a loan due to the stock ownership limitations specified in the Company's Articles of Incorporation at the time of investment. Subsequently, this loan was converted to Common Stock.

         In addition to the above investments, Five Arrows purchased a 10% interest in the Advisor. In connection with Five Arrow's investment in the Company, the Advisor and Hotel Investors, certain Affiliates agreed to waive certain fees otherwise payable to them by the Company. The Advisor is also the advisor to Hotel Investors pursuant to a separate advisory agreement. The Company will not pay the Advisor fees, including the Company's pro rata portion of Hotel Investors' advisory fees, in excess of amounts payable under its Advisory Agreement.

         In October 2000, Five Arrows, the Company and Hotel Investors entered into an agreement ("Initial Transaction") with the following terms:

o Hotel Investors agreed to redeem 2,104 shares of both Class A Preferred Stock and common stock of Hotel Investors held by Five Arrows for $2,104,000;
o Hotel Investors agreed to redeem 1,653 shares of Class B Preferred Stock and an aggregate of 10,115 shares of common stock of Hotel Investors held by the Company for $1,653,000;
o The Company purchased 7,563 shares of both the Class A Preferred Stock and common stock of Hotel Investors from Five Arrows for $11,395,000;

o The Company repurchased 65,285 Shares of the Company's Common Stock owned by Five Arrows for $620,207;
o The remaining Class A Preferred Stock owned by Five Arrows (38,670 shares) and the Company (7,563 shares) were exchanged for an equivalent number of shares of Class E Preferred Stock par value $0.01 of Hotel Investors;
o Five Arrows granted the Company the following options (1) on or before January 31, 2001, the Company had the option to purchase 7,250 shares of Class E Preferred Stock and an equal number of shares of common stock of Hotel Investors held by Five Arrows for $1,000 per pair of Class E Preferred Stock and common stock of Hotel Investors, and (2) provided that the Company purchased all of the shares under the first option, the Company would have the option, until June 30, 2001, to purchase 7,251 shares of Class E Preferred Stock and an equal number of shares of common stock of Hotel Investors for $1,000 for each pair;
o The Company has agreed to pay Five Arrows additional consideration for agreeing to defer the conversion of its Class A Preferred Stock (prior to its conversion to Class E Preferred Stock) to Common Stock of the Company. These payments are equivalent to the difference between any distributions received by Five Arrows from Hotel Investors and the distributions that Five Arrows would have received from the Company if Five Arrows had converted its Class A Preferred Stock into the Company's Common Stock on June 30, 2000;
o Five Arrows has agreed to forfeit its priority cash distributions from Hotel Investors;
o Cash available for distributions of Hotel Investors is distributed to 100 CNL Holdings, Inc. and affiliates' associates who each own one share of Class C preferred stock in Hotel Investors, to provide a quarterly, cumulative, compounded 8% return. All remaining cash available for distributions is distributed pro rata with respect to the interest in the common shares of Hotel Investors.

         On December 29, 2000, the Company exercised its two options to acquire 14,501 shares of Class E Preferred Stock and common stock owned ("Option Transaction") by Five Arrows as of December 31, 2000. After the Initial Transaction and the Option Transaction, the Company owned approximately 71% and Five Arrows owned approximately 29% of Hotel Investors. The total amount paid by the Company for the additional 22% interest was approximately $26.3 million. This acquisition has been accounted for under the purchase method of accounting and, accordingly, the operating results of Hotel Investors have been included in the Company's consolidated statement of earnings from the date of acquisition (October 2000). The purchase price approximated the fair value of the net assets acquired. The resulting purchase price adjustment (fair value adjustment) of approximately $5.5 million has been reflected in the land, buildings and equipment on operating leases in the accompanying consolidated balance sheet included in Appendix B.

         During the nine months ended September 30, 2000, prior to the consolidation of Hotel Investors, the Company recorded $2,780,063 in dividend income and $386,627 in equity in loss after deduction of preferred stock dividends, resulting in net earnings of $2,393,436 attributable to its investment in Hotel Investors. During the year ended December 31, 1999, the Company recorded $2,753,506 in dividend income and $778,466 in equity in loss after deduction of preferred stock dividends, resulting in net earnings of $1,975,040 attributable to the investment.

         During 2000, the Company made the following additional acquisitions, all of which are operated by a tenant or manager as the noted brand affiliation:

                  Brand Affiliation                  Property Location            Purchase Date
        --------------------------------------     -----------------------    -----------------------

                       Wyndham                         Billerica, MA               June 1, 2000
                       Wyndham                           Denver, CO                June 1,2000
              Residence Inn by Marriott               Palm Desert, CA             June 16, 2000
                Courtyard by Marriott                 Palm Desert, CA             June 16, 2000
            SpringHill Suites by Marriott             Gaithersburg, MD            July 28, 2000
              Residence Inn by Marriott                Merrifield, VA             July 28, 2000
            TownePlace Suites by Marriott              Mt. Laurel, NJ            August 22, 2000
            TownePlace Suites by Marriott             Scarborough, ME            August 22, 2000
            TownePlace Suites by Marriott              Tewksbury, MA             August 22, 2000
                Courtyard by Marriott                  Alpharetta, GA            August 22, 2000
              Residence Inn by Marriott              Salt Lake City, UT          August 22, 2000
            TownePlace Suites by Marriott                Newark, CA              November 3, 2000
                Courtyard by Marriott                   Orlando, FL             November 21, 2000
              Fairfield Inn by Marriott                 Orlando, FL             November 21, 2000
              Residence Inn by Marriott                 Orlando, FL              December 6, 2000
            SpringHill Suites by Marriott               Orlando, FL             December 15, 2000
                Courtyard by Marriott                    Weston, FL             December 22, 2000

         The Company, as lessor, has entered into long-term, triple-net leases with operators of Hotel Chains or subsidiaries of the Company, as described below in "Liquidity Requirements."

         On December 21, 2000, the Company, through subsidiaries, acquired a 44% interest in Desert Ridge Resort Partners, LLC, a joint venture with an affiliate of Marriott International, Inc. and a partnership in which an Affiliate of the Advisor is the general partner. The Desert Ridge Joint Venture invested in Desert Ridge Resort, LLC, a single purpose limited liability company that owns the Desert Ridge Marriott Resort & Spa in Phoenix, Arizona, which is currently under construction. The Company made an initial capital contribution of $8.8 million of its anticipated $25 million investment in the Desert Ridge Joint Venture. The total cost of the Desert Ridge Property (including acquisition of land, development and construction) is estimated to be $298 million. On December 21, 2000, the Resort Owner obtained permanent financing from a third party lender as described above in "Borrowings." This investment is accounted for using the equity method of accounting.

         In addition, on February 2, 2001, the Company acquired two newly constructed Properties located in Overland Park, Kansas and Raleigh, North Carolina for $15,790,000 and $8,822,000, respectively. The Overland Park Property is being operated by the tenant as a Courtyard by Marriott and the Raleigh Property is being operated by the tenant as a SpringHill Suites by Marriott.

Commitments

         As of February 22, 2001, two of the Company's Properties were under construction. The Company anticipates that the cost of development of these two Properties will total approximately $50 million. In addition, as of February 22, 2001, the Property owned through the Desert Ridge Joint Venture was under construction. The Company has committed to make $25 million in equity contributions to such joint venture, $8.8 million of which had been paid as of December 31, 2000.

         In addition, as of February 22, 2001, the Company had initial commitments to acquire two additional hotel Properties for an anticipated aggregate purchase price of approximately $23 million. The acquisition of each of these Properties is subject to the fulfillment of certain conditions. There can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that one or both of these Properties will be acquired by the Company.

         As of February 22, 2001, the Company had not entered into any arrangements creating a reasonable probability that a particular Mortgage Loan or Secured Equipment Lease would be funded. The Company is presently negotiating to acquire additional Properties, but as of February 22, 2001, the Company had not acquired any such Properties or entered into any Mortgage Loans.

Cash and Cash Equivalents

         Until Properties are acquired, or Mortgage Loans are entered into, Net Offering Proceeds are held in short-term (defined as investments with a maturity of three months or less), highly liquid investments, such as demand deposit accounts at commercial banks, certificates of deposit and money market accounts, which management believes to have appropriate safety of principal. This investment strategy provides high liquidity in order to facilitate the Company's use of these funds to acquire Properties at such time as Properties suitable for acquisition are located or to fund Mortgage Loans. At December 31, 2000, the Company had $50,197,854 invested in such short-term investments as compared to $101,972,441 at December 31, 1999. The decrease in the amount invested in short-term investments was primarily attributable to the acquisition of Properties during 2000 offset by proceeds received from the sale of Shares of Common Stock from the 1999 Offering and this offering. These funds will be used to purchase additional Properties, to make Mortgage Loans, to pay Offering Expenses and Acquisition Expenses, to pay Distributions to stockholders and other Company expenses and, in management's discretion, to create cash reserves.

Liquidity Requirements

         The Company expects to meet its short-term liquidity requirements, other than for Offering Expenses and the acquisition and development of Properties and investment in Mortgage Loans and Secured Equipment Leases, through cash flow provided by operating activities. The Company believes that cash flow provided by operating activities will be sufficient to fund normal recurring Operating Expenses, regular debt service requirements and Distributions to stockholders. To the extent that the Company's cash flow provided by operating activities is not sufficient to meet such short-term liquidity requirements as a result, for example, of unforeseen expenses due to tenants defaulting under the terms of their lease agreements, the Company will use borrowings under its line of credit. No such borrowings had occurred through December 31, 2000. The Company expects to meet its other short-term liquidity requirements, including payment of Offering Expenses, Property acquisitions and development, and investment in Mortgage Loans and Secured Equipment Leases, with additional advances under its line of credit and proceeds from this offering. The Company expects to meet its long-term liquidity requirements through short- or long-term, unsecured or secured debt financing or equity financing.

         Management believes that the Properties are adequately covered by insurance. In addition, the Advisor has obtained contingent liability and property coverage for the Company. This insurance policy is intended to reduce the Company's exposure in the unlikely event a tenant's insurance policy lapses or is insufficient to cover a claim relating to a Property.

Distributions

         During the years ended December 31, 2000, 1999 and 1998, the Company generated cash from operations (which includes cash received from tenants, and dividend, interest and other income received, less cash paid for operating expenses) of $43,650,561, $12,890,161 and $2,776,965, respectively. The Company declared and paid Distributions to its stockholders of $28,082,275, $10,765,881 and $1,168,145 during the years ended December 31, 2000, 1999 and 1998, respectively. In addition, on January 1, 2001 and February 1, 2001, the Company declared Distributions to stockholders of record on January 1, 2001 and February 1, 2001, totalling $3,120,827 and $3,217,630, respectively (each representing $0.06354 per Share), payable in March 2001. For the years ended December 31, 2000, 1999 and 1998, approximately 63%, 75% and 76%, respectively, of the Distributions received by stockholders were considered to be ordinary income and approximately 37%, 25% and 24%, respectively, were considered a return of capital for federal income tax purposes. No amounts distributed to the stockholders for the years ended December 31, 2000, 1999 and 1998, were required to be or have been treated by the Company as a return of capital for purposes of calculating the Stockholders' 8% Return on Invested Capital.

Related Party Transactions

         During the years ended December 31, 2000, 1999 and 1998, Affiliates of the Company incurred on behalf of the Company $4,363,326, $3,257,822 and $459,250, respectively, for certain Offering Expenses, $717,273, $653,231 and $392,863, respectively, for certain Acquisition Expenses, and $605,517, $325,622 and $98,212, respectively, for certain Operating Expenses. As of December 31, 2000 and 1999, the Company owed the Advisor and other related parties $1,359,417 and $995,500, respectively, for expenditures incurred on behalf of the Company and for Acquisition Fees. The Advisor has agreed to pay or reimburse to the Company all Offering Expenses (excluding commissions and marketing support and due diligence expense reimbursement fees) in excess of three percent of gross offering proceeds.

         The Company maintains 13 bank accounts in a bank in which certain officers and directors of the Company serve as directors, and in which an Affiliate of the Advisor is a stockholder. The amount deposited with this Affiliate at December 31, 2000 and 1999, was $17,568,909 and $15,275,629,
respectively.

Other

         The tenants of the Properties have established FF&E Reserve funds which will be used for the replacement and renewal of furniture, fixtures and equipment relating to the hotel Properties. Funds in the FF&E Reserve have been paid, granted and assigned to the Company. For the years ended December 31, 2000, 1999 and 1998, revenues relating to the FF&E Reserve of the Properties owned by the Company, directly or indirectly, totalled $2,508,949, $320,356 and $98,099, respectively, of which $3,263,712, $275,630 and $82,407, respectively, is classified as restricted cash. Due to the fact that the Properties are leased on a long-term, triple-net basis, management does not believe that other working capital reserves are necessary at this time. Management has the right to cause the Company to maintain additional reserves if, in their discretion, they determine such reserves are required to meet the Company's working capital needs.

         Management is not aware of any material trends, favorable or unfavorable, in either capital resources or the outlook for long-term cash generation, nor does management expect any material changes in the availability and relative cost of such capital resources, other than as referred to in this Prospectus.

         Management expects that the cash to be generated from operations will be adequate to pay Operating Expenses and to make Distributions to stockholders.

                              Results of Operations


Comparison of year ended December 31, 2000 to year ended December 31, 1999

         As of December 31, 2000, the Company owned, directly or through its subsidiaries, 29 Properties consisting of land, buildings and equipment, including two Properties on which hotel Properties are being constructed and one Property through a joint venture on which a resort is being constructed. The Company has entered into long-term, triple-net lease agreements relating to these Properties. The Property leases provide for minimum base annual rental payments ranging from approximately $716,000 to $6,500,000, which are payable in monthly installments. In addition, certain of the leases also provide that, commencing in the second lease year, the annual base rent required under the terms of the leases will increase. In addition to annual base rent, the tenant pays contingent rent computed as a percentage of gross sales of the Property. The Company's leases also require the establishment of the FF&E Reserves. The FF&E Reserves established for the Properties have been reported as additional rent for the years ended December 31, 2000 and 1999.

         During the years ended December 31, 2000 and 1999, the Company earned rental income from operating leases, contingent rental income and FF&E Reserve income of $26,681,838 and $4,230,995, respectively. The increase in rental income, contingent rental income and FF&E Reserve income was due to the Company owning 29 Properties during the year ended December 31, 2000, as compared to 11 Properties during the year ended December 31, 1999. In addition, several of the Properties, which were owned for only a portion of 1999, were owned for a full year in 2000. Because additional Property acquisitions are expected to occur, revenues for the year ended December 31, 2000, represent only a portion of revenues which the Company is expected to earn in future periods.

         In October 2000, the Company acquired a majority interest in Hotel Investors, as described above in "Liquidity and Capital Resources -- Property Acquisitions and Investments." In connection with its investment, the Company recognized $2,780,063 in dividend income and $386,627 in equity in loss after deduction of preferred stock dividends, resulting in net earnings of $2,393,436 for the nine months ended September 30, 2000, prior to consolidating Hotel Investors. During the year ended December 31, 1999, the Company recognized $2,753,506 in dividend income and $778,466 in equity in loss after deduction of preferred stock dividends, resulting in net earnings attributable to this investment of $1,975,040.

         During the years ended December 31, 2000 and 1999, the Company earned $6,637,318 and $3,693,004, respectively, in interest income from investments in money market accounts and other short-term, highly liquid investments and other income. The increase in interest income was primarily attributable to an increase in the dollar amount invested in short-term liquid investments and the period of time the funds were invested as compared to 1999. As Net Offering Proceeds from this offering are invested in Properties and used to make Mortgage Loans, the percentage of the Company's total revenues from interest income from investments in money market accounts or other short-term, highly liquid investments is expected to remain constant or decrease.

         During the year ended December 31, 2000, Crestline Capital Corporation, City Center Annex Tenant Corporation and WI Leasing, LLC each contributed more than ten percent of the Company's total rental income. In addition, a significant portion of the Company's rental income was earned from Properties operating as Marriott brand chains during the year ended December 31, 2000. Although the Company intends to acquire additional Properties located in various states and regions and to carefully screen its tenants in order to reduce risks of default, failure of these lessees or the Marriott chains could significantly impact the results of operations of the Company. However, management believes that the risk of such a default is reduced due to the essential or important nature of these Properties for the ongoing operations of the lessees. It is expected that the percentage of total rental income contributed by these lessees will decrease as additional Properties are acquired and leased during 2001 and subsequent years.

         Operating expenses, including interest expense and depreciation and amortization expense, were $13,525,893 and $2,318,717 for the years ended December 31, 2000 and 1999, respectively (37.5% and 21.7%, respectively, of total revenues). The increase in operating expenses during the year ended December 31, 2000, as compared to 1999, was as a result of the Company owning 11 Properties during 1999 compared to 29 Properties in 2000. Additionally, general, operating and administrative expenses increased as a result of Company growth, while interest expense increased from $248,094 for the year ended December 31, 1999 to $2,383,449 for the year ended December 31, 2000. The increase in interest expense was a result of the Company securing Permanent Financing in 2000.

         Pursuant to the Advisory Agreement, the Advisor is required to reimburse the Company the amount by which the total Operating Expenses paid or incurred by the Company exceed in any four consecutive fiscal quarters, the greater of 2% of Average Invested Assets or 25% of Net Income. For the years ended December 31, 2000 and 1999, the Company's Operating Expenses did not exceed the Expense Cap.

         The dollar amount of operating expenses is expected to increase as the Company acquires additional Properties and invests in Mortgage Loans. However, general operating and administrative expenses as a percentage of total revenues is expected to decrease as the Company acquires additional Properties and invests in Mortgage Loans.

Comparison of year ended December 31, 1999 to year ended December 31, 1998

         As of December 31, 1999, the Company owned 11 Properties, either directly or indirectly, consisting of land, buildings and equipment and had entered into long-term, triple-net lease agreements relating to these Properties. The Property leases provide for minimum base annual rental payments ranging from approximately $1,204,000 to $6,500,000, which are payable in monthly installments. In addition, certain of the leases also provide that, commencing in the second lease year, the annual base rent required under the terms of the leases, will increase. In addition to annual base rent, the tenant pays contingent rent computed as a percentage of gross sales of the Property. The Company's leases also require the establishment of the FF&E Reserves. The FF&E Reserves established for the Properties, directly or indirectly owned by the Company, have been reported as additional rent for the years ended December 31, 1999 and 1998.

         During the years ended December 31, 1999 and 1998, the Company earned rental income from operating leases, contingent rental income and FF&E Reserve income of $4,230,995 and $1,316,599, respectively. No contingent rental income was earned for the year ended December 31, 1998. The increase in rental income, contingent rental income and FF&E Reserve income was due to the fact that the Company owned directly four Properties during the year ended December 31, 1999, as compared to two Properties for approximately six months during the year ended December 31, 1998. Because the Company had not yet acquired all of its Properties, revenues for the year ended December 31, 1999, represent only a portion of revenues which the Company is expected to earn in future periods.

         During the year ended December 31, 1999, the Company acquired and leased seven Properties indirectly through its investment in Hotel Investors, as described above in "Liquidity and Capital Resources -- Property Acquisitions and Investments." In connection with its investment, the Company recognized $2,753,506 in dividend income and $778,466 in equity in loss after deduction of preferred stock dividends, resulting in net earnings attributable to this investment of $1,975,040.

         During the years ended December 31, 1999 and 1998, the Company also earned $3,693,004 and $638,862, respectively, in interest income from investments in money market accounts and other short-term, highly liquid investments and other income. The increase in interest income was primarily attributable to increased offering proceeds received during 1999 being temporarily invested in money market accounts or other short-term, highly liquid investments pending investment in Properties and Mortgage Loans. As Net Offering Proceeds are invested in Properties and used to make Mortgage Loans, the percentage of the Company's total revenues from interest income from investments in money market accounts or other short-term, highly liquid investments is expected to decrease.

         During the year ended December 31, 1999, three lessees, City Center Annex Tenant Corporation, Crestline Capital Corporation and WI Hotel Leasing, LLC, each contributed more than ten percent of the Company's total rental income (including the Company's share of total rental income from Hotel Investors). In addition, all of the Company's rental income (including the Company's share of total rental income from Hotel Investors) was earned from Properties operating as Marriott brand chains.

         Operating expenses, including interest expense and depreciation and amortization expense, were $2,318,717 and $996,522 for the years ended December 31, 1999 and 1998, respectively (21.7% and 51%, respectively, of total revenues). The increase in operating expenses during the year ended December 31, 1999, as compared to 1998, was a result of the Company owning two Properties for approximately six months during 1998 compared to a full year during 1999.
Additionally, general operating and administrative expenses increased as a result of Company growth, while interest expense decreased from $350,322 for the year ended December 31, 1998 to $248,094 for the year ended December 31, 1999. The decrease in interest expense was a result of the line of credit being outstanding for two months in 1999 as compared to the majority of 1998.

         Pursuant to the Advisory Agreement, the Advisor is required to reimburse the Company the amount by which the total Operating Expenses paid or incurred by the Company exceed in any four consecutive fiscal quarters, the greater of 2% of Average Invested Assets or 25% of Net Income. For the year ended December 31, 1999, the Company's Operating Expenses did not exceed the Expense Cap. For the year ended December 31, 1998, the Company's Operating Expenses exceeded the Expense Cap by $92,733; therefore, the Advisor reimbursed the Company such amount in accordance with the Advisory Agreement.

Other

         The Company has elected, pursuant to Internal Revenue Code Section 856(c)(1), to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, and related regulations. As a REIT, for federal income tax purposes, the Company generally will not be subject to federal income tax on income that it distributes to its stockholders. If the Company fails to qualify as a REIT in any taxable year, it will be subject to federal income tax on its taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year during which qualification is lost. Such an event could materially affect the Company's net earnings. However, the Company believes that it is organized and operates in such a manner as to qualify for treatment as a REIT for the years ended December 31, 2000, 1999 and 1998. In addition, the Company intends to continue to operate the Company so as to remain qualified as a REIT for federal income tax purposes.

         The Company anticipates that its leases will be triple-net leases and will contain provisions that management believes will mitigate the effect of inflation. Such provisions will include clauses requiring the payment of contingent rent based on certain gross sales above a specified level and/or automatic increases in base rent at specified times during the term of the lease. Management expects that increases in gross sales volumes due to inflation and real sales growth should result in an increase in rental income over time. Continued inflation also may cause capital appreciation of the Company's Properties. Inflation and changing prices, however, also may have an adverse impact on the sales of the Properties and on potential capital appreciation of the Properties.

         Management of the Company currently knows of no trends that will have a
material  adverse  effect  on  liquidity,   capital   resources  or  results  of
operations.


                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

         The Directors and executive officers of the Company are listed below:

      Name                        Age           Position with the Company

James M. Seneff, Jr.              54        Director, Chairman of the Board and
                                              Chief Executive Officer
Robert A. Bourne                  53        Director, Vice Chairman of the
                                              Board and President
Matthew W. Kaplan                 38        Director
Charles E. Adams                  38        Independent Director
Lawrence A. Dustin                55        Independent Director
John A. Griswold                  52        Independent Director
Craig M. McAllaster               49        Independent Director
Charles A. Muller                 42        Chief Operating Officer and
                                              Executive Vice President
C. Brian Strickland               38        Senior Vice President of Finance
                                              and Administration
Thomas J. Hutchison III           59        Executive Vice President
Lynn E. Rose                      52        Secretary and Treasurer

         James M. Seneff, Jr. Director, Chairman of the Board and Chief Executive Officer. Mr. Seneff is a director, Chairman of the Board and Chief Executive Officer of CNL Hospitality Corp., the Advisor to the Company, and CNL Hotel Investors, Inc., a real estate investment trust in which the Company owns an interest. Mr. Seneff is a principal stockholder of CNL Holdings, Inc., the parent company of CNL Financial Group, Inc., a diversified real estate company, and has served as a director, Chairman of the Board and Chief Executive Officer of CNL Financial Group, Inc. and its subsidiaries since CNL's formation in 1973. CNL Financial Group, Inc. is the parent company, either directly or indirectly through subsidiaries, of CNL Real Estate Services, Inc., CNL Hospitality Corp., CNL Capital Markets, Inc., CNL Investment Company and CNL Securities Corp., the Managing Dealer in this offering. CNL and the entities it has established have more than $4.8 billion in assets, representing interests in approximately 1,900 properties and approximately 1,200 mortgage loans in 48 states. Mr. Seneff also serves as a director, Chairman of the Board and Chief Executive Officer of CNL Retirement Properties, Inc., a public, unlisted real estate investment trust, as well as CNL Retirement Corp., its advisor. Since 1992, Mr. Seneff has served as a director, Chairman of the Board and Chief Executive Officer of Commercial Net Lease Realty, Inc., a public real estate investment trust that is listed on the New York Stock Exchange. In addition, he has served as a director and Chairman of the Board since inception in 1994, served as Chief Executive Officer from 1994 through August 1999 and currently serves as co-Chief Executive Officer of CNL American Properties Fund, Inc., a public, unlisted real estate investment trust. He also served as a director, Chairman of the Board and Chief Executive Officer of CNL Fund Advisors, Inc., the advisor to CNL American Properties Fund, Inc., until it merged with such company in September 1999. Mr. Seneff has also served as a director, Chairman of the Board and Chief Executive Officer of CNL Securities Corp., since 1979; CNL Investment Company, since 1990; and CNL Institutional Advisors, a registered investment advisor for pension plans, since 1990. Mr. Seneff formerly served as a director of First Union National Bank of Florida, N.A., and currently serves as the Chairman of the Board of CNLBank. Mr. Seneff served on the Florida State Commission on Ethics and is a former member and past chairman of the State of Florida Investment Advisory Council, which recommends to the Florida Board of Administration investments for various Florida employee retirement funds. The Florida Board of Administration is Florida's principal investment advisory and money management agency and oversees the investment of more than $60 billion of retirement funds. Mr. Seneff received his degree in Business Administration from Florida State University in 1968.

         Robert A. Bourne. Director, Vice Chairman of the Board and President. Mr. Bourne serves as a director, Vice Chairman of the Board and President of CNL Hospitality Corp., the Advisor to the Company, and director and President of CNL Hotel Investors, Inc., a real estate investment trust in which the Company owns an interest. Mr. Bourne is also the President and Treasurer of CNL Financial Group, Inc.; a director and President of CNL Retirement Properties, Inc., a public, unlisted real estate investment trust; as well as, a director and President of CNL Retirement Corp., its advisor. Mr. Bourne also serves as a director of CNLBank. He has served as a director since 1992, Vice Chairman of the Board since February 1996, Secretary and Treasurer from February 1996 through 1997, and President from July 1992 through February 1996, of Commercial Net Lease Realty, Inc., a public real estate investment trust listed on the New York Stock Exchange. Mr. Bourne has served as a director since inception in 1994, President from 1994 through February 1999, Treasurer from February 1999 through August 1999, and Vice Chairman of the Board since February 1999 of CNL American Properties Fund, Inc., a public, unlisted real estate investment trust. He also served as a director and held various executive positions for CNL Fund Advisors, Inc., the advisor to CNL American Properties Fund, Inc. prior to its merger with such company, from 1994 through August 1999. Mr. Bourne also serves as a director, President and Treasurer for various affiliates of CNL Financial Group, Inc., including CNL Investment Company, CNL Securities Corp., the Managing Dealer for this offering, and CNL Institutional Advisors, Inc., a registered investment advisor for pension plans. Since joining CNL Securities Corp. in 1979, Mr. Bourne has overseen CNL's real estate and capital markets activities including the investment of over $2 billion in equity and the financing, acquisition, construction and leasing of restaurants, office buildings, apartment complexes, hotels and other real estate. Mr. Bourne began his career as a certified public accountant employed by Coopers & Lybrand, Certified Public Accountants, from 1971 through 1978, where he attained the position of tax manager in 1975. Mr. Bourne graduated from Florida State University in 1970 where he received a B.A. in Accounting, with honors.

         Matthew W. Kaplan. Director. Mr. Kaplan serves as a director of the Advisor and Hotel Investors. Mr. Kaplan is a managing director of Rothschild Realty Inc. where he has served since 1992, and where he is responsible for securities investment activities including acting as portfolio manager of Five Arrows Realty Securities LLC, a $900 million private investment fund. Mr. Kaplan has been a director of WNY Group, Inc., a private corporation, since 1999. From 1990 to 1992, Mr. Kaplan served in the corporate finance department of Rothschild Inc., an affiliate of Rothschild Realty Inc. Mr. Kaplan served as a director of Ambassador Apartments Inc. from August 1996 through May 1998 and is a member of the Urban Land Institute. Mr. Kaplan received a B.A. with honors from Washington University in 1984 and an M.B.A. from the Wharton School of Finance and Commerce at the University of Pennsylvania in 1988.

         Charles E. Adams. Independent Director. Mr. Adams is the president and a founding principal with Celebration Associates, Inc., a real estate advisory and development firm with offices in Celebration, Florida and Charlotte, North Carolina. Celebration Associates specializes in large-scale master-planned communities, seniors' housing and specialty commercial developments. Mr. Adams joined The Walt Disney Company in 1990 and from 1996 until May 1997 served as vice president of community business development for The Celebration Company and Walt Disney Imagineering. He was responsible for Celebration Education, Celebration Network, Celebration Health, and Celebration Foundation, as well as new business development, strategic alliances, retail sales and leasing, commercial sales and leasing, and the development of Little Lake Bryan and Celebration. Previously, Mr. Adams was responsible for the initial residential, amenity, sales and marketing, consumer research and master planning efforts for Celebration. Additionally, Mr. Adams participated in the planning for residential development at EuroDisney in Paris, France. He was a founding member of the Celebration School Board of Trustees and served as president and founding member of the Celebration Foundation Board of Directors. Mr. Adams is a founding member of the Health Magic Steering Committee and council member on the Recreation Development Council for the Urban Land Institute. Before joining The Walt Disney Company in 1990, Mr. Adams worked with Trammell Crow Residential developing luxury apartment communities in the Orlando and Jacksonville, Florida areas. Mr. Adams received a B.A. from Northeast Louisiana University in 1984 and an M.B.A. from Harvard Graduate School of Business in 1989.

         Lawrence A Dustin. Independent Director. Mr. Dustin currently is a principal of BBT, an advisory company specializing in hotel operations, marketing and development, and also was a principal of BBT from September 1998 to August 1999. Until recently, Mr. Dustin served as president of the lodging division for Travel Services International, Inc., a specialized distributor of leisure travel products and services. Mr. Dustin has over 30 years of experience in the hospitality industry. From 1994 to September 1998, Mr. Dustin served as senior vice president of lodging of Universal Studios, Inc., where he led Universal's entry into the lodging business. Mr. Dustin provided strategic direction and tactical implementation for matters related to Universal's hotel interest in Singapore, Osaka, Los Angeles and Orlando. In Orlando, he supervised the early-stage development of the resort's five highly themed, full service hotels comprised of 5,000 rooms. In the fall of 1994, Mr. Dustin served as a principal and chief executive officer of Denver-based AspenCrest Hospitality, Inc., a professional services firm which helped independent hotel owners enhance the asset value of their properties. From 1969 to 1989, Mr. Dustin held various positions in the hotel industry, including 14 years in management with Westin Hotel & Resorts. Mr. Dustin received a B.A. from Michigan State University in 1968.

         John A. Griswold. Independent Director. Mr. Griswold serves as president of Tishman Hotel Corporation, an operating unit of Tishman Realty & Construction Co., Inc., founded in 1898. Tishman Hotel Corporation is a hotel developer, owner and operator, and has provided such services for more than 85 hotels, totalling more than 30,000 rooms. Mr. Griswold joined Tishman Hotel Corporation in 1985. From 1981 to 1985, Mr. Griswold served as general manager of the Buena Vista Palace Hotel in The Walt Disney World Village. >From 1978 to 1981, he served as vice president and general manager of the Homestead Resort, a luxury condominium resort in Glen Arbor, Michigan. Mr. Griswold served as an operations manager for The Walt Disney Company from 1971 to 1978. He was responsible for operational, financial and future planning for multi-unit dining facilities in Walt Disney World Village and Lake Buena Vista Country Club. He is a member of the board of directors of the Florida Hotel & Motel Association, Orlando/Orange County Convention & Visitors Bureau, Inc. and the First Orlando Foundation. Mr. Griswold received a B.S. from the School of Hotel Administration at Cornell University in Ithaca, New York.

         Craig M. McAllaster. Independent Director. Dr. McAllaster is dean of the Roy E. Crummer Graduate School of Business at Rollins College. He directed the Executive MBA program from 1994 through 2000, has been on the management faculty and served as executive director of the international consulting practicum programs at the Crummer School. Prior to Rollins College, Dr. McAllaster was on the faculty at the School of Industrial and Labor Relations and the Johnson Graduate School of Management, both at Cornell University, and the University of Central Florida. Dr. McAllaster spent over ten years in the consumer services and electronics industry in management, organizational and executive development positions. He is a consultant to many domestic and international companies in the areas of strategy and leadership. Dr. McAllaster received a B.S. from the University of Arizona in 1973, an M.S. from Alfred University in 1981 and an M.A. and Doctorate from Columbia University in 1987.

         Charles A. Muller. Chief Operating Officer and Executive Vice President. Mr. Muller joined CNL Hospitality Corp. in October 1996 and is responsible for the planning and implementation of CNL's interest in hotel industry investments, including acquisitions, development, project analysis and due diligence. He currently serves as the Chief Operating Officer and Executive Vice President of CNL Hospitality Corp., the Advisor, and CNL Hotel Investors, Inc., a real estate investment trust in which the Company owns an interest. Mr. Muller also serves as Executive Vice President of CNL Hotel Development Company. Mr. Muller joined CNL following more than 15 years of broad-based hotel industry experience with firms such as Tishman Hotel Corporation, Wyndham Hotels & Resorts, PKF Consulting and AIRCOA Hospitality Services. Mr. Muller's background includes responsibility for market review and valuation efforts, property acquisitions and development, capital improvement planning, hotel operations and project management for renovations and new construction. Mr. Muller served on the former Market, Finance and Investment Analysis Committee of the American Hotel & Motel Association and is a founding member of the Lodging Industry Investment Council. He holds a bachelor's degree in Hotel Administration from Cornell University.

         C. Brian Strickland. Senior Vice President of Finance and Administration. Mr. Strickland currently serves as Senior Vice President of Finance and Administration of CNL Hospitality Corp., and CNL Hotel Development Company. Mr. Strickland supervises the companies' financial reporting, financial control and accounting functions as well as forecasting, budgeting and cash management activities. He is also responsible for regulatory compliance, equity and debt financing activities and insurance for the companies. Mr. Strickland joined CNL Hospitality Corp. in April 1998 with an extensive accounting background. Prior to joining CNL, he served as vice president of taxation with Patriot American Hospitality, Inc., where he was responsible for implementation of tax planning strategies on corporate mergers and acquisitions and where he performed or assisted in strategic processes in the REIT industry. >From 1989 to 1997, Mr. Strickland served as a director of tax and asset management for Wyndham Hotels & Resorts where he was integrally involved in structuring acquisitive transactions, including the consolidation and initial public offering of Wyndham Hotel Corporation and its subsequent merger with Patriot American Hospitality, Inc. In his capacity as director of asset management, he was instrumental in the development and opening of a hotel and casino in San Juan, Puerto Rico. Prior to 1989, Mr. Strickland was senior tax accountant for Trammell Crow Company where he provided tax consulting services to regional developmental offices. From 1986 to 1988, Mr. Strickland was tax accountant for Ernst & Whinney where he was a member of the real estate practice group. Mr. Strickland is a certified public accountant and holds a bachelor's degree in accounting.

         Thomas J. Hutchison III. Executive Vice President. Mr. Hutchison serves as an Executive Vice President and a director of CNL Hospitality Corp., the Advisor of the Company, and serves as Executive Vice President of Hotel Investors. Mr. Hutchison serves as President and Chief Operating Officer of CNL Real Estate Services, Inc., which is the parent company of CNL Hospitality Corp. and CNL Retirement Corp. He also serves as the Chief Operating Officer and President of CNL Realty and Development Corp. In addition, Mr. Hutchison serves as an Executive Vice President of CNL Retirement Properties, Inc. and CNL Retirement Corp., its advisor. Mr. Hutchison joined CNL Financial Group, Inc. in January 2000 with more than 30 years of senior management and consulting experience in the real estate development and services industries. He currently serves on the board of directors of Restore Orlando, a nonprofit community volunteer organization. Prior to joining CNL, Mr. Hutchison was president and owner of numerous real estate services and development companies. >From 1995 to 2000, he was chairman and chief executive officer of Atlantic Realty Services, Inc. and TJH Development Corporation. Since 1990, he has fulfilled a number of long-term consulting assignments for large corporations, including managing a number of large international joint ventures. From 1990 to 1991, Mr. Hutchison was the court-appointed president and chief executive officer of General Development Corporation, a real estate community development company, where he assumed the day-to-day management of the $2.6 billion NYSE-listed company entering re-organization. From 1986 to 1990, he was the chairman and chief executive officer of a number of real estate-related companies engaged in the master planning and land acquisition of forty residential, industrial and office development projects. From 1978 to 1986, Mr. Hutchison was the president and chief executive officer of Murdock Development Corporation and Murdock Investment Corporation, as well as Murdock's nine service divisions. In this capacity, he managed an average of $350 million of new development per year for over nine years. Additionally, he expanded the commercial real estate activities to a national basis, and established both a new extended care division and a hotel division that grew to 14 properties. Mr. Hutchison was educated at Purdue University and the University of Maryland Business School.

         Lynn E. Rose. Secretary and Treasurer. Ms. Rose also serves as Secretary, Treasurer and a director of CNL Hospitality Corp., the Advisor to the Company, and as Secretary of the subsidiaries of the Company. Ms. Rose is Secretary and Treasurer of CNL Retirement Properties, Inc., a public, unlisted real estate investment trust, and serves as Secretary of its subsidiaries. In addition, she serves as Secretary, Treasurer and a director of CNL Retirement Corp., its advisor. Ms. Rose served as Secretary of CNL American Properties Fund, Inc., a public, unlisted real estate investment trust, from 1994 through August 1999, and served as Treasurer from 1994 through February 1999. She also served as Treasurer of CNL Fund Advisors, Inc., from 1994 through July 1998, and served as Secretary and a director from 1994 through August 1999, at which time it merged with CNL American Properties Fund, Inc. Ms. Rose served as Secretary and Treasurer of Commercial Net Lease Realty, Inc., a public real estate investment trust listed on the New York Stock Exchange, from 1992 through February 1996, and as Secretary and a director of CNL Realty Advisors, Inc., its advisor, from its inception in 1991 through 1997. She also served as Treasurer of CNL Realty Advisors, Inc. from 1991 through February 1996. Ms. Rose, a certified public accountant, has served as Secretary of CNL Financial Group, Inc. since 1987, served as Controller from 1987 to 1993 and has served as Chief Financial Officer since 1993. She also serves as Secretary of the subsidiaries of CNL Financial Group, Inc. and holds various other offices in the subsidiaries. In addition, she serves as Secretary for approximately 75 additional corporations affiliated with CNL Financial Group, Inc. and its subsidiaries. Ms. Rose has served as Chief Financial Officer and Secretary of CNL Securities Corp. since July 1994. Ms Rose oversees the tax and legal compliance for over 375 corporations, partnerships and joint ventures, and the accounting and financial reporting for over 200 entities. Prior to joining CNL, Ms. Rose was a partner with Robert A. Bourne in the accounting firm of Bourne & Rose, P.A., Certified Public Accountants. Ms. Rose holds a B.A. in Sociology from the University of Central Florida. She was licensed as a certified public accountant in 1979.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

         Each Director is entitled to receive $6,000 annually for serving on the Board of Directors, as well as fees of $750 per meeting attended ($375 for each telephonic meeting in which the Director participates), including committee meetings. In addition to the above compensation, the Director serving as Chairman of the Audit Committee is entitled to receive fees of $750 per meeting attended with the Company's independent accountants

($375 for each telephonic meeting in which the Chairman participates) as a representative of the Audit Committee. No executive officer or Director of the Company has received a bonus from the Company. The Company will not pay any compensation to the officers and Directors of the Company who also serve as officers and directors of the Advisor.


                     THE ADVISOR AND THE ADVISORY AGREEMENT

THE ADVISOR

         CNL Hospitality Corp. is a Florida corporation organized in January 1997 to provide management, advisory and administrative services. The Company originally entered into the Advisory Agreement with the Advisor effective July 9, 1997. CNL Hospitality Corp., as Advisor, has a fiduciary responsibility to the Company and the stockholders.

         The directors and executive officers of the Advisor are as follows:

        James M. Seneff, Jr. ...........  Chairman of the Board, Chief
                                            Executive Officer and Director
        Robert A. Bourne................  Vice Chairman of the Board,
                                            President and Director
        Matthew W. Kaplan...............  Director
        Charles A. Muller...............  Chief Operating Officer and Executive
                                            Vice President
        C. Brian Strickland.............  Senior Vice President of Finance
                                            and Administration
        Thomas J. Hutchison III.........  Executive Vice President and Director
        Lynn E. Rose....................  Secretary, Treasurer and Director

         The backgrounds of these individuals are described above under "Management-- Directors and Executive Officers." In addition to the directors and executive officers listed above, the following individuals are involved in the acquisition, development and management of the Company's Properties:

         Brian Guernier, age 38, joined CNL Hospitality Corp. in August 1999 as Director of Acquisitions and Development and in August 2000, became Vice President of Acquisitions and Development. In this capacity, Mr. Guernier is responsible for hotel acquisitions, site acquisition/selection for development, identifying and assessing tenants and maintaining professional relationships with current and potential project partners. Prior to joining the Advisor, Mr. Guernier worked at Marriott International starting in 1995, most recently as director in Feasibility and Development Planning at Marriott Vacation Club's headquarters in Orlando, Florida. His responsibilities included internal project planning for development of several timeshare resorts from the early feasibility stage through site acquisition. He also focused on hotel/timeshare joint projects and the negotiation of use agreements between timeshare operators and hotel owner/operators for shared use of campus facilities. Prior to joining Marriott's timeshare division, Mr. Guernier worked as director in Market Planning & Feasibility for Marriott International's Lodging Division in Bethesda, Maryland, where his responsibilities included pro forma development, brand recommendations to development, preparation of feasibility and market planning reports, presentation of projects to Hotel Development Committee, and reviewing outside appraisals for Marriott's Treasury Department in conjunction with credit enhancements. Before joining Marriott, Mr. Guernier was a senior consultant with Arthur Andersen's Real Estate Services Group focusing on property tax appeals for hospitality clients. Mr. Guernier holds an M.P.S. from the Hotel School at Cornell University and a B.S. from the College of Agriculture and Life Sciences at Cornell University.

         Tammie A. Quinlan, age 38, joined CNL Hospitality Corp. in August 1999 as Director of Financial Reporting and Analysis and in August 2000, became Vice President of Corporate Finance and Accounting. In this capacity, Ms. Quinlan is responsible for all accounting and financial reporting requirements, and corporate finance functions. Prior to joining the Advisor, Ms. Quinlan, was employed by KPMG LLP from 1987 to 1999, most recently as a senior manager, performing services for a variety of clients in the real estate, hospitality, and financial services industries. During her tenure at KPMG LLP, Ms. Quinlan assisted several clients through their initial public offerings, secondary offerings, securitizations and complex business and accounting issues. Ms. Quinlan is a certified public accountant and holds a B.S. in accounting and finance from the University of Central Florida.

         Marcel Verbaas, age 31, joined CNL Hospitality Corp. in August 2000 as Vice President of Real Estate Finance. Mr. Verbaas is primarily responsible for the solicitation and negotiation of debt financing for the Company's acquisition and development projects, as well as cultivating and maintaining relationships with current and potential financial sources. Prior to joining the Advisor, he served as director of corporate finance for Stormont Trice Development Corporation from July 1998 to August 2000. His responsibilities included the negotiation of all debt and equity investments for development projects, as well as the analysis of development and acquisition opportunities. Mr. Verbaas acquired extensive real estate finance expertise through various originations and underwriting positions with GE Capital Corp. and Ocwen Financial Corp. During his tenure at Ocwen Financial Corp., he assisted in the formation of its affiliated REIT. He served the majority of his five years in real estate lending in hospitality finance positions. Mr. Verbaas holds an M.S. degree in business economics from the Erasmus University of Rotterdam, The Netherlands.

         Clarissa Elzinga, age 46, joined CNL Hospitality Corp. in December 2000 as Vice President of Portfolio Management. In this capacity, Ms. Elzinga is primarily responsible for overseeing underwriting and asset management for the Company's hotel portfolio. Prior to joining the Advisor, Ms. Elzinga served as director of asset management for Bass Hotels & Resorts from July 1999 to December 2000. Her responsibilities included asset management procedures, contract negotiation, long-term strategy planning and evaluation for their 40-hotel portfolio in the Americas. Ms. Elzinga's more than 15 years of hospitality experience also include a role as manager of strategic development planning for Homestead Village, Inc. and as president of HBC Lodging Associates, Inc., a hospitality consulting company providing investment advisory services throughout the Southeast. She is a member of the Atlanta Hospitality Connection and the Hospitality Asset Management Association. Ms. Elzinga holds an M.B.A. from Michigan State University and a B.S. in Hotel and Restaurant Management from the University of the Philippines.

         Management anticipates that any transaction by which the Company would become self-advised would be submitted to the stockholders for approval.

         The Advisor currently owns 20,000 Shares of Common Stock. The Advisor may not sell these Shares while the Advisory Agreement is in effect, although the Advisor may transfer such shares to Affiliates. Neither the Advisor, a Director, or any Affiliate may vote or consent on matters submitted to the stockholders regarding removal of the Advisor, Directors, or any of their Affiliates, or any transaction between the Company and any of them. In determining the requisite percentage in interest of Shares of Common Stock necessary to approve a matter on which the Advisor, Directors, and any Affiliate may not vote or consent, any Shares of Common Stock owned by any of them will not be included.

THE ADVISORY AGREEMENT

         The following paragraph updates and replaces the last paragraph on page 91 of the prospectus.

         The Advisory Agreement, which was entered into by the Company with the unanimous approval of the Board of Directors, including the Independent Directors, expires one year after the date of execution, subject to successive one-year renewals upon mutual consent of the parties. The current Advisory Agreement expires on June 16, 2001. In the event that a new Advisor is retained, the previous Advisor will cooperate with the Company and the Directors in effecting an orderly transition of the advisory functions. The Board of Directors (including a majority of the Independent Directors) shall approve a successor Advisor only upon a determination that the Advisor possesses sufficient qualifications to perform the advisory functions for the Company and that the compensation to be received by the new Advisor pursuant to the new Advisory Agreement is justified.



                              CERTAIN TRANSACTIONS

         The Managing Dealer is entitled to receive Selling Commissions amounting to 7.5% of the total amount raised from the sale of Shares of Common Stock for services in connection with the offering of Shares, a substantial portion of which may be paid as commissions to other broker-dealers. For the years ended December 31, 1998 and 1997, the Company incurred $2,377,026 and $849,405, respectively, of such fees in connection with the Initial Offering, of which $2,200,516 and $792,832, respectively, was paid by the Managing Dealer as commissions to other broker-dealers. In addition, during the period January 1, 1999 through June 17, 1999, the Company incurred

$6,904,047 of such fees in connection with the Initial Offering. During the period June 18, 1999 through September 14, 2000, the Company incurred $20,624,924 of such fees in connection with the 1999 Offering and during the period September 15, 2000 through February 22, 2001, the Company incurred $7,666,738 of such fees in connection with this offering, the majority of which has been or will be paid by CNL Securities Corp. as commissions to other broker-dealers.

         In addition, the Managing Dealer is entitled to receive a marketing support and due diligence expense reimbursement fee equal to 0.5% of the total amount raised from the sale of Shares, a portion of which may be reallowed to other broker-dealers. For the years ended December 31, 1998 and 1997, the Company incurred $158,468 and $56,627, respectively, of such fees in connection with the Initial Offering, the majority of which were reallowed to other broker-dealers and from which all bona fide due diligence expenses were paid. In addition, during the period January 1, 1999 through June 17, 1999, the Company incurred $460,270 of such fees in connection with the Initial Offering. During the period June 18, 1999 through September 14, 2000, the Company incurred $1,374,995 of such fees in connection with the 1999 Offering and during the period September 15, 2000 through February 22, 2001, the Company incurred $489,952 of such fees in connection with this offering, the majority of which has been or will be reallowed to other broker-dealers and from which all bona fide due diligence expenses were paid.

         The Managing Dealer will also receive, in connection with the Initial Offering and this offering, a Soliciting Dealer Servicing Fee payable annually by the Company on December 31 of each year following the year in which the offering terminates in the amount of 0.20% of Invested Capital from the Initial Offering and this offering, respectively. The Managing Dealer in turn may reallow all or a portion of such fee to Soliciting Dealers whose clients hold Shares on such date. As of December 31, 2000, $300,145 of such fees was incurred and payable in connection with the Initial Offering. No such fees were incurred in 1999 and 1998.

         In addition, in connection with the 1999 Offering, the Company has agreed to issue and sell soliciting dealer warrants to the Managing Dealer. The price for each warrant was $0.0008 and one warrant was issued for every 25 Shares sold by the Managing Dealer. All or a portion of the soliciting dealer warrants may be reallowed to Soliciting Dealers with prior written approval from, and in the sole discretion of, the Managing Dealer, except where prohibited by either federal or state securities laws. The holder of a soliciting dealer warrant is entitled to purchase one Share of Common Stock from the Company at a price of $12.00 during the five-year period commencing with the date the 1999 Offering began. No soliciting dealer warrants, however, will be exercisable until one year from the date of issuance. During the year ended December 31, 2000, the Company issued 960,900 soliciting dealer warrants. No soliciting dealer warrants will be issued in connection with this offering.

         The Advisor is entitled to receive Acquisition Fees for services in identifying the Properties and structuring the terms of the acquisition and leases of the Properties and structuring the terms of the Mortgage Loans equal to 4.5% of the total amount raised from the sale of Shares and loan proceeds from Permanent Financing and the Line of Credit that are used to acquire Properties, but excluding that portion of loan proceeds used to finance Secured Equipment Leases. However, no Acquisition Fees will be paid on loan proceeds from the Line of Credit until such time as all Net Offering Proceeds have been invested by the Company. For the years ended December 31, 1998 and 1997, the Company incurred $1,426,216 and $509,643, respectively, of such fees in connection with the Initial Offering. In addition, during the period January 1, 1999 through June 17, 1999, the Company incurred $4,712,413 of such fees in connection with the Initial Offering. During the period June 18, 1999 through September 14, 2000, the Company incurred $12,374,954 of such fees in connection with the 1999 Offering and during the period September 15, 2000 through February 22, 2001, the Company incurred $4,709,567 of such fees in connection with this offering. Additionally, as of February 22, 2001, the Company had incurred Acquisition Fees totalling $8,002,954 as the result of Permanent Financing used to acquire certain Properties.

         CNL Hotel Development Company, a subsidiary of the Advisor, is entitled to receive fees in connection with the development, construction, or renovation of a Property, generally equal to 4% of anticipated project costs. During the year ended December 31, 2000, the Company incurred $2,125,857 of such fees. No such fees were incurred during 1999 or 1998. Such fees are included in land, buildings and equipment on operating leases in the accompanying consolidated balance sheet and investment in unconsolidated subsidiaries included in Appendix B.

         The Company and the Advisor have entered into an Advisory Agreement pursuant to which the Advisor will receive a monthly Asset Management Fee of one-twelfth of 0.60% of the Company's Real Estate Asset Value and the
outstanding principal balance of any Mortgage Loans as of the end of the preceding month. The Asset Management Fee, which will not exceed fees which are competitive for similar services in the same geographic area, may or may not be taken, in whole or in part as to any year, in the sole discretion of the Advisor. All or any portion of the Asset Management Fee not taken as to any fiscal year shall be deferred without interest and may be taken in such other fiscal year as the Advisor shall determine. During the years ended December 31, 2000, 1999 and 1998, the Company incurred $1,335,488, $106,788 and $68,114, respectively, of such fees. Additionally, the Company's unconsolidated subsidiary, Hotel Investors, incurred asset management fees and subordinated incentive fees to the Advisor, of which the Company's pro rata share totalled $61,806 and $114,133, respectively, and $166,935 and $164,428, respectively, during the nine months ended September 30, 2000 and the year ended December 31, 1999.

         The Company incurs Operating Expenses which, in general, are those expenses relating to administration of the Company on an ongoing basis. Pursuant to the Advisory Agreement described above, the Advisor is required to reimburse the Company the amount by which the total Operating Expenses paid or incurred by the Company exceed in any four consecutive fiscal quarters, the greater of 2% of Average Invested Assets or 25% of Net Income. During the years ended December 31, 2000 and 1999, the Company's Operating Expenses did not exceed the Expense Cap. During the year ended December 31, 1998, the Company's Operating Expenses exceeded the Expense Cap by $92,733; therefore, the Advisor reimbursed the Company such amount in accordance with the Advisory Agreement.

         The Advisor and its Affiliates provide accounting and administrative services to the Company (including accounting and administrative services in connection with the offering of Shares) on a day-to-day basis. For the years ended December 31, 2000, 1999 and 1998, the Company incurred a total of $4,394,795, $4,206,709 and $644,189, respectively, for these services,
$3,851,925, $3,854,739 and $494,729, respectively, of such costs representing stock issuance costs, $0, $124 and $9,084, respectively, representing acquisition related costs and $542,870, $351,846 and $140,376, respectively, representing general operating and administrative expenses, including costs related to preparing and distributing reports required by the Securities and Exchange Commission.

         The Company maintains 13 bank accounts in a bank in which certain officers and Directors of the Company serve as directors, and in which an Affiliate of the Advisor is a stockholder. The amount deposited with this Affiliate at December 31, 2000 and 1999, was $17,568,909 and $15,275,629,
respectively. The terms and conditions offered by this bank are similar and competitive with terms offered by unrelated banks.

         The Company believes that all amounts paid or payable by the Company to Affiliates are fair and comparable to amounts that would be paid for similar services provided by unaffiliated third parties.

         During 2000, the Company increased its interest in Hotel Investors, which is owned by the Company and Five Arrows, from 49% to 71%. The Company acquired the additional 22% interest from Five Arrows in two transactions for an aggregate of approximately $26.3 million in consideration. Matthew W. Kaplan, a director of the Company, is a manager of Five Arrows. See "Business - Property Acquisitions" for a more detailed discussion of the terms of these transactions.


                          PRIOR PERFORMANCE INFORMATION

         The information presented in this section represents the historical experience of certain real estate programs organized by certain officers and directors of the Advisor. Prior public programs have not invested in hotel properties. Investors in the Company should not assume that they will experience returns, if any, comparable to those experienced by investors in such prior public real estate programs. Investors who purchase Shares in the Company will not thereby acquire any ownership interest in any partnerships or corporations to which the following information relates.

         Two Directors of the Company, James M. Seneff, Jr. and Robert A. Bourne, individually or with others have served as general partners of 89 and 88 real estate limited partnerships, respectively, including 18 publicly offered CNL Income Fund partnerships, and as directors and/or officers of two unlisted public REITs. None of these limited partnerships or the unlisted REITs have been audited by the IRS. Of course, there is no guarantee that the Company will not be audited. Based on an analysis of the operating results of the prior programs, Messrs. Seneff and Bourne believe that each of such programs has met or is meeting its principal investment objectives in a timely manner.

         CNL Realty Corporation, which was organized as a Florida corporation in November 1985 and whose sole stockholders are Messrs. Seneff and Bourne, currently serves as the corporate general partner with Messrs. Seneff and Bourne as individual general partners of 18 CNL Income Fund limited partnerships, all of which were organized to invest in fast-food, family-style and in the case of two of the partnerships, casual-dining restaurant properties. In addition, Messrs. Seneff and Bourne currently serve as directors of CNL American Properties Fund, Inc., an unlisted public REIT organized to invest in fast-food, family-style and casual-dining restaurant properties, mortgage loans and secured equipment leases; and as directors and officers of CNL Retirement Properties, Inc., an unlisted public REIT organized to invest in health care and seniors' housing facilities. Both of the unlisted public REITs have investment objectives similar to those of the Company. As of December 31, 2000, the 18 partnerships and the two unlisted REITs had raised a total of approximately $1.5 billion from a total of approximately 82,000 investors, and owned approximately 1,600 fast-food, family-style and casual-dining restaurant properties, and one assisted living property. Certain additional information relating to the offerings and investment history of the 18 public partnerships and the two unlisted public REITs is set forth below.


                                                                                   Number of           Date 90% of Net
                                                                                   Limited             Proceeds Fully
                           Maximum                                                 Partnership         Invested or
Name of                    Offering                                                Units or            Committed to
Entity                     Amount (1)                Date Closed                   Shares Sold         Investment (2)
------                     ----------                -----------                   -----------         --------------

CNL Income                 $15,000,000               December 31, 1986             30,000              December 1986
Fund, Ltd.                 (30,000 units)

CNL Income                 $25,000,000               August 21, 1987               50,000              November 1987
Fund II, Ltd.              (50,000 units)

CNL Income                 $25,000,000               April 29, 1988                50,000              June 1988
Fund III, Ltd.             (50,000 units)

CNL Income                 $30,000,000               December 6, 1988              60,000              February 1989
Fund IV, Ltd.              (60,000 units)

CNL Income                 $25,000,000               June 7, 1989                  50,000              December 1989
Fund V, Ltd.               (50,000 units)

CNL Income                 $35,000,000               January 19, 1990              70,000              May 1990
Fund VI, Ltd.              (70,000 units)

CNL Income                 $30,000,000               August 1, 1990                30,000,000          January 1991
Fund VII, Ltd.             (30,000,000 units)

CNL Income                 $35,000,000               March 7, 1991                 35,000,000          September 1991
Fund VIII, Ltd.            (35,000,000 units)

CNL Income                 $35,000,000               September 6, 1991             3,500,000           November 1991
Fund IX, Ltd.              (3,500,000 units)

CNL Income                 $40,000,000               April 22, 1992                4,000,000           June 1992
Fund X, Ltd.               (4,000,000 units)

CNL Income                 $40,000,000               October 8, 1992               4,000,000           September 1992
Fund XI, Ltd.              (4,000,000 units)

                                                                                   Number of           Date 90% of Net
                                                                                   Limited             Proceeds Fully
                           Maximum                                                 Partnership         Invested or
Name of                    Offering                                                Units or            Committed to
Entity                     Amount (1)                Date Closed                   Shares Sold         Investment (2)
------                     ----------                -----------                   -----------         --------------
CNL Income                 $45,000,000               April 15, 1993                4,500,000           July 1993
Fund XII, Ltd.             (4,500,000 units)

CNL Income                 $40,000,000               September 13, 1993            4,000,000           August 1993
Fund XIII, Ltd.            (4,000,000 units)

CNL Income                 $45,000,000               March 23, 1994                4,500,000           May 1994
Fund XIV, Ltd.             (4,500,000 units)

CNL Income                 $40,000,000               September 22, 1994            4,000,000           December 1994
Fund XV, Ltd.              (4,000,000 units)

CNL Income                 $45,000,000               July 18, 1995                 4,500,000           August 1995
Fund XVI, Ltd.             (4,500,000 units)

CNL Income                 $30,000,000               October 10, 1996              3,000,000           December 1996
Fund XVII, Ltd.            (3,000,000 units)

CNL Income                 $35,000,000               February 6, 1998              3,500,000           December 1997
Fund XVIII, Ltd.           (3,500,000 units)

CNL American               $747,464,413              January 20, 1999 (3)          37,373,221 (3)      February 1999 (3)
Properties Fund, Inc.      (37,373,221 shares)

CNL Retirement             $164,718,974              September 18, 2000 (4)        971,898 (4)         April 2000 (4)
Properties, Inc.           (16,471,898 shares)


(1) The amount stated includes the exercise by the general partners of each partnership of their option to increase by $5,000,000 the maximum size of the offering of CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XVI, Ltd. and CNL Income Fund XVIII, Ltd. The number of shares of common stock for CNL American Properties Fund, Inc. ("APF") reflects a one-for-two reverse stock split, which was effective on June 3, 1999.

(2) For a description of the property acquisitions by these programs, see the table set forth on the following page.

(3) In April 1995, APF commenced an offering of a maximum of 16,500,000 shares of common stock ($165,000,000). On February 6, 1997, the initial offering closed upon receipt of subscriptions totalling $150,591,765 (15,059,177 shares), including $591,765 (59,177 shares) through the reinvestment plan. Following completion of the initial offering on February 6, 1997, APF commenced a subsequent offering (the "1997 Offering ") of up to 27,500,000 shares ($275,000,000) of common stock. On March 2, 1998, the 1997 Offering closed upon receipt of subscriptions totalling $251,872,648 (25,187,265 shares), including $1,872,648 (187,265 shares) through the reinvestment plan. Following completion of the 1997 Offering on March 2, 1998, APF commenced a subsequent offering (the "1998 Offering ") of up to 34,500,000 shares ($345,000,000) of common stock. As of December 31, 1998, APF had received subscriptions totalling $345,000,000 (34,500,000 shares), including $3,107,848 (310,785 shares) through the reinvestment plan, from the 1998 Offering. The 1998 Offering closed in January 1999, upon receipt of the proceeds from the last subscriptions. As of March 31, 1999, net proceeds to APF from its three offerings totalled $670,151,200 and all of such amount had been invested or committed for investment in properties and mortgage loans.

(4) Effective September 18, 1998, CNL Retirement Properties, Inc. (the "Retirement Properties REIT") commenced an offering of up to 15,500,000 shares ($155,000,000) of common stock. On September 18, 2000, the initial offering closed upon receipt of subscriptions totalling $9,718,974 (971,898 shares), including $50,463 (5,046 shares) through the reinvestment plan. Following completion of the initial offering on September 18, 2000, the Retirement Properties REIT commenced a subsequent offering of up to 15,500,000 shares ($155,000,000) of common stock. The Retirement Properties REIT acquired its first property on April 20, 2000.

         As of December 31, 2000, Mr. Seneff and Mr. Bourne, directly or through affiliated entities, also had served as joint general partners of 69 nonpublic real estate limited partnerships. The offerings of all of these 69 nonpublic limited partnerships had terminated as of December 31, 2000. These 69 partnerships raised a total of $185,927,353 from approximately 4,600 investors, and purchased, directly or through participation in a joint venture or limited partnership, interests in a total of 304 projects as of December 31, 2000. These 304 projects consist of 19 apartment projects (comprising 9% of the total amount raised by all 69 partnerships), 12 office buildings (comprising 4% of the total amount raised by all 69 partnerships), 238 fast-food, family-style, or casual-dining restaurant properties and business investments (comprising 70% of the total amount raised by all 69 partnerships), one condominium development (comprising 0.5% of the total amount raised by all 69 partnerships), four hotels/motels (comprising 4% of the total amount raised by all 69 partnerships), 28 commercial/retail properties (comprising 12% of the total amount raised by all 69 partnerships), and two tracts of undeveloped land (comprising 0.5% of the total amount raised by all 69 partnerships).

         Mr. Seneff also has served, without Mr. Bourne, as a general partner of two additional nonpublic real estate limited partnerships which raised a total of $240,000 from 12 investors and purchased two office buildings with an aggregate purchase price of $928,390. Both of the office buildings are located in Florida.

         Mr. Bourne also has served, without Mr. Seneff, as a general partner of one additional nonpublic real estate limited partnership program which raised a total of $600,000 from 37 investors and purchased, through participation in a limited partnership, one apartment building located in Georgia with a purchase price of $1,712,000.

         Of the 90 real estate limited partnerships whose offerings had closed as of December 31, 2000 (including 18 CNL Income Fund limited partnerships) in which Mr. Seneff and/or Mr. Bourne serve or have served as general partners in the past, 39 invested in restaurant properties leased on a "triple-net" basis, including eight which also invested in franchised restaurant businesses (accounting for approximately 93% of the total amount raised by all 90 real estate limited partnerships).

         The following table sets forth summary information, as of December 31, 2000, regarding property acquisitions by the 18 limited partnerships and the two unlisted REITs.

Name of                     Type of                                           Method of           Type of
Entity                      Property              Location                    Financing           Program
------                      --------              --------                    ---------           -------

CNL Income                  22 fast-food or       AL, AZ, CA, FL, GA,          All cash            Public
Fund, Ltd.                  family-style          LA, MD, OK, PA, TX,
                            restaurants           VA, WA

CNL Income                  50 fast-food or       AL, AZ, CO, FL, GA,          All cash            Public
Fund II, Ltd.               family-style          IL, IN, KS, LA, MI,
                            restaurants           MN, MO, NC, NM, OH,
                                                  TN, TX, WA, WY

CNL Income                  40 fast-food or       AL, AZ, CA, CO, FL,          All cash            Public
Fund III, Ltd.              family-style          GA, IA, IL, IN, KS,
                            restaurants           KY, MD, MI, MN, MO,
                                                  NC, NE, OK, TX

CNL Income                  47 fast-food or       AL, DC, FL, GA, IL,          All cash            Public
Fund IV, Ltd.               family-style          IN, KS, MA, MD, MI,
                            restaurants           MS, NC, OH, PA, TN,
                                                  TX, VA



Name of                     Type of                                           Method of           Type of
Entity                      Property              Location                    Financing           Program
------                      --------              --------                    ---------           -------

CNL Income                  36 fast-food or       AZ, FL, GA, IL, IN,          All cash            Public
Fund V, Ltd.                family-style          MI, NH, NY, OH, SC,
                            restaurants           TN, TX, UT, WA

CNL Income                  60 fast-food or       AR, AZ, CA, FL, GA,          All cash            Public
Fund VI, Ltd.               family-style          IL, IN, KS, MA, MI,
                            restaurants           MN, NC, NE, NM, NY,
                                                  OH, OK, PA, TN, TX,
                                                  VA, WA, WY

CNL Income                  53 fast-food or       AL, AZ, CO, FL, GA,          All cash            Public
Fund VII, Ltd.              family-style          IN, LA, MI, MN, NC,
                            restaurants           OH, PA, SC, TN, TX,
                                                  UT, WA

CNL Income                  45 fast-food or       AZ, FL, IL, IN, LA,          All cash            Public
Fund VIII, Ltd.             family-style          MI, MN, NC, NY, OH,
                            restaurants           TN, TX, VA

CNL Income                  46 fast-food or       AL, CA, CO, FL, GA,          All cash            Public
Fund IX, Ltd.               family-style          IL, IN, LA, MI, MN,
                            restaurants           MS, NC, NH, NY, OH,
                                                  SC, TN, TX

CNL Income                  55 fast-food or       AL, AZ, CA, CO, FL,          All cash            Public
Fund X, Ltd.                family-style          ID, IL, LA, MI, MO,
                            restaurants           MT, NC, NE, NH, NM,
                                                  NY, OH, PA, SC, TN,
                                                  TX, WA

CNL Income                  44 fast-food or       AL, AZ, CA, CO, CT,          All cash            Public
Fund XI, Ltd.               family-style          FL, KS, LA, MA, MI,
                            restaurants           MS, NC, NH, NM, OH,
                                                  OK, PA, SC, TX, VA,
                                                  WA

CNL Income                  53 fast-food or       AL, AZ, CA, CO, FL,          All cash            Public
Fund XII, Ltd.              family-style          GA, LA, MO, MS, NC,
                            restaurants           NM, OH, SC, TN, TX,
                                                  WA

CNL Income                  50 fast-food or       AL, AR, AZ, CA, CO,          All cash            Public
Fund XIII, Ltd.             family-style          FL, GA, IN, KS, LA,
                            restaurants           MD, NC, OH, PA, SC,
                                                  TN, TX, VA






Name of                     Type of                                           Method of           Type of
Entity                      Property              Location                    Financing           Program
------                      --------              --------                    ---------           -------

CNL Income                  69 fast-food or       AL, AZ, CO, FL, GA,          All cash            Public
Fund XIV, Ltd.              family-style          IL, KS, LA, MN, MO,
                            restaurants           MS, NC, NJ, NV, OH,
                                                  SC, TN, TX, VA

CNL Income                  57 fast-food or       AL, CA, FL, GA, KS,          All cash            Public
Fund XV, Ltd.               family-style          KY, MN, MO, MS, NC,
                            restaurants           NJ, NM, OH, OK, PA,
                                                  SC, TN, TX, VA

CNL Income                  49 fast-food or       AZ, CA, CO, DC, FL,          All cash            Public
Fund XVI, Ltd.              family-style          GA, ID, IN, KS, MN,
                            restaurants           MO, NC, NM, NV, OH,
                                                  PA, TN, TX, UT, WI

CNL Income                  32 fast-food,         CA, FL, GA, IL, IN,          All cash            Public
Fund XVII, Ltd.             family-style or       MI, NC, NV, OH, SC,
                            casual-dining         TN, TX, WA
                            restaurants

CNL Income                  26 fast-food,         AZ, CA, FL, GA, IL,          All cash            Public
Fund XVIII, Ltd.            family-style or       KY, MD, MN, NC, NV,
                            casual-dining         NY, OH, PA, TN, TX,
                            restaurants           VA

CNL American                794 fast-food,        AL, AR, AZ, CA, CO,            (1)            Public REIT
Properties Fund, Inc.       family-style or       CT, DE, FL, GA, IA,
                            casual-dining         ID, IL, IN, KS, KY,
                            restaurants           LA, MD, MI, MN, MO,
                                                  MS, NC, NE, NH, NJ,
                                                  NM, NV, NY, OH, OK,
                                                  OR, PA, RI, SC, TN,
                                                  TX, UT, VA, WA, WI,
                                                  WV

CNL Retirement              1 assisted            IL                             (2)            Public REIT
Properties, Inc.            living property

 --------------------------------

(1) As of March 31, 1999, all of APF's net offering proceeds had been invested or committed for investment in properties and mortgage loans. Since April 1, 1999, APF has used proceeds from its line of credit and other borrowing to acquire and develop properties and to fund mortgage loans and secured equipment leases.

(2) As of December 31, 2000, the Retirement Properties REIT had invested approximately $13,900,000 in one assisted living property, which included $8,100,000 in advances relating to a line of credit.

         A more detailed description of the acquisitions by real estate limited partnerships and the two unlisted REITs sponsored by Messrs. Bourne and Seneff is set forth in prior performance Table VI, included in Part II of the registration statement filed with the Securities and Exchange Commission for this offering. A copy of Table VI is available to stockholders from the Company upon request, free of charge. In addition, upon request to the Company, the Company will provide, without charge, a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission for CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income Fund V, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VII, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund IX, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XI, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XV, Ltd., CNL Income Fund XVI, Ltd., CNL Income Fund XVII, Ltd., CNL Income Fund XVIII, Ltd., CNL American Properties Fund, Inc. and CNL Retirement Properties, Inc. as well as a copy, for a reasonable fee, of the exhibits filed with such reports.

         In order to provide potential purchasers of Shares in the Company with information to enable them to evaluate the prior experience of the Messrs. Seneff and Bourne as general partners of real estate limited partnerships and as directors and officers of the two unlisted REITs, including those set forth in the foregoing table, certain financial and other information concerning those limited partnerships and the two unlisted REITs, with investment objectives similar to one or more of the Company's investment objectives, is provided in the Prior Performance Tables included as Appendix C. Information about the previous public partnerships, the offerings of which became fully subscribed between January 1996 and December 2000, is included therein. Potential stockholders are encouraged to examine the Prior Performance Tables attached as Appendix C (in Table III), which include information as to the operating results of these prior programs, for more detailed information concerning the experience of Messrs. Seneff and Bourne.


                       INVESTMENT OBJECTIVES AND POLICIES

GENERAL

         The following two paragraphs update and replace the first and second full paragraphs on page 100 of the Prospectus.

         The Company intends to meet its objectives through its investment policies of (i) purchasing carefully selected, well-located Properties and leasing them on a "triple-net" basis (which means that the tenant will be responsible for paying the cost of all repairs, maintenance, property taxes, and insurance) to operators of Hotel Chains or to indirect subsidiaries of the Company under leases generally requiring the tenant to pay base annual rent, with percentage rent based on gross revenues and/or automatic increases in base rent, and (ii) offering Mortgage Loans and Secured Equipment Leases to tenants and operators of Hotel Chains.

         In accordance with its investment policies, the Company intends to invest in Properties whose tenants are either franchisors or franchisees of one of the Hotel Chains to be selected by the Company, based upon recommendations by the Advisor, or indirect subsidiaries of the Company, with management of the
Property to be performed by a third party Hotel Chain operator. There is no limit on the number of properties of a particular Hotel Chain which the Company may acquire. However, under investment guidelines established by the Board of Directors, no single Hotel Chain may represent more than 50% of the total portfolio unless approved by the Board of Directors, including a majority of the Independent Directors. In addition, the Company currently does not expect to acquire a Property if the Board of Directors, including a majority of the Independent Directors, determines that the acquisition would adversely affect the Company in terms of geographic, property type or chain diversification. Potential Mortgage Loan borrowers and Secured Equipment Lease lessees or borrowers will similarly be operators of Hotel Chains selected by the Company, following the Advisor's recommendations. The Company has undertaken, consistent with its objective of qualifying as a REIT for federal income tax purposes, to ensure that the value of all Secured Equipment Leases, in the aggregate, will not exceed 25% of the Company's total assets, while Secured Equipment Leases to any single lessee or borrower, in the aggregate, will not exceed 5% of the Company's total assets. It is intended that investments will be made in Properties, Mortgage Loans and Secured Equipment Leases in various locations in an attempt to achieve diversification and thereby minimize the effect of changes in local economic conditions and certain other risks. The extent of such diversification, however, depends in part upon the amount raised in the offering and the purchase price of each Property. See "Estimated Use of Proceeds" and "Risk Factors -- Real Estate and Other Investment Risks -- Possible lack of diversification increases the risk of investment." For a more complete description of the manner in which the structure of the Company's business, including its investment policies, will facilitate the Company's ability to meet its investment objectives. See "Business."

CERTAIN INVESTMENT LIMITATIONS

         The following paragraph updates and replaces item 16 on page 102 of the Prospectus.

         16. The Company will not make loans to the Advisor or its Affiliates, except (A) to wholly owned subsidiaries of the Company, or (B) Mortgage Loans to Joint Ventures (and joint ventures of wholly owned subsidiaries of the Company) in which no co-venturer is the Sponsor, the Advisor, the Directors or any Affiliate of those persons or of the Company (other than a wholly owned subsidiary of the Company) subject to the restrictions governing Mortgage Loans in the Articles of Incorporation (including the requirement to obtain an appraisal from an independent expert).


                               DISTRIBUTION POLICY

DISTRIBUTIONS

         the following information updates and replaces the table and footnotes under the heading "Distribution Policy - Distributions" on page 103 of the Prospectus.

         The following table presents total  Distributions and Distributions per
Share:

          2000 Quarter                First           Second           Third           Fourth            Year
   ----------------------------    -------------    ------------    -------------    ------------    --------------

   Total Distributions declared      $5,522,124      $6,414,210       $7,533,536      $8,612,405       $28,082,275
   Distributions per Share                0.181           0.181            0.188           0.188             0.738


          1999 Quarter                First           Second           Third           Fourth            Year
   ----------------------------    -------------    ------------    -------------    ------------    --------------

   Total Distributions declared        $998,652      $2,053,964       $3,278,456      $4,434,809       $10,765,881
   Distributions per Share                0.175           0.181            0.181           0.181             0.718


          1998 Quarter                First           Second           Third           Fourth            Year
   ----------------------------    -------------    ------------    -------------    ------------    --------------

   Total Distributions declared        $101,356        $155,730         $362,045        $549,014        $1,168,145
   Distributions per Share                0.075           0.075            0.142           0.175             0.467

(1) In January and February 2001, the Company declared Distributions totalling $3,120,827 and $3,217,630, respectively, (each representing $0.06354 per Share), payable in March 2001.

(2) For the years ended December 31, 2000, 1999 and 1998, and the period October 15, 1997 (the date operations of the Company commenced) through December 31, 1997, approximately 63%, 75%, 76% and 100%, respectively, of the Distributions declared and paid were considered to be ordinary income and for the years ended December 31, 2000, 1999 and 1998, approximately 37%, 25% and 24%, respectively, were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the periods presented are required to be or have been treated by the Company as return of capital for purposes of calculating the Stockholders' 8% Return on Invested Capital. Due to the fact that the Company had not yet acquired all of its Properties and was still in the offering stage as of December 31, 2000, the characterization of Distributions for federal income tax purposes is not necessarily considered by management to be representative of the characterization of Distributions in future periods.

(3) Distributions declared and paid for the years ended December 31, 2000, 1999 and 1998, represent distribution rates of 7.38%, 7.18% and 4.67%, respectively, of Invested Capital. Distributions for January and February 2001, represent a distribution rate of 7.625% of Invested Capital on an annualized basis.

                                 SUMMARY OF THE
                      ARTICLES OF INCORPORATION AND BYLAWS

DESCRIPTION OF CAPITAL STOCK

         The following paragraph updates and replaces the first paragraph under the heading "Summary of the Articles of Incorporation and Bylaws - Description of Capital Stock" on page 104 of the Prospectus.

         The Company has authorized a total of 216,000,000 shares of capital stock, consisting of 150,000,000 shares of Common Stock, $0.01 par value per share, 3,000,000 shares of Preferred Stock ("Preferred Stock"), and 63,000,000 additional shares of excess stock ("Excess Shares"), $0.01 par value per share. Of the 63,000,000 Excess Shares, 60,000,000 are issuable in exchange for Common Stock and 3,000,000 are issuable in exchange for Preferred Stock as described below at "Summary of the Articles of Incorporation and Bylaws -- Restriction of Ownership." As of February 22, 2001, the Company had 53,631,340 Shares of Common Stock outstanding (including 20,000 Shares issued to the Advisor prior to the commencement of the Initial Offering and 174,017 Shares issued pursuant to the Reinvestment Plan) and no Preferred Stock or Excess Shares outstanding. The Board of Directors may determine to engage in future offerings of Common Stock of up to the number of unissued authorized shares of Common Stock available.

         The first paragraph on page 105 of the prospectus is deleted in its entirety.

         The following information updates and replaces the second paragraph on page 105 of the Prospectus.

         The Company will not issue share certificates except to stockholders who make a written request to the Company. Each stockholder's investment will be recorded on the books of the Company, and information concerning the restrictions and rights attributable to Shares (whether in connection with an initial issuance or a transfer) will be sent to the stockholder receiving Shares in connection with an issuance or transfer. A stockholder wishing to transfer his or her Shares will be required to send only an executed form to the Company, and the Company will provide the required form upon a stockholder's request. The executed form and any other required documentation must be received by the Company on or before the 15th of the month for the transfer to be effective the following month. Subject to restrictions in the Articles of Incorporation, transfers of Shares shall be effective, and the transferee of the Shares will be recognized as the holder of such Shares as of the first day of the following month on which the Company receives properly executed documentation.
Stockholders who are residents of New York may not transfer fewer than 250 shares at any time.


                        FEDERAL INCOME TAX CONSIDERATIONS

TAXATION OF THE COMPANY

         The following information updates and replaces second paragraph under the heading "Federal Income Tax Considerations - Taxation of the Company - General" on page 112 of the Prospectus.

         If the Company qualifies for taxation as a REIT, it generally will not be subject to federal corporate income tax on its net income that is currently distributed to holders of Shares. This treatment substantially eliminates the "double taxation" (at the corporate and stockholder levels) that generally results from an investment in a corporation. However, the Company will be subject to federal income tax in the following circumstances. First, the Company will be taxed at regular corporate rates on any undistributed real estate investment trust taxable income, including undistributed net capital gains. Second, under certain circumstances, the Company may be subject to the alternative minimum tax on its items of tax preference. Third, if the Company has net income from foreclosure property, it will be subject to tax on such income at the highest corporate rate. Foreclosure property generally means real property (and any personal property incident to such real property) which is acquired as a result of a default either on a lease of such property or on indebtedness which such property secured and with respect to which an appropriate election is made. Fourth, if the Company has net income derived from prohibited transactions, such income will be subject to a 100% tax. A prohibited transaction generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of business. Fifth, if the Company should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), but has nonetheless maintained its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on the net income attributable to the greater of the amount by which the Company fails the 75% or 95% test. Sixth, if, during each calendar year, the Company fails to distribute at least the sum of (i) 85% of its real estate investment trust ordinary income for such year; (ii) 95% of its real estate investment trust capital gain net income for such year; and (iii) any undistributed taxable income from prior periods, the Company will be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. Seventh, if the Company acquires any asset from a C corporation (i.e. a corporation generally subject to full corporate level tax) in a transaction in which the basis of the asset in the Company's hands is determined by reference to the basis of the asset (or any other property) in the hands of the C corporation, and the Company recognizes gain on the disposition of such asset during the 10-year period beginning on the date on which such asset was acquired by the Company, then, to the extent of such property's "built-in gain" (the excess of the fair market value of such property at the time of acquisition by the Company over the adjusted basis in such property at such time), such gain will be subject to tax at the highest regular corporate rate applicable. The rule described above with respect to the recognition of "built-in gain" will apply assuming that the Company makes an election pursuant to Section 1.337(d)-5T(b) of the Treasury Regulations upon its acquisition of an asset from a C corporation.

         Opinion of Counsel. Based upon representations made by officers of the Company with respect to relevant factual matters, upon the existing Code provisions, rules and regulations promulgated thereunder (including proposed regulations) and reported administrative and judicial interpretations thereof, upon Counsel's independent review of such documents as Counsel deemed relevant in the circumstances and upon the assumption that the Company will operate in the manner described in this Prospectus, Counsel has advised the Company that, in its opinion, the Company qualified as a REIT under the Code for the taxable years ending through December 31, 2000, the Company is organized in conformity with the requirements for qualification as a REIT, and the Company's proposed method of operation will enable it to continue to meet the requirements for qualification as a REIT. It must be emphasized, however, that the Company's ability to qualify and remain qualified as a REIT is dependent upon actual operating results and future actions by and events involving the Company and others, and no assurance can be given that the actual results of the Company's operations and future actions and events will enable the Company to satisfy in any given year the requirements for qualification and taxation as a REIT.

         Asset Tests. At the end of each quarter of a REIT's taxable year, at least 75% of the value of its total assets must consist of "real estate assets," cash and cash items (including receivables) and certain government securities. The balance of a REIT's assets generally may be invested without restriction, except that holdings of securities not within the 75% class of assets generally must not, with respect to any issuer other than a taxable REIT subsidiary, exceed 5% of the value of the REIT's assets or 10% of the value or voting power of the issuer's outstanding securities. The term "real estate assets" includes real property, interests in real property, leaseholds of land or improvements thereon, and mortgages on the foregoing as well as stock of another REIT and any property attributable to the temporary investment of new capital (but only if such property is stock or a debt instrument and only for the one-year period beginning on the date the REIT receives such capital). When a mortgage is secured by both real property and other property, it is considered to constitute a mortgage on real property to the extent of the fair market value of the real property when the REIT is committed to make the loan (or, in the case of a construction loan, the reasonably estimated cost of construction).

         Initially, the bulk of the Company's assets will be real property. However, the Company will also hold the Secured Equipment Leases. Counsel is of the opinion, based on certain assumptions, that the Secured Equipment Leases will be treated as loans secured by personal property for federal income tax purposes. See "Federal Income Tax Considerations -- Characterization of Secured Equipment Leases." Therefore, the Secured Equipment Leases will not qualify as "real estate assets." However, the Company has represented that at the end of each quarter the value of the Secured Equipment Leases, together with any personal property owned by the Company, will in the aggregate represent less than 25% of the Company's total assets and that the value of the Secured Equipment Leases entered into with any particular tenant will represent less than 5% of the Company's total assets. No independent appraisals will be acquired to support this representation, and Counsel, in rendering its opinion as to the qualification of the Company as a REIT, is relying on the conclusions of the Company and its senior management as to the relative values of its assets. There can be no assurance, however, that the IRS may not contend that either (i) the value of the Secured Equipment Leases entered into with any particular tenant represents more than 5% of the Company's total assets, or (ii) the value of the Secured Equipment Leases, together with any personal property owned by the Company, exceeds 25% of the Company's total assets.

         A REIT may own up to 100% of the stock of a corporation that elects to be treated as a "taxable REIT subsidiary" for federal income tax purposes. At no time may the value of a REIT's stock in taxable REIT subsidiaries exceed 20% of the value of the REIT's gross assets. Although a taxable REIT subsidiary is not permitted to operate a lodging facility, it may lease lodging facilities from its affiliated REIT provided that an eligible independent contractor manages the facilities. The Company has entered into three such leases with taxable REIT subsidiaries and may enter into additional leases with taxable REIT subsidiaries in the future.

         The common and preferred stock of Hotel Investors owned by Hospitality Partners represents a significant portion of the Company's assets. As mentioned above, stock of a REIT is considered a "real estate asset" for purposes of the 75% asset test and, therefore, the asset tests prohibiting a REIT from owning securities of an issuer that exceed 5% of the value of the REIT's assets or 10% of the value or voting power of the issuer's outstanding securities. Based on representations made by officers of Hotel Investors with respect to relevant factual matters, and assuming that Hotel Investors will operate in the manner described in this Prospectus, Counsel has advised the Company that, in its opinion, Hotel Investors is organized in conformity with the requirements for qualification as a REIT, and Hotel Investors' proposed method of operations will enable it to continue to meet the requirements for qualification as a REIT. It must be emphasized, however, that Hotel Investors' ability to qualify and remain qualified as a REIT is dependent upon actual operating results and future actions by and events involving Hotel Investors and others, and no assurance can be given that the actual results of Hotel Investors' operating and future actions and events will enable Hotel Investors to satisfy in any given year the requirements for qualification and taxation as a REIT. If Hotel Investors fails to qualify as a REIT, then the Company would own (through Hospitality Partners) securities of an issuer that exceed 5% of the value of the Company's assets and that represent more than 10% of the value or voting power of the outstanding securities of an issuer in violation of the asset tests discussed above.

         As indicated in "Business -- Joint Venture Arrangements," the Company may participate in Joint Ventures. If a Joint Venture were classified for federal income tax purposes as an association taxable as a corporation rather than as a partnership, the Company's ownership of a 10% or greater interest in the Joint Venture would cause the Company to fail to meet the requirement that it not own 10% or more of the value or voting power of an issuer's securities. However, Counsel is of the opinion, based on certain assumptions, that any Joint Ventures will constitute partnerships for federal income tax purposes. See "Federal Income Tax Considerations -- Investment in Joint Ventures."

         Income Tests. A REIT also must meet two separate tests with respect to its sources of gross income for each taxable year.

         The following information updates and replaces the second and sixth paragraphs under the heading "Federal Income Tax Considerations - Taxation of the Company - Income Tests" beginning on page 115 of the Prospectus.

         Initially, the bulk of the Company's income will be derived from rents with respect to the Properties and dividends from Hotel Investors. Dividends from Hotel Investors will be qualifying income under both the 75% and the 95% test, provided that Hotel Investors qualifies as a REIT. Rents from Properties received by the Company qualify as "rents from real property" in satisfying these two tests only if several conditions are met. First, the rent must not be based in whole or in part, directly or indirectly, on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, the Code provides that rents received from a tenant (other than a taxable REIT subsidiary leasing a lodging facility operated by an eligible independent contractor) will not qualify as "rents from real property" if the REIT, or a direct or indirect owner of 10% or more of the REIT owns, directly or constructively, 10% or more of such tenant (a "Related Party Tenant"). Third, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as "rents from real property." Finally, for rents to qualify as "rents from real property," a REIT generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an independent contractor from whom the REIT derives no revenue, except that a REIT may directly perform services which are "usually or customarily rendered" in connection with the rental of space for occupancy, other than services which are considered to be rendered to the occupant of the property. However, a REIT is currently permitted to earn up to one percent of its gross income from tenants, determined on a property-by-property basis, by furnishing services that are noncustomary or provided directly to the tenants, without causing the rental income to fail to qualify as rents from real property.

         If, contrary to the opinion of Counsel, the Secured Equipment Leases are treated as true leases, rather than as loans secured by personal property for federal income tax purposes, the payments under the terms of the Secured Equipment Leases would be treated as rents from personal property. Rents from personal property will satisfy both the 75% and 95% gross income tests if they are received in connection with a lease of real property and the rent attributable to the personal property does not exceed 15% of the total rent received from the tenant in connection with the lease. However, if rents attributable to personal property exceed 15% of the total rent received from a particular tenant, then the portion of the total rent attributable to personal property will not satisfy either the 75% or 95% gross income tests.

         Distribution Requirements. A REIT must distribute to its stockholders for each taxable year ordinary income dividends in an amount equal to at least
(a) 90% of the sum of (i) its "real estate investment trust taxable income" (before deduction of dividends paid and excluding any net capital gains) and
(ii) the excess of net income from foreclosure property over the tax on such income, minus (b) certain excess non-cash income. Real estate investment trust taxable income generally is the taxable income of a REIT computed as if it were an ordinary corporation, with certain adjustments. Distributions must be made in the taxable year to which they relate or, if declared before the timely filing of the REIT's tax return for such year and paid not later than the first regular dividend payment after such declaration, in the following taxable year.

         The Company has represented that it intends to make Distributions to stockholders that will be sufficient to meet the 90% distribution requirement. Under some circumstances, however, it is possible that the Company may not have sufficient funds from its operations to make cash Distributions to satisfy the 90% distribution requirement. For example, in the event of the default or financial failure of one or more tenants or lessees, the Company might be required to continue to accrue rent for some period of time under federal income tax principles even though the Company would not currently be receiving the corresponding amounts of cash. Similarly, under federal income tax principles, the Company might not be entitled to deduct certain expenses at the time those expenses are incurred. In either case, the Company's cash available for making Distributions might not be sufficient to satisfy the 90% distribution requirement. If the cash available to the Company is insufficient, the Company might raise cash in order to make the Distributions by borrowing funds, issuing new securities or selling Assets. If the Company ultimately were unable to satisfy the 90% distribution requirement, it would fail to qualify as a REIT and, as a result, would be subject to federal income tax as an ordinary corporation without any deduction or adjustment for dividends paid to holders of the Shares. If the Company fails to satisfy the 90% distribution requirement, as a result of an adjustment to its tax returns by the Service, under certain circumstances, it may be able to rectify its failure by paying a "deficiency dividend" (plus a penalty and interest) within 90 days after such adjustment. This deficiency dividend will be included in the Company's deductions for Distributions paid for the taxable year affected by such adjustment. However, the deduction for a deficiency dividend will be denied if any part of the adjustment resulting in the deficiency is attributable to fraud with intent to evade tax or to willful failure to timely file an income tax return.

CHARACTERIZATION OF PROPERTY LEASES

         The  following  information  updates and  replaces  the first and fifth
paragraphs   under  the   heading   "Federal   Income   Tax   Considerations   -
Characterization of Property Leases" beginning on page 120 of the Prospectus.

         The Company will purchase both new and existing Properties and lease them to franchisees or corporate franchisors or taxable REIT subsidiaries pursuant to leases of the type described in "Business -- Description of Property Leases." The ability of the Company to claim certain tax benefits associated with ownership of the Properties, such as depreciation, depends on a determination that the lease transactions engaged in by the Company are true leases, under which the Company is the owner of the leased Property for federal income tax purposes, rather than a conditional sale of the Property or a financing transaction. A determination by the Service that the Company is not the owner of the Properties for federal income tax purposes may have adverse consequences to the Company, such as the denying of the Company's depreciation deductions. Moreover, a denial of the Company's depreciation deductions could result in a determination that the Company's Distributions to stockholders were insufficient to satisfy the 90% distribution requirement for qualification as a REIT. However, as discussed above, if the Company has sufficient cash, it may be able to remedy any past failure to satisfy the distribution requirements by paying a "deficiency dividend" (plus a penalty and interest). See "Federal Income Tax Considerations -- Taxation of the Company -- Distribution Requirements," above. Furthermore, in the event that the Company was determined not to be the owner of a particular Property, in the opinion of Counsel the income that the Company would receive pursuant to the recharacterized lease would constitute interest qualifying under the 95% and 75% gross income tests by reason of being interest on an obligation secured by a mortgage on an interest in real property, because the legal ownership structure of such Property will have the effect of making the building serve as collateral for the debt obligation.

         Concerning the Properties for which the Company owns the buildings and the underlying land, on the basis of the foregoing, assuming (i) the Company leases the Properties on substantially the same terms and conditions described in "Business -- Description of Property Leases," and (ii) as is represented by the Company, the residual value of the Properties remaining after the end of their lease terms (including all renewal periods) may reasonably be expected to be at least 20% of the Company's cost of such Properties, and the remaining useful lives of the Properties after the end of their lease terms (including all renewal periods) may reasonably be expected to be at least 20% of the Properties' useful lives at the beginning of their lease terms, it is the opinion of Counsel that the Company will be treated as the owner of the Properties for federal income tax purposes and will be entitled to claim depreciation and other tax benefits associated with such ownership. In the case of Properties for which the Company does not own the underlying land, Counsel may not be able to opine that such transactions will be characterized as leases.


                                  THE OFFERING

GENERAL

         The following information updates and replaces the first paragraph under the heading "The Offering - General" on page 123 of the Prospectus.

         A maximum of 45,000,000 Shares ($450,000,000) are being offered at a purchase price of $10.00 per Share. Included in the 45,000,000 Shares offered, the Company has registered 5,000,000 Shares ($50,000,000) available only to stockholders purchasing Shares in this offering who receive a copy of this Prospectus or to stockholders who purchased Shares in one of the Prior Offerings and who received a copy of the related prospectus and who elect to participate in the Reinvestment Plan. Prior to the conclusion of this offering, if any of the 5,000,000 Shares remain after meeting anticipated obligations under the Reinvestment Plan, the Company may decide to sell a portion of these Shares in this offering. Any participation in such plan by a person who becomes a stockholder otherwise than by participating in this offering will require solicitation under a separate prospectus. See "Summary of Reinvestment Plan." The Board of Directors may determine to engage in future offerings of Common Stock of up to the number of unissued authorized shares of Common Stock available following termination of this offering.

PLAN OF DISTRIBUTION

         The following information updates and replaces the fourth and sixth paragraphs beginning on page 124 of the Prospectus and the fourth paragraph on page 126 of the Prospectus under the heading "The Offering - Plan of Distribution."

         In connection with this offering, the Company will pay a Soliciting Dealer Servicing Fee of 0.20% of Invested Capital (calculated, for purposes of this provision, using only Shares sold pursuant to this offering) commencing on December 31 of the year following the year in which this offering terminates, and every December 31 thereafter, to the Managing Dealer, which, in its sole discretion may reallow all or a portion of such fee to the Soliciting Dealers who sold Shares pursuant to this offering and whose clients who purchased Shares in this offering hold Shares on such date. The Soliciting Dealer Servicing Fee will terminate as of the beginning of any year in which the Company is liquidated or in which Listing occurs, provided, however, that any previously accrued but unpaid portion of the Soliciting Dealer Servicing Fee may be paid in such year or any subsequent year. In connection with the 1999 Offering, the Company issued to the Managing Dealer, a soliciting dealer warrant to purchase one share of Common Stock for every 25 Shares sold in such offering, to be exercised, if at all, during the five-year period commencing with the date the 1999 Offering began (the "Exercise Period"), at a price of $12.00 per share. The Managing Dealer may, in its sole discretion, reallow all or any part of such soliciting dealer warrant to certain Soliciting Dealers, unless prohibited by federal or state securities laws. Soliciting dealer warrants will not be exercisable until one year from date of issuance. Soliciting dealer warrants are not transferable or assignable except by the Managing Dealer, the Soliciting Dealers, their successors in interest, or individuals who are officers or partners of such a person. In connection with the Initial Offering, the Company will pay a soliciting dealer servicing fee of 0.20% of Invested Capital (calculated, for purposes of this provision, using only Shares sold pursuant to the Initial Offering) commencing December 31, 2000 and each December 31 thereafter, to the Managing Dealer, which, in its sole discretion may reallow all or a portion of such fee to the Soliciting Dealers who sold Shares pursuant to the Initial Offering and whose clients who purchased Shares in the Initial Offering hold Shares on such date. The soliciting dealer servicing fee will terminate as of the beginning of any year in which the Company is liquidated or in which Listing occurs, provided, however, that any previously accrued but unpaid portion of the soliciting dealer servicing fee may be paid in such year or any subsequent year. The soliciting dealer servicing fee will not be assessed with regard to Shares sold in the 1999 Offering.

         Selling Commissions for purchases of 500,001 Shares or more will, in the sole discretion of the Managing Dealer, be reduced to $0.20 per Share ($0.15 of which may be reallowed to a Soliciting Dealer) or less but in no event will the proceeds to the Company be less than $9.25 per Share.

         In addition, stockholders may agree with their participating Soliciting Dealer and the Managing Dealer to have Selling Commissions relating to their Shares paid over a seven-year period pursuant to a deferred commission arrangement (the "Deferred Commission Option"). The volume discount will not be applicable to purchases with regard to which stockholders elect the Deferred Commission Option. Stockholders electing the Deferred Commission Option will be required to pay a total of $9.40 per Share purchased upon subscription, rather than $10.00 per Share, with respect to which $0.15 per Share will be payable as Selling Commissions due upon subscription, $0.10 of which may be reallowed to the Soliciting Dealer by the Managing Dealer. For each of the six years following such subscription (or for such six year period commencing at a later date agreed upon by the Managing Dealer and the Soliciting Dealer) on a date to be determined by the Managing Dealer, $0.10 per Share will be paid by the Company as deferred Selling Commissions with respect to Shares sold pursuant to the Deferred Commission Option, which amounts will be deducted from and paid out of Distributions otherwise payable to such stockholders holding such Shares and may be reallowed to the Soliciting Dealer by the Managing Dealer. The net proceeds to the Company will not be affected by the election of the Deferred Commission Option. Under this arrangement, a stockholder electing the Deferred Commission Option will pay a 1% Selling Commission per year thereafter for six years which will be deducted from and paid by the Company out of Distributions otherwise payable to such stockholder. At such time, if any, as Listing occurs, the Company shall have the right to require the acceleration of all outstanding payment obligations under the Deferred Commission Option. All such Selling Commissions will be paid to the Managing Dealer, whereby a total of up to 7% of such Selling Commissions may be reallowed to the Soliciting Dealer.

ERISA CONSIDERATIONS

         The following paragraph updates and replaces the first paragraph on page 130 of the Prospectus.

         Under the DOL Regulation, if a Plan acquires an equity interest in an entity, which equity interest is not a "publicly-offered security," the Plan's assets generally would include both the equity interest and an undivided interest in each of the entity's underlying assets unless certain specified exceptions apply. The DOL Regulation defines a publicly-offered security as a security that is "widely held," "freely transferable," and either part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or sold pursuant to an effective registration statement under the Securities Act (provided the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering occurred). The Shares are being sold in an offering registered under the Securities Act of 1933, as amended, and will be registered within the relevant time period under Section 12(g) of the Exchange Act.


                                     EXPERTS

         The financial statements of the Company as of December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000 and the financial statement schedule as of December 31, 2000, included in this Prospectus, have been included in reliance on the report of PricewaterhouseCoopers LLP, independent certified public accountants, given on the authority of said firm as experts in auditing and accounting.


                                   DEFINITIONS

         "1999 Offering" means the public offering of the Company of 27,500,000 Shares of Common Stock, which commenced in June 1999 and terminated on September 14, 2000.

         "Hospitality Partners" means CNL Hospitality Partners, LP, a wholly owned Delaware limited partnership. Properties acquired are expected to be held by Hospitality Partners and, as a result, owned by the Company through Hospitality Partners.

         "Hotel Chains" means the national and regional hotel chains, primarily limited service, extended stay and full service hotel chains, to be selected by the Advisor, and who themselves or their franchisees will either (i) lease Properties purchased by the Company, (ii) become managers under management agreements, (iii) become borrowers under Mortgage Loans, or (iv) become lessees or borrowers under Secured Equipment Leases.

         "Hotel Investors" means CNL Hotel Investors, Inc., a jointly owned real estate investment trust between the Company and Five Arrows Realty Securities II L.L.C., formed for the purpose of acquiring up to eight hotel Properties from various sellers affiliated with Western International.

                                  ADDENDUM TO
                                   APPENDIX B

                              FINANCIAL INFORMATION

              -----------------------------------------------
              |                                             |
              | THE FINANCIAL STATEMENTS INCLUDED           |
              | IN THIS APPENDIX B UPDATE AND REPLACE       |
              | APPENDIX B TO THE ATTACHED PROSPECTUS,      |
              | DATED MAY 23,2000.     |                    |
              |                                             |
              -----------------------------------------------

                          INDEX TO FINANCIAL STATEMENTS



                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
                                                                           Page

Pro Forma Consolidated Financial Information (unaudited):

    Pro Forma Consolidated Balance Sheet as of December 31, 2000            B-2

    Pro Forma Consolidated Statement of Earnings for the year ended
      December 31, 2000                                                     B-3

    Notes to Pro Forma Consolidated Financial Statements for the year
      ended December 31, 2000                                               B-4

Audited Consolidated Financial Statements:

    Report of Independent Certified Public Accountants                      B-7

    Consolidated Balance Sheets as of December 31, 2000 and 1999            B-8

    Consolidated Statements of Earnings for the years ended  December 31,
      2000, 1999 and 1998                                                   B-9

    Consolidated Statements of Stockholders' Equity for the years ended
      December 31, 2000, 1999 and 1998                                     B-10

    Consolidated Statements of Cash Flows for the years ended December
      31, 2000, 1999 and 1998                                              B-11

    Notes to Consolidated Financial Statements for the years ended
      December 31, 2000, 1999 and 1998                                     B-14

Financial Statement Schedule:

    Schedule III - Real Estate and Accumulated Depreciation as of
      December 31, 2000                                                    B-27

    Notes to Schedule III - Real Estate and Accumulated Depreciation
      as of December 31, 2000                                              B-29

                  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION



         The following Unaudited Pro Forma Consolidated Balance Sheet of CNL Hospitality Properties, Inc. and subsidiaries (the "Company") gives effect to
(i) the receipt of an initial capital contribution of $200,000 from the Advisor, $492,642,031 in gross offering proceeds from the sale of 49,264,203 shares of common stock for the period from inception through December 31, 2000, and the application of such funds to purchase 15 properties, including two on which hotel properties are being constructed, to acquire an 89 percent interest in a limited liability company which owns one property as of December 31, 2000, to invest in CNL Hotel Investors, Inc. ("Hotel Investors") which owned seven properties as of December 31, 2000, to invest in a joint venture which owned one property as of December 31, 2000, for which a resort is being constructed, to redeem 282,161 shares of common stock pursuant to the Company's redemption plan, and to pay offering expenses, acquisition fees and miscellaneous acquisition expenses, (ii) the receipt of $46,292,982 in gross offering proceeds from the sale of 4,629,298 additional shares for the period January 1, 2001 through February 22, 2001, (iii) the application of such funds to (a) pay offering expenses, acquisition fees and miscellaneous acquisition expenses, all as reflected in the pro forma adjustments described in the related notes, (b) to acquire certain shares of 8% Class A Cumulative Preferred Stock and common stock of Hotel Investors and (c) the purchase of two additional properties, as reflected in the pro forma adjustments described in the related notes. The Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 2000, includes the transactions described in (i) above, from its historical balance sheet, adjusted to give effect to the transactions in (ii) and (iii) above as if they had occurred on December 31, 2000.

         The Unaudited Pro Forma Consolidated Statement of Earnings for the year ended December 31, 2000, includes the historical operating results of the properties described in (i) and (iii) above, from the date of their acquisitions plus operating results from (A) the later of (1) the date the property became operational or (2) January 1, 2000, to (B) the earlier of (1) the date the property was acquired by the Company or (2) the end of the pro forma period presented. Additionally, the Unaudited Pro Forma Consolidated Statement of Earnings gives effect to the acquisition of certain shares of 8% Class A Cumulative Preferred Stock and common stock of Hotel Investors, which resulted in majority control and therefore consolidation of Hotel Investors at December 31, 2000.

         This pro forma consolidated financial information is presented for informational purposes only and does not purport to be indicative of the Company's financial results or conditions if the various events and transactions reflected therein had occurred on the dates, or been in effect during the periods, indicated. This pro forma consolidated financial information should not be viewed as indicative of the Company's financial results or conditions in the future.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                December 31, 2000


                                                            CNL Hospitality
                                                            Properties, Inc.
                                                            and Subsidiaries         Pro Forma
                        ASSETS                                 Historical           Adjustments                   Pro Forma
                                                            -----------------      ---------------              --------------


Land, buildings and equipment on operating leases, net      $ 581,528,928            $71,526,102  (b)           $653,055,030
Investment in unconsolidated subsidiary                        10,174,209             16,199,168  (c)             26,373,377
Cash and cash equivalents                                      50,197,854               (148,516 )(a)(b)(c)       50,049,338
Restricted cash                                                 3,263,712                     --                   3,263,712
Receivables                                                     1,009,421                     --                   1,009,421
Prepaid expenses                                                   28,170                     --                      28,170
Loan costs, net                                                 1,976,630                     --                   1,976,630
Accrued rental income                                             597,234                     --                     597,234
Other assets                                                    5,185,900                517,861  (a)(b)           5,703,761
                                                           ---------------       ----------------             ---------------

                                                            $ 653,962,058            $88,094,615                $742,056,673
                                                           ===============       ================             ===============


         LIABILITIES AND STOCKHOLDERS' EQUITY


Mortgages payable and accrued interest                         170,055,326                    --                  170,055,326
Other notes payable                                             19,581,950            45,102,659  (b)              64,684,609
Accounts payable and accrued expenses                            2,126,365                    --                    2,126,365
Distribution payable                                             1,089,394                    --                    1,089,394
Due to related parties                                           1,359,417              (828,187 )(b)                 531,230
Security deposits                                               15,418,626             1,230,600  (b)              16,649,226
Rents paid in advance                                            2,271,836                    --                    2,271,836
       Total liabilities                                       211,902,914            45,505,072                  257,407,986
                                                           ----------------      ----------------             ----------------

Minority Interest                                               22,770,146                    --                   22,770,146
                                                           ----------------      ----------------             ----------------

Stockholders' equity:
    Preferred stock, without par value.
       Authorized and unissued 3,000,000 shares                         --                    --                           --
    Excess shares, $.01 par value per share.
       Authorized and unissued 63,000,000 shares                        --                    --                           --
    Common stock, $.01 par value per share.
       150,000,000 authorized shares; issued and
       outstanding 53,631,340 shares, as adjusted                  490,020                46,293  (a)                 536,313
    Capital in excess of par value                             432,403,246            42,543,250  (a)             474,946,496
    Accumulated distributions in excess of
       net earnings                                            (10,877,836 )                  --                  (10,877,836 )
    Minority interest distributions in excess of
       contributions and accumulated earnings                   (2,726,432 )                  --                   (2,726,432 )
          Total stockholders' equity                           419,288,998            42,589,543                  461,878,541
                                                           ----------------      ----------------                --------------

                                                              $653,962,058           $88,094,615                 $742,056,673
                                                           ================      ================             ================





                  See accompanying notes to unaudited pro forma
                       consolidated financial statements.




                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                          Year ENDED December 31, 2000


                                            CNL Hospitality       CNL Hotel
                                              Properties,        Investors,
                                               Inc. and             Inc.
                                             Subsidiaries        Historical           Pro Forma
                                              Historical             (7)             Adjustments          Pro Forma
                                            ----------------    --------------      ---------------     -------------

Revenues:
    Rental income from operating leases     $ 24,172,889         $13,231,100         $ 8,189,496  (1)     $ 45,593,485
    FF&E reserve income                        2,508,949             693,224             665,297  (2)        3,867,470
    Dividend income                            2,780,063                   0          (2,780,063 )(7)                0
    Interest and other income                  6,637,318             432,574          (2,823,121 )(3)        4,246,771
                                          ----------------    ----------------        --------------     --------------
                                              36,099,219          14,356,898           3,251,609            53,707,726
                                          ----------------    ----------------        --------------     --------------

Expenses:
    Interest and loan cost amortization        2,383,449           5,017,193                  --             7,400,642
    General operating and administrative       1,780,472             628,085                  --             2,408,557
    Professional services                        196,028                  --                  --               196,028
    Asset management fees to
       related party                           1,335,488             126,134             496,283 (4)         1,957,905
    Depreciation and amortization              7,830,456           3,648,654           2,859,812 (5)(7)     14,338,922
                                          ---------------    ----------------    ----------------        --------------
                                              13,525,893           9,420,066           3,356,095            26,302,054
                                          ---------------    ----------------    ----------------        --------------

Earnings Before Equity in Loss of
    Unconsolidated Subsidiary After
    Deduction of Preferred Stock
    Dividends and Minority Interest           22,573,326           4,936,832            (104,486 )          27,405,672

Equity in Loss of Unconsolidated
    Subsidiary After Deduction of
    Preferred Stock Dividends                   (386,627 )                --             386,627  (7)               --

Minority Interest                             (1,516,237 )                --          (1,446,492 )(7)       (2,962,729 )
Net Earnings                                $ 20,670,462         $ 4,936,832       $  (1,164,351 )        $ 24,442,943
                                          ===============    ================    ================        ==============

Earnings Per Share of Common Stock (6):
    Basic                                      $    0.53                                                     $    0.63
                                          ===============                                                ==============
    Diluted                                    $    0.53                                                     $    0.63
                                          ===============                                                ==============

Weighted Average Number of Shares of
    Common Stock Outstanding (6):
       Basic                                  38,698,066                                                    38,698,066
                                          ===============                                                ==============
       Diluted                                45,885,742                                                    42,523,066
                                          ===============                                                ==============





                  See accompanying notes to unaudited pro forma
                       consolidated financial statements.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 2000


Unaudited Pro Forma Consolidated Balance Sheet:
----------------------------------------------

(a) Represents gross proceeds of $46,292,982 from the sale of 4,629,298 shares during the period January 1, 2001 through February 22, 2001, used (i) to pay acquisition fees and costs of $2,083,184 ($209,254 of which was accrued at December 31, 2000), and to pay selling commissions and offering expenses of $3,703,439 which have been netted against stockholders' equity (a total of $618,933 of which was accrued as of December 31, 2000), leaving $39,678,172 for investments.

(b) Represents (1) the use of $23,627,520 of cash and cash equivalents to purchase two properties for $26,423,443 (which includes closing costs of $246,120 and acquisition fees and costs of $1,565,323, which had been recorded as other assets as of December 31, 2000), net of $1,230,600 received from the lessees for security deposits and (ii) the funding of estimated construction costs of $45,102,659 (including capitalized interest costs) from the construction line of credit, relating to two properties under construction at December 31, 2000.

                                                  Estimated purchase
                                                   price (including           Acquisition
                                                   constuction and          Fees and Costs
                                                  closing costs) and          And Closing
                                                      additional            Costs Allocated
                                                  construction costs          To Investment           Total
                                                 ---------------------    ------------------   --------------
         SpringHill Suites in Raleigh, NC                 $ 8,822,000            $ 649,299         $9,471,299
         Courtyard in Overland Park, KS                    15,790,000            1,162,144         16,952,144
         Residence Inn in Orlando, FL                      31,986,000                   --         31,986,000
         Courtyard in Weston, FL                           13,116,659                   --         13,116,659
                                                  --------------------    -----------------    ---------------

                                                         $ 69,714,659           $1,811,443        $71,526,102
                                                  ====================    =================    ===============

(c) Represents the use of $16,199,168 of cash and cash equivalents to fund the Company's additional capital contribution in Desert Ridge Joint Venture. The Desert Ridge Joint Venture invested in Desert Ridge Resort, LLC, a single purpose limited liability company that owns Desert Ridge Marriott Resort & Spa in Phoenix, Arizona, which was under construction at December 31, 2000.

Unaudited Pro Forma Consolidated Statement of Earnings:
------------------------------------------------------

(1) Represents adjustment to rental income from operating leases for the properties acquired by the Company as of February 22, 2001 (the "Pro Forma Properties") for the period commencing (A) the later of (i) the date the Pro Forma Property became operational by the previous owner or
         (ii) January 1, 2000, to (B) the earlier of (i) the date the Pro Forma Property was acquired by the Company or (ii) the end of the pro forma period presented. The following presents the actual date the Pro Forma Properties were acquired or placed in service by the Company as compared to the date the Pro Forma Properties were treated as becoming operational as a rental property for purposes of the Pro Forma Consolidated Statement of Earnings.

                                                                                     Date Pro Forma
                                                         Date Placed                 Property became
                                                          in Service                Operational as
                                                        by  the Company              Rental Property
                                                        ---------------              ---------------

        Wyndham in Billerica, MA                        June 1, 2000                  May 15, 1999
        Wyndham in Denver, CO                           June 1, 2000                  November 15, 1999
        Residence Inn in Palm Desert, CA                June 16, 2000                 February 19, 1999
        Courtyard in Palm Desert, CA                    June 16, 2000                 September 1, 1999
        Residence Inn in Merrifield ,VA                 July 28, 2000                 June 24, 2000
        SpringHill Suites in Gaithersburg, MD           July 28, 2000                 June 30, 2000
        Courtyard in Alpharetta, GA                     August 22, 2000               January 7, 2000
        Residence Inn in Salt Lake City, UT             August 22, 2000               August 11, 1999
        TownePlace Suites in Tewksbury, MA              August 22, 2000               July 15, 1999
        TownePlace Suites in Mt. Laurel, NJ             August 22, 2000               November 22, 1999
        TownePlace Suites in Scarborough, ME            August 22, 2000               June 25, 1999


                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 2000


Unaudited Pro Forma Consolidated Statements of Earnings - Continued:
-------------------------------------------------------------------

                                                                                             Date Pro Forma
                                                                 Date Placed                 Property became
                                                                  in Service                Operational as
                                                                by  the Company              Rental Property
                                                                ---------------              ---------------

               TownePlace Suites in Newark, CA                 November 3, 2000              September 1, 2000
               Courtyard in Orlando, FL                        November 21, 2000             October 16, 2000
               Fairfield Inn in Orlando, FL                    November 21, 2000             October 16, 2000
               SpringHill Suites in Orlando, FL                December 15, 2000             December 15, 2000
               SpringHill Suites in Raleigh, NC                February 2, 2001              October 4, 2000
               Courtyard in Overland Park, KS                  February 2, 2001              October 10, 2000

         Generally, the leases provide for the payment of percentage rent in addition to base rental income. However, due to the fact that no percentage rent was due under the leases for the Pro Forma Properties during 2000 that the Company held the properties, no pro forma adjustment was made for percentage rental income for the year ended December 31, 2000.

(2) Represents reserve funds which will be used for the replacement and renewal of furniture, fixtures and equipment relating to the Pro Forma Properties (the "FF&E Reserve"). The funds in the FF&E Reserve and all property purchased with funds from the FF&E Reserve will be paid, granted and assigned to the Company as additional rent. In connection therewith, FF&E reserve income was earned at approximately three percent of estimated annual gross revenues per Pro Forma Property.

(3) Represents adjustment to interest income due to the decrease in the amount of cash available for investment in interest bearing accounts during the periods commencing (A) the later of (i) the dates the Pro Forma Properties became operational by the previous owners or (ii) January 1, 2000, through (B) the earlier of (i) the actual date the Pro Forma Properties were acquired or (ii) the end of the pro forma period presented, as described in Note (1) above. The estimated pro forma adjustment is based upon the fact that interest income from interest bearing accounts was earned at a rate of approximately four percent per annum by the Company during the year ended December 31, 2000.

(4) Represents increase in asset management fees relating to the Pro Forma Properties for the period commencing (A) the later of (i) the date the Pro Forma Properties became operational by the previous owners or (ii) January 1, 2000, through (B) the earlier of (i) the date the Pro Forma Properties were acquired or (ii) the end of the pro forma period presented, as described in Notes (1) above. Asset management fees are equal to 0.60% per year of the Company's Real Estate Asset Value, as defined in the Company's prospectus.

(5) Represents incremental increase in depreciation expense of the building and the furniture, fixture and equipment ("FF&E") portions of the Pro Forma Properties accounted for as operating leases using the straight-line method. The buildings and FF&E are depreciated over useful lives of 40 and seven years, respectively.

(6) Historical earnings per share were calculated based upon the weighted average number of shares of common stock outstanding during the year ended December 31, 2000.

         As a result of the Hotel Investors transactions, as described in Note 7 below, Five Arrows has the right to exchange its remaining interest in Hotel Investors into approximately 3.8 million shares of the Company's common stock. Pro forma earnings per share were calculated based upon the weighted average number of shares of common stock outstanding, as adjusted, during the year ended December 31, 2000.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 2000


Unaudited Pro Forma Consolidated Statements of Earnings - Continued:
-------------------------------------------------------------------

(7) In October 2000, Five Arrows, the Company and Hotel Investors entered into an agreement ("Initial Transaction") with the following terms:

         o Hotel Investors agreed to redeem 2,104 shares of both Class A Preferred Stock and common stock of Hotel Investors held by Five Arrows for $2,104,000;
         o Hotel Investors agreed to redeem 1,653 shares of Class B Preferred Stock and an aggregate of 10,115 shares of common stock of Hotel Investors held by the Company for $1,653,000;
         o The Company purchased 7,563 shares of both the Class A Preferred Stock and common stock of Hotel Investors from Five Arrows for $11,395,000;
         o The Company repurchased 65,285 shares of the Company's common stock owned by Five Arrows for $620,207;
         o The remaining Class A Preferred Stock owned by Five Arrows (38,670 shares) and the Company (7,563 shares) were exchanged for an equivalent number of shares of Class E Preferred Stock par value $0.01 ("Class E Preferred Stock") of Hotel Investors;
         o Five Arrows granted the following options (1) on or before January 31, 2001, the Company had the option to purchase 7,250 shares of Class E Preferred Stock and an equal number of shares of common stock of Hotel Investors held by Five Arrows for $1,000 per pair of Class E Preferred Stock and common stock of Hotel Investors, and (2) provided that the Company purchased all of the shares under the first option, the Company would have the option, until June 30, 2001, to purchase 7,251 shares of both Class E Preferred Stock and an equal number of shares of common stock of Hotel Investors for $1,000 for each pair;
         o        The  Company   has  agreed  to  pay  Five  Arrows   additional
                  consideration for agreeing to defer the conversion of its Class A Preferred Stock (prior to its conversion to Class E Preferred Stock) to common stock of the Company. These payments are equivalent to the difference between any distributions received by Five Arrows from Hotel Investors and the distributions that Five Arrows would have received from the Company if Five Arrows had converted its Class A Preferred Stock into the Company's common stock on June 30, 2000;
         o Five Arrows has agreed to forfeit its priority cash distributions from Hotel Investors;
         o Cash available for distributions of Hotel Investors is distributed to 100 CNL Holdings, Inc. and affiliates' associates who each own one share of Class C preferred stock in Hotel Investors, to provide a quarterly, cumulative, compounded 8 percent return. All remaining cash available for distributions is distributed pro rata with respect to the interest in the common shares of Hotel Investors.

         On December 29, 2000, the Company exercised its two options to acquire 14,501 shares of Class E Preferred Stock and common stock ("Option Transaction") owned by Five Arrows. As of December 31, 2000, after the Initial Transaction and the Option Transaction, the Company owned approximately 71 percent and Five Arrows owned approximately 29 percent of Hotel Investors. The total amount paid by the Company for the additional 22 percent interest was approximately $26.3 million. This acquisition has been accounted for under the purchase method of accounting and, accordingly, the operating results of Hotel Investors have been included in the Company's consolidated statement of earnings from the date of acquisition (October 2000). The purchase price approximated the fair value of the net assets acquired. The resulting purchase price adjustment (fair value adjustment) of approximately $5.5 million has been reflected in land, building and equipment on operating leases in the accompanying consolidated balance sheet.

         Hotel Investors' historical operating results reflected in the Pro Forma Statement of Earnings are for the nine months ended September 30, 2000, which represents the operating results prior to consolidation with the Company. The operating results for October 1, 2000 to December 31, 2000 are reflected in the historical operating results for the Company for the year ended December 31, 2000.

               Report of Independent Certified Public Accountants



To the Board of Directors
CNL Hospitality Properties, Inc.



In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of earnings, of stockholders' equity and of cash flows present fairly, in all material respects, the financial position of CNL Hospitality Properties, Inc. (a Maryland corporation) and its subsidiaries at December 31, 2000 and 1999, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and financial statement schedule are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.





/s/ PRICEWATERHOUSECOOPERS  LLP

Orlando, Florida
January 26, 2001

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                                                                                       December 31,
                                                                                  2000               1999
                                                                             ---------------     --------------

                                 ASSETS
    Land, buildings and equipment on operating leases, less
       accumulated depreciation of $9,433,790 and $1,603,334,
       respectively                                                          $581,528,928        $112,227,771
    Investment in unconsolidated subsidiaries                                  10,174,209          38,364,157
    Cash and cash equivalents                                                  50,197,854         101,972,441
    Restricted cash                                                             3,263,712             275,630
    Certificate of deposit                                                             --           5,000,000
    Dividends receivable                                                               --           1,215,993
    Receivables                                                                 1,009,421             112,184
    Prepaid expenses                                                               28,170              41,165
    Loan costs, less accumulated amortization of $152,621 and
        $86,627, respectively                                                   1,976,630              51,969
    Accrued rental income                                                         597,234              79,399
    Other assets                                                                5,185,900           7,627,565
                                                                            ---------------     ---------------

                                                                             $653,962,058        $266,968,274
                                                                            ===============     ===============

                     LIABILITIES AND STOCKHOLDERS' EQUITY
    Mortgages payable and accrued interest                                   $170,055,326             $    --
    Other notes payable                                                        19,581,950                  --
    Accounts payable and accrued expenses                                       2,126,365             405,855
    Distributions payable                                                       1,089,394              89,843
    Due to related parties                                                      1,359,417             995,500
    Security deposits                                                          15,418,626           5,042,054
    Rents paid in advance                                                       2,271,836             255,568
                                                                            ---------------     ---------------
           Total liabilities                                                  211,902,914           6,788,820
                                                                            ---------------     ---------------

    Commitments and contingencies                                                      --                  --

    Minority interest                                                          22,770,146           7,124,615
                                                                            ---------------     ---------------

    Stockholders' equity:
        Preferred stock, without par value.
           Authorized and unissued 3,000,000 shares                                    --                  --
        Excess shares,  $.01  par value per share.
           Authorized and unissued 63,000,000 shares                                   --                  --
        Common stock, $.01 par value per share. Authorized
           150,000,000 and 60,000,000 shares, respectively;
           issued 49,284,203 and 28,915,799 shares, respectively;
           outstanding 49,002,042 and 28,902,914 shares, respectively             490,020             289,029
        Capital in excess of par value                                        432,403,246         256,231,833
          Accumulated distributions in excess of net earnings                 (10,877,836  )       (3,466,023  )
        Minority  interest  distributions  in excess of contributions
           and accumulated earnings                                            (2,726,432  )               --
                                                                            ---------------     ---------------
              Total stockholders' equity                                      419,288,998         253,054,839
                                                                            ---------------     ---------------

                                                                             $653,962,058        $266,968,274
                                                                            ===============     ===============



          See accompanying notes to consolidated financial statements.




                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF EARNINGS


                                                                   Year Ended December 31,
                                                        2000                1999               1998
                                                     ------------        ------------       ------------

      Revenues:
          Rental income from
             operating leases                       $24,172,889          $3,910,639         $1,218,500
          FF&E reserve income                         2,508,949             320,356             98,099
          Dividend income                             2,780,063           2,753,506                 --
          Interest and other income                   6,637,318           3,693,004            638,862
                                                   -------------       -------------      -------------
                                                     36,099,219          10,677,505          1,955,461
                                                   -------------       -------------      -------------

      Expenses:
          Interest and loan cost amortization         2,383,449             248,094            350,322
          General operating and administrative        1,780,472             626,649            167,951
          Professional services                         196,028              69,318             21,581
          Asset management fees to
             related parties                          1,335,488             106,788             68,114
          Depreciation and amortization               7,830,456           1,267,868            388,554
                                                   -------------       -------------      -------------
                                                     13,525,893           2,318,717            996,522
                                                   -------------       -------------      -------------
      Earnings Before Equity in Loss of
          Unconsolidated Subsidiaries
          After Deduction of Preferred
          Stock Dividends and Minority
          Interest                                   22,573,326           8,358,788            958,939

      Equity in Loss of Unconsolidated
          Subsidiaries After Deduction of
          Preferred Stock Dividends                    (386,627 )          (778,466 )               --

      Minority Interest                              (1,516,237 )           (64,334 )               --
                                                   -------------       -------------      -------------

      Net Earnings                                  $20,670,462          $7,515,988          $ 958,939
                                                   =============       =============      =============

      Earnings Per Share of Common Stock:
          Basic                                        $   0.53            $   0.47           $   0.40
                                                   =============       =============      =============
          Diluted                                      $   0.53            $   0.45           $   0.40
                                                   =============       =============      =============

      Weighted Average Number of Shares of
          Common Stock Outstanding:
             Basic                                   38,698,066          15,890,212          2,402,344
                                                   =============       =============      =============
             Diluted                                 45,885,742          21,437,859          2,402,344
                                                   =============       =============      =============




          See accompanying notes to consolidated financial statements.




                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                  Years Ended December 31, 2000, 1999 and 1998



                                                                                                 Minority
                                                                                                 interest
                                                                             Accumulated       distributions
                                      Common stock            Capital in     distributions     in excess of
                                --------------------------                    in excess       contributions
                                 Number of        Par          excess of        of net        and accumulated
                                   Shares        value         par value       earnings          Earnings              Total
                                -------------  -----------   --------------  -------------   ------------------    --------------
Balance at December 31, 1997       1,152,540     $ 11,525      $ 9,229,316    $   (6,924)           $       --       $ 9,233,917

Subscriptions received for
    common stock through public
    offering and distribution      3,169,368       31,694       31,661,984             --                   --        31,693,678
    reinvestment plan

Stock issuance costs                      --           --      (3,601,898)             --                   --       (3,601,898)

Net earnings                              --           --               --        958,939                   --           958,939

Distributions declared and paid
    ($.47 per share)                      --           --               --    (1,168,145)                   --       (1,168,145)
                                 ------------  -----------   --------------  --------------   -----------------    --------------

Balance at December 31, 1998       4,321,908     $ 43,219     $ 37,289,402    $ (216,130)           $       --      $ 37,116,491

Subscriptions received for
    common stock through public
    offerings and distribution    24,593,891      245,939      245,692,968             --                   --       245,938,907
    reinvestment plan

Retirement of common stock                          (129)                              --
                                    (12,885)                     (118,413)                                  --         (118,542)

Stock issuance costs                      --           --     (26,632,124)             --                   --      (26,632,124)

Net earnings                              --           --               --      7,515,988                   --         7,515,988

Distributions declared and paid
    ($.72 per share)                      --           --               --   (10,765,881)                   --      (10,765,881)
                                 ------------  -----------   --------------  -------------   ------------------    --------------

Balance at December 31, 1999      28,902,914    $ 289,029    $ 256,231,833   $(3,466,023)           $       --     $ 253,054,839

Subscriptions received for
    common stock through public
    offerings and distribution
    reinvestment plan            20,368,404      203,684      203,480,360             --                   --       203,684,044

Retirement of common stock         (269,276)      (2,693)      (2,500,791)             --                   --       (2,503,484)

Stock issuance costs                      --           --     (24,808,156)             --                   --      (24,808,156)

Net earnings                              --           --               --     20,670,462                   --        20,670,462

Minority interest
    distributions in excess of
    contributions and                     --           --               --             --          (2,726,432)       (2,726,432)
    accumulated earnings

Distributions declared and paid
    ($.74 per share)                      --           --               --   (28,082,275)                   --      (28,082,275)
                                 ------------  -----------   --------------  -------------   ------------------    --------------

Balance at December 31, 2000      49,002,042    $ 490,020     $432,403,246   $(10,877,836)      $  (2,726,432)      $419,288,998
                                 ============  ===========   ==============  =============   ==================    ==============



          See accompanying notes to consolidated financial statements.




                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS



                                                                     Years Ended December 31,
                                                              2000            1999              1998
                                                          -------------    ------------     --------------

Cash flows from operating activities:
   Net earnings                                            $20,670,462       $7,515,988         $ 958,939
    Adjustments to reconcile net earnings
      to net cash provided by operating
      activities:
        Depreciation                                         7,830,456        1,230,499           384,166
        Amortization                                            65,994          130,769            17,368
        Distribution from investment in
          unconsolidated subsidiaries, net
          of equity in losses                                1,123,687        1,478,111                --
        Minority interest                                    1,516,237           64,334                --
        Changes in operating assets and
          liabilities:
            Dividends receivable                             1,215,993       (1,215,993 )              --
            Receivables                                       (812,688 )        (67,352 )         (44,832 )
            Prepaid expenses                                    19,975          (31,774 )           1,788
            Accrued rental income                             (124,329 )        (35,239 )         (44,160 )
            Interest payable                                        --          (66,547 )          66,547
            Accounts payable and accrued
              expenses                                         860,676           (2,191 )           5,322
            Due to related parties -
              operating expenses                               360,696           12,923            10,838
            Security deposits                               10,376,573        3,624,554         1,417,500
            Rents paid in advance                              546,829          252,079             3,489
                                                        ---------------   --------------   ---------------

              Net cash provided by
                 operating  activities                      43,650,561       12,890,161         2,776,965
                                                        ---------------   --------------   ---------------

Cash flows from investing activities:
    Additions to land, buildings and
       equipment on operating leases                      (310,711,912 )    (85,089,887 )     (28,752,549 )
    Investment in unconsolidated
       subsidiaries                                        (10,174,209 )    (39,879,638 )              --
     Acquisition of additional interest in
         Hotel Investors, net of Hotel
         Investors' cash                                   (17,872,573 )             --                --
    Increase (decrease) in certificate of
      deposit                                                5,000,000               --        (5,000,000 )
    Increase in restricted cash                             (2,988,082 )                )         (82,407 )
                                                                               (193,223
    Increase (decrease) in other assets                      2,510,090       (5,068,727 )        (676,026 )
                                                        ---------------   --------------   ---------------

           Net cash used in investing
                 activities                               (334,236,686 )   (130,231,475 )     (34,510,982 )
                                                        ---------------   --------------   ---------------




          See accompanying notes to consolidated financial statements.




                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF CASH FLOWS - CONTINUED
                  Years Ended December 31, 2000, 1999, and 1998



                                                                   Years Ended December 31,
                                                           2000               1999              1998
                                                      ---------------     -------------     -------------

Cash flows from financing activities:
    Proceeds from borrowings on line of
      credit                                                     --                 --         9,600,000
    Repayment of borrowings on line of
      credit                                                     --        (9,600,000)                --
    Payment of loan costs                               (1,342,713)           (47,334)           (91,262)
    Proceeds from mortgage loans and
       other notes payable                              102,081,950                 --                --
    Contributions from minority interest
      of consolidated subsidiaries                               --          7,150,000                --
    Subscriptions received from
      stockholders                                      203,684,044        245,938,907        31,693,678
    Distributions to stockholders                      (28,082,275)        (10,765,881)       (1,168,145)
      Distributions to minority interest               (10,217,828)                 --                --
    Retirement of common stock                          (2,503,484)          (118,542)                --
    Payment of stock issuance costs                    (24,808,156)       (26,472,318)       (3,948,669)
    Other                                                        --                 --             7,500
                                                     ---------------     --------------   ---------------

      Net cash provided by financing
         activities                                     238,811,538        206,084,832        36,093,102
                                                     ---------------     --------------   ---------------

Net increase (decrease) in cash and cash
      equivalents                                      (51,774,587)         88,743,518         4,359,085

Cash and cash equivalents at beginning of
    year                                                101,972,441         13,228,923         8,869,838
                                                     ---------------     --------------   ---------------

Cash and cash equivalents at end of year                $50,197,854       $101,972,441       $13,228,923
                                                     ===============     ==============   ===============





          See accompanying notes to consolidated financial statements.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF CASH FLOWS - CONTINUED
                  Years Ended December 31, 2000, 1999, and 1998


                                                                   Years Ended December 31,
                                                           2000               1999              1998
                                                      ---------------     -------------     -------------


Supplemental disclosures of cash flow information:

      Cash paid during the year for interest             $ 1,802,451          $ 240,994         $ 270,795
                                                     ===============     ==============   ===============

Supplemental schedule of non-cash investing activities:

         Amounts incurred but not paid for
             construction in progress                    $  832,551            $   --            $   --
                                                     ===============     ==============   ===============

     During the year ended December 31, 2000, the Company acquired an additional interest in its previously unconsolidated subsidiary, CNL Hotel Investors, Inc. ("Hotel Investors") increasing its ownership interest to approximately 71 percent. The Company paid $26,317,810 and accounted for this acquisition using the purchase method of accounting. The net assets of Hotel Investors at September 30, 2000 were as follows:

             Cash                                      $ 8,445,237
             Other assets                              162,787,701
             Liabilities                               (91,079,932  )
                                                     ---------------
             Net assets                                $80,153,006
                                                     ===============

Supplemental schedule of non-cash financing activities:
      Distributions declared not paid to
        minority interest at year end                  $ 1,089,394           $ 89,843            $   --
                                                     ===============     ==============   ===============


          See accompanying notes to consolidated financial statements.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  Years Ended December 31, 2000, 1999 and 1998


1.       Significant Accounting Policies:

         Organization and Nature of Business - CNL Hospitality Properties, Inc. was organized pursuant to the laws of the state of Maryland on June 12, 1996. CNL Hospitality GP Corp. and CNL Hospitality LP Corp. are wholly owned subsidiaries of CNL Hospitality Properties, Inc., each of which was organized in Delaware in June 1998. CNL Hospitality Partners, LP is a Delaware limited partnership (the "Partnership") formed in June 1998. CNL Hospitality GP Corp. and CNL Hospitality LP Corp. are the general and limited partner, respectively, of CNL Hospitality Partners, LP. Properties acquired are generally expected to be held by the Partnership and, as a result, are owned by CNL Hospitality Properties, Inc. through the partnership. Various other wholly-owned subsidiaries have been formed for purposes of acquiring or developing hotel Properties. The terms "Company" or "Registrant" include, unless the context otherwise requires, CNL Hospitality Properties, Inc., CNL Hospitality Partners, LP, CNL Hospitality GP Corp., CNL Hospitality LP Corp., CNL Hotel Investors, Inc. ("Hotel Investors"), CNL DRR Investors, LP, CNL Philadelphia Annex, LLC (formerly known as Courtyard Annex L.L.C.), CNL LLB LP Holding, Ltd., and each of their subsidiaries.

         The Company was formed primarily to acquire properties (the "Properties") located across the United States to be leased on a long-term, "triple-net" basis to hotel operators. The Company may also provide mortgage financing (the "Mortgage Loans") and furniture, fixture and equipment financing ("Secured Equipment Leases") to operators of hotel chains. The aggregate outstanding principal amount of Secured Equipment Leases will not exceed 10 percent of gross proceeds from the Company's offerings of shares of common stock.

         Principles of Consolidation - The accompanying consolidated financial statements include the accounts of CNL Hospitality Properties, Inc., and its wholly owned subsidiaries, CNL Hospitality GP Corp. and CNL Hospitality LP Corp., as well as the accounts of CNL Hospitality Partners, LP, Hotel Investors (a 71 percent owned corporation), CNL DRR Investor, LP, CNL Philadelphia Annex, LLC (an 89 percent owned limited liability company), CNL LLB Holding, Ltd., and each of their subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation. Interest of unaffiliated third parties is reflected as minority interest. Hotel Investors was previously accounted for under the equity method, however, effective October 2000, the Company increased its ownership interest in Hotel Investors to approximately 71 percent resulting in consolidation at year end (see note 3).

         Real Estate and Lease Accounting - The Company records the acquisition of land, buildings and equipment at cost, including acquisition and closing costs. Land, buildings and equipment are leased to unrelated third parties on a "triple-net" basis, whereby the tenant is generally responsible for all operating expenses relating to the Property, including property taxes, insurance, maintenance and repairs.

         The Property leases are accounted for using the operating method. Under the operating method, land, building and equipment are recorded at cost, revenue is recognized as rentals are earned and depreciation is charged to operations as incurred. Buildings and equipment are depreciated on the straight-line method over their estimated useful lives of 40 and seven years, respectively. When scheduled rentals vary during the lease term, income is recognized on a straight-line basis so as to produce a constant periodic rent over the lease term commencing on the date the Property is placed in service. Accrued rental income represents the aggregate amount of income recognized on a straight-line basis in excess of scheduled rental payments to date.

         When the Properties or equipment are sold, the related cost and accumulated depreciation, plus any accrued rental income, will be removed from the accounts and any gain or loss from sale will be reflected as income. Management reviews its Properties for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through operations. Management determines whether impairment in value has occurred by comparing the estimated future undiscounted cash flows, including the residual value of the Property, with the carrying cost of the individual Property. If an impairment is indicated, the assets are adjusted to their fair value.

         Cash and Cash Equivalents - The Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents. Cash and cash equivalents consist of demand deposits at commercial banks and money market funds (some of which are backed by government securities). Cash equivalents are stated at cost plus accrued interest, which approximates market value.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  Years Ended December 31, 2000, 1999 and 1998


1.       Significant Accounting Policies - Continued:
         -------------------------------------------

         Cash accounts maintained on behalf of the Company in demand deposits at commercial banks and money market funds may exceed federally insured levels; however, the Company has not experienced any losses in such accounts. Management believes the Company is not exposed to any significant credit risk on cash and cash equivalents.

         Certain amounts of cash are restricted for maintenance and replacement of furniture, fixtures, and equipment at the Company's various hotel properties. These amounts have been separately classified as restricted cash in the accompanying consolidated balance sheets.

         Loan Costs - Loan costs incurred in connection with securing financing of the Company's various acquisitions and developments have been capitalized and are being amortized over the terms of the loans using the straight-line method, which approximates the effective interest method.

         Income Taxes - The Company has made an election to be taxed as a real estate investment trust (REIT) under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, and related regulations. The Company generally will not be subject to corporate income taxes on amounts distributed to stockholders, providing it distributes at least 95 percent of its REIT taxable income and meets certain other requirements for qualifying as a REIT. Accordingly, no provision for federal income taxes has been made in the accompanying consolidated financial statements. Notwithstanding the Company's qualification for taxation as a REIT, the Company is subject to certain state taxes on its income and Properties. Beginning on January 1, 2001, the REIT taxable income distribution requirement is reduced from 95 percent to 90 percent in accordance with the REIT Modernization Act of 1999.

         Earnings Per Share - Basic earnings per share ("EPS") is calculated based upon the weighted average number of shares of common stock outstanding  during  each  year  and  diluted  earnings  per  share  is calculated based upon weighted average number of common shares outstanding plus potentially dilutive common shares.

         Reclassification - Certain items in the prior years' consolidated financial statements have been reclassified to conform with the 2000 presentation. These reclassifications had no effect on stockholders' equity or net earnings.

         Staff Accounting Bulletin No. 101 ("SAB 101") - In December 1999, the Securities and Exchange Commission released SAB 101, which provides the staff's view in applying generally accepted accounting principles to selected revenue recognition issues. SAB 101 requires the Company to defer recognition of certain percentage rental income until certain defined thresholds are met. The Company adopted SAB 101 beginning January 1, 2000. Implementation of SAB 101 did not have a material impact on the Company's results of operations.

         Statement of Financial Accounting Standards No. 133 ("FAS 133") - In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities". The Statement establishes accounting and reporting standards for derivative instruments, including certain derivative instruments, embedded in other contracts (collectively referred to as derivatives), and for hedging activities. The Statement requires that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value. The Company has reviewed the provisions of this standard and has determined that FAS 133 does not apply to the Company as of December 31, 2000.

         Statement of Financial Accounting Standards No.137 ("FAS 137") - In June 1999, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB Statement No. 133, an Amendment of FASB Statement No. 133". FAS 137 deferred the effective date of FAS 133 for one year. FAS 133, as amended, is now effective for all fiscal quarters of all fiscal years beginning after June 15, 2000. The Company has reviewed both statements and has determined that both FAS 133 and FAS 137 do not apply to the Company as of December 31, 2000.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                  Years Ended December 31, 2000, 1999 and 1998


1.       Significant Accounting Policies - Continued:
         -------------------------------------------

         REIT Modernization Act - In November 1999, Congress passed the Work Incentives Act of 1999, also known as the REIT Modernization Act ("RMA"), which allows a REIT to own up to 100 percent of the stock of a Taxable REIT Subsidiary ("TRS"). A TRS can provide services to REIT tenants and others without disqualifying the rents that a REIT receives from its tenants from being "rents from real property" under federal income tax law. A TRS may not operate or manage lodging facilities, but it may lease lodging facilities from its affiliated REIT, at market rates, as long as an independent contractor operates and manages the lodging facilities. The provisions of the RMA are effective January 1, 2001. The Company, consistent with the requirements/provisions of the RMA, formed two subsidiaries, which made elections to be treated as TRS's (one directly owned and one indirectly owned through a joint venture).

         Use of Estimates - Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these consolidated financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

         Capitalization of Interest - The Company's policy is to capitalize interest incurred during the construction period for hotel construction projects.

2.       Public Offerings:
         -----------------

         On June 17, 1999, the Company completed its offering of 16,500,000 shares of common stock ($165,000,000) (the "Initial Offering"), which included 1,500,000 shares ($15,000,000) available only to stockholders who elected to participate in the Company's reinvestment plan (the "Reinvestment Plan"). Following the completion of the Initial Offering, the Company commenced an offering of up to 27,500,000 additional shares of common stock ($275,000,000) (the "1999 Offering"). On September 14, 2000, the Company completed the 1999 Offering and commenced an offering of up to 45,000,000 additional shares of common stock ($450,000,000) (the "2000 Offering"). Of the 45,000,000 shares of common stock to be offered, up to 5,000,000 will be available to stockholders purchasing shares through the Reinvestment Plan. The price per share and other terms of the 2000 Offering, including the percentage of gross proceeds payable (i) to the managing dealer for selling commissions and expenses in connection with the offering and (ii) to CNL Hospitality Corp. (the "Advisor") for acquisition fees, are substantially the same as the Company's Initial Offering and the 1999 Offering. As of December 31, 2000, the Company had received total subscription proceeds from the Initial Offering, the 1999 Offering and the 2000 Offering of $492,642,031 (49,264,203 Shares), including $1,740,170 (174,017 Shares)
         through the Reinvestment Plan. The Company expects to use the net proceeds from the 2000 Offering to purchase additional Properties, and, to a lesser extent, make Mortgage Loans.

         During 1999, Five Arrows Realty Securities II LLC ("Five Arrows") and the Company invested a total of approximately $86 million in Hotel Investors, resulting in the Company owning 49 percent and Five Arrows owning 51 percent of Hotel Investors. Five Arrows owned 48,337 shares of 8 percent Class A cumulative preferred stock ("Class A Preferred Stock") and the Company owned 37,979 shares of 9.76 percent Class B cumulative preferred stock ("Class B Preferred Stock"). The Class A Preferred Stock was exchangeable upon demand into common stock of the Company, using an exchange ratio based on the relationship between the Company's operating results and that of Hotel Investors.

         In October 2000, Five Arrows, the Company and Hotel Investors entered into an agreement ("Initial Transaction") with the following terms:

         o Hotel Investors agreed to redeem 2,104 shares of both Class A Preferred Stock and common stock of Hotel Investors held by Five Arrows for $2,104,000;
         o Hotel Investors agreed to redeem 1,653 shares of Class B Preferred Stock and an aggregate of 10,115 shares of common stock of Hotel Investors held by the Company for $1,653,000;
         o The Company purchased 7,563 shares of both the Class A Preferred Stock and common stock of Hotel Investors from Five Arrows for $11,395,000;
         o The Company repurchased 65,285 shares of the Company's common stock owned by Five Arrows for $620,207;

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                  Years Ended December 31, 2000, 1999 and 1998


3.       Investment in Unconsolidated Subsidiaries:
         ------------------------------------------

         o The remaining Class A Preferred Stock owned by Five Arrows (38,670 shares) and the Company (7,563 shares) were exchanged for an equivalent number of shares of Class E Preferred Stock par value $0.01 ("Class E Preferred Stock") of Hotel Investors;
         o Five Arrows granted the following options (1) on or before January 31, 2001, the Company had the option to purchase 7,250 shares of Class E Preferred Stock and an equal number of shares of common stock of Hotel Investors held by Five Arrows for $1,000 per pair of Class E Preferred Stock and common stock of Hotel Investors, and (2) provided that the Company purchased all of the shares under the first option, the Company would have the option, until June 30, 2001, to purchase 7,251 shares of both Class E Preferred Stock and an equal number of shares of common stock of Hotel Investors for $1,000 for each pair;
         o The Company has agreed to pay Five Arrows additional consideration for agreeing to defer the conversion of its Class A Preferred Stock (prior to its conversion to Class E Preferred Stock) to common stock of the Company. These payments are equivalent to the difference between any distributions received by Five Arrows from Hotel Investors and the distributions that Five Arrows would have received from the Company if Five Arrows had converted its Class A Preferred Stock into the Company's common stock on June 30, 2000;
         o Five Arrows has agreed to forfeit its priority cash distributions from Hotel Investors;
         o Cash available for distributions of Hotel Investors is distributed to 100 CNL Holdings, Inc. and affiliates' associates who each own one share of Class C preferred stock in Hotel Investors, to provide a quarterly, cumulative, compounded 8 percent return. All remaining cash available for distributions is distributed pro rata with respect to the interest in the common shares of Hotel Investors.

         On December 29, 2000, the Company exercised its two options to acquire 14,501 shares of Class E Preferred Stock and the common stock ("Option Transaction") owned by Five Arrows. As of December 31, 2000, after the Initial Transaction and the Option Transaction, the Company owned approximately 71 percent and Five Arrows owned approximately 29 percent of Hotel Investors. The total amount paid by the Company for the additional 22 percent interest was approximately $26.3 million. This acquisition has been accounted for under the purchase method of accounting and, accordingly, the operating results of Hotel Investors have been included in the Company's consolidated statement of earnings from the date of acquisition (October 2000). The purchase price approximated the fair value of the net assets acquired. The resulting purchase price adjustment (fair value adjustment) of approximately $5.5 million has been reflected in land, buildings and equipment on operating leases, in the accompanying consolidated balance sheet.

         During the nine months ended September 30, 2000, prior to the consolidation of Hotel Investors, the Company recorded $2,780,063 in dividend income and $386,627 in equity in loss after deduction of preferred stock dividends, resulting in net earnings of $2,393,436 attributable to its investment in Hotel Investors. During the year ended December 31, 1999, the Company recorded $2,753,506 in dividend income and $778,466 in equity in loss after deduction of preferred stock dividends, resulting in net earnings of $1,975,040 attributable to the investment.

         The following presents condensed financial information for Hotel Investors as of and for the year ended December 31, 1999:

              Land, buildings and equipment on operating leases, net              $165,088,059
              Cash and cash equivalents                                              4,884,014
              Restricted cash                                                          288,644
              Loan costs, net                                                          708,006
              Accrued rental income                                                    283,914
              Prepaid expenses, receivables and other assets                         3,422,806
              Liabilities                                                           92,229,193
              Redeemable preferred stock                                            85,361,864
              Stockholders' deficit                                                 (2,915,614 )
              Revenues                                                              13,025,978
              Net earnings                                                           4,104,936
              Preferred stock dividends                                              5,693,642
              Income (loss) applicable to common stockholders                       (1,588,706 )

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                  Years Ended December 31, 2000, 1999 and 1998


3.       Investment in Unconsolidated Subsidiaries - Continued:
         ------------------------------------------------------

         The following presents unaudited pro forma information on the results of operations for the Company as if the acquisition had taken place on January 1, 1999:

                                          2000                1999
                                    -------------------   ---------------

                  Revenues                $47,676,054      $ 20,949,977
                  Expenses                 22,945,999        11,239,759
                  Net earnings             21,767,326         8,443,138
                  Basic EPS                      0.56              0.53
                  Diluted EPS                    0.56              0.49

         On December 21, 2000, the Company, through subsidiaries, acquired a 44 percent interest in Desert Ridge Resort Partners, LLC, a joint venture (the "Desert Ridge Joint Venture") with an affiliate of Marriott
         International, Inc. and a partnership in which an affiliate of the Advisor is the general partner. The Desert Ridge Joint Venture invested in Desert Ridge Resort, LLC, a single purpose limited liability company (the "Resort Owner") that owns the Desert Ridge Marriott Resort & Spa in Phoenix, Arizona (the "Desert Ridge Property"), which is currently under construction. The Company made an initial capital contribution of $8.8 million of its anticipated $25 million investment in the Desert Ridge Joint Venture. The total cost of the Desert Ridge Property (including acquisition of land, development and construction) is estimated to be $298 million. On December 21, 2000, the Resort Owner obtained permanent financing from a third party lender for $179 million, secured by a mortgage on the Desert Ridge Property. The notes have a term of seven years with interest payable quarterly in arrears commencing on March 2, 2001. Interest with respect to $109 million of the notes is payable at a rate of 7.90 percent per annum, while interest with respect to $70 million of the notes is payable at a floating rate equal to 185 basis points above the three-month LIBOR. The blended fixed rate of interest after an interest rate swap is 9.48 percent. All unpaid interest and principal will be due at maturity. In addition, an affiliate of Marriott International, Inc. will provide financing for 19 percent of the costs to the Desert Ridge Joint Venture, secured by pledges of the co-venturers' equity contributions to the Desert Ridge Joint Venture. This investment was accounted for using the equity method of accounting.

         At December 31, 2000, the difference between the Company's carrying amount of the investment in the Desert Ridge Joint Venture and the underlying equity in the net assets of the Desert Ridge Joint Venture was $1,375,573. This amount will be amortized over the estimated life of the buildings beginning on date that the hotel begins operations.

         The follow presents unaudited condensed financial information for the Desert Ridge Joint Venture as of December 31, 2000:

              Land, buildings and equipment on operating
              leases, net                                   $43,803,084
              Capitalized loan costs                         11,482,378
              Restricted cash                               143,510,658
              Receivable                                      3,687,341
              Cash and cash equivalents                       2,047,614
              Prepaid and other assets                          180,780
              Note payable                                  179,000,000
              Due to related parties                          9,800,036
              Stockholders' equity                           15,911,819

4.       Land, Buildings and Equipment on Operating Leases:
         --------------------------------------------------

         During the year ended December 31, 2000, the Company acquired 15 Properties throughout the United States, including two Properties which are under construction. The Company did not dispose of any Properties during 2000.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                  Years Ended December 31, 2000, 1999 and 1998


4.       Land, Buildings and Equipment on Operating Leases - Continued:
         --------------------------------------------------------------

         The Company leases its land, buildings and equipment to hotel operators. The leases are accounted for under the provisions of Statement of Financial Accounting Standards No. 13, "Accounting for Leases," and have been classified as operating leases. The lease terms range from 5 to 20 years and provide for minimum and contingent rentals. In addition, the tenant pays all property taxes and assessments  and  carries  insurance  coverage  for  public  liability, property damage, fire and extended coverage. The lease options allow the tenants to renew each of the leases for two to five successive five-year to ten-year periods subject to the same terms and conditions of the initial leases. The leases also require the establishment of capital expenditure reserve funds which will be used for the replacement and renewal of furniture, fixtures and equipment relating to the hotel Properties (the "FF&E Reserve"). Funds in the FF&E Reserve have been earned, granted and assigned to the Company as additional rent. For the years ended December 31, 2000, 1999 and 1998, revenues from the FF&E Reserve totaled $2,508,949, $320,356 and $98,099, respectively, of which $3,263,712 and $275,630 is classified as restricted cash at December 31, 2000 and 1999, respectively.

         Land, buildings and equipment on operating leases consisted of the following at December 31:

                                                  2000               1999
                                              --------------     -------------

          Land                                  $93,758,025       $12,337,950
          Buildings                             446,132,337        92,220,370
          Equipment                              46,050,378         9,272,785
                                              --------------     -------------
                                                585,940,740       113,831,105
          Less accumulated depreciation         (9,433,790)       (1,603,334)
          Construction in progress                5,021,978                --
                                              --------------     -------------

                                               $581,528,928      $112,227,771
                                              ==============     =============

         Certain leases provide an increase in the minimum annual rent at a predetermined interval during the terms of the leases. Rent revenue is recognized on a straight-line basis over the terms of the leases commencing on the date the Property is placed in service. For the years ended December 31, 2000, 1998 and 1998, the Company recognized $117,282, $35,238 and $44,160, respectively, of such rental income. This amount is included in rental income from operating leases in the accompanying consolidated statements of earnings.

         The following is a schedule of future minimum lease payments to be received on the noncancellable operating leases at December 31, 2000:


          2001                                              $59,182,433
          2002                                               59,527,707
          2003                                               59,572,962
          2004                                               59,572,962
          2005                                               59,572,962
          Thereafter                                        643,959,055
                                                        ----------------
                                                           $941,388,081
                                                        ================

         Since leases are renewable at the option of the tenant, the above table only presents future minimum lease payments due during the initial lease terms. In addition, this table does not include any amounts for future contingent rents which may be received on the leases based on a percentage of the tenant's gross sales.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                  Years Ended December 31, 2000, 1999 and 1998


5.       Other Assets:
         -------------

         Other assets as of December 31, 2000 and 1999 were $5,185,900 and $7,627,565, respectively, which consisted of acquisition fees and expenses relating to Properties the Company intends to acquire.

6.       Redemption of Shares:
         ---------------------

         The Company has a redemption plan such that prior to any listing on a national securities exchange or over-the-counter market, if any, any stockholder (other than the Advisor) may present all or any portion equal to at least 25 percent of such stockholder's shares to the Company for redemption at any time, in accordance with the procedures outlined in the Company's prospectus. At such time, the Company may, at its sole option, redeem such shares presented for redemption for cash to the extent it has sufficient funds available. During the year ended December 31, 2000 and 1999, 269,276 and 12,885 shares, respectively, were redeemed for $2,503,484 and $118,542, respectively, and retired from shares outstanding of common stock. No shares were redeemed in 1998.

7.       Indebtedness:

         At December 31, 2000 and 1999, indebtedness consisted of:

                                                                           December 31, 2000        December 31, 1999
                                                                         ---------------------    ---------------------

         Mortgages payable, collateralized by hotel Properties,
         bearing interest rates ranging from 7.50 percent to
         7.75 percent, with total monthly principal and interest
         payments of $665,619, maturing July 31, 2009                           $87,555,326                 $     --

         Mortgages payable, collateralized by hotel Properties,
         bearing interest of 8.335 percent, with monthly interest
         only payments of $347,000, maturing December 1, 2007                    50,000,000                       --

         Mortgage payable, collateralized by hotel Property,
         bearing interest of 8.29 percent, with monthly interest
         only payments through November 2001 and principal and
         interest payments of $257,116 through maturity, maturing
         December 1, 2007                                                        32,500,000                       --

         Construction loan facility for up to $55 million in borrowings, collateralized by hotel Properties, bearing interest of London
         Interbank Offered Rate ("LIBOR") plus 275 basis points, with
         monthly payments of interest only, maturing November 15, 2003            9,897,341                       --

         Tax Increment Financing Note, collateralized by hotel Property, bearing interest of 12.85 percent, with principal and interest payments made by incremental property tax payments paid by tenant,
         maturing December 1, 2017                                                9,684,609                       --
                                                                          ---------------------    ---------------------

                                                                               $189,637,276                 $     --
                                                                          =====================    =====================

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                  Years Ended December 31, 2000, 1999 and 1998


7.       Indebtedness - Continued:
         -------------------------

         The Company has a line of credit in the amount of $30,000,000 which expires on July 30, 2003. Advances under the line of credit will bear interest at either (i) a rate per annum equal to 318 basis points above the LIBOR or (ii) a rate per annum equal to 30 basis points above the bank's base rate, whichever the Company selects at the time advances are made. In addition, a fee of 0.5 percent per advance will be due and payable to the bank on funds as advanced. Each advance made under the line of credit will be collateralized by the assignment of rents and leases. As of December 31, 2000 and 1999, the Company had no amounts outstanding under the line of credit.

         The following is a schedule of maturities for all long-term borrowings at December 31, 2000:

               2001                                      $ 2,292,415
               2002                                        2,194,877
               2003                                       12,243,846
               2004                                        2,510,389
               2005                                        2,687,520
               Thereafter                                167,708,229
                                                    ----------------
               Total                                    $189,637,276
                                                    ================

8.       Stock Issuance Costs:
         --------------------

         The Company has incurred certain expenses associated with its offerings of common stock, including commissions, marketing support and due diligence expense reimbursement fees, filing fees, legal, accounting, printing and escrow fees, which have been deducted from the gross proceeds of the offerings. The Advisor has agreed to pay all organizational and offering expenses (excluding commissions and marketing support and due diligence expense reimbursement fees) which exceed three percent of the gross proceeds received from the sale of shares of the Company in connection with the offerings.

         During the years ended December 31, 2000, 1999 and 1998, the Company incurred $24,808,156, $26,632,124 and $3,601,898, respectively, in offering  costs,  including  $16,113,399,  $18,475,145  and $2,535,494, respectively, in commissions and marketing support and due diligence expense reimbursement fees (see Note 11). The stock issuance costs have been charged to stockholders' equity subject to the three percent cap described above.

9.       Distributions:
         -------------

         For the years ended December 31, 2000, 1999 and 1998, approximately 63 percent, 75 percent and 76 percent, respectively, of the distributions paid to stockholders were considered ordinary income, and for the years ended December 31, 2000, 1999 and 1998, approximately 37 percent, 25 percent and 24 percent, respectively, were considered a return of capital to stockholders for federal income tax purposes. No amounts distributed to the stockholders for the years ended December 31, 2000, 1999 and 1998 are required to be or have been treated by the Company as a return of capital for purposes of calculating the stockholders' return on their invested capital.

10.      Capitalized Interest:
         ---------------------

         The Company's policy is to capitalize interest incurred on debt related to the construction projects. During the year ended December 31, 2000, $52,780 was capitalized. No interest was capitalized in 1999.

11.      Related Party Transactions:
         ---------------------------

         Certain directors and officers of the Company hold similar positions with the Advisor and the managing dealer, CNL Securities Corp. These affiliates are entitled to receive fees and compensation in connection with the offerings, and the acquisition, management and sale of the assets of the Company.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                  Years Ended December 31, 2000, 1999 and 1998


11.      Related Party Transactions - Continued:
         --------------------------------------

         During the years ended December 31, 2000, 1999 and 1998, the Company incurred $15,116,931, $17,320,448 and $2,237,026 respectively, in selling commissions due to CNL Securities Corp. for services in connection with its offerings. A substantial portion of these amounts ($14,557,335, $16,164,488 and $2,200,516, respectively) were or will be paid by CNL Securities Corp. as commissions to other broker-dealers.

         In addition, CNL Securities Corp. is entitled to receive a marketing support and due diligence expense reimbursement fee equal to 0.5 percent of the total amount raised from the sale of shares, a portion of which may be reallowed to other broker-dealers. During the years ended December 31, 2000, 1999 and 1998, the Company incurred $1,016,468, $1,154,697 and $158,468, respectively, of such fees, the majority of which were reallowed to other broker-dealers and from which all bona fide due diligence expenses were paid.

         CNL Securities Corp. will also receive, in connection with the Initial Offering of up to 16,500,000 shares of common stock and the 2000
         Offering of up to 45,000,000 shares of common stock, a soliciting dealer servicing fee payable annually by the Company, on December 31 of each year following the year in which the offering terminates, in the amount of 0.20 percent of "invested capital," as defined by the Company's prospectus, from the Initial Offering and 2000 Offering. CNL Securities Corp., in turn, may reallow all or a portion of such fee to soliciting dealers whose clients hold shares on such date. As of December 31, 2000, $300,145 of such fees was incurred and payable at December 31, 2000, in connection with the Initial Offering. No such fees were incurred in 1999 and 1998.

         In addition, in connection with its 1999 Offering, the Company had agreed to issue and sell soliciting dealer warrants ("Soliciting Dealer Warrants") to CNL Securities Corp. The price for each warrant was $0.0008 and one warrant was issued for every 25 shares sold by the managing dealer. All or a portion of the Soliciting Dealer Warrants may be reallowed to soliciting dealers with prior written approval from, and in the sole discretion of, the managing dealer, except where prohibited by either federal or state securities laws. The holder of a Soliciting Dealer Warrant is entitled to purchase one share of common stock from the Company at a price of $12.00 during the five year period commencing the date the 1999 Offering began. No Soliciting Dealer Warrants, however, will be exercisable until one year from the date of issuance. During the year ended December 31, 2000, the Company issued 960,900 Soliciting Dealer Warrants to CNL Securities Corp.

         The Advisor is entitled to receive acquisition fees for services in identifying Properties and structuring the terms of leases of the Properties and Mortgage Loans equal to 4.5 percent of the gross proceeds of the offerings, loan proceeds from permanent financing and amounts outstanding on the line of credit, if any, at the time of listing, but excluding that portion of the permanent financing used to finance Secured Equipment Leases. During the years ended December 31, 2000, 1999 and 1998, the Company incurred $17,056,532, $10,956,455 and
         $1,426,216, respectively, of such fees based on offering proceeds. Such fees are included in land, buildings and equipment on operating leases and other assets in the accompanying consolidated balance sheets.

         The Advisor is entitled to receive fees in connection with the development, construction, or renovation of a Property, generally equal to 4 percent of anticipated project costs. During the year ended December 31, 2000, the Company incurred $2,125,857 of such fees. No such fees were incurred during 1999 or 1998. Such fees are included in land, buildings and equipment on operating leases in the accompanying consolidated balance sheet and investment in unconsolidated subsidiaries.

         The Company incurs operating expenses which, in general, are those expenses relating to administration of the Company on an ongoing basis. Pursuant to the advisory agreement described below, the Advisor is required to reimburse the Company the amount by which the total operating expenses paid or incurred by the Company exceed in any four consecutive fiscal quarters, the greater of two percent of average invested assets or 25 percent of net income (the "Expense Cap"). For the years ended December 31, 2000 and 1999, the Company's operating expenses did not exceed the Expense Cap. During the year ended December 31, 1998, the Company's operating expenses exceeded the Expense Cap by $92,733; therefore, the Advisor reimbursed the Company such amount in accordance with the advisory agreement.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                  Years Ended December 31, 2000, 1999 and 1998


11.      Related Party Transactions - Continued:
         ---------------------------------------

         The Company and the Advisor have entered into an advisory agreement pursuant to which the Advisor will receive a monthly asset management fee of one-twelfth of 0.60 percent of the Company's real estate asset value and the outstanding principal balance of any Mortgage Loans as of the end of the preceding month. The management fee, which will not exceed fees that are competitive for similar services in the same geographic area, may or may not be taken, in whole or in part as to any year, in the sole discretion of the Advisor. All or any portion of the management fee not taken as to any fiscal year shall be deferred without interest and may be taken in such other fiscal year, as the Advisor shall determine. During the years ended December 31, 2000, 1999 and 1998, the Company incurred $1,335,488, $106,788 and $68,114, respectively, of such fees. Additionally, the Company's consolidated subsidiary, Hotel Investors, incurred asset management fees and subordinated incentive fees to the Advisor, of which the Company's pro rata share totalled $61,806 and $55,741, respectively, and $157,135 and $164,428, respectively, during the nine months ended September 30, 2000 and the year ended December 31, 1999.

         The Advisor and its affiliates provide various administrative services to the Company, including services related to accounting; financial, tax and regulatory compliance reporting; stockholder distributions and reporting; due diligence and marketing; and investor relations (including administrative services in connection with the offerings), on a day-to-day basis. The expenses incurred for these services were classified as follows:

                                                                  Years Ended December 31,
                                                          2000              1999              1998
                                                      -------------     -------------     -------------

               Stock issuance costs                     $3,851,925        $3,854,739          $494,729
               General operating and
                   administrative expenses                 542,870           351,846           140,376
               Land, buildings and equipment
                   on operating leases and
                   other assets                                 --               124             9,084
                                                     --------------     -------------     -------------
                                                        $4,394,795        $4,206,709          $644,189
                                                     ==============     =============     =============

The amounts due to related parties consisted of the following at December 31:

                                                     2000          1999
                                                  ------------    -----------
      Due to the Advisor:
           Expenditures incurred on behalf
              of the Company for accounting
              and administrative services           $ 531,220      $ 387,690
           Acquisition fees                           209,254        337,797
           Management fees                                 --         19,642
                                                  ------------    -----------
                                                      740,474        745,129
                                                  ------------    -----------
      Due to CNL Securities Corp.:
           Commissions                                598,899        229,834
           Marketing support and due diligence
              expense reimbursement fee                20,044         16,764
                                                  ------------    -----------
                                                      618,943        246,598
                                                  ------------    -----------

      Due to other related party                           --          3,773
                                                  ------------    -----------
                                                   $1,359,417      $ 995,500
                                                  ============    ===========

         The Company maintains 13 bank accounts in a bank in which certain officers and directors of the Company serve as directors, and in which an affiliate of the Advisor is a stockholder. The amount deposited with this affiliate was $17,568,909 and $15,275,629 at December 31, 2000 and 1999, respectively.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                  Years Ended December 31, 2000, 1999 and 1998


12.      Fair Value of Financial Instruments:
         -----------------------------------

         The estimated fair value of cash and cash equivalents and accounts payable and accrued expenses approximates carrying value because of short maturities. The estimated fair value of long-term borrowings approximates carrying value as interest rates on the borrowings approximates current market rates.

13.      Concentration of Credit Risk:
         ----------------------------

         Crestline Capital Corporation, City Center Annex Tenant Corporation and WI Leasing, LLC each contributed more than 10 percent of the Company's total rental income for the year ended December 31, 2000. In addition, a significant portion of the Company's rental income was earned from Properties operating as Marriott(R) brand chains.

         Although the Company intends to acquire Properties in various states and regions and to carefully screen its tenants in order to reduce risks of default, failure of these lessees or the Marriott(R) brand chains could significantly impact the results of operations of the Company. However, management believes that the risk of such as default is reduced due to the essential or important nature of these Properties for the ongoing operations of the lessees.

         In addition, the hotel industry is generally characterized as being intensely competitive. The operators of the hotels located on the Properties do, and are expected to in the future, compete with independently owned hotels, hotels which are part of local or regional chains, and hotels in other well-known national chains, including those offering different types of accommodations. Additionally, any general downturn in the domestic hotel market could have a negative impact on the Company's operations.

14.      Earnings Per Share:
         ------------------

         Basic EPS excludes dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if other contracts to issue common stock were exercised and shared in the earnings of the Company. For the year ended December 31, 2000 and 1999, approximately 7.2 and 5.5 million shares, respectively, related to the conversion of Hotel Investors' Preferred Stock to the Company's common stock, were considered dilutive after the application of the "if converted method" and were included in the denominator of the diluted EPS calculation.

         As a result of the Initial Transaction with Five Arrows (see Note 3), Five Arrows has the right to exchange its remaining Class E Preferred Stock and Common Stock in Hotel Investors, at certain defined dates, into approximately 3.8 million shares of the Company's common stock.

         The numerator in the diluted EPS calculation includes an adjustment for the net earnings of Hotel Investors for the applicable period. Additionally, the Company had no potentially dilutive common shares in 1998.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                  Years Ended December 31, 2000, 1999 and 1998


14.      Earnings Per Share - Continued:

         The following represents the calculation of earnings per share and the weighted average number of shares of potentially dilutive common stock for the years ended December 31, 2000, 1999 and 1998:

                                                                 2000                 1999                1998
                                                            ---------------       --------------      --------------
Basic Earnings Per Share:
   Net earnings                                                $20,670,462           $7,515,988           $ 958,939
                                                            ===============       ==============      ==============

   Weighted average number of shares outstanding                38,698,066           15,890,212           2,402,344
                                                            ===============       ==============      ==============

   Basic earnings per share                                       $   0.53             $   0.47            $   0.40
                                                            ===============       ==============      ==============

Diluted Earnings Per Share:
   Net earnings                                                $20,670,462           $7,515,988           $ 958,939

   Additional income attributable to investment in
      unconsolidated subsidiary assuming all
      Preferred Shares were converted                            3,563,543            2,129,899                  --
                                                            ---------------       --------------      --------------

         Adjusted net earnings assuming dilution               $24,234,005           $9,645,887           $ 958,939
                                                            ===============       ==============      ==============

Weighted average number of shares outstanding                   38,698,066           15,890,212           2,402,344

Assumed conversion of Preferred Stock                            7,187,676            5,547,647                  --
                                                            ---------------       --------------      --------------

         Adjusted weighted average number of
         shares outstanding                                     45,885,742           21,437,859           2,402,344
                                                            ===============       ==============      ==============

Diluted earnings per share                                        $   0.53             $   0.45            $   0.40
                                                            ===============       ==============      ==============

15.      Commitments and Contingencies:
         -----------------------------

         In connection with the acquisition of two Properties in 1998, the Company may be required to make an additional payment (the "Earnout Amount") of up to $1 million if certain earnout provisions are achieved by July 31, 2001. After July 31, 2001, the Company will no longer be obligated to make any payments under the earnout provision. The Earnout Amount is equal to the difference between earnings before interest, taxes, depreciation and amortization expense adjusted by the earnout factor (7.44), and the initial purchase price. Rental income will be adjusted upward in accordance with the lease agreements for any amount paid. As of December 31, 2000, no such amounts were payable under this agreement; however, $96,688 was paid during 2000 and has been properly reflected in land, buildings and equipment on operating leases on the accompanying consolidated balance sheet at December 31, 2000.

         In addition, in connection with the acquisition of an 89 percent interest in the CNL Philadelphia Annex, LLC, the Company and the minority interest holder each have the right to obligate the other to sell or buy, respectively, the 11 percent interest in CNL Philadelphia Annex, LLC. These rights are effective five years after the hotel's opening which is November 2004. The price for the 11 percent interest is equal to 11 percent of the lesser of (a) an amount equal to the product of 8.5 multiplied times net house profit (defined as total hotel revenues less property expenses) for the 13 period accounting year preceding the notice of the option exercise, or (b) the appraised fair market value.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                  Years Ended December 31, 2000, 1999 and 1998


15.      Commitments and Contingencies - Continued:
         -----------------------------------------

         In connection with the purchase of two Properties in June 2000, the Company may be required to make an additional payment (the "Earnout Provision") not to exceed $2,471,500 if certain earnout provisions are achieved by June 1, 2003. After the June 1, 2003, the Company will no longer be obligated to make any payments under the Earnout Provision. The Earnout Provision is equal to the difference between earnings before interest, taxes, depreciation and amortization expense adjusted by the earnout factor (7.33), and the initial purchase price. Rental income will be adjusted upward in accordance with the lease agreements for any amount paid. As of December 31, 2000, no such amounts were payable under this agreement.

         On November 7, 2000, the Company, through CNL Philadelphia Annex, LLC, obtained a letter of credit for $775,000 in the favor of a lender, in accordance with the related loan agreements. Draws under this letter of credit may occur if default on the loan were to occur. No such default has occurred as of December 31, 2000 and the letter of credit remained unused at that time. The letter of credit is in effect for one year with automatic annual extensions until November 10, 2007.

         The Company had commitments to acquire four hotel Properties for an anticipated aggregate purchase price of approximately $45 million.

16.      Selected Quarterly Financial Data:
         ---------------------------------

         The following table presents selected unaudited quarterly financial data for each full quarter during the years ended December 31, 2000 and 1999:

2000 Quarter               First            Second             Third             Fourth              Year
------------            -------------    --------------    ---------------    --------------    ----------------

  Revenue                 $5,581,157        $6,690,682         $8,540,296      $ 15,287,084         $36,099,219
  Net income               3,945,084         4,642,940          5,251,624         6,830,814          20,670,462
  Earning per share:
       Basic                $   0.13         $    0.13           $   0.13         $    0.16           $    0.53
       Diluted                  0.12              0.13               0.13              0.15
                                                                                                           0.53

1999 Quarter               First            Second             Third             Fourth              Year
------------            -------------    --------------    ---------------    --------------    ----------------

  Revenue                 $1,333,352        $2,087,077         $2,981,701        $4,275,375         $10,677,505
  Net income                 430,280         1,462,249          2,421,516         3,201,943           7,515,988
  Earning per share:
       Basic                $   0.07          $   0.12           $    ..13          $   0.12           $    0.47
       Diluted                  0.06              0.12               0.12              0.12
                                                                                                           0.45

17.      Subsequent Events:
         ------------------

         During the period January 1, 2001 through January 26, 2001, the Company received subscription proceeds for an additional 1,264,915 shares ($12,649,150) of common stock.

         On January 1, 2001, the Company declared distributions totaling $3,120,827, or $0.06354 per share, of common stock, payable in March 2001, to stockholders of record on January 1, 2001.

CNL HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES
SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
December 31, 2000

                                                                                                           Costs Capitalized
Properties the Company                                                                                          Subsequent
 has Invested in Under                                           Initial Costs                             To Acquisition
                                              ---------------------------------------------------   --------------------------------
 Operating Leases:
                                                                                                                       Carrying
                                 Encumbrances        Land            Buildings         Equipment     Improvements         Costs
                              ---------------- ---------------- ------------------ --------------   --------------  ----------------
Residence Inn by Marriott:
 Atlanta, Georgia                   $       -  $  1,907,479        $  13,459,040     $  1,270,174    $   130,974         $        -
 Duluth, Georgia                            -     1,019,497           10,017,402        1,140,942         63,026                  -
 Mira Mesa, California                      -     2,002,314           12,924,317        1,701,280              -                  -
 Palm Desert, California                    -     2,186,790           14,211,931        1,375,396              -                  -
 Merrifield, Virginia                       -     2,621,040           15,499,358        2,011,476              -                  -
 Cottonwood, Utah                           -     2,329,871           11,658,677        1,479,849              -                  -
 Plano, Texas                       5,818,645     1,409,287            9,876,280          682,567              -                  -
 Las Vegas, Nevada                 17,492,259     3,784,463           28,809,831        1,333,202              -                  -
 Phoenix, Arizona                  10,392,015     2,215,181           18,670,889        1,090,121              -                  -
 Orlando, Florida                   6,673,553     3,532,687            -                        -      3,695,552                  -

Courtyard by Marriott:
 Philadelphia, Pennsylvania        42,184,609     7,408,660           55,819,611        5,160,389         48,840                  -
 Alpharetta, Georgia                -             2,460,479           10,916,325        1,392,450              -                  -
 Palm Desert, California            -             1,488,906           11,268,720        1,598,905              -                  -
 Orlando, Florida                  17,305,000     9,025,240           24,583,035        4,284,741              -                  -
 Plano, Texas                       6,576,262     1,686,729           10,511,792          770,295              -                  -
 Seattle, Washington               19,094,297     7,552,190           28,558,057        1,464,447              -                  -
 Scottsdale Arizona                10,751,181     2,869,201           16,474,852          948,896              -                  -
 Weston, Florida                    3,223,788     1,809,838                    -                -      1,326,426                  -

Marriott Suites:
 Dallas, Texas                     17,430,667     2,777,725           28,900,548        1,954,411              -                  -

Springhill Suites:
 Gaithersburg, Maryland             -             2,592,431           11,931,078        1,683,008              -                  -
 Orlando, Florida                  17,740,000     8,749,895           26,380,932        3,716,553              -                  -

TownePlace Suites:
 Tewksbury, Massachusetts           -             1,059,743            7,982,137          590,519              -                  -
 Scarborough, Maine                 -               918,734            6,108,981          611,883              -                  -
 Mount Laurel, New Jersey           -             1,223,679            6,395,420          623,253              -                  -
 Newark, California                 -             2,304,707           10,828,211        1,353,030              -                  -

Wyndham:
 Billerica, Massachusetts           -             3,838,446           20,471,101        2,255,001              -                  -
 Denver, Colorado                   -             3,882,969           13,436,260        2,094,428              -                  -

Fairfield Inn:
 Orlando, Florida                  14,955,000     9,076,860           20,318,202        3,362,656              -                  -
                            ---------------------------------- ------------------ -------------------------------  -----------------

                               $  189,637,276   $93,735,040       $  446,012,989    $  45,949,871   $  5,264,818         $        -
                            ================================== ================== ===============================  =================












               Gross Amount at Which Carried
                    at Close of Period
  --------------------------------------------------------
                                                                                               Date
                                                                              Accumulated     of Con-      Date
       Land           Buildings          Equipment            Total          Depreciation    struction   Acquired
  ---------------- -----------------  ----------------   -----------------  ---------------- ---------- -----------

     $  1,913,900     $  13,504,345      $  1,349,422       $  16,767,667     $  1,250,184     1997         Aug-98
        1,022,920        10,051,037         1,166,909          12,240,867           997,537    1997         Aug-98
        2,002,314        12,924,317         1,701,280          16,627,911           600,272    1999         Dec-99
        2,186,790        14,211,931         1,375,396          17,774,117           298,883    1999         Jun-00
        2,621,040        15,499,358         2,011,476          20,131,874           282,996    2000         Jul-00
        2,329,871        11,658,677         1,479,849          15,468,397           183,846    1999         Aug-00
        1,409,287         9,876,280           682,567          11,968,133            91,920    1998         Feb-99
        3,784,463        28,809,831         1,333,202          33,927,496           241,207    1998         Feb-99
        2,215,181        18,670,889         1,090,121          21,976,191           163,076    1999         Jun-99

        3,532,687         3,695,552                 -           7,228,239                 -      -


        7,421,800        55,860,018         5,155,682          68,437,500         2,372,730    1999         Nov-99
        2,460,479        10,916,325         1,392,450          14,769,253           172,497    2000         Aug-00
        1,488,906        11,268,720         1,598,905          14,356,531           276,322    1999         Jun-00
        9,025,240        24,583,035         4,284,741          37,893,016           146,520    2000         Nov-00
        1,686,729        10,511,792           770,295          12,968,816           100,759    1998         Feb-99
        7,552,190        28,558,057         1,464,447          37,574,694           241,686    1999         Jun-99
        2,869,201        16,474,852           948,896          20,292,949           142,895    1999         Jun-99

        1,809,838         1,326,426                 -           3,136,264                 -      -


        2,777,725        28,900,548         1,954,411          33,632,683           268,082    1998         Feb-99


        2,592,431        11,931,078         1,683,008          16,206,518           225,909    2000         Jul-00
        8,749,895        26,380,932         3,716,553          38,847,380            48,002    2000         Dec-00


        1,059,743         7,982,137           590,519           9,632,399           103,796    1999         Aug-00
          918,734         6,108,981           611,883           7,639,598            87,792    1999         Aug-00
        1,223,679         6,395,420           623,253           8,242,352            91,004    1999         Aug-00
        2,304,707        10,828,212         1,353,030          14,485,948            70,887    2000         Nov-00


        3,838,446        20,471,101         2,255,001          26,564,548           486,454    1999         Jun-00
        3,882,969        13,436,260         2,094,427          19,413,657           370,481    1999         Jun-00


        9,076,860        20,318,202         3,362,656          32,757,718           118,051    2000         Nov-00
  ---------------- -----------------  ----------------   -----------------  ----------------

    $  93,758,025    $  451,154,315     $  46,050,378      $  590,962,718     $  9,433,790
  ================ =================  ================   =================  ================


(1) Transactions in real estate and accumulated depreciation during 2000, 1999 and 1998 are summarized as follows:

                                                                Accumulated
                                             Cost (2) (4)       Depreciation
                                           ----------------    ----------------

    Properties the Company has Invested
       in Under Operating Leases:
          Balance, December 31, 1997           $         -          $        -
            Acquisitions                        28,752,549                   -
            Depreciation expense (3)                     -             384,166
                                           ----------------    ----------------

          Balance, December 31, 1998            28,752,549             384,166
            Acquisitions                        85,078,556                   -
            Depreciation expense (3)                     -           1,219,168
                                           ----------------    ----------------

          Balance, December 31, 1999           113,831,105           1,603,334
            Acquisitions                       477,131,613                   -
            Depreciation expense (3)                     -           7,830,456
                                           ----------------    ----------------

          Balance, December 31, 2000       $   590,962,718       $   9,433,790
                                           ================    ================

(2) As of December 31, 2000, 1999 and 1998, the aggregate cost of the Properties owned by the Company and its subsidiaries or federal income tax purposes was $589,498,826, $113,831,105 and $28,752,549, respectively. All of the leases are treated as operating leases for federal income tax purposes

(3) Depreciation expense is computed for buildings and equipment based upon estimated lives of 40 and seven years, respectively.

(4) During the years ended December 31, 2000, 1999 and 1998, the Company incurred acquisition fees totaling $16,182,043, $4,470,836 and $1,507,010, respectively, paid to the Advisor. Acquisition fees are included in land and buildings on operating leases at December 31, 2000 and 1999.

                                  ADDENDUM TO
                                   APPENDIX C

                            PRIOR PERFORMANCE TABLES

                 ----------------------------------------------
                 |                                            |
                 | THE FOLLOWING INFORMATION UPDATES AND | | REPLACES THE CORRESPONDING INFORMATION IN | | APPENDIX C TO THE ATTACHED PROSPECTUS, |
                 | DATED MAY 23, 2000.                        |
                 |                                            |
                 ----------------------------------------------

                                   APPENDIX C

                            PRIOR PERFORMANCE TABLES

         The information in this Appendix C contains certain relevant summary information concerning certain prior public programs sponsored by two of the Company's principals (who also serve as the Chairman of the Board and President of the Company) and their Affiliates (the "Prior Public Programs") which were formed to invest in restaurant properties leased on a triple-net basis to operators of national and regional fast-food and family-style restaurant chains, or in the case of CNL Retirement Properties, Inc. (formerly CNL Health Care Properties, Inc.), to invest in health care properties. No Prior Public Programs sponsored by the Company's Affiliates have invested in hotel properties leased on a triple-net basis to operators of national and regional limited-service, extended-stay and full-service hotel chains.

         A more detailed description of the acquisitions by the Prior Public Programs is set forth in Part II of the registration statement filed with the Securities and Exchange Commission for this Offering and is available from the Company upon request, without charge. In addition, upon request to the Company, the Company will provide, without charge, a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission for CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL
Income Fund IV, Ltd., CNL Income Fund V, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VII, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund IX, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XI, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XV, Ltd., CNL Income Fund XVI, Ltd., CNL Income Fund XVII, Ltd., CNL Income Fund XVIII, Ltd., CNL American Properties Fund, Inc., and CNL Retirement Properties, Inc. as well as a copy, for a reasonable fee, of the exhibits filed with such reports.

         The investment objectives of the Prior Public Programs generally include preservation and protection of capital, the potential for increased income and protection against inflation, and potential for capital appreciation, all through investment in properties. In addition, the investment objectives of the Prior Public Programs included making partially tax-sheltered distributions.

         Stockholders should not construe inclusion of the following tables as implying that the Company will have results comparable to those reflected in such tables. Distributable cash flow, federal income tax deductions, or other factors could be substantially different. Stockholders should note that, by acquiring shares in the Company, they will not be acquiring any interest in any Prior Public Programs.

Description of Tables

         The following Tables are included herein:

                  Table I - Experience in Raising and Investing Funds

                  Table II - Compensation to Sponsor

                  Table III - Operating Results of Prior Programs

                  Table V - Sales or Disposal of Properties

         Unless otherwise indicated in the Tables, all information contained in the Tables is as of December 31, 2000. The following is a brief description of the Tables:

         Table I - Experience in Raising and Investing Funds

         Table I presents information on a percentage basis showing the experience of two of the principals of the Company and their Affiliates in raising and investing funds for the Prior Public Programs, the offerings of which became fully subscribed between January 1996 and December 2000.

         The Table sets forth information on the offering expenses incurred and amounts available for investment expressed as a percentage of total dollars raised. The Table also shows the percentage of property acquisition cost leveraged, the date the offering commenced, and the time required to raise funds for investment.

         Table II - Compensation to Sponsor

         Table II provides information, on a total dollar basis, regarding amounts and types of compensation paid to two of the Company's principals and their Affiliates which sponsored the Prior Public Programs.

         The Table indicates the total offering proceeds and the portion of such offering proceeds paid or to be paid to two of the principals of the Company and their Affiliates in connection with the Prior Public Programs, the offerings of which became fully subscribed between January 1996 and December 2000. The Table also shows the amounts paid to two of the principals of the Company and their Affiliates from cash generated from operations and from cash generated from sales or refinancing by each of the Prior Public Programs on a cumulative basis commencing with inception and ending December 31, 2000.

         Table III - Operating Results of Prior Programs

         Table III presents a summary of operating results for the period from inception through December 31, 2000, of the Prior Public Programs, the offerings of which became fully subscribed between January 1996 and December 2000.

         The Table includes a summary of income or loss of the Prior Public Programs, which are presented on the basis of generally accepted accounting principles ("GAAP"). The Table also shows cash generated from operations, which represents the cash generated from operations of the properties of the Prior Public Programs, as distinguished from cash generated from other sources (special items). The section of the Table entitled "Special Items" provides information relating to cash generated from or used by items which are not directly related to the operations of the properties of the Prior Public Programs, but rather are related to items of an investing or financing nature. These items include proceeds from capital contributions of investors and disbursements made from these sources of funds, such as syndication (or stock issuance) and organizational costs, acquisition of the properties and other costs which are related more to the organization of the entity and the acquisition of properties than to the actual operations of the entities.

         The Table also presents information pertaining to investment income, returns of capital on a GAAP basis, cash distributions from operations, sales and refinancing proceeds expressed in total dollar amounts as well as distributions and tax results on a per $1,000 investment basis.

         Table IV - Results of Completed Programs

         Table IV is  omitted  from this  Appendix  C because  none of the Prior
Public  Programs  have  completed   operations  (meaning  they  no  longer  hold
properties).

         Table V - Sales or Disposal of Properties

         Table V provides information regarding the sale or disposal of properties owned by the Prior Public Programs between January 1996 and December 2000.

         The Table includes the selling price of the property, the cost of the property, the date acquired and the date of sale.

                                     TABLE I
                    EXPERIENCE IN RAISING AND INVESTING FUNDS

                                            CNL American
                                             Properties         CNL Income         CNL Income        CNL Retirement
                                                Fund,           Fund XVII,         Fund XVIII,        Properties,
                                                Inc.               Ltd.               Ltd.                Inc.
                                           ----------------   ---------------     --------------    -----------------
                                              (Note 1)                                              (Notes 2 and 3)

Dollar amount offered                         $747,464,420       $30,000,000        $35,000,000         $155,000,000
                                           ================   ===============     ==============    =================

Dollar amount raised                                 100.0 %           100.0 %            100.0 %              100.0 %
                                           ----------------   ---------------     --------------    -----------------

Less offering expenses:

   Selling commissions and discounts                  (7.5 )            (8.5 )             (8.5 )               (7.5 )
   Organizational expenses                            (2.2 )            (3.0 )             (3.0 )               (3.0 )
   Marketing support and due diligence
     expense reimbursement fees
     (includes amounts reallowed to
     unaffiliated entities)                           (0.5 )            (0.5 )             (0.5 )               (0.5 )
                                           ----------------   ---------------     --------------    -----------------
                                                     (10.2 )           (12.0 )            (12.0 )              (11.0 )
                                           ----------------   ---------------     --------------    -----------------
Reserve for operations                                  --                --                 --                   --
                                           ----------------   ---------------     --------------    -----------------

Percent available for investment                      89.8 %            88.0 %             88.0 %               89.0 %
                                           ================   ===============     ==============    =================

Acquisition costs:

   Cash down payment                                  85.3 %            83.5 %             83.5 %               84.5 %
   Acquisition fees paid to affiliates                 4.5               4.5                4.5                  4.5
   Loan costs                                           --                --                 --                   --
                                           ----------------   ---------------     --------------    -----------------

Total acquisition costs                               89.8 %            88.0 %             88.0 %               89.0 %
                                           ================   ===============     ==============    =================

Percent leveraged (mortgage financing
   divided by total acquisition costs)                  --                --                 --                   --

                                                  4/19/95,
                                                   2/06/97
Date offering began                            and 3/02/98           9/02/95            9/20/96              9/18/98

                                             22, 13 and 9,
Length of offering (in months)                respectively                12                 17                   24

Months to invest 90% of amount
   available for investment measured        23, 16 and 11,
   from date of offering                      respectively                15                 17                   19

Note 1: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective March 29, 1995, CNL American Properties Fund, Inc. ("APF") registered for sale $165,000,000 of shares of common stock (the "Initial Offering"), including $15,000,000 available only to stockholders participating in the company's reinvestment plan. The Initial Offering of APF commenced April 19, 1995, and upon completion of the Initial Offering on February 6, 1997, had received subscription proceeds of $150,591,765 (7,529,588 shares), including $591,765 (29,588 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective January 31, 1997, APF registered for sale $275,000,000 of shares of common stock (the "1997 Offering"), including $25,000,000 available only to stockholders participating in the company's reinvestment plan. The 1997 Offering of APF commenced following the completion of the Initial Offering on February 6, 1997, and upon completion of the 1997 Offering on March 2, 1998, had received subscription proceeds of $251,872,648 (12,593,633 shares), including $1,872,648 (93,632 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 12, 1998, APF registered for sale $345,000,000 of shares of common stock (the "1998 Offering"). The 1998 Offering of APF commenced following the completion of the 1997 Offering on March 2, 1998. As of January 31, 1999, APF had received subscriptions totalling approximately $345,000,000 (17,250,000 shares), from the 1998 Offering, including $3,107,848 (155,393 shares) issued pursuant to the company's reinvestment plan. The 1998 Offering became fully subscribed in December 1998 and proceeds from the last subscriptions were received in January 1999.

Note 2: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective September 18, 1998, CNL Retirement Properties, Inc. (the "Retirement Properties REIT") registered for sale up to $155,000,000 of shares of common stock (the "Initial Offering"), including up to $5,000,000 available to stockholders participating in the company's reinvestment plan. The Initial Offering of the Retirement Properties REIT commenced September 18, 1998, and upon the termination of the Initial Offering on September 18, 2000, the Retirement Properties REIT had received subscription proceeds of $9,718,974 (971,898 shares), including $50,463
                  (5,046 shares) through the reinvestment plan. Upon termination of the Initial Offering, the Retirement Properties

Note 2
   (Continued):   REIT commenced an offering of up to $155,000,000 (the "2000
                  Offering"), including up to $5,000,000 available to stockholders participating in the company's reinvestment plan.
                  As of December 31, 2000, the Retirement Properties REIT had received subscription proceeds of $1,972,591 (197,259 shares) from its 2000 Offering, including $84,456 (8,446 shares) issued pursuant to the reinvestment plan.

Note 3: During its Initial Offering, the Retirement Properties REIT raised $9,718,974 or 6.3% of the dollar amount offered. The percentage of dollar amount raised is based on the actual amount raised during the Retirement Properties REIT's Initial Offering.

                                    TABLE II
                             COMPENSATION TO SPONSOR

                                                   CNL American        CNL Income       CNL Income        CNL Retirement
                                                 Properties Fund,      Fund XVII,       Fund XVIII,         Properties,
                                                       Inc.               Ltd.             Ltd.                Inc.
                                                 ------------------  ---------------  ----------------  --------------------
                                                  (Notes 1, 2 and 6)                                          (Note 4)
                                                   4/19/95, 2/06/97      9/02/95           9/20/96       9/18/98 and 9/19/00
Date offering commenced                                and 3/02/98
Dollar amount raised                                  $747,464,420      $30,000,000       $35,000,000           $11,691,593
                                                 ==================  ===============  ================  ====================
Amount paid to sponsor from proceeds
   of offering:
     Selling commissions and discounts                  56,059,832        2,550,000         2,975,000               876,867
     Real estate commissions                                    --               --                --                    --
     Acquisition fees (Notes 5 and 6)                   33,604,618        1,350,000         1,575,000               526,121
     Marketing support and due diligence
       expense reimbursement fees
       (includes amounts reallowed to
       unaffiliated entities)                            3,737,322          150,000           175,000                58,458
                                                 ------------------  ---------------  ----------------  --------------------
Total amount paid to sponsor                            93,401,772        4,050,000         4,725,000             1,461,446
                                                 ==================  ===============  ================  ====================
Dollar amount of cash generated from (used in)
   operations before deducting payments
   to sponsor:
     2000 (Note 7)                                    (145,840,973 )      1,946,582         2,430,370             1,349,284
     1999 (Note 7)                                     311,630,414        2,567,164         2,921,071                51,647
     1998                                               42,216,874        2,638,733         2,964,628                    --
     1997                                               18,514,122        2,611,191         1,471,805                    --
     1996                                                6,096,045        1,340,159            30,126                    --
     1995                                                  594,425           11,671                --                    --
     1994                                                       --               --                --                    --
     1993                                                       --               --                --                    --
Amount paid to sponsor from operations
   (administrative, accounting and
   management fees) (Note 6):
     2000                                                3,542,515          100,360           120,319               253,265
     1999                                                4,369,200          117,146           124,031                38,796
     1998                                                3,100,599          117,814           132,890                    --
     1997                                                1,437,908          116,077           110,049                    --
     1996                                                  613,505          107,211             2,980                    --
     1995                                                   95,966            2,659                --                    --
     1994                                                       --               --                --                    --
     1993                                                       --               --                --                    --
Dollar amount of property sales and
   refinancing before deducting payments
   to sponsor:
     Cash (Note 3)                                      28,733,948        2,812,379           688,997                    --
     Notes                                                      --               --                --                    --
Amount paid to sponsors from property
     sales and refinancing:
     Real estate commissions                                    --               --                --                    --
     Incentive fees                                             --               --                --                    --
     Other (Note 6)                                             --               --                --                    --

Note 1: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective March 29, 1995, CNL American Properties Fund, Inc. ("APF") registered for sale $165,000,000 of shares of common stock (the "Initial Offering"), including $15,000,000 available only to stockholders participating in the company's reinvestment plan. The Initial Offering of APF commenced April 19, 1995, and upon completion of the Initial Offering on February 6, 1997, had received subscription proceeds of $150,591,765 (7,529,588 shares), including $591,765 (29,588 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective January 31, 1997, APF registered for sale $275,000,000 of shares of common stock (the "1997 Offering"), including $25,000,000 available only to stockholders participating in the company's reinvestment plan. The 1997 Offering of APF commenced following the completion of the Initial Offering on February 6, 1997, and upon completion of the 1997 Offering on March 2, 1998, had received subscription proceeds of $251,872,648 (12,593,633 shares), including $1,872,648 (93,632 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 12, 1998, APF registered for sale $345,000,000 of shares of common stock (the "1998 Offering"). The 1998 Offering of APF commenced following the completion of the 1997 Offering on March 2, 1998. As of January 31, 1999, APF had received subscriptions totalling approximately $345,000,000 (17,250,000 shares), from the 1998 Offering, including $3,107,848 (155,393 shares) issued pursuant to the company's reinvestment plan. The 1998 Offering became fully subscribed in December 1998 and proceeds from the last subscriptions were received in January 1999. The amounts shown represent the combined results of the Initial Offering, the 1997 Offering and the 1998 Offering as of January 31, 1999, including shares issued pursuant to the company's reinvestment plan.

Note 2: For negotiating secured equipment leases and supervising the secured equipment lease program, APF was required to pay its external advisor a one-time secured equipment lease servicing fee of two percent of the purchase price of the equipment that is the subject of a secured equipment lease (see Note 6). During the years ended December 31, 1999, 1998, 1997 and 1996, APF incurred $77,317, $54,998, $87,665 and $70,070, respectively, in secured equipment lease servicing fees.

Note 3: Excludes properties sold and substituted with replacement properties, as permitted under the terms of the lease agreements.

Note 4: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective September 18, 1998, CNL Retirement Properties, Inc. (the "Retirement Properties REIT") registered for sale up to $155,000,000 of shares of common stock (the "Initial Offering"), including up to $5,000,000 available to stockholders participating in the company's reinvestment plan. The offering of shares of the Retirement Properties REIT commenced September 18, 1998, and upon the termination of the Initial Offering on September 18, 2000, the Retirement Properties REIT had received subscription proceeds of $9,718,974 (971,898 shares) from the Initial Offering, including $50,463 (5,046 shares) through the reinvestment plan. Upon termination of the Initial Offering, the Retirement Properties REIT commenced an offering of up to $155,000,000 (the "2000 Offering"), including up to $5,000,000 available to stockholders participating in the company's reinvestment plan. The amounts shown represent the combined results of the Initial Offering and the 2000 Offering, including subscription proceeds issued pursuant to the reinvestment plan as of December 31, 2000.

Note 5: In addition to acquisition fees paid on gross proceeds from the offerings, prior to becoming self advised on September 1, 1999, APF also incurred acquisition fees relating to proceeds from its line of credit to the extent the proceeds were used to acquire properties. Such fees were paid using proceeds from the line of credit, and as of December 31, 1999, APF had incurred $6,175,521 of such fees (see Note 6).

Note 6: On September 1, 1999, APF issued 6,150,000 shares of common stock (with an exchange value of $20 per share) to affiliates of APF to acquire its external advisor and two companies which make and service mortgage loans and securitize portions of such loans. As a result of the acquisition, APF ceased payment of acquisition fees, administrative, accounting, management and secured equipment lease servicing fees. APF continues to outsource several functions to affiliates such as investor services, public relations, corporate communications, knowledge and technology management, and tax and legal compliance.

Note 7: In September 1999, APF acquired two companies which make and service mortgage loans and securitize portions of loans. Effective with these acquisitions, APF classifies a portion of its investments in and collections of mortgage loans, proceeds from sale of mortgage loans, proceeds from securitization transactions and purchases of other investments as operating activities in its financial statements. Prior to these acquisitions, these types of transactions were classified as investing activities in its financial statements.

                                    TABLE III
                       Operating Results of Prior Programs
                       CNL AMERICAN PROPERTIES FUND, INC.

                                                                      1994                                          1997
                                                                    (Note 1)        1995            1996          (Note 2)
                                                                   ------------  ------------   -------------   -------------
Gross revenue                                                           $   --     $ 539,776      $4,363,456    $ 15,516,102
Equity in earnings of joint venture                                         --            --              --              --
Gain (loss) on sale of assets (Notes 7, 15 and 18)                          --            --              --              --
Provision for losses on assets (Notes 12, 14 and 17)                        --            --              --              --
Interest income                                                             --       119,355       1,843,228       3,941,831
Less:  Operating expenses                                                   --      (186,145 )      (908,924 )    (2,066,962 )
       Transaction costs                                                    --            --              --              --
       Loss on investment in securities                                     --            --              --              --
       Provision for loss on mortgage notes held for sale                   --            --              --              --
       Interest expense                                                     --            --              --              --
       Depreciation and amortization                                        --      (104,131 )      (521,871 )    (1,795,062 )
       Advisor acquisition expense (Note 16)                                --            --              --              --
       Minority interest in (income)/loss of consolidated joint
         ventures                                                           --           (76 )       (29,927 )       (31,453 )
                                                                   ------------  ------------   -------------   -------------
Net income (loss) - GAAP basis                                              --       368,779       4,745,962      15,564,456
                                                                   ============  ============   =============   =============
Taxable income
    -  from operations (Note 8)                                             --       379,935       4,894,262      15,727,311
                                                                   ============  ============   =============   =============
    -  from gain (loss) on sale (Notes 7, 15 and 18)                        --            --              --         (41,115 )
                                                                   ============  ============   =============   =============

Cash generated from (used in) operations (Notes 4 and 5)                    --       498,459       5,482,540      17,076,214
Cash generated from sales (Notes 7, 15 and 18)                              --            --              --       6,289,236
Cash generated from refinancing                                             --            --              --              --
                                                                   ------------  ------------   -------------   -------------
Cash generated from (used in) operations, sales and refinancing             --       498,459       5,482,540      23,365,450
Less:  Cash distributions to investors (Note 9)
      -  from operating cash flow (Note 4)                                  --      (498,459 )    (5,439,404 )   (16,854,297 )
      -  from sale of properties                                            --            --              --              --
      -  from cash flow from prior period                                   --            --              --              --
      -  from return of capital (Note 10)                                   --      (136,827 )            --              --
                                                                   ------------  ------------   -------------   -------------
Cash generated (deficiency) after cash distributions                        --      (136,827 )        43,136       6,511,153
Special items (not including sales of real estate and
refinancing):
      Subscriptions received from stockholders                              --    38,454,158     100,792,991     222,482,560
      Sale of common stock to CNL Fund Advisors, Inc.                  200,000            --              --              --
      Retirement of shares of common stock (Note 13)                        --            --              --              --
      Contributions from minority interest of consolidated joint
       venture                                                              --       200,000          97,419              --
      Distributions to minority interest                                    --            --         (39,121 )       (34,020 )
      Payment of stock issuance costs                                      (19 )  (3,680,704 )    (8,486,188 )   (19,542,862 )
      Acquisition of land and buildings                                     --   (18,835,969 )   (36,104,148 )  (143,542,667 )
      Investment in direct financing leases                                 --    (1,364,960 )   (13,372,621 )   (39,155,974 )
      Proceeds from sales of equipment direct financing leases              --            --              --         962,274
      Proceeds from sale of consolidated partnership interest
       (Note 19)                                                            --            --              --              --
      Investment in joint venture                                           --            --              --              --
      Increase in restricted cash                                           --            --              --              --
      Purchase of other investments (Note 4)                                --            --              --              --
      Investment in mortgage notes receivable (Note 4)                      --            --     (13,547,264 )    (4,401,982 )
      Collections on mortgage notes receivable (Note 4)                     --            --         133,850         250,732
      Investment in equipment and other notes receivable                    --            --              --     (12,521,401 )
      Collections on equipment and other notes receivable                   --            --              --              --
      Investment in (redemption of) certificates of deposit                 --            --              --      (2,000,000 )
      Issuance of bonds                                                     --            --              --              --
      Payment on bonds                                                      --            --              --              --
      Proceeds from borrowing on credit facility, note payable
        and subordinated note payable                                       --            --       3,666,896      19,721,804
      Payment on credit facility and note payable                           --            --        (145,080 )   (20,784,577 )
      Reimbursement of organization, acquisition, and deferred
        offering and stock issuance costs paid on behalf of CNL
        American Properties Fund, Inc. by related parties (Note 20)   (199,036 )  (2,500,056 )      (939,798 )    (2,857,352 )
      Increase in intangibles and other assets                              --      (628,142 )    (1,103,896 )            --
      Proceeds from borrowings on mortgage warehouse facilities             --            --              --              --
      Payments on mortgage warehouse facilities                             --            --              --              --
      Payments of loan and bond issuance costs                              --            --              --              --
      Other                                                                 --            --         (54,533 )        49,001
                                                                   ------------  ------------   -------------   -------------
Cash generated (deficiency) after cash distributions
    and special items                                                      945    11,507,500      30,941,643       5,136,689
                                                                   ============  ============   =============   =============

     1998              1999             2000
   (Note 3)          (Note 3)         (Note 3)
---------------   ---------------   --------------

   $33,202,491      $ 62,165,451     $ 93,693,424
        16,018            97,307           97,559
            --        (1,851,838 )       (721,230 )
      (611,534 )      (7,779,195 )     (2,575,716 )
     8,984,546        13,335,146       29,794,446
    (5,354,859 )     (12,078,868 )    (30,540,955 )
            --        (6,798,803 )    (10,315,116 )
            --                --       (5,347,659 )
            --                --       (6,854,932 )
            --       (10,205,197 )    (47,612,460 )
    (4,054,098 )     (10,346,143 )    (17,713,928 )
            --       (76,333,516 )             --

       (30,156 )         (41,678 )      1,023,730
---------------   ---------------   --------------
    32,152,408       (49,837,334 )      2,927,163
===============   ===============   ==============

    33,553,390        58,152,473       28,881,542
===============   ===============   ==============
      (149,948 )        (789,861 )     (2,696,079 )
===============   ===============   ==============

    39,116,275       307,261,214     (149,383,488 )
     2,385,941         5,302,433       12,833,063
            --                --               --
---------------   ---------------   --------------
    41,502,216       312,563,647     (136,550,425 )

   (39,116,275 )     (60,078,825 )             --
            --                --               --
      (265,053 )              --      (66,329,582 )
       (67,821 )              --               --
---------------   ---------------   --------------
     2,053,067       252,484,822     (202,880,007 )

   385,523,966           210,736               --
            --                --               --
      (639,528 )         (50,891 )             --

            --           740,621           39,922
       (34,073 )         (66,763 )       (146,601 )
   (34,579,650 )        (737,190 )     (1,493,436 )
  (200,101,667 )    (286,411,210 )   (160,227,813 )
   (47,115,435 )     (63,663,720 )    (15,368,629 )
            --         2,252,766        1,848,664

            --                --        1,187,238
      (974,696 )        (187,452 )             --
            --                --       (1,875,838 )
   (16,083,055 )              --               --
    (2,886,648 )      (4,041,427 )       (653,922 )
       291,990           393,468          965,612
    (7,837,750 )     (26,963,918 )    (10,476,685 )
     1,263,633         3,500,599        7,368,619
            --         2,000,000               --
            --                --      280,906,000
            --                --       (2,422,469 )

     7,692,040       439,941,245      397,538,000
        (8,039 )     (61,580,289 )   (586,425,008 )


    (4,574,925 )      (1,492,310 )     (2,362,485 )
    (6,281,069 )      (1,862,036 )       (377,755 )
            --        27,101,067      301,227,438
            --      (352,808,966 )     (7,718,739 )
            --        (5,947,397 )    (20,891,532 )
       (95,101 )              --               --
---------------   ---------------   --------------

    75,613,060       (77,188,245 )    (22,239,426 )
===============   ===============   ==============

                                                    1994                                                    1997
                                                  (Note 1)             1995              1996             (Note 2)
                                                --------------     -------------     --------------     -------------
TAX AND DISTRIBUTION DATA PER
    $1,000 INVESTED (Note 6)
Federal income tax results:
Ordinary income (loss) (Notes 9 and 11)
    -  from operations (Note 8)                            --                20                 61                67
                                                ==============     =============     ==============     =============
    -  from recapture                                      --                --                 --                --
                                                ==============     =============                        =============
                                                                                     ==============
Capital gain (loss) (Notes 7, 15 and 18)                   --                --                 --                --
                                                ==============     =============     ==============     =============
Cash distributions to investors:
    Source (on GAAP basis):
    -  from investment income                              --                19                 59                66
    -  from capital gain                                   --                --                 --                --
    -  from investment income from prior
       period                                              --                --                 --                --
   -  from return of capital (Note 10)                     --                14                  8                 6
                                                --------------     -------------     --------------     -------------
Total distributions on GAAP basis (Note 11):               --                33                 67                72
                                                ==============     =============     ==============     =============
   Source (on cash basis):
    -  from sales                                          --                --                 --                --
    -  from refinancing                                    --                --                 --                --
    -  from operations (Note 4)                            --                26                 67                72
    -  from cash flow from prior period                    --                --                 --                --
    -  from return of capital (Note 10)                    --                 7                 --                --
                                                --------------     -------------     --------------     -------------
Total distributions on cash basis (Note 11)                --                33                 67                72
                                                ==============     =============     ==============     =============
Total cash distributions as a percentage of
    original $1,000 investment (Notes 6)                 0.00 %            5.34 %             7.06 %            7.45 %
Total cumulative cash distributions per
    $1,000 investment from inception                                         33                100               172
Amount (in percentage terms) remaining
    invested in program properties at the end
    of each year (period) presented (original
    total acquisition cost of properties
    retained, divided by original total
    acquisition cost of all properties in
    program)  (Notes 7, 15 and 18)                        N/A               100 %              100 %             100 %

Note 1: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective March 29, 1995, CNL American Properties Fund, Inc. ("APF") registered for sale $165,000,000 of shares of common stock (the "Initial Offering"), including $15,000,000 available only to stockholders participating in the company's reinvestment plan. The Initial Offering of APF commenced April 19, 1995, and upon completion of the Initial Offering on February 6, 1997, had received subscription proceeds of $150,591,765 (7,529,588 shares), including $591,765 (29,588 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective January 31, 1997, APF registered for sale $275,000,000 of shares of common stock (the "1997 Offering"), including $25,000,000 available only to stockholders participating in the company's reinvestment plan. The 1997 Offering of APF commenced following the completion of the Initial Offering on February 6, 1997, and upon completion of the 1997 Offering on March 2, 1998, had received subscription proceeds of $251,872,648 (12,593,633 shares), including $1,872,648 (93,632 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 12, 1998, APF registered for sale $345,000,000 of shares of common stock (the "1998 Offering"). The 1998 Offering of APF commenced following the completion of the 1997 Offering on March 2, 1998. As of January 31, 1999, APF had received subscriptions totalling approximately $345,000,000 (17,250,000 shares), from the 1998 Offering, including $3,107,848 (155,393 shares) issued pursuant to the company's reinvestment plan. The 1998 Offering became fully subscribed in December 1998 and proceeds from the last subscriptions were received in January 1999. Activities through June 1, 1995, were devoted to organization of APF and operations had not begun.

Note 2: The amounts shown represent the combined results of the Initial Offering and the 1997 Offering.

Note 3: The amounts shown represent the combined results of the Initial Offering, 1997 Offering and 1998 Offering.

Note 4: Cash generated from operations from inception through September 1999 included cash received from tenants, less cash paid for expenses, plus interest received. In September 1999, APF acquired two companies which make and service mortgage loans and securitize portions of loans. Effective with these acquisitions, APF classifies its investments in and collections of mortgage loans held for sale, proceeds from sale of mortgage loans held for sale, proceeds from securitization transactions

      1998                 1999              2000
    (Note 3)             (Note 3)          (Note 3)
------------------    ---------------   ---------------



               63                 74                33
==================    ===============   ===============
                --                --                 --
==================    ===============   ===============
                --                 (1 )              (3 )
==================    ===============   ===============


               60                 --                 3
                --                --                 --

                --                --                 --
               14                 76                73
------------------    ---------------   ---------------
               74                 76                76
==================    ===============   ===============

                --                --                 --
                --                --                 --
               73                 76                 --
                1                 --                76
                --                --                 --
------------------    ---------------   ---------------
               74                 76                76
==================    ===============   ===============

            7.625 %            7.625 %           7.625 %

              246                322               398



              100 %              100 %             100 %


Note 4
   (Continued):   and purchases of other investments held for sale as operating activities in its financial statements. APF continues to classify investments in mortgage loans and other investments intended to be held as investments as investing activities in its financial statements.

Note 5: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of APF.

Note 6: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period.

Note 7: In May 1997 and July 1997, APF sold four properties and one property, respectively, to a tenant for $5,254,083 and $1,035,153, respectively, which was equal to the carrying value of the properties at the time of sale. In May and July 1998, APF sold two and one properties, respectively, to third parties for $1,605,154 and $1,152,262, respectively (and received net sales proceeds of approximately $1,233,700 and $629,435, respectively, after deduction of construction costs incurred but not paid by APF as of the date of the sale), which approximated the carrying value of the properties at the time of sale. As a result, no gain or loss was recognized for financial reporting purposes.

Note 8: Taxable income presented is before the dividends paid deduction.

Note 9:           For the years ended December 31, 2000, 1999, 1998, 1997, 1996 and 1995, 40%, 97%, 84.87%, 93.33%, 90.25% and 59.82%,
                  respectively, of the distributions received by stockholders were considered to be ordinary income and 60%, 15%, 15.13%, 6.67%, 9.75% and 40.18%, respectively, were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the years ended December 31, 2000, 1999, 1998, 1997, 1996 and 1995 are required to be or have been treated by the company as a return of capital for purposes of calculating the stockholders' return on their invested capital.

Note 10: Cash distributions presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income (loss) includes deductions for depreciation and amortization expense and income from certain non-cash items. This amount is not required to be presented as a return of capital except for purposes of this table, and APF has not treated this amount as a return of capital for any other purpose. During the year ended December 31, 1999, accumulated net loss included a non-cash deduction for the advisor acquisition expense of $76,333,516 (see Note 16).

Note 11: Tax and distribution data and total distributions on GAAP basis were computed based on the weighted average dollars outstanding during each period presented.

Note 12: During the year ended December 31, 1998, APF recorded provisions for losses on land and buildings in the amount of $611,534 for financial reporting purposes relating to two Shoney's properties and two Boston Market properties. The tenants of these properties experienced financial difficulties and ceased payment of rents under the terms of their lease agreements. The allowances represent the difference between the carrying value of the properties at December 31, 1998 and the estimated net realizable value for these properties.

Note 13: In October 1998, the Board of Directors of APF elected to implement APF's redemption plan. Under the redemption plan, APF elected to redeem shares, subject to certain conditions and limitations. During the year ended December 31, 1998, 69,514 shares were redeemed at $9.20 per share ($639,528) and retired from shares outstanding of common stock. During 1999, as a result of the stockholders approving a one-for-two reverse stock split of common stock, the Company agreed to redeem fractional shares (2,545 shares).

Note 14: During the year ended December 31, 1999, APF recorded provisions for losses on buildings in the amount of $7,779,495 for financial reporting purposes relating to several properties. The tenants of these properties experienced financial difficulties and ceased payment of rents under the terms of their lease agreements. The allowances represent the difference between the carrying value of the properties at December 31, 1999 and the estimated net realizable value for these properties.

Note 15: During the year ended December 31, 1999, APF sold six properties and received aggregate net sales proceeds of $5,302,433, which resulted in a total aggregate loss of $781,192 for financial reporting purposes. APF reinvested the proceeds from the sale of properties in additional properties. In addition, APF recorded a loss on securitization of $1,070,646 for financial reporting purposes.

Note 16: On September 1, 1999, APF issued 6,150,000 shares of common stock to affiliates of APF to acquire its external advisor and two companies which make and service mortgage loans and securitize portions of loans. APF recorded an advisor acquisition expense of $76,333,516 relating to the acquisition of the external advisor, which represented the excess purchase price over the net assets acquired.

Note 17: During the year ended December 31, 2000, APF recorded provision for losses on land, buildings, and direct financing leases in the amount of $2,575,716 for financial reporting purposes relating to several properties. The tenants of these properties experienced financial difficulties and ceased payment of rents under the terms of their lease agreements. The allowances represent the difference between the carrying value of the properties at December 31, 2000 and the estimated net realizable value for these properties.

Note 18: During the year ended December 31, 2000, APF sold fifteen properties for aggregate net sales proceeds of $12,833,063, which resulted in total aggregate losses of $732,334 for financial reporting purposes (after deduction of construction costs incurred but not paid by APF as of the date of the sale).

Note 19: During the year ended December 31, 2000, APF received $1,187,238 for the sale of consolidated partnership interests.

Note 20: An affiliate of APF is entitled to receive, in connection with each common stock offering, a soliciting dealer servicing fee payable annually by APF beginning on December 31 of the year following the year in which each offering terminated in the amount of 0.20% of the stockholders' investment in APF in connection with such offering. An affiliate of APF in turn, may reallow all or a portion of such fee to broker-dealers whose clients purchased shares in such offering and held shares on such date. During the years ended December 31, 1998, 1999 and 2000, APF incurred $300,206, $1,493,437 and
                  $1,493,436 of such fees, respectively, which were paid in January 1999, 2000 and 2001, respectively.

                                    TABLE III
                       Operating Results of Prior Programs
                           CNL INCOME FUND XVII, LTD.

                                                            1995
                                                          (Note 1)            1996               1997               1998
                                                      --------------    --------------     -------------      --------------
Gross revenue                                               $    --       $ 1,195,263       $ 2,643,871         $ 2,816,845
Equity in earnings of unconsolidated joint
   ventures                                                         --             4,834           100,918             140,595
Gain on sale of assets (Note 9)                                  --                --                --                  --
Loss on dissolution of consolidated joint
   venture  (Note 7)                                             --                --                --                  --
Provision for loss on assets (Note 8)                            --                --                --                  --
Interest income                                              12,153           244,406            69,779              51,240
Less:  Operating expenses                                    (3,493 )        (169,536 )        (181,865 )          (168,542 )
       Transaction costs                                         --                --                --             (14,139 )
       Interest expense                                          --                --                --                  --
       Depreciation and amortization                           (309 )        (179,208 )        (387,292 )          (369,209 )
       Minority interest in income of
         consolidated joint venture (Note 7)                     --                --           (41,854 )           (62,632 )
                                                      --------------    --------------     -------------      --------------
Net income - GAAP basis                                       8,351         1,095,759         2,203,557           2,394,158
                                                      ==============    ==============     =============      ==============
Taxable income
    -  from operations                                       12,153         1,114,964         2,058,601           2,114,039
                                                      ==============    ==============     =============      ==============
    -  from gain (loss) on sale (Note 7)                         --                --                --                  --
                                                      ==============    ==============     =============      ==============
Cash generated from operations (Notes
   2 and 3)                                                   9,012         1,232,948         2,495,114           2,520,919
Cash generated from sales (Note7)                                --                --                --                  --
Cash generated from refinancing                                  --                --                --                  --
                                                      --------------    --------------     -------------      --------------
Cash generated from operations, sales and
   refinancing                                                9,012         1,232,948         2,495,114           2,520,919
Less:  Cash distributions to investors (Note 4)
      -  from operating cash flow                            (1,199 )        (703,681 )      (2,177,584 )        (2,400,000 )
      -  from prior period                                       --                --                --                  --
                                                      --------------    --------------     -------------      --------------
Cash generated (deficiency) after cash
   distributions                                              7,813           529,267           317,530             120,919
Special items (not including sales and
   refinancing):
      Limited partners' capital contributions             5,696,921        24,303,079                --                  --
      General partners' capital contributions                 1,000                --                --                  --
      Contributions from minority interest                       --           140,676           278,170                  --
      Distribution to holder of minority interest                --                --           (41,507 )           (49,023 )
      Distribution to holder of minority
        interest from dissolution of consolidated
        joint venture                                           --                --                --                  --
      Syndication costs                                    (604,348 )      (2,407,317 )              --                  --
      Acquisition of land and buildings                    (332,928 )     (19,735,346 )      (1,740,491 )                --
      Investment in direct financing leases                      --        (1,784,925 )      (1,130,497 )                --
      Investment in joint ventures                               --          (201,501 )      (1,135,681 )          (124,452 )
      Reimbursement of organization, syndication
        and acquisition costs paid on behalf of
        CNL Income Fund XVII, Ltd. by related
        parties                                            (347,907 )        (326,483 )         (25,444 )                --
      Increase in other assets                             (221,282 )              --                --                  --
      Reimbursement from developer of
         construction costs                                      --                --                --             306,100
      Other                                                    (410 )             410                --                  --
                                                      --------------    --------------     -------------      --------------
Cash generated (deficiency) after cash
   distributions and special items                        4,198,859           517,860        (3,477,920 )           253,544
                                                      ==============    ==============     =============      ==============
TAX AND DISTRIBUTION DATA PER
    $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
    -  from operations                                           36                37                69                  70
                                                      ==============    ==============     =============      ==============
    -  from recapture                                            --                --                --                  --
                                                      ==============    ==============     =============      ==============
Capital gain (loss) (Note 7)                                     --                --                --                  --
                                                      ==============    ==============     =============      ==============

      1999               2000
-----------------    --------------

     $ 2,403,040       $ 2,076,758
         182,132           176,088
              --            17,447

         (82,914 )              --
              --          (918,692 )
          44,184            29,806
        (219,361 )        (294,118 )
         (71,366 )         (18,695 )
              --                --
        (384,985 )        (395,456 )

         (31,461 )              --
-----------------    --------------
       1,839,269           673,138
=================    ==============

       2,003,243         1,778,820
=================    ==============
         (23,150 )        (310,047 )
=================    ==============

       2,450,018         1,846,222
       2,094,231         1,136,991
              --                --
-----------------    --------------

       4,544,249         2,983,213

      (2,400,000 )      (1,846,222 )
              --          (553,778 )
-----------------    --------------

       2,144,249           583,213

              --                --
              --                --
              --                --
         (46,567 )              --


        (417,696 )              --
              --                --
              --        (1,630,164 )
              --                --
        (527,864 )             (12 )



              --                --
              --                --

              --                --
              --                --
-----------------    --------------

       1,152,122        (1,046,963 )
=================    ==============



              66                59
=================    ==============
               --               --
=================    ==============
              (1 )             (10 )
=================    ==============

                                                    1995
                                                  (Note 1)             1996              1997               1998
                                                --------------     -------------     -------------      -------------
Cash distributions to investors
    Source (on GAAP basis)
    -  from investment income                               4                23                73                 79
    -  from capital gain (Note 10)                         --                --                --                 --
    -  from investment income from prior
       period                                              --                --                --                  1
     -  from return of capital                             --                --                --                 --
                                                --------------     -------------     -------------      -------------
Total distributions on GAAP basis (Note 4)                  4                23                73                 80
                                                ==============     =============     =============      =============
   Source (on cash basis)
    -  from sales                                          --                --                --                 --
    -  from operations                                      4                23                73                 80
    -  from cash flow from prior period                    --                --                --                 --
                                                --------------     -------------     -------------      -------------
Total distributions on cash basis (Note 4)                  4                23                73                 80
                                                ==============     =============     =============      =============
Total cash distributions as a percentage of
    original $1,000 investment (Note 5)                  5.00 %            5.50 %           7.625 %             8.00 %
Total cumulative cash distributions per
    $1,000 investment from inception                        4                27               100                180
Amount (in percentage terms) remaining
    invested in program properties at the end
    of each year (period) presented (original
    total acquisition cost of properties
    retained, divided by original total
    acquisition cost of all properties in
    program)  (Notes 6 and 10)                            N/A               100 %             100 %              100 %

Note 1: Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, effective August 11, 1995, CNL Income Fund XVII, Ltd. ("CNL XVII") and CNL Income Fund XVIII, Ltd. each registered for sale $30,000,000 units of limited partnership interests ("Units"). The offering of Units of CNL Income Fund XVII, Ltd. commenced September 2, 1995. Pursuant to the registration statement, CNL XVIII could not commence until the offering of Units of CNL Income Fund XVII, Ltd. was terminated. CNL Income Fund XVII, Ltd. terminated its offering of Units on September 19, 1996, at which time subscriptions for the maximum offering proceeds of $30,000,000 had been received. Upon the termination of the offering of Units of CNL Income Fund XVII, Ltd., CNL XVIII commenced its offering of Units. Activities through November 3, 1995, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint ventures, less cash paid for expenses, plus interest received.

Note 3: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL XVII.

Note 4: Distributions declared for the quarters ended December 31, 1995, 1996, 1997, 1998 and 1999 are reflected in the 1996,
                  1997, 1998, 1999 and 2000 columns, respectively, due to the payment of such distributions in January 1996, 1997, 1998, 1999 and 2000, respectively. As a result of distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1995, 1996, 1997, 1998, 1999, and
                  2000, are not included in the 1995, 1996, 1997, 1998, 1999 and
                  2000 totals, respectively.

Note 5: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period. (See Note 4 above)

Note 6: During 1998, CNL XVII received approximately $306,100 in reimbursements from the developer upon final reconciliation of total construction costs relating to the properties in Aiken, South Carolina and Weatherford, Texas, in accordance with the related development agreements. During 1999, CNL XVII had reinvested these amounts, plus additional funds, in a property as tenants-in-common with an affiliate of the general partners and in Ocean Shores Joint Venture, with an affiliate of CNL XVII which has the same general partners.

Note 7: During 1999, CNL/El Cajon Joint Venture, CNL XVII's consolidated joint venture in which CNL XVII owned an 80% interest, sold its property to the 20% joint venture partner and dissolved the joint venture. CNL XVII did not recognize any gain or loss from the sale of the property for financial reporting purposes. As a result of the dissolution, CNL XVII recognized a loss on dissolution of $82,914 for financial reporting purposes. In January 2000, CNL XVII reinvested approximately $1,630,200 of the net sales proceeds received from the 1999 sale of this property in a Baker's Square property in Wilmette, Illinois.

      1999                 2000
------------------    ----------------



               61                  21
               --                   1

               19                  --
               --                  58
------------------    ----------------
               80                  80
==================    ================

               --                  --
               80                  62
               --                  18
------------------    ----------------
               80                  80
==================    ================

             8.00 %              8.00 %

              260                 340




               94 %                94 %

Note 8: During 2000, CNL XVII recorded provisions for loss on assets in the amount of $831,593 for financial reporting purposes relating to the Boston Market properties in Long Beach and Inglewood, California. The tenant of these properties filed for bankruptcy in October 1998 and ceased payment of rents under the terms of its lease agreement. The allowance represented the difference between the carrying value of the properties at December 31, 2000 and the estimated net realizable value for these properties. In addition, during 2000, CNL XVII recorded a provision for loss on assets in the amount of $87,099 for financial reporting purposes relating to a Mr. Fable's property in Kentwood, Michigan. The tenant of this property defaulted under the terms of its lease and ceased restaurant operations. The allowance represented the difference between the carrying value of the property at December 31, 2000 and the net realizable value for the property.

Note 9: During 2000, CNL XVII sold its property in Warner Robins, Georgia, resulting in a gain of $17,447 for financial reporting purposes.

                                    TABLE III
                       Operating Results of Prior Programs
                           CNL INCOME FUND XVIII, LTD.


                                                            1995
                                                          (Note 1)            1996               1997               1998
                                                      --------------    --------------     -------------      --------------
Gross revenue                                               $    --         $   1,373       $ 1,291,416         $ 2,956,349
Equity in earnings of joint venture                              --                --                --                  --
Gain on sale of properties (Note 7)                              --                --                --                  --
Provision for loss on assets (Note 5 and 9)                      --                --                --            (197,466 )
Lease termination refund to tenant (Note 8)                      --                --                --                  --
Lease termination income (Note 10)                               --                --                --                  --
Interest income                                                  --            30,241           161,826             141,408
Less:  Operating expenses                                        --            (3,992 )        (156,403 )          (207,974 )
       Transaction costs                                         --                --                --             (15,522 )
       Interest expense                                          --                --                --                  --
       Depreciation and amortization                             --              (712 )        (142,079 )          (374,473 )
                                                      --------------    --------------     -------------      --------------
Net income - GAAP basis                                          --            26,910         1,154,760           2,302,322
                                                      ==============    ==============     =============      ==============
Taxable income
    -  from operations                                           --            30,223         1,318,750           2,324,746
                                                      ==============    ==============     =============      ==============
    -  from gain on sale (Note 7)                                --                --                --                  --
                                                      ==============    ==============     =============      ==============
Cash generated from operations (Notes
    2 and 3)                                                     --            27,146         1,361,756           2,831,738
Cash generated from sales (Note 7)                               --                --                --                  --
Cash generated from refinancing                                  --                --                --                  --
                                                      --------------    --------------     -------------      --------------
Cash generated from operations, sales and
    refinancing                                                  --            27,146         1,361,756           2,831,738
Less:  Cash distributions to investors (Note 4)
      -  from operating cash flow                                --            (2,138 )        (855,957 )        (2,468,400 )
      -  from prior period                                       --                --                --                  --
                                                      --------------    --------------     -------------      --------------
Cash generated (deficiency) after cash
    distributions                                                --            25,008           505,799             363,338
Special items (not including sales and
    refinancing):
    Limited partners' capital contributions                      --         8,498,815        25,723,944             854,241
    General partners' capital contributions                   1,000                --                --                  --
    Contributions from minority interest                         --                --                --                  --
    Syndication costs                                            --          (845,657 )      (2,450,214 )          (161,142 )
    Acquisition of land and buildings                            --        (1,533,446 )     (18,581,999 )        (3,134,046 )
    Investment in direct financing leases                        --                --        (5,962,087 )           (12,945 )
    Investment in joint venture                                  --                --                --            (166,025 )
    Decrease (increase) in restricted cash                       --                --                --                  --
    Reimbursement of organization, syndication
      and acquisition costs paid on behalf of CNL
      Income Fund XVIII, Ltd. by related parties                 --          (497,420 )        (396,548 )           (37,135 )
    Increase in other assets                                     --          (276,848 )              --                  --
    Other                                                       (20 )            (107 )         (66,893 )           (10,000 )
                                                      --------------    --------------     -------------      --------------
Cash generated (deficiency) after cash
    distributions and special items                             980         5,370,345        (1,227,998 )        (2,303,714 )
                                                      ==============    ==============     =============      ==============
TAX AND DISTRIBUTION DATA PER
    $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
    -  from operations                                           --                 6                57                  66
                                                      ==============    ==============     =============      ==============
    -  from recapture                                            --                --                --                  --
                                                      ==============    ==============     =============      ==============
Capital gain (loss) (Note 7)                                     --                --                --                  --
                                                      ==============    ==============     =============      ==============

     1999             2000
---------------   -------------

   $ 3,075,379     $ 2,628,201
        61,656         112,863
        46,300              --
            --        (953,166 )
            --         (84,873 )
            --         100,000
        55,336          40,049
      (256,060 )      (401,170 )
       (74,734 )       (27,532 )
            --              --
      (392,521 )      (397,175 )
---------------   -------------
     2,515,356       1,017,197
===============   =============

     2,341,350       1,939,686
===============   =============
        80,170              --
===============   =============

     2,797,040       2,310,051
       688,997              --
             --             --
---------------   -------------

     3,486,037       2,310,051

    (2,797,040 )    (2,310,051 )
        (2,958 )      (489,949 )
---------------   -------------

       686,039        (489,949 )

             --             --
             --             --
             --             --
             --             --
       (25,792 )            --
             --             --
      (526,138 )    (1,001,558 )
      (688,997 )       688,997


        (2,495 )            --
             --             --
          (117 )            --
---------------   -------------

      (557,500 )      (802,510 )
===============   =============




            66              55
===============   =============
             --             --
===============   =============
             2              --
===============   =============

                                                    1995
                                                  (Note 1)             1996              1997               1998
                                                --------------     -------------     --------------     -------------
Cash distributions to investors
    Source (on GAAP basis)
    -  from investment income                              --                --                 38                65
    -  from capital gain                                   --                --                 --                --
    -  from investment income from prior
       period                                              --                --                 --                 6
    -  from return of capital                              --                --                 --                --
                                                --------------     -------------     --------------     -------------
Total distributions on GAAP basis (Note 4)                 --                --                 38                71
                                                ==============     =============     ==============     =============
   Source (on cash basis)
    -  from sales (Note 7)                                 --                --                 --                --
    -  from operations                                     --                --                 38                71
    -  from cash flow from prior period                    --                --                 --                --
                                                --------------     -------------     --------------     -------------
Total distributions on cash basis (Note 4)                 --                --                 38                71
                                                ==============     =============     ==============     =============
Total cash distributions as a percentage of
    original $1,000 investment from
    inception                                            0.00 %            5.00 %             5.75 %            7.63 %
Total cumulative cash distributions per
    $1,000 investment (Note 6)                             --                --                 38               109
Amount (in percentage terms) remaining
    invested in program properties at the end
    of each year (period) presented (original
    total acquisition cost of properties
    retained, divided by original total
    acquisition cost of all properties in
    program) (Note 7)                                     N/A               100 %              100 %             100 %

Note 1: Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, effective August 11, 1995, CNL Income Fund XVIII, Ltd ("CNL XVIII") and CNL Income Fund XVII, Ltd. each registered for sale $30,000,000 units of limited partnership interest ("Units"). The offering of Units of CNL Income Fund XVII, Ltd. commenced September 2, 1995. Pursuant to the registration statement, CNL XVIII could not commence until the offering of Units of CNL Income Fund XVII, Ltd. was terminated. CNL Income Fund XVII, Ltd. terminated its offering of Units on September 19, 1996, at which time the maximum offering proceeds of $30,000,000 had been received. Upon the termination of the offering of Units of CNL Income Fund XVII, Ltd., CNL XVIII commenced its offering of Units. Activities through October 11, 1996, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, less cash paid for expenses, plus interest received.

Note 3: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL XVIII.

Note 4: Distributions declared for the quarters ended December 1996, 1997, 1998 and 1999 are reflected in the 1997, 1998, 1999 and
                  2000 columns, respectively, due to the payment of such distributions in January 1997, 1998, 1999 and 2000, respectively. As a result of distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1996, 1997, 1998, 1999 and 2000, are not included in the
                  1996, 1997, 1998, 1999 and 2000 totals, respectively.

Note 5: During the year ended December 31, 1998, CNL XVIII established an allowance for loss on assets of $197,466 for financial reporting purposes relating to the property in Minnetonka, Minnesota. The tenant of this Boston Market property declared bankruptcy and rejected the lease relating to this property. The provision for loss represented the difference between the property's carrying value at December 31, 1998 and the estimated net realizable value.

Note 6: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period. (See Note 4 above)

Note 7: In December 1999, CNL XVIII sold one of its properties and received net sales proceeds of $688,997, resulting in a gain of $46,300 for financial reporting purposes. In June 2000, CNL XVIII used the net sales proceeds from this sale to enter into a joint venture arrangement with CNL Income Fund VII, Ltd., CNL Income Fund XV, Ltd. and CNL Income Fund XVI, Ltd., each a Florida limited partnership and an affiliate of the general partners, to hold one restaurant property.

Note 8: The lease termination refund to tenant of $84,873 during 2000 is due to lease termination negotiations during 2000 related to the 1999 sale of CNL XVIII's property in Atlanta, Georgia. CNL XVIII does not anticipate incurring any additional costs related to the sale of this property.

     1999               2000
----------------    -------------



             71               29
              1               --

              8                3
             --               48
----------------    -------------
             80               80
================    =============

             --               --
             80               66
             --               14
----------------    -------------
             80               80
================    =============


           8.00 %           8.00 %

            189              269




             98 %            100 %

Note 9: During 2000, CNL XVIII recorded a provision for loss on assets in the amount of $299,849 for financial reporting purposes relating to its property in San Antonio, Texas. The tenant of this property closed the store and ceased operations during 2000. In addition, during 2000, CNL XVIII recorded provisions for loss on assets in the amount of $653,317 for financial reporting purposes, relating to its properties in Timonium, Maryland and Raleigh, North Carolina. The tenant declared bankruptcy and rejected the lease relating to the property in Timonium, Maryland, and terminated the lease relating to the property in Raleigh, North Carolina. The provisions for loss represented the difference between the carrying value of the properties at December 31, 2000 and the estimated net realizable value for the properties.

Note 10: In consideration of the Partnership releasing the former tenant of the Boston Market property in Raleigh, North Carolina from its obligations under its lease, the Partnership received termination fee income of $100,000 during 2000.

                                    TABLE III
                       Operating Results of Prior Programs
                         CNL RETIREMENT PROPERTIES, INC.

                                                            1997           1998              1999            2000
                                                          (Note 1)       (Note 1)          (Note 1)        (Note 2)
                                                         ------------   ------------     -------------   -------------
Gross revenue                                                 $   --         $   --           $    --      $  981,672
Interest and other income                                         --             --            86,231         103,058
Less:  Operating expenses                                         --             --           (79,621 )      (181,596 )
       Interest expense                                           --             --                --        (367,374 )
       Depreciation and amortization                              --             --                --        (310,982 )
       Organizational costs                                       --             --           (35,000 )            --
                                                         ------------   ------------     -------------   -------------
Net income (loss) - GAAP basis                                    --             --           (28,390 )       224,778
                                                         ============   ============     =============   =============
Taxable income
    -  from operations (Note 6)                                   --             --            86,231          90,812
                                                         ============   ============     =============   =============
    -  from gain (loss) on sale                                   --             --                --              --
                                                         ============   ============     =============   =============
Cash generated from operations (Notes 3 and 4)                    --                           12,851       1,096,019
Less:  Cash distributions to investors (Note 7)
      -  from operating cash flow                                 --             --           (12,851 )      (502,078 )
      -  from sale of properties                                  --             --                --              --
      -  from cash flow from prior period                         --             --                --              --
      -  from return of capital (Note 8)                          --             --           (37,553 )            --
                                                         ------------   ------------     -------------   -------------
Cash generated (deficiency) after cash
    distributions                                                 --             --           (37,553 )       593,941
Special items (not including sales of real
    estate and refinancing):
      Subscriptions received from stockholders                    --             --         5,200,283       6,491,310
      Sale of common stock to CNL
         Retirement Corp.                                    200,000             --                --              --
      Stock issuance costs                                        --        (64,569 )        (416,153 )      (519,586 )
      Acquisition of land, building and
         equipment                                                --             --                --     (13,848,900 )
      Payment of acquisition costs                                --             --                --        (562,491 )
      Increase in restricted cash                                 --             --                --         (17,312 )
      Reimbursement of organizational, offering and
         acquisition costs paid by related party on
         behalf of the company                                    --       (135,339 )          (2,447 )      (411,875 )
      Proceeds of borrowing on line of credit                     --             --                --       8,100,000
      Payment on line of credit                                   --             --                --      (4,305,000 )
      Payment of loan costs                                       --             --                --         (55,917 )
      Retirement of shares of common stock                        --             --                --         (30,508 )
                                                         ------------   ------------     -------------   -------------
Cash generated (deficiency) after cash
    distributions and special items                          200,000       (199,908 )       4,744,130      (4,566,338 )
                                                         ============   ============     =============   =============
TAX AND DISTRIBUTION DATA PER
    $1,000 INVESTED (Note 5)
Federal income tax results:
Ordinary income (Note 9)
    -  from operations (Note 6)                                   --             --                --              19
                                                         ============   ============     =============   =============
    -  from recapture                                             --             --                --              --
                                                         ============   ============     =============   =============
Capital gain (Note 7)                                             --             --                --              --
                                                         ============   ============     =============   =============

                                                            1997           1998              1999            2000
                                                          (Note 1)       (Note 1)          (Note 1)        (Note 2)
                                                         ------------   ------------     -------------   -------------
Cash distributions to investors
    Source (on GAAP basis)
    -  from investment income                                     --             --                --              19
    -  from capital gain                                          --             --                --              --
    -  from investment income from
       prior period                                               --             --                --              --
    -  from return of capital (Note 8)                            --             --                12              40
                                                         ------------   ------------     -------------    ------------
Total distributions on GAAP basis (Note 9)                        --             --                12              59
                                                         ============   ============     =============   =============
   Source (on cash basis)
    -  from sales                                                 --             --                --              --
    -  from refinancing                                           --             --                --              --
    -  from operations                                            --             --                 3              59
    -  from cash flow from prior period                           --             --                --              --
    -  from return of capital (Note 8)                            --             --                 9              --
                                                         ------------   ------------     -------------    ------------
Total distributions on cash basis (Note 9)                        --                               12              59
                                                         ============   ============     =============   =============
Total cash distributions as a percentage
    of original $1,000 investment (Note 5)                       N/A            N/A               3.0 %          5.79 %
Total cumulative cash distributions per
    $1,000 investment from inception                             N/A            N/A                12              71
Amount (in percentage terms) remaining
    invested in program properties at the
    end of each year (period) presented
    (original total acquisition cost of
    properties retained, divided by original
    total acquisition cost of all properties
    in program)                                                  N/A            N/A               N/A             100 %

Note 1: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective September 18, 1998, CNL Retirement Properties, Inc. (the "Retirement Properties REIT") registered for sale up to $155,000,000 of shares of common stock (the "Initial Offering"), including up to $5,000,000 available to stockholders participating in the company's reinvestment plan. The offering of shares of the Retirement Properties REIT commenced September 18, 1998, and upon the termination of the Initial Offering on September 18, 2000, the Retirement Properties REIT had received subscription proceeds of $9,718,974 (971,898 shares) from the Initial Offering, including $50,463 (5,046 shares) through the reinvestment plan. Upon termination of the Initial Offering, the Retirement Properties REIT commenced an offering of up to $155,000,000 (the "2000 Offering"), including up to $5,000,000 available to stockholders participating in the company's reinvestment plan. The amounts shown represent the combined results of the Initial Offering and the 2000 Offering, including subscription proceeds issued pursuant to the reinvestment plan as of December 31, 2000. Activities through July 13, 1999, were devoted to organization of the Retirement Properties REIT and operations had not begun.

Note 2: The amounts shown represent the combined results of the Initial Offering and the 2000 Offering.

Note 3: Cash generated from operations includes cash received from tenants, interest and other income, less cash paid for operating expenses.

Note 4: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the consolidated financial statements of the Retirement Properties REIT.

Note 5: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period.

Note 6: Taxable income presented is before the dividends paid deduction.

Note 7: For the years ended December 31, 2000 and 1999, approximately 54% and 100%, respectively, of the distributions received by stockholders were considered to be ordinary income for federal income tax purposes. For the year ended December 31, 2000, approximately 46% of distributions received by stockholders were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for years ended December 31, 2000 and 1999, are required to be or have been treated by the company as a return of capital for purposes of calculating the stockholders' return on their invested capital.

Note 8: Cash distributions presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income includes deductions for depreciation and amortization expense and income from certain non-cash items. In addition, cash distributions presented as a return of capital on a cash basis represents the amount of cash distributions in excess of cash generated from operating cash flow and excess cash flows from prior periods. These amounts have not been treated as a return of capital for purposes of calculating the amount of stockholders' invested capital.

Note 9: Tax and distribution data and total distributions on GAAP basis were computed based on the weighted average shares outstanding during each period presented.

Note 10: Certain data for columns representing less than 12 months have been annualized.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------


                                                                                     Purchase
                                                                           Mortgage    money      Adjustments
                                                                            balance   mortgage   resulting from
                                   Date        Date of   Cash received net  at time  taken back  application of
          Property               Acquired       Sale     of closing costs   of sale  by program      GAAP          Total
============================== ============= =========== ================ ========= =========== =============== =============
CNL Income Fund, Ltd.:
   Burger King -
     San Dimas, CA (14)         02/05/87     06/12/92      $1,169,021        --          --           --        $1,169,021
   Wendy's -
     Fairfield, CA (14)         07/01/87     10/03/94      1,018,490         --          --           --         1,018,490
   Wendy's -
     Casa Grande, AZ            12/10/86     08/19/97        795,700         --          --           --           795,700
   Wendy's -
     North Miami, FL (9)        02/18/86     08/21/97        473,713         --          --           --           473,713
   Popeye's -
     Kissimmee, FL (14)         12/31/86     04/30/98        661,300         --          --           --           661,300
   Golden Corral -
     Kent Island, MD (21)       11/20/86     10/15/99        870,457         --          --           --           870,457
   Popeye's -
     Merritt Island, FL         12/31/86     09/13/00        676,503         --          --           --           676,503
   Golden Corral -
     Salisbury, MD (14) (34)    12/04/86     11/30/00        665,001         --          --           --           665,001

CNL Income Fund II, Ltd.:
   Golden Corral -
     Salisbury, NC              05/29/87     07/21/93        746,800         --          --           --           746,800
   Pizza Hut -
     Graham, TX                 08/24/87     07/28/94        261,628         --          --           --           261,628
   Golden Corral -
     Medina, OH (11)            11/18/87     11/30/94        825,000         --          --           --           825,000
   Denny's -
     Show Low, AZ (8)           05/22/87     01/31/97        620,800         --          --           --           620,800
   KFC -
     Eagan, MN                  06/01/87     06/02/97        623,882         --       42,000          --           665,882
   KFC -
     Jacksonville, FL           09/01/87     09/09/97        639,363         --          --           --           639,363
   Wendy's -
     Farmington Hills, MI
       (12)                     05/18/87     10/09/97        833,031         --          --           --           833,031
   Wendy's -
     Farmington Hills, MI
     (13) (14)                  05/18/87     10/09/97      1,085,259         --          --           --         1,085,259
   Denny's -
     Plant City, FL             11/23/87     10/24/97        910,061         --          --           --           910,061
   Pizza Hut -
     Mathis, TX                 12/17/87     12/04/97        297,938         --          --           --           297,938
   KFC -
     Avon Park, FL (14)         09/02/87     12/10/97        501,975         --          --           --           501,975
   Golden Corral -
     Columbia, MO               11/17/87     03/23/99        678,888         --          --           --           678,888
   Little House -
     Littleton, CO              10/07/87     11/05/99        150,000         --          --           --           150,000
   KFC -
     Jacksonville, FL (14)      09/01/87     06/15/00        601,400         --          --           --           601,400
   Popeye's -
     Sanford, FL (14)           06/28/87     09/13/00        631,359         --          --           --           631,359


                                       Cost of Properties
                                     Including Closing and
                                           Soft Costs
                              -------------------------------------


                                                                        Excess
                                            Total                    (deficiency)
                                       acquisition cost,              of property
                                           capital                   operating cash
                               Original  improvements                receipts over
                               mortgage   closing and                      cash
          Property             financing  soft costs (1)    Total     expenditures
============================= ========== =============== =========== ==============
CNL Income Fund, Ltd.:
   Burger King -
     San Dimas, CA (14)            --     $955,000          $955,000     $214,021
   Wendy's -
     Fairfield, CA (14)            --      861,500           861,500      156,990
   Wendy's -
     Casa Grande, AZ               --      667,255           667,255      128,445
   Wendy's -
     North Miami, FL (9)           --      385,000           385,000       88,713
   Popeye's -
     Kissimmee, FL (14)            --      475,360           475,360      185,940
   Golden Corral -
     Kent Island, MD (21)          --      726,600           726,600      143,857
   Popeye's -
     Merritt Island, FL            --      518,409           518,409      158,094
   Golden Corral -
     Salisbury, MD (14) (34)       --      741,900           741,900      (76,899 )

CNL Income Fund II, Ltd.:
   Golden Corral -
     Salisbury, NC                 --      642,800           642,800      104,000
   Pizza Hut -
     Graham, TX                    --      205,500           205,500       56,128
   Golden Corral -
     Medina, OH (11)               --      743,000           743,000       82,000
   Denny's -
     Show Low, AZ (8)              --      484,185           484,185      136,615
   KFC -
     Eagan, MN                     --      601,100           601,100       64,782
   KFC -
     Jacksonville, FL              --      405,000           405,000      234,363
   Wendy's -
     Farmington Hills, MI
       (12)                        --      679,000           679,000      154,031
   Wendy's -
     Farmington Hills, MI
       (13) (14)                   --      887,000           887,000      198,259
   Denny's -
     Plant City, FL                --      820,717           820,717       89,344
   Pizza Hut -
     Mathis, TX                    --      202,100           202,100       95,838
   KFC -
     Avon Park, FL (14)            --      345,000           345,000      156,975
   Golden Corral -
     Columbia, MO                  --      511,200           511,200      167,688
   Little House -
     Littleton, CO                 --      330,456           330,456     (180,456 )
   KFC -
     Jacksonville, FL (14)         --      441,000           441,000      160,400
   Popeye's -
     Sanford, FL (14)              --      560,000           560,000       71,359

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES



                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------


                                                                                     Purchase
                                                                           Mortgage    money      Adjustments
                                                                            balance   mortgage   resulting from
                                   Date        Date of   Cash received net  at time  taken back  application of
          Property               Acquired       Sale     of closing costs   of sale  by program      GAAP          Total
============================== ============= =========== ================ ========= =========== =============== =============

CNL Income Fund II, Ltd.
(Continued):
   Popeye's -
     Altamonte Springs, FL (14)  02/11/87     09/13/00      494,052        --              --        --           494,052
   Popeye's -
     Apopka, FL (14)             01/19/88     09/13/00      615,618        --              --        --           615,618

CNL Income Fund III, Ltd.:
   Wendy's -
     Chicago, IL (14)            06/02/88     01/10/97      496,418        --              --        --           496,418
   Perkins -
     Bradenton, FL               06/30/88     03/14/97      1,310,001      --              --        --         1,310,001
   Pizza Hut -
     Kissimmee, FL               02/23/88      04/08/97      673,159       --              --        --           673,159
   Burger King -
     Roswell, GA                 06/08/88      06/20/97      257,981       --         685,000        --           942,981
   Wendy's -
     Mason City, IA              02/29/88      10/24/97      217,040       --              --        --           217,040
   Taco Bell -
     Fernandina Beach, FL (14)   04/09/88      01/15/98      721,655       --              --        --           721,655
   Denny's -
     Daytona Beach, FL (14)      07/12/88      01/23/98     1,008,976      --              --        --         1,008,976
   Wendy's -
     Punta Gorda, FL             02/03/88      02/20/98      665,973       --              --        --           665,973
   Po Folks -
     Hagerstown, MD              06/21/88      06/10/98      788,884       --              --        --           788,884
   Denny's-
     Hazard, KY                  02/01/88      12/23/98      432,625       --              --        --           432,625
   Perkins -
     Flagstaff, AZ               09/30/88      04/30/99     1,091,193      --              --        --         1,091,193
   Denny's -
     Hagerstown, MD              08/14/88      06/09/99      700,977       --              --        --           700,977
   Popeye's -
     Plant City, FL              04/12/88      09/13/00      507,365       --              --        --           507,365

CNL Income Fund IV, Ltd.:
   Taco Bell -
     York, PA                    03/22/89      04/27/94      712,000       --              --        --           712,000
   Burger King -
     Hastings, MI                08/12/88      12/15/95      518,650       --              --        --           518,650
   Wendy's -
     Tampa, FL                   12/30/88      09/20/96     1,049,550      --              --        --         1,049,550
   Checkers -
     Douglasville, GA            12/08/94      11/07/97      380,695       --              --        --           380,695
   Taco Bell -
     Fort Myers, FL (14)         12/22/88      03/02/98      794,690       --              --        --           794,690
   Denny's -
     Union Township, OH (14)     11/01/88      03/31/98      674,135       --              --        --           674,135
   Perkins -
     Leesburg, FL                01/11/89      07/09/98      529,288       --              --        --           529,288



                                       Cost of Properties
                                     Including Closing and
                                           Soft Costs
                              -------------------------------------


                                                                        Excess
                                            Total                    (deficiency)
                                       acquisition cost,              of property
                                           capital                   operating cash
                               Original  improvements                receipts over
                               mortgage   closing and                      cash
          Property             financing  soft costs (1)    Total     expenditures
============================= ========== =============== =========== ==============

CNL Income Fund II, Ltd.
(Continued):
   Popeye's -
     Altamonte Springs, FL (14)  --         426,568         426,568       67,484
   Popeye's -
     Apopka, FL (14)             --         545,561         545,561       70,057

CNL Income Fund III, Ltd.:
   Wendy's -
     Chicago, IL (14)            --         591,362         591,362      (94,944 )
   Perkins -
     Bradenton, FL               --       1,080,500       1,080,500      229,501
   Pizza Hut -
     Kissimmee, FL               --         474,755         474,755      198,404
   Burger King -
     Roswell, GA                 --         775,226         775,226      167,755
   Wendy's -
     Mason City, IA              --         190,252         190,252       26,788
   Taco Bell -
     Fernandina Beach, FL (14)   --         559,570         559,570      162,085
   Denny's -
     Daytona Beach, FL (14)      --         918,777         918,777       90,799
   Wendy's -
     Punta Gorda, FL             --         684,342         684,342      (18,369 )
   Po Folks -
     Hagerstown, MD              --       1,188,315       1,188,315     (399,431 )
   Denny's-
     Hazard, KY                  --         647,622         647,622     (214,997 )
   Perkins -
     Flagstaff, AZ               --         993,508         993,508       97,685
   Denny's -
     Hagerstown, MD              --         861,454         861,454     (160,477 )
   Popeye's -
     Plant City, FL              --         606,409         606,409      (99,044 )

CNL Income Fund IV, Ltd.:
   Taco Bell -
     York, PA                    --         616,501         616,501       95,499
   Burger King -
     Hastings, MI                --         419,936         419,936       98,714
   Wendy's -
     Tampa, FL                   --         828,350         828,350      221,200
   Checkers -
     Douglasville, GA            --         363,768         363,768       16,927
   Taco Bell -
     Fort Myers, FL (14)         --         597,998         597,998      196,692
   Denny's -
     Union Township, OH (14)     --         872,850         872,850     (198,715 )
   Perkins -
     Leesburg, FL                --         737,260         737,260     (207,972 )

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------


                                                                                     Purchase
                                                                           Mortgage    money      Adjustments
                                                                            balance   mortgage   resulting from
                                   Date        Date of   Cash received net  at time  taken back  application of
          Property               Acquired       Sale     of closing costs   of sale  by program      GAAP          Total
============================== ============= =========== ================ ========= =========== =============== =============
CNL Income Fund IV, Ltd.
(Continued):
   Taco Bell -
     Naples, FL                  12/22/88      09/03/98       533,127          --           --         --           533,127
   Wendy's
     Detroit, MI (14)            10/21/88      06/29/00     1,056,475          --           --         --         1,056,475
   Shoney's -
     Temple Terrace, FL (14)     06/27/89      07/06/00     1,293,286          --           --         --         1,293,286
   Shoney's -
     Punta Gorda, FL (14)        02/02/89      07/06/00     1,060,297          --           --         --         1,060,297
   Big Boy -
     Topeka, KS (14)             12/22/88      11/20/00       496,362           --          --         --           496,362

CNL Income Fund V, Ltd.:
   Perkins -
     Myrtle Beach, SC (2)        02/28/90      08/25/95            --          --    1,040,000         --         1,040,000
   Ponderosa -
     St. Cloud, FL (14) (24)     06/01/89      10/24/96        73,713          --    1,057,299         --         1,131,012
   Franklin National Bank -
     Franklin, TN                06/26/89      01/07/97       960,741          --           --         --           960,741
   Shoney's -
     Smyrna, TN                  03/22/89      05/13/97       636,788          --           --         --           636,788
   KFC -
     Salem, NH                   05/31/89      09/22/97     1,272,137          --           --         --         1,272,137
   Perkins -
     Port St. Lucie, FL          11/14/89      09/23/97     1,216,750          --           --         --         1,216,750
   Hardee's -
     Richmond, IN                02/17/89      11/07/97       397,785          --           --         --           397,785
   Wendy's -
     Tampa, FL (14)              02/16/89      12/29/97       805,175          --           --         --           805,175
   Denny's -
     Port Orange, FL (14)        07/10/89      01/23/98     1,283,096          --           --         --         1,283,096
   Shoney's
     Tyler, TX                   03/20/89      02/17/98       844,229          --           --         --           894,229
   Wendy's -
     Ithaca, NY                  12/07/89      03/29/99       471,248          --           --         --           471,248
   Wendy's -
     Endicott, NY                12/07/89      03/29/99       642,511          --           --         --           642,511
   Burger King -
     Halls, TN (20)              01/05/90      06/03/99       433,366          --           --         --           433,366
   Hardee's -
     Belding, MI                 03/08/89      03/03/00       124,346          --           --         --           124,346

CNL Income Fund VI, Ltd.:
   Hardee's -
     Batesville, AR              11/02/89      05/24/94       791,211          --           --         --           791,211
   Hardee's -
     Heber Springs, AR           02/13/90      05/24/94       638,270          --           --         --           638,270
   Hardee's -
     Little Canada, MN           11/28/89      06/29/95       899,503          --           --         --           899,503


                                       Cost of Properties
                                     Including Closing and
                                           Soft Costs
                              -------------------------------------


                                                                        Excess
                                            Total                    (deficiency)
                                       acquisition cost,              of property
                                           capital                   operating cash
                               Original  improvements                receipts over
                               mortgage   closing and                      cash
          Property             financing  soft costs (1)    Total     expenditures
============================= ========== =============== =========== ==============
CNL Income Fund IV, Ltd.
(Continued):
   Taco Bell -
     Naples, FL                   --          410,546       410,546       122,581
   Wendy's
     Detroit, MI (14)             --          614,500       614,500       441,975
   Shoney's -
     Temple Terrace, FL (14)      --        1,155,705     1,155,705       137,581
   Shoney's -
     Punta Gorda, FL (14)         --          947,500       947,500       112,797
   Big Boy -
     Topeka, KS (14)              --          708,800       708,800      (212,438 )

CNL Income Fund V, Ltd.:
   Perkins -
     Myrtle Beach, SC (2)         --          986,418       986,418        53,582
   Ponderosa -
     St. Cloud, FL (14) (24)      --          996,769       996,769       134,243
   Franklin National Bank -
     Franklin, TN                 --        1,138,164     1,138,164      (177,423 )
   Shoney's -
     Smyrna, TN                   --          554,200       554,200        82,588
   KFC -
     Salem, NH                    --        1,079,310     1,079,310       192,827
   Perkins -
     Port St. Lucie, FL           --        1,203,207     1,203,207        13,543
   Hardee's -
     Richmond, IN                 --          695,464       695,464      (297,679 )
   Wendy's -
     Tampa, FL (14)               --          657,800       657,800       147,375
   Denny's -
     Port Orange, FL (14)         --        1,021,000     1,021,000       262,096
   Shoney's
     Tyler, TX                    --          770,300       770,300        73,929
   Wendy's -
     Ithaca, NY                   --          471,297       471,297           (49 )
   Wendy's -
     Endicott, NY                 --          471,255       471,255       171,256
   Burger King -
     Halls, TN (20)               --          329,231       329,231       104,135
   Hardee's -
     Belding, MI                  --          630,432       630,432      (506,086 )

CNL Income Fund VI, Ltd.:
   Hardee's -
     Batesville, AR               --          605,500       605,500       185,711
   Hardee's -
     Heber Springs, AR            --          532,893       532,893       105,377
   Hardee's -
     Little Canada, MN            --          821,692       821,692        77,811

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------


                                                                                     Purchase
                                                                           Mortgage    money      Adjustments
                                                                            balance   mortgage   resulting from
                                   Date        Date of   Cash received net  at time  taken back  application of
          Property               Acquired       Sale     of closing costs   of sale  by program      GAAP          Total
============================== ============= =========== ================ ========= =========== =============== =============
CNL Income Fund VI, Ltd.
(Continued):
   Jack in the Box -
     Dallas, TX                   06/28/94     12/09/96       982,980      --              --         --           982,980
   Denny's -
     Show Low, AZ (8)             05/22/87     01/31/97       349,200      --              --         --           349,200
   KFC -
     Whitehall Township, MI       02/26/90     07/09/97       629,888      --              --         --           629,888
   Perkins -
     Naples, FL                   12/26/89     07/09/97     1,487,725      --              --         --         1,487,725
   Burger King -
     Plattsmouth, NE              01/19/90     07/18/97       699,400      --              --         --           699,400
   Shoney's -
     Venice, FL                   08/03/89     09/17/97     1,206,696      --              --         --         1,206,696
   Jack in the Box -
     Yuma, AZ (10)                07/14/94     10/31/97       510,653      --              --         --           510,653
   Denny's
     Deland, FL                   03/22/90     01/23/98     1,236,971      --              --         --         1,236,971
   Wendy's -
     Liverpool, NY                12/08/89     02/09/98       145,221      --              --         --           145,221
   Perkin's -
     Melbourne, FL                02/03/90     02/12/98       552,910      --              --         --           552,910
   Hardee's -
     Bellevue, NE                 05/03/90     06/05/98       900,000      --              --         --           900,000
   Burger King -
     Greeneville, TN              01/05/90     06/03/99     1,059,373      --              --         --         1,059,373
   Burger King -
     Broadway, TN                 01/05/90     06/03/99     1,059,200      --              --         --         1,059,200
   Burger King -
     Sevierville, TN              01/05/90     06/03/99     1,168,298      --              --         --         1,168,298
   Burger King -
     Walker Springs, TN           01/10/90     06/03/99     1,031,274      --              --         --         1,031,274
   Popeye's -
     Jacksonville, FL             04/30/90     09/13/00       478,062      --              --         --           478,062
   Popeye's -
     Tallahassee, FL              04/30/90     09/13/00       619,696      --              --         --           619,696
   Popeye's -
     Jacksonville, FL             04/30/90     09/13/00       523,672      --              --         --           523,672
   Popeye's -
     Jacksonville, FL             04/30/90     09/13/00       450,418      --              --         --           450,418

CNL Income Fund VII, Ltd.:
   Taco Bell -
     Kearns, UT                   06/14/90     05/19/92       700,000      --              --         --           700,000
   Hardee's -
     St. Paul, MN                 08/09/90     05/24/94       869,036      --              --         --           869,036
   Perkins -
     Florence, SC (3)             08/28/90     08/25/95            --      --        1,160,000        --         1,160,000
   Church's Fried Chicken -
     Jacksonville, FL (14)(25)    04/30/90     12/01/95            --      --         240,000         --           240,000

                                       Cost of Properties
                                     Including Closing and
                                           Soft Costs
                              -------------------------------------


                                                                        Excess
                                            Total                    (deficiency)
                                       acquisition cost,              of property
                                           capital                   operating cash
                               Original  improvements                receipts over
                               mortgage   closing and                      cash
          Property             financing  soft costs (1)    Total     expenditures
============================= ========== =============== =========== ==============
CNL Income Fund VI, Ltd.
(Continued):
   Jack in the Box -
     Dallas, TX                   --         964,437       964,437       18,543
   Denny's -
     Show Low, AZ (8)             --         272,354       272,354       76,846
   KFC -
     Whitehall Township, MI       --         725,604       725,604      (95,716 )
   Perkins -
     Naples, FL                   --       1,083,869     1,083,869      403,856
   Burger King -
     Plattsmouth, NE              --         561,000       561,000      138,400
   Shoney's -
     Venice, FL                   --       1,032,435     1,032,435      174,261
   Jack in the Box -
     Yuma, AZ (10)                --         448,082       448,082       62,571
   Denny's
     Deland, FL                   --       1,000,000     1,000,000      236,971
   Wendy's -
     Liverpool, NY                --         341,440       341,440     (196,219 )
   Perkin's -
     Melbourne, FL                --         692,850       692,850     (139,940 )
   Hardee's -
     Bellevue, NE                 --         899,512       899,512          488
   Burger King -
     Greeneville, TN              --         890,240       890,240      169,133
   Burger King -
     Broadway, TN                 --         890,036       890,036      169,164
   Burger King -
     Sevierville, TN              --         890,696       890,696      277,602
   Burger King -
     Walker Springs, TN           --         864,777       864,777      166,497
   Popeye's -
     Jacksonville, FL             --         406,477       406,477       71,585
   Popeye's -
     Tallahassee, FL              --         488,817       488,817      130,879
   Popeye's -
     Jacksonville, FL             --         423,591       423,591      100,081
   Popeye's -
     Jacksonville, FL             --         383,089       383,089       67,329

CNL Income Fund VII, Ltd.:
   Taco Bell -
     Kearns, UT                   --         560,202       560,202      139,798
   Hardee's -
     St. Paul, MN                 --         742,333       742,333      126,703
   Perkins -
     Florence, SC (3)             --       1,084,905     1,084,905       75,095
   Church's Fried Chicken -
     Jacksonville, FL (14)(25)    --         233,728       233,728        6,272

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------


                                                                                     Purchase
                                                                           Mortgage    money      Adjustments
                                                                            balance   mortgage   resulting from
                                   Date        Date of   Cash received net  at time  taken back  application of
          Property               Acquired       Sale     of closing costs   of sale  by program      GAAP          Total
============================== ============= =========== ================ ========= =========== =============== =============
CNL Income Fund VII, Ltd.
(Continued):
   Shoney's -
     Colorado Springs, CO         07/03/90     07/24/96      1,044,909     --             --         --        1,044,909
   Hardee's -
     Hartland, MI                 07/10/90     10/23/96        617,035     --             --         --          617,035
   Hardee's -
     Columbus, IN                 09/04/90     05/30/97        223,590     --             --         --          223,590
   KFC -
     Dunnellon, FL                08/02/90     10/07/97        757,800     --             --         --          757,800
   Jack in the Box -
     Yuma, AZ (10)                07/14/94     10/31/97        471,372     --             --         --          471,372
   Burger King -
     Maryville, TN                05/04/90     06/03/99      1,059,954     --             --         --        1,059,954
   Burger King -
     Halls, TN (20)               01/05/90     06/03/99        451,054     --             --         --          451,054
   Shoney's
     Pueblo, CO                   08/21/90     06/20/00      1,005,000     --             --         --        1,005,000
   Popeye's -
     Lake City, FL                04/30/90     09/13/00        598,959     --             --         --          598,959
   Popeye's -
     Jacksonville, FL             04/30/90     09/13/00        417,581     --             --         --          417,581
   Popeye's -
     Jacksonville, FL             04/30/90     09/13/00        494,680     --             --         --          494,680
   Popeye's -
     Brunswick, GA                04/30/90     09/13/00        535,947     --             --         --          535,947
   Popeye's -
     Jacksonville, FL             04/30/90     09/13/00        345,168     --             --         --          345,168
   Kentucky Fried Chicken -
     Friendswood, TX              06/13/90     12/14/00        725,000     --             --         --          725,000

CNL Income Fund VIII, Ltd.:
   Denny's -
     Ocoee, FL                    03/16/91     07/31/95      1,184,865     --             --         --        1,184,865
   Church's Fried Chicken -
     Jacksonville, FL (4) (14)    09/28/90     12/01/95             --     --        240,000         --          240,000
   Church's Fried Chicken -
     Jacksonville, FL (5) (14)    09/28/90     12/01/95             --     --        220,000         --          220,000
   Ponderosa -
     Orlando, FL (6) (14)         12/17/90     10/24/96             --     --      1,353,775         --        1,353,775
   Shoney's -
     Bayonet Point, FL            06/12/91     07/06/00      1,135,380     --             --         --        1,135,380
   Shoney's -
     Brooksville, FL              02/18/91     07/06/00        940,013     --             --         --          940,013
   Shoney's -
     Sun City, FL                 03/04/91     07/06/00      1,327,317     --             --         --        1,327,317
   Popeye's -
     Jacksonville, FL             09/28/90     09/13/00        420,006     --             --         --          420,006


                                       Cost of Properties
                                     Including Closing and
                                           Soft Costs
                              -------------------------------------


                                                                        Excess
                                            Total                    (deficiency)
                                       acquisition cost,              of property
                                           capital                   operating cash
                               Original  improvements                receipts over
                               mortgage   closing and                      cash
          Property             financing  soft costs (1)    Total     expenditures
============================= ========== =============== =========== ==============
CNL Income Fund VII, Ltd.
(Continued):
   Shoney's -
     Colorado Springs, CO         --          893,739     893,739      151,170
   Hardee's -
     Hartland, MI                 --          841,642     841,642     (224,607 )
   Hardee's -
     Columbus, IN                 --          219,676     219,676        3,914
   KFC -
     Dunnellon, FL                --          546,333     546,333      211,467
   Jack in the Box -
     Yuma, AZ (10)                --          413,614     413,614       57,758
   Burger King -
     Maryville, TN                --          890,668     890,668      169,286
   Burger King -
     Halls, TN (20)               --          342,669     342,669      108,385
   Shoney's
     Pueblo, CO                   --          961,582     961,582       43,418
   Popeye's -
     Lake City, FL                --          485,455     485,455      113,504
   Popeye's -
     Jacksonville, FL             --          376,323     376,323       41,258
   Popeye's -
     Jacksonville, FL             --          384,936     384,936      109,744
   Popeye's -
     Brunswick, GA                --          468,797     468,797       67,150
   Popeye's -
     Jacksonville, FL             --          340,429     340,429        4,739
   Kentucky Fried Chicken -
     Friendswood, TX              --          485,951     485,951      239,049

CNL Income Fund VIII, Ltd.:
   Denny's -
     Ocoee, FL                    --          949,199     949,199      235,666
   Church's Fried Chicken -
     Jacksonville, FL (4) (14)    --          238,153     238,153        1,847
   Church's Fried Chicken -
     Jacksonville, FL (5) (14)    --          215,845     215,845        4,155
   Ponderosa -
     Orlando, FL (6) (14)         --        1,179,210    1,179,210     174,565
   Shoney's -
     Bayonet Point, FL            --          924,646     924,646      210,734
   Shoney's -
     Brooksville, FL              --          816,355     816,355      123,658
   Shoney's -
     Sun City, FL                 --        1,055,820    1,055,820     271,497
   Popeye's -
     Jacksonville, FL             --          352,445     352,445       67,561

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------


                                                                                     Purchase
                                                                           Mortgage    money      Adjustments
                                                                            balance   mortgage   resulting from
                                   Date        Date of   Cash received net  at time  taken back  application of
          Property               Acquired       Sale     of closing costs   of sale  by program      GAAP          Total
============================== ============= =========== ================ ========= =========== =============== =============
CNL Income Fund IX, Ltd.:
   Burger King -
     Woodmere, OH (15)            05/31/91     12/12/96        918,445         --         --           --           918,445
   Burger King -
     Alpharetta, GA               09/20/91     06/30/97      1,053,571         --         --           --         1,053,571
   Shoney's -
     Corpus Christi, TX           10/28/91     02/12/99      1,350,000         --         --           --         1,350,000
   Perkins -
     Rochester, NY                12/20/91     03/03/99      1,050,000         --         --           --         1,050,000
   Perkins -
     Williamsville, NY            12/20/91     05/15/00        693,350         --         --           --           693,350
   Denny's -
     Alliance, OH                 01/22/92     11/30/00             --         --    200,000           --           200,000
   Denny's -
     Blufton, OH                  10/11/91     11/30/00             --         --    300,000           --           300,000

CNL Income Fund X, Ltd.:
   Shoney's -
     Denver, CO                   03/04/92     08/11/95      1,050,186         --         --           --         1,050,186
   Jack in the Box -
     Freemont, CA                 03/26/92     09/23/97      1,366,550         --         --           --         1,366,550
   Jack in the Box -
     Sacramento, CA               12/19/91     01/20/98      1,234,175         --         --           --         1,234,175
   Pizza Hut -
     Billings, MT                 04/16/92     10/07/98        359,990         --         --           --           359,990
   Perkins -
     Amherst, NY                  02/26/92     03/03/99      1,150,000         --         --           --         1,150,000
   Shoney's -
     Fort Myers Beach, FL         09/08/95     08/26/99        931,725         --         --           --           931,725
   Perkins -
     Lancaster, NY                12/20/91     12/28/00        749,675         --         --           --           749,675

CNL Income Fund XI, Ltd.:
   Burger King -
     Philadelphia, PA             09/29/92     11/07/96      1,044,750         --         --           --         1,044,750
   Burger King -
     Columbus, OH (19)            06/29/92     09/30/98        795,264         --         --           --           795,264
   Burger King -
     Nashua, NH                   06/29/92     10/07/98      1,630,296         --         --           --         1,630,296

CNL Income Fund XII, Ltd.:
   Golden Corral -
     Houston, TX                  12/28/92     04/10/96      1,640,000         --         --           --         1,640,000
   Long John Silver's -
     Monroe, NC                   06/30/93     12/31/98        483,550         --         --           --           483,550
   Long John Silver's -
     Morganton, NC (23)           07/02/93     05/17/99        467,300         --     55,000           --           522,300
   Denny's -
     Cleveland, TN                12/23/92     03/03/00        797,227         --         --           --           797,227


                                       Cost of Properties
                                     Including Closing and
                                           Soft Costs
                              -------------------------------------


                                                                        Excess
                                            Total                    (deficiency)
                                       acquisition cost,              of property
                                           capital                   operating cash
                               Original  improvements                receipts over
                               mortgage   closing and                      cash
          Property             financing  soft costs (1)    Total     expenditures
============================= ========== =============== =========== ==============
CNL Income Fund IX, Ltd.:
   Burger King -
     Woodmere, OH (15)             --         918,445      918,445           --
   Burger King -
     Alpharetta, GA                --         713,866      713,866      339,705
   Shoney's -
     Corpus Christi, TX            --       1,224,020    1,224,020      125,980
   Perkins -
     Rochester, NY                 --       1,064,815    1,064,815      (14,815 )
   Perkins -
     Williamsville, NY             --         981,482      981,482     (288,132 )
   Denny's -
     Alliance, OH                  --         553,137      553,137     (353,137 )
   Denny's -
     Blufton, OH                   --         642,000      642,000     (342,000 )

CNL Income Fund X, Ltd.:
   Shoney's -
     Denver, CO                    --         987,679      987,679       62,507
   Jack in the Box -
     Freemont, CA                  --       1,102,766    1,102,766      263,784
   Jack in the Box -
     Sacramento, CA                --         969,423      969,423      264,752
   Pizza Hut -
     Billings, MT                  --         302,000      302,000       57,990
   Perkins -
     Amherst, NY                   --       1,141,444    1,141,444        8,556
   Shoney's -
     Fort Myers Beach, FL          --         931,725      931,725           --
   Perkins -
     Lancaster, NY                 --       1,111,111    1,111,111     (361,436 )

CNL Income Fund XI, Ltd.:
   Burger King -
     Philadelphia, PA              --         818,850      818,850      225,900
   Burger King -
     Columbus, OH (19)             --         795,264      795,264           --
   Burger King -
     Nashua, NH                    --       1,217,015    1,217,015      413,281

CNL Income Fund XII, Ltd.
   Golden Corral -
     Houston, TX                   --       1,636,643    1,636,643        3,357
   Long John Silver's -
     Monroe, NC                    --         239,788      239,788      243,762
   Long John Silver's -
     Morganton, NC (23)            --         304,002      304,002      218,298
   Denny's -
     Cleveland, TN                 --         622,863      622,863      174,364

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------


                                                                                     Purchase
                                                                           Mortgage    money      Adjustments
                                                                            balance   mortgage   resulting from
                                   Date        Date of   Cash received net  at time  taken back  application of
          Property               Acquired       Sale     of closing costs   of sale  by program      GAAP          Total
============================== ============= =========== ================ ========= =========== =============== =============
CNL Income Fund XII, Ltd.
(Continued):
   Shoney's -
     Bradenton, FL                03/22/93     07/06/00     1,227,907        --          --             --        1,227,907

CNL Income Fund XIII, Ltd.:
   Checkers -
     Houston, TX                  03/31/94     04/24/95       286,411        --          --             --          286,411
   Checkers -
     Richmond, VA                 03/31/94     11/21/96       550,000        --          --             --          550,000
   Denny's -
     Orlando, FL                  09/01/93     10/24/97       932,849        --          --             --          932,849
   Jack in the Box -
     Houston, TX                  07/27/93     07/16/99     1,063,318        --          --             --        1,063,318

CNL Income Fund XIV, Ltd.:
   Checkers -
     Knoxville, TN                03/31/94     03/01/95       339,031        --          --             --          339,031
   Checkers -
     Dallas, TX                   03/31/94     03/01/95       356,981        --          --             --          356,981
   TGI Friday's -
     Woodridge, NJ (7)            01/01/95     09/27/96     1,753,533        --          --             --        1,753,533
   Wendy's -
     Woodridge, NJ (7)            11/28/94     09/27/96       747,058        --          --             --          747,058
   Hardee's -
     Madison, AL                  12/14/93     01/08/98       700,950        --          --             --          700,950
   Checkers -
     Richmond, VA (#548)          03/31/94     01/29/98       512,462        --          --             --          512,462
   Checkers -
     Riviera Beach, FL            03/31/94     04/14/98       360,000        --          --             --          360,000
   Checkers -
     Richmond, VA (#486)          03/31/94     07/27/98       397,985        --          --             --          397,985
   Long John Silver's -
     Stockbridge, GA              03/31/94     05/25/99       696,300        --          --             --          696,300
   Long John Silver's -
     Shelby, NC                   06/22/94     11/12/99       494,178        --          --             --          494,178
   Checker's -
     Kansas City, MO              03/31/94     12/10/99       268,450        --          --             --          268,450
   Checker's -
     Houston, TX                  03/31/94     12/15/99       385,673        --          --             --          385,673
   East Side Mario's -
     Columbus, OH                 11/10/94     09/22/00     1,631,946        --          --             --        1,631,946

CNL Income Fund XV, Ltd.:
   Checkers -
     Knoxville, TN                05/27/94     03/01/95       263,221        --          --             --          263,221
   Checkers -
     Leavenworth, KS              06/22/94     03/01/95       259,600        --          --             --          259,600


                                       Cost of Properties
                                     Including Closing and
                                           Soft Costs
                              -------------------------------------


                                                                        Excess
                                            Total                    (deficiency)
                                       acquisition cost,              of property
                                           capital                   operating cash
                               Original  improvements                receipts over
                               mortgage   closing and                      cash
          Property             financing  soft costs (1)    Total     expenditures
============================= ========== =============== =========== ==============
CNL Income Fund XII, Ltd.
(Continued):
   Shoney's -
     Bradenton, FL                --       1,000,000       1,000,000     227,907

CNL Income Fund XIII, Ltd.:
   Checkers -
     Houston, TX                  --         286,411         286,411          --
   Checkers -
     Richmond, VA                 --         413,288         413,288     136,712
   Denny's -
     Orlando, FL                  --         934,120         934,120      (1,271 )
   Jack in the Box -
     Houston, TX                  --         861,321         861,321     201,997

CNL Income Fund XIV, Ltd.:
   Checkers -
     Knoxville, TN                --         339,031         339,031          --
   Checkers -
     Dallas, TX                   --         356,981         356,981          --
   TGI Friday's -
     Woodridge, NJ (7)            --       1,510,245       1,510,245     243,288
   Wendy's -
     Woodridge, NJ (7)            --         672,746         672,746      74,312
   Hardee's -
     Madison, AL                  --         658,977         658,977      41,973
   Checkers -
     Richmond, VA (#548)          --         382,435         382,435     130,027
   Checkers -
     Riviera Beach, FL            --         276,409         276,409      83,591
   Checkers -
     Richmond, VA (#486)          --         352,034         352,034      45,951
   Long John Silver's -
     Stockbridge, GA              --         738,340         738,340     (42,040 )
   Long John Silver's -
     Shelby, NC                   --         608,611         608,611    (114,433 )
   Checker's -
     Kansas City, MO              --         209,329         209,329      59,121
   Checker's -
     Houston, TX                  --         311,823         311,823      73,850
   East Side Mario's -
     Columbus, OH                 --       1,631,946       1,631,946          --

CNL Income Fund XV, Ltd.:
   Checkers -
     Knoxville, TN                --         263,221         263,221          --
   Checkers -
     Leavenworth, KS              --         259,600         259,600          --

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------


                                                                                     Purchase
                                                                           Mortgage    money      Adjustments
                                                                            balance   mortgage   resulting from
                                   Date        Date of   Cash received net  at time  taken back  application of
          Property               Acquired       Sale     of closing costs   of sale  by program      GAAP          Total
============================== ============= =========== ================ ========= =========== =============== =============
CNL Income Fund XV, Ltd.
(Continued):
   Checkers -
     Knoxville, TN               07/08/94      03/01/95     288,885        --              --        --          288,885
   TGI Friday's -
     Woodridge, NJ (7)           01/01/95      09/27/96    1,753,533       --              --        --        1,753,533
   Wendy's -
     Woodridge, NJ (7)           11/28/94      09/27/96     747,058        --              --        --          747,058
   Long John Silver's -
     Gastonia, NC                07/15/94      11/12/99     631,304        --              --        --          631,304
   Long John Silver's
     Lexington, NC               10/22/94      01/12/00     562,130        --              --        --          562,130

CNL Income Fund XVI, Ltd.:
   Long John Silver's -
     Appleton, WI                06/24/95      04/24/96     775,000        --              --        --           775,000
   Checker's -
     Oviedo, FL                  11/14/94      02/28/97     610,384        --              --        --           610,384
   Boston Market -
     Madison, TN (16)            05/05/95      05/08/98     774,851        --              --        --           774,851
   Boston Market -
     Chattanooga, TN (17)        05/05/95      06/16/98     713,386        --              --        --           713,386
   Boston Market -
     Lawrence, KS                05/08/98      11/23/99     667,311        --              --        --           667,311
   Boston Market -
     Columbia Heights, MN        12/18/95      09/29/00     575,777        --              --        --           575,777

CNL Income Fund XVII, Ltd.:
   Boston Market -
     Troy, OH (18)               07/24/96      06/16/98     857,487        --              --        --           857,487
   Golden Corral -
     El Cajon, CA (22)           04/29/97      12/02/99    1,675,385       --              --        --         1,675,385
   Popeye's -
     Warner Robins, GA           11/04/96      09/13/00     607,361        --              --        --           607,361
   Boston Market -
     Long Beach, CA              12/05/96      10/17/00     529,633        --              --        --           529,633

CNL Income Fund XVIII, Ltd.:
   Black Eyed Pea -
     Atlanta, GA                 03/26/97      12/06/99     688,997        --              --        --           688,997

CNL American Properties Fund,
Inc.:
   TGI Friday's -
     Orange, CT                  10/30/95      05/08/97    1,312,799       --              --        --         1,312,799
   TGI Friday's -
     Hazlet, NJ                  07/15/96      05/08/97    1,324,109       --              --        --         1,324,109
   TGI Friday's -
     Marlboro, NJ                08/01/96      05/08/97    1,372,075       --              --        --         1,372,075


                                       Cost of Properties
                                     Including Closing and
                                           Soft Costs
                              -------------------------------------


                                                                        Excess
                                            Total                    (deficiency)
                                       acquisition cost,              of property
                                           capital                   operating cash
                               Original  improvements                receipts over
                               mortgage   closing and                      cash
          Property             financing  soft costs (1)    Total     expenditures
============================= ========== =============== =========== ==============
CNL Income Fund XV, Ltd.
(Continued):
   Checkers -
     Knoxville, TN                 --         288,885      288,885            --
   TGI Friday's -
     Woodridge, NJ (7)             --       1,510,245    1,510,245       243,288
   Wendy's -
     Woodridge, NJ (7)             --         672,746      672,746        74,312
   Long John Silver's -
     Gastonia, NC                  --         776,248      776,248      (144,944 )
   Long John Silver's
     Lexington, NC                 --         646,203      646,203       (84,073 )

CNL Income Fund XVI, Ltd.:
   Long John Silver's -
     Appleton, WI                  --         613,838      613,838       161,162
   Checker's -
     Oviedo, FL                    --         506,311      506,311       104,073
   Boston Market -
     Madison, TN (16)              --         774,851      774,851            --
   Boston Market -
     Chattanooga, TN (17)          --         713,386      713,386            --
   Boston Market -
     Lawrence, KS                  --         774,851      774,851      (107,540 )
   Boston Market -
     Columbia Heights, MN          --         939,972      939,972      (364,195 )

CNL Income Fund XVII, Ltd.:
   Boston Market -
     Troy, OH (18)                 --         857,487      857,487            --
   Golden Corral -
     El Cajon, CA (22)             --       1,692,994    1,692,994       (17,609 )
   Popeye's -
     Warner Robins, GA             --         563,148      563,148        44,213
   Boston Market -
     Long Beach, CA                --         832,280      832,280      (302,647 )

CNL Income Fund XVIII, Ltd.:
   Black Eyed Pea -
     Atlanta, GA                   --         617,610      617,610        71,387

CNL American Properties Fund,
Inc.:
   TGI Friday's -
     Orange, CT                    --       1,310,980    1,310,980         1,819
   TGI Friday's -
     Hazlet, NJ                    --       1,294,237    1,294,237        29,872
   TGI Friday's -
     Marlboro, NJ                  --       1,324,288    1,324,288        47,787

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------


                                                                                     Purchase
                                                                           Mortgage    money      Adjustments
                                                                            balance   mortgage   resulting from
                                   Date        Date of   Cash received net  at time  taken back  application of
          Property               Acquired       Sale     of closing costs   of sale  by program      GAAP          Total
============================== ============= =========== ================ ========= =========== =============== =============
CNL American Properties
Fund, Inc.
   (Continued):
   TGI Friday's -
     Hamden, CT                  08/26/96       05/08/97    1,245,100      --              --        --         1,245,100
   Boston Market -
     Southlake, TX               07/02/97       07/21/97    1,035,153      --              --        --         1,035,135
   Boston Market -
     Franklin, TN (26)           08/18/95       04/14/98      950,361      --              --        --           950,361
   Boston Market -
     Grand Island, NE (27)       09/19/95       04/14/98      837,656      --              --        --           837,656
   Burger King -
     Indian Head Park, IL        04/03/96       05/05/98      674,320      --              --        --           674,320
   Boston Market -
     Dubuque, IA (28)            10/04/95       05/08/98      969,159      --              --        --           969,159
   Boston Market -
     Merced, CA (29)             10/06/96       05/08/98      930,834      --              --        --           930,834
   Boston Market -
     Arvada, CO (30)             07/21/97       07/28/98    1,152,262      --              --        --         1,152,262
   Boston Market -
      Ellisville, MO             09/03/96       04/28/99      822,824      --              --        --           822,824
   Golden Corral -
     Brooklyn, OH                08/23/96       05/18/99      974,560      --              --        --           974,560
   Boston Market -
     Edgewater, CO               08/19/97       08/11/99      634,122      --              --        --           634,122
   Black Eyed Pea -
     Houston, TX (31)            10/01/97       08/24/99      648,598      --              --        --           648,598
   Big Boy -
     Topeka, KS (32)             02/26/99       09/22/99      939,445      --              --        --           939,445
   Boston Market -
     LaQuinta, CA                12/16/96       10/13/99      833,140      --              --        --           833,140
   Sonny's -
     Jonesboro, GA               06/02/98       12/22/99    1,098,342      --              --        --         1,098,342
   Golden Corral -
     Waldorf, MD (32) (33)       04/05/99       01/03/00    2,501,175      --              --        --         2,501,175
   Jack in the Box -
     Los Angeles, CA             06/30/95       02/18/00    1,516,800      --              --        --         1,516,800
   Golden Corral
     Dublin, GA                  08/07/98       05/01/00    1,323,205      --              --        --         1,323,205
   Boston Market -
     San Antonio, TX             04/30/97       05/02/00      517,495      --              --        --           517,495
   Boston Market -
     Corvallis, OR               07/09/96       06/20/00      717,019      --              --        --           717,019
   Big Boy -
     St. Louis, MO               01/19/99       06/28/00    1,463,050      --              --        --         1,463,050
   Ground Round -
     Nanuet, NY                  12/02/97       06/30/00      964,825      --              --        --           964,825
   Big Boy -
     Jefferson City, MO          01/19/99       06/30/00      905,250      --              --        --           905,250


                                       Cost of Properties
                                     Including Closing and
                                           Soft Costs
                              -------------------------------------


                                                                        Excess
                                            Total                    (deficiency)
                                       acquisition cost,              of property
                                           capital                   operating cash
                               Original  improvements                receipts over
                               mortgage   closing and                      cash
          Property             financing  soft costs (1)    Total     expenditures
============================= ========== =============== =========== ==============
CNL American Properties
Fund, Inc.
   (Continued):
   TGI Friday's -
     Hamden, CT                   --       1,203,136      1,203,136       41,964
   Boston Market -
     Southlake, TX                --       1,035,135      1,035,135           --
   Boston Market -
     Franklin, TN (26)            --         950,361        950,361           --
   Boston Market -
     Grand Island, NE (27)        --         837,656        837,656           --
   Burger King -
     Indian Head Park, IL         --         670,867        670,867        3,453
   Boston Market -
     Dubuque, IA (28)             --         969,159        969,159           --
   Boston Market -
     Merced, CA (29)              --         930,834        930,834           --
   Boston Market -
     Arvada, CO (30)              --       1,152,262      1,152,262           --
   Boston Market -
      Ellisville, MO              --       1,026,746      1,026,746     (203,922 )
   Golden Corral -
     Brooklyn, OH                 --         997,296        997,296      (22,736 )
   Boston Market -
     Edgewater, CO                --         904,691        904,691     (270,569 )
   Black Eyed Pea -
     Houston, TX (31)             --         648,598        648,598           --
   Big Boy -
     Topeka, KS (32)              --       1,062,633      1,062,633     (123,188 )
   Boston Market -
     LaQuinta, CA                 --         987,034        987,034     (153,894 )
   Sonny's -
     Jonesboro, GA                --       1,098,342      1,098,342           --
   Golden Corral -
     Waldorf, MD (32) (33)        --       2,430,686      2,430,686       70,489
   Jack in the Box -
     Los Angeles, CA              --       1,119,567      1,119,567      397,233
   Golden Corral
     Dublin, GA                   --       1,272,765      1,272,765       50,440
   Boston Market -
     San Antonio, TX              --         757,069        757,069     (239,574 )
   Boston Market -
     Corvallis, OR                --         925,427        925,427     (208,408 )
   Big Boy -
     St. Louis, MO                --       1,345,100      1,345,100      117,950
   Ground Round -
     Nanuet, NY                   --         927,273        927,273       37,552
   Big Boy -
     Jefferson City, MO           --       1,113,383      1,113,383     (208,133 )

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------


                                                                                     Purchase
                                                                           Mortgage    money      Adjustments
                                                                            balance   mortgage   resulting from
                                   Date        Date of   Cash received net  at time  taken back  application of
          Property               Acquired       Sale     of closing costs   of sale  by program      GAAP          Total
============================== ============= =========== ================ ========= =========== =============== =============
CNL American Properties
Fund, Inc.
   (Continued):
   Big Boy -
     Alton, IL                   01/19/99       06/30/00      905,250      --              --        --          905,250
   Boston Market -
     Liberty, MO                 08/18/97       09/13/00      538,800      --              --        --          538,800
   Mr. Fables -
     Grand Rapids, MI            03/19/96       09/26/00      722,100      --              --        --          722,100
   Pizza Hut -
     Dover, OH                   05/01/97       11/08/00      112,917      --              --        --          112,917
   Big Boy -
     St. Joseph, MO              04/27/99       11/27/00      646,550      --              --        --          646,550
   Boston Market -
     Baltimore, MD               08/19/97       12/14/00      668,753      --              --        --          668,753
   Boston Market -
     Stafford, TX                07/02/97       12/15/00      881,674      --              --        --          881,674


                                       Cost of Properties
                                     Including Closing and
                                           Soft Costs
                              -------------------------------------


                                                                        Excess
                                            Total                    (deficiency)
                                       acquisition cost,              of property
                                           capital                   operating cash
                               Original  improvements                receipts over
                               mortgage   closing and                      cash
          Property             financing  soft costs (1)    Total     expenditures
============================= ========== =============== =========== ==============
CNL American Properties
Fund, Inc.
   (Continued):
   Big Boy -
     Alton, IL                    --       1,012,254       1,012,254     (107,004 )
   Boston Market -
     Liberty, MO                  --         765,530         765,530     (226,730 )
   Mr. Fables -
     Grand Rapids, MI             --         816,264         816,264      (94,164 )
   Pizza Hut -
     Dover, OH                    --         233,896         233,896     (120,979 )
   Big Boy -
     St. Joseph, MO               --         885,883         885,883     (239,333 )
   Boston Market -
     Baltimore, MD                --       1,378,051       1,378,051     (709,298 )
   Boston Market -
     Stafford, TX                 --       1,077,979       1,077,979     (196,305 )

(1) Amounts shown do not include pro rata share of original offering costs or acquisition fees.

(2) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 10.25% per annum and provides for a balloon payment of $991,331 in July 2000.

(3) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 10.25% per annum and provides for a balloon payment of $1,105,715 in July 2000.

(4) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 10.00% per annum and provides for a balloon payment of $218,252 in December 2005.

(5) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 10.00% per annum and provides for a balloon payment of $200,063 in December 2005.

(6) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 10.75% per annum and provides for 12 monthly payments of interest only and thereafter, 24 equal monthly payments of principal and interest until November 1999, when the remaining 144 equal monthly payments of principal and interest will be reduced due to a lump sum payment received in March 1999 in advance from the borrower.

(7) CNL Income Fund XIV, Ltd. and CNL Income Fund XV, Ltd. each owned a 50 percent interest in Wood-Ridge Real Estate Joint Venture, which owned two properties. The amounts presented for CNL Income Fund XIV, Ltd. and CNL Income Fund XV, Ltd. represent each partnership's 50 percent interest in the properties owned by Wood-Ridge Real Estate Joint Venture.

(8) CNL Income Fund II, Ltd. owns a 64 percent interest and CNL Income Fund VI, Ltd. owns a 36 percent interest in this joint venture. The amounts presented for CNL Income Fund II, Ltd. and CNL Income Fund VI, Ltd. represent each partnership's percent interest in the property owned by Show Low Joint Venture.

(9) CNL Income Fund, Ltd. owned a 50 percent interest in this joint venture. The amounts presented represent the partnerships percent interest in the property owned by Seventh Avenue Joint Venture. A third party owns the remaining 50 percent interest in this joint venture.

(10) CNL Income Fund VI, Ltd. and CNL Income Fund VII, Ltd. own a 52 percent and 48 percent interest, respectively, in the property in Yuma, Arizona. The amounts presented for CNL Income Fund VI, Ltd. and CNL Income Fund VII, Ltd. represent each partnership's respective interest in the property.

(11) Cash received net of closing costs includes $198,000 received as a lease termination fee.

(12) Cash received net of closing costs includes $93,885 received as a lease termination fee.

(13) Cash received net of closing costs includes $120,115 received as a lease termination fee.

(14) Closing costs deducted from net sales proceeds do not include deferred, subordinated real estate disposition fees payable to CNL Fund Advisors, Inc. or its affiliates.

(15) The Burger King property in Woodmere, Ohio was exchanged on December 12, 1996 for a Burger King property in Carrboro, NC at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Burger King property in Carrboro, NC is being leased under the same lease as the Burger King property in Woodmere, OH.

(16) The Boston Market property in Madison, TN was exchanged on May 8, 1998 for a Boston Market property in Lawrence, KS at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Boston Market property in Lawrence, KS is being leased under the same lease as the Boston Market property in Madison, TN.

(17) The Boston Market property in Chattanooga, TN was exchanged on June 16, 1998 for a Boston Market property in Indianapolis, IN at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Boston Market property in Indianapolis, IN is being leased under the same lease as the Boston Market property in Chattanooga, TN.

(18) The Boston Market property in Troy, OH was exchanged on June 16, 1998 for a Boston Market property in Inglewood, CA at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Boston Market property in Inglewood, CA is being leased under the same lease as the Boston Market property in Troy, OH.

(19) The Burger King property in Columbus, OH was exchanged on September 30, 1998 for a Burger King property in Danbury, CT at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Burger King property in Danbury, CT is being leased under the same lease as the Burger King property in Columbus, OH.

(20) CNL Income Fund V, Ltd. owns a 49 percent interest and CNL Income Fund VII, Ltd. owns a 51 percent interest in this joint venture. The amounts presented for CNL Income Fund V, Ltd. and CNL Income Fund VII, Ltd. represent each partnership's percent interest in the property owned by Halls Joint Venture.

(21) Cash received net of closing costs includes $50,000 received as a lease termination fee.

(22) CNL Income Fund XVII, Ltd. owned an 80 percent interest in this joint venture. The amounts presented represent the partnership's percent interest in the property owned by El Cajon Joint Venture. A third party owned the remaining 20 percent interest in this joint venture.

(23) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 10.25% per annum and provides for 60 equal monthly payments of principal and interest.

(24) Amount shown is face value and does not represent discounted current value. The mortgage note bore an interest rate of 10.75% per annum and provided for 12 monthly payments of interest only and thereafter, 168 equal monthly payments of principal and interest. The borrower prepaid the mortgage note in full in April 1999.

(25) Amount shown is face value and does not represent discounted current value. The mortgage note bore an interest rate of 10.00% per annum and was paid in full in July 1999.

(26) The Boston Market property in Franklin, TN was exchanged on April 14, 1998 for a Boston Market property in Glendale, AZ at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Boston Market property in Glendale, AZ is being leased under the same lease as the Boston Market property in Franklin, TN.

(27) The Boston Market property in Grand Island, NE was exchanged on April 14, 1998 for a Boston Market property in Warwick, RI at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Boston Market property in Warwick, RI is being leased under the same lease as the Boston Market property in Grand Island, NE.

(28) The Boston Market property in Dubuque, IA was exchanged on May 8, 1998 for a Boston Market property in Columbus, OH at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Boston Market property in Columbus, OH is being leased under the same lease as the Boston Market property in Dubuque, IA.

(29) Cash received net of closing costs includes $362,949 in construction costs incurred but not paid by CNL American Properties Fund, Inc. as of the closing date, which were deducted from the actual net sales proceeds received by CNL American Properties Fund, Inc.

(30) Cash received net of closing costs includes $522,827 in construction costs incurred but not paid by CNL American Properties Fund, Inc. as of the closing date, which were deducted from the actual net sales proceeds received by CNL American Properties Fund, Inc.

(31) The Black Eyed Pea property in Houston, TX was exchanged on August 24, 1999 for a Black Eyed Pea property in Dallas, TX at the option of the tenant as permitted under the terms of the lease agreement. Due to the exchange, the Black Eyed Pea property in Dallas, TX is being leased under the same lease as the Black Eyed Pea property in Houston, TX.

(32) This property was being constructed and was sold prior to completion of construction.

(33) Cash received net of closing costs includes $1,551,800 in construction costs incurred but not paid by CNL American Properties Fund, Inc. as of the closing date, which were deducted from the actual net sales proceeds received by CNL American Properties Fund, Inc.

(34) Cash received net of closing costs include $35,863 received as a lease termination fee.

                                  ADDENDUM TO
                                   APPENDIX D

                             SUBSCRIPTION AGREEMENT

                 ----------------------------------------------
                 |                                            |
                 | THE FOLLOWING INFORMATION UPDATES AND | | REPLACES THE CORRESPONDING INFORMATION IN | | APPENDIX D TO THE ATTACHED PROSPECTUS, |
                 | DATED MAY 23, 2000.                        |
                 |                                            |
                 ----------------------------------------------

                        CNL HOSPITALITY PROPERTIES, INC.
                   -------------------------------------------





                   Up to 45,000,000 Shares -- $10.00 per Share
                     Minimum Purchase -- 250 Shares ($2,500)
            100 Shares ($1,000) for IRAs, Keoghs, and Qualified Plans
            Minimum purchase is higher in Nebraska and North Carolina



PLEASE READ CAREFULLY this Subscription Agreement and the Notices (on the back of the Agreement) before completing this document. TO SUBSCRIBE FOR SHARES, complete and sign, where appropriate, and deliver the Subscription Agreement, along with your check, to your Registered Representative. YOUR CHECK SHOULD BE MADE PAYABLE TO:

                                 SOUTHTRUST BANK

ALL ITEMS ON THE SUBSCRIPTION AGREEMENT MUST BE COMPLETED IN ORDER FOR YOUR SUBSCRIPTION TO BE PROCESSED.

      Overnight Packages:                        Regular Mail Packages:
   Attn:  Investor Relations                    Attn:  Investor Relations
  CNL Center at City Commons                      Post Office Box 1033
    450 South Orange Avenue                   Orlando, Florida  32802-1033
    Orlando, Florida  32801



                            For Telephone Inquiries:
                              CNL SECURITIES CORP.
                        (407) 650-1000 OR (866) 650-0650

CNL HOSPITALITY PROPERTIES, INC.

1._______________INVESTMENT____________________________________________________

This subscription is in the amount of $_______________ for the purchase of ________ Shares ($10.00 per Share). The minimum initial subscription is 250 Shares ($2,500); 100 Shares ($1,000) for IRA, Keogh and qualified plan accounts (except in states with higher minimum purchase requirements).
|_| ADDITIONAL PURCHASE |_| REINVESTMENT PLAN - Investor elects to participate in Plan (See prospectus for details.)

2._______________SUBSCRIBER INFORMATION________________________________________

Name (1st)________________________ |_| M |_| F Date of Birth (MM/DD/YY)________

Name (2nd)________________________ |_| M |_| F Date of Birth (MM/DD/YY)________

Address _______________________________________________________________________

City _________________________ State ___________________ Zip Code _____________

Custodian Account No. ___________________ Daytime Phone # (______)_____________

|_| U.S. Citizen  |_| Resident Alien  |_| Foreign Resident  Country ___________

|_| Check if Subscriber is a U.S. citizen residing outside the U.S. Income Tax Filing State ________________________

ALL   SUBSCRIBERS:   State   of   Residence   of   Subscriber/Plan   Beneficiary
(required)________________________________________

Taxpayer Identification Number: For most individual taxpayers, it is their Social Security number. Note: If the purchase is in more than one name, the number should be that of the first person listed. For IRAs, Keoghs and qualified plans, enter both the Social Security number and the custodian taxpayer identification number. Please also complete, sign and include Form W-9 when submitting this subscription.

   Taxpayer ID # _____ - ___________ Social Security #_____ - _____ - ________


3._______________INVESTOR MAILING ADDRESS______________________________________

For the Subscriber of an IRA, Keogh, or qualified plan to receive informational mailings, please complete if different from address in Section 2.

Name __________________________________________________________________________

Address _______________________________________________________________________

City _________________________ State ___________________ Zip Code _____________

Daytime Phone # (______)_____________ E-Mail Address __________________________


4._______________DIRECT DEPOSIT ADDRESS________________________________________

Investors requesting direct deposit of distribution checks to another financial institution or mutual fund, please complete below. In no event will the Company or Affiliates be responsible for any adverse consequences of direct deposit.

Company  ______________________________________________________________________

Address _______________________________________________________________________

City _________________________ State ___________________ Zip Code _____________

Account No. _________________________________ Phone # (________)_______________


5._______________FORM OF OWNERSHIP_____________________________________________


(Select  only one)                                             |_| JOINT  TENANTS WITH RIGHT OF  SURVIVORSHIP  - all parties must sign (8)
|_| INDIVIDUAL  - one  signature  required  (1)                |_| A  MARRIED PERSON/SEPARATE  PROPERTY - one signature required
                                                                  (34)
|_| HUSBAND AND WIFE, AS COMMUNITY  PROPERTY two               |_| KEOGH  (H.R.10) - trustee  signature  required  (24)
    signatures required (15)
                                                               |_| CUSTODIAN - custodian signature required (33)
|_| TENANTS IN COMMON - two signatures required (9)            |_| PARTNERSHIP (3)
|_| TENANTS BY THE ENTIRETY - two signatures required (31)     |_| NON-PROFIT ORGANIZATION (12)
|_| S-CORPORATION (22)                                         |_| PENSION PLAN - trustee signature(s) required (19)
|_| C-CORPORATION (5)                                          |_| PROFIT SHARING PLAN - trustee signature(s) required (27)
|_| IRA - custodian signature required (23)                    |_| CUSTODIAN UGMA-STATE of __________ - custodian signature
                                                                   required (16)
|_| ROTH IRA - custodian signature required (36)               |_| CUSTODIAN UTMA-STATE of __________ - custodian signature
                                                                   required (42)
|_| SEP - custodian signature required (38)                    |_| estate - Personal Representative signature required (13)
|_| TAXABLE TRUST (7)                                          |_| REVOCABLE GRANTOR TRUST - grantor signature required (25)
|_| TAX-EXEMPT TRUST (20)                                      |_| IRREVOCABLE TRUST - trustee signature required (21)


                                                CNL Hospitality Properties, Inc.
6._______________SUBSCRIBER SIGNATURES ________________________________________
If the Subscriber is executing the Subscriber Signature Page, the Subscriber understands that, BY EXECUTING THIS AGREEMENT A SUBSCRIBER DOES NOT WAIVE ANY RIGHTS HE MAY HAVE UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 OR UNDER ANY STATE SECURITIES LAW:

X ____________________________ _____  X ___________________________  __________
  Signature of 1st Subscriber  Date     Signature of 2nd Subscriber  Date


7._______________BROKER/DEALER INFORMATION_____________________________________

Broker/Dealer NASD Firm Name __________________________________________________

Registered Representative _____________________________________________________

Branch Mail Address ___________________________________________________________

City ___________ State ______ Zip Code _______ |_| Please check if new address

Phone # (____) __________  Fax # (____) ___________ |_| Sold CNL before

Shipping Address ___________________ City________ State _______ Zip Code ______

E-mail Address ________________________________________________________________

|_| Telephonic Subscriptions (check here): If the Registered Representative and Branch Manager are executing the signature page on behalf of the Subscriber, both must sign below. Registered Representatives and Branch Managers may not sign on behalf of residents of Florida, Iowa, Maine, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Nebraska, New Mexico, North Carolina, Ohio, Oregon, South Dakota, Tennessee, or Washington. [NOTE: Not to be executed until Subscriber(s) has (have) acknowledged receipt of final prospectus.] Telephonic subscriptions may not be completed for IRA accounts.

|_| Deferred Commission Option (check here): The Deferred Commission Option means an agreement between a stockholder, the participating Broker/Dealer and the Managing Dealer to have Selling Commissions paid over a seven year period as described in "The Offering -- Plan of Distribution." This option will only be available with prior authorization by the Broker/Dealer.

|_| Registered Investment Advisor (RIA) (check here): This investment is made through the RIA in its capacity as an RIA and not in its capacity as a Registered Representative, if applicable. If an owner or principal or any member of the RIA firm is an NASD licensed Registered Representative affiliated with a Broker/Dealer, the transaction should be conducted through that Broker/Dealer, not through the RIA.

PLEASE READ CAREFULLY THE REVERSE SIDE OF THIS SIGNATURE PAGE AND SUBSCRIPTION AGREEMENT BEFORE COMPLETING

X    _________________________________________________________    _____________________    ________________________________________
     Principal, Branch Manager or Other Authorized Signature      Date                     Print or Type Name of Person Signing

X    _________________________________________________________    _____________________    ________________________________________
     Registered Representative/Investment Advisor Signature       Date                     Print or Type Name of Person Signing



 Make check payable to:  SOUTHTRUST BANK

 Please remit check and      For overnight delivery, please
 subscription document to:   send to:                                  For Office Use Only ***

 CNL SECURITIES CORP.        CNL SECURITIES CORP.              Sub. # ____________________________
 Attn:  Investor Relations   Attn:  Investor Relations
 Post Office Box 1033        CNL Center at City Commons        Admit Date ________________________
 Orlando, FL  32802-1033     450 South Orange Avenue
 (866) 650-0650              Orlando, FL  32801                Amount ____________________________
                             (407) 650-1000
                             (866) 650-0650                    Region ____________________________

                                                               RSVP# _____________________________
                                                                                         Rev. 3/01

NOTICE TO ALL INVESTORS:

 (a) The purchase of Shares by an IRA, Keogh, or other tax-qualified plan does not, by itself, create the plan.

 (b) The Company, in its sole and absolute discretion, may accept or reject the Subscriber's subscription which if rejected will be promptly returned to the Subscriber, without interest. Non-U.S. stockholders (as defined in the Prospectus) will be admitted as stockholders with the approval of the Advisor.

 (c) THE SALE OF SHARES SUBSCRIBED FOR HEREUNDER MAY NOT BE COMPLETED UNTIL AT LEAST FIVE BUSINESS DAYS AFTER THE DATE THE SUBSCRIBER RECEIVES A FINAL PROSPECTUS. EXCEPT AS PROVIDED IN THIS NOTICE, THE NOTICE BELOW, AND IN THE PROSPECTUS, THE SUBSCRIBER WILL NOT BE ENTITLED TO REVOKE OR WITHDRAW HIS SUBSCRIPTION.



The subscriber is asked to refer to the prospectus concerning the Deferred Commission Option outlined in "The Offering - Plan of Distribution." This option will only be available with prior authorization by the Broker/Dealer.



NOTICE TO CALIFORNIA RESIDENTS: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFORE, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES. California investors who do not execute the Subscription Agreement will receive a confirmation of investment accompanied by a second copy of the final Prospectus, and will have the opportunity to rescind the investment within ten
(10) days from the date of confirmation.



NOTICE TO NORTH CAROLINA RESIDENTS: By signing this Subscription Agreement, North Carolina investors acknowledge receipt of the Prospectus and represent that they meet the suitability standards for North Carolina investors listed in the Prospectus.



NOTICE  TO  OHIO  RESIDENTS:   Shares   purchased   pursuant  to  the  Company's
Reinvestment Plan are subject to commissions. (See Prospectus for details.)



BROKER/DEALER AND FINANCIAL ADVISOR:

By signing this subscription agreement, the signers certify that they recognize and have complied with their obligations under the NASD's Conduct Rules, and hereby further certify as follows: (i) a copy of the Prospectus, including the Subscription Agreement attached thereto as Appendix D, as amended and/or supplemented to date, has been delivered to the Subscriber; (ii) they have discussed such investor's prospective purchase of Shares with such investor and have advised such investor of all pertinent facts with regard to the liquidity, valuation, and marketability of the Shares; and (iii) they have reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, that such investor is legally capable of purchasing such Shares and will not be in violation of any laws for having engaged in such purchase, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto and will maintain documentation on which the determination was based for a period of not less than six years; (iv) under penalties of perjury,
(a) the information provided in this Subscription Agreement to the best of our knowledge and belief is true, correct, and complete, including, but not limited to, the number shown above as the Subscriber's taxpayer identification number;
(b) to the best of our knowledge and belief, the Subscriber is not subject to backup withholding either because the Subscriber has not been notified that the Subscriber is subject to backup withholding as a result of failure to report all interest or dividends or the Internal Revenue Service has notified the subscriber that the Subscriber is no longer subject to backup withholding under
Section 3406(a)(1)(C) of the Internal Revenue Code of 1986, as amended; and (c) to the best of our knowledge and belief, the Subscriber is not a nonresident alien, foreign corporation, foreign trust, or foreign estate for U.S. tax purposes, and we hereby agree to notify the Company if it comes to the attention of either of us that the Subscriber becomes such a person within sixty (60) days of any event giving rise to the Subscriber becoming such a person.

                        ELECTRONIC DELIVERY OF DOCUMENTS





         The subscriber consents to delivery of all documents relating to his or her investment in the Shares to the electronic mail address listed below or through posting of such documents on the Internet web site http://
www.cnlgroup.com and consents to receive notice of such postings at the electronic mail address listed below. All documents will be delivered or posted in PDF format and free access to Adobe Acrobat software will be provided for review of documents in PDF format. However, in order to review documents in PDF format, a system running Windows 95/98/2000/NT4.0 or Macintosh OS version 7.5.3 or later is required and downloading time may be considerable. The subscriber understands that he or she may revoke this consent at any time by contacting CNL Investor Relations at the address provided in the Subscription Agreement and will subsequently receive all such documents in paper format. The subscriber understands that this revocation may only relate to delivery of all documents relating to his or her investment in the Shares and not to any portion of such documents. In addition, the subscriber understands that he or she may request paper copies of any documents delivered electronically by contacting CNL Investor Relations at the address provided on the Subscription Agreement.

         CONSENT TO ELECTRONIC DELIVERY MAY CAUSE YOU TO INCUR ADDITIONAL COSTS, SUCH AS ON-LINE TIME AND COSTS RELATING TO PRINTING PAPER COPIES OF DOCUMENTS.

         YOU SHOULD NOT CONSENT TO ELECTRONIC DELIVERY UNLESS YOU HAVE ACCESS TO THE MEDIA AND THE ABILITY TO RECEIVE DOCUMENTS IN THE FORMATS DESCRIBED ABOVE.

         THIS CONSENT IS EFFECTIVE UNTIL REVOKED AND RELATES TO ALL DOCUMENTS RELATING TO YOUR INVESTMENT IN THE SHARES.



___________________________  _____  ___________________________  ________
Signature of 1st Subscriber  Date   Signature of 2nd Subscriber  Date





         E-Mail Address:  _______________________________

                                  ADDENDUM TO
                                   APPENDIX E

                             STATEMENT OF ESTIMATED
                            TAXABLE OPERATING RESULTS
                         BEFORE DIVIDENDS PAID DEDUCTION

              -----------------------------------------------------
              |                                                   |
              | THE STATEMENT OF ESTIMATED TAXABLE OPERATING      |
              | RESULTS BEFORE DIVIDENDS PAID DEDUCTION IN        |
              | THIS ADDENDUM UPDATES AND REPLACES APPENDIX       |
              | E TO THE ATTACHED PROSPECTUS, DATED MAY 23, 2000. |
              |                                                   |
              -----------------------------------------------------

                        CNL HOSPITALITY PROPERTIES, INC.
                STATEMENT OF ESTIMATED TAXABLE OPERATING RESULTS
                         BEFORE DIVIDENDS PAID DEDUCTION
                       PROPERTIES ACQUIRED FROM INCEPTION
                            THROUGH February 22, 2001
                For the Year Ended December 31, 2000 (Unaudited)

         The following schedule presents unaudited estimated taxable operating results before dividends paid deduction of each Property acquired, directly or indirectly, by the Company from inception through February 22, 2001. The statement presents unaudited estimated taxable operating results for each Property that was operational as if the Property (i) had been acquired the earlier of (a) the actual date acquired by the Company or (b) January 1, 2000, and (ii) had been operational during the period January 1, 2000 through December 31, 2000. The schedule should be read in light of the accompanying footnotes.

         These estimates do not purport to present actual or expected operations of the Company for any period in the future. The estimates were prepared on the basis described in the accompanying notes which should be read in conjunction herewith.


                               Residence Inn by Marriott  Residence Inn by Marriott Residence Inn by Marriott    Marriott Suites
                               Buckhead (Lenox Park) (1)      Gwinnett Place (1)          Mira Mesa (2)         Market Center (3)
                               ------------------------- -------------------------- ------------------------- -------------------
Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction:

Rental Income  (9)                     $1,668,185                $1,220,977                $1,542,300              $2,410,574

FF&E Reserve Income (10)                  166,584                   127,865                    32,000                  83,006

Asset Management Fees  (11)               (94,388 )                 (69,085  )                (93,232  )             (140,295  )

Interest Expense  (12)                         --                        --                        --                (948,818  )

General and Administrative
    Expenses  (13)                       (132,144 )                 (96,719  )               (123,384  )             (192,846  )
                                     -------------            ---------------           ---------------         ---------------

Estimated Cash Available from
    Operations                          1,608,237                 1,183,038                 1,357,684               1,211,621

Depreciation and Amortization
    Expense  (14) (15)                   (569,033 )                (425,414  )               (409,488  )             (760,547  )
                                     -------------            ---------------           ---------------         ---------------

Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction                     $1,039,204                 $ 757,624                 $ 948,196               $ 451,074
                                     =============            ===============           ===============         ===============

                                  See Footnotes


                            Residence Inn by Marriott Residence Inn by Marriott   Courtyard by Marriott   Courtyard by Marriott
                                 Hughes Center (3)         Dallas Plano (3)       Scottsdale Downtown (3)      Lake Union (3)
                             ------------------------- -------------------------  -----------------------  ---------------------
Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction:

Rental Income  (9)                   $2,419,614                $854,143                  $1,433,929             $2,617,306

FF&E Reserve Income (10)                 85,474                  27,054                      20,093                 75,157

Asset Management Fees  (11)            (140,821  )              (49,710  )                  (83,455  )            (152,328  )

Interest Expense  (12)                 (937,581  )             (311,576  )                 (584,054  )          (1,023,645  )

General and Administrative
    Expenses  (13)                     (193,569  )              (68,331  )                 (114,714  )            (209,384  )
                                 ----------------         ---------------              --------------          -------------

Estimated Cash Available from
    Operations                        1,233,117                 451,580                     671,799              1,307,106

Depreciation and Amortization
    Expense  (14) (15)                 (683,622  )             (266,532  )                 (327,791  )            (784,749  )
                                 ----------------         ---------------              --------------          -------------

Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction                    $ 549,495               $ 185,048                    $344,008              $ 522,357
                                 ================         ===============              ==============          =============

                                  See Footnotes


                             Residence Inn by Marriott  Courtyard by Marriott     Courtyard by Marriott          Wyndham
                                Phoenix Airport (3)        Legacy Park (3)      Philadelphia Downtown (4)     Billerica (5)
                             -------------------------- ----------------------  --------------------------  -----------------
Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction:

Rental Income  (9)                  $1,560,951                  $928,026                $ 5,785,000              $2,509,200

FF&E Reserve Income (10)                22,210                    26,155                    161,674                  64,190

Asset Management Fees  (11)            (90,847  )                (54,011  )                (309,060  )             (150,552 )

Interest Expense  (12)                (573,753  )               (357,970  )              (2,694,250  )                   --

General and Administrative
    Expenses  (13)                    (124,876  )                (74,242  )                (462,800  )             (513,520 )
                                 ---------------            --------------             --------------         --------------

Estimated Cash Available from
    Operations                         793,685                   467,958                  2,480,564               1,909,318

Depreciation and Amortization
    Expense  (14) (15)                (489,496  )               (291,260  )              (1,804,256  )             (787,694 )
                                 ---------------            --------------             --------------         --------------

Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction                   $ 304,189                  $176,698                  $ 676,308              $1,121,624
                                 ===============            ==============             ==============         ==============

                                  See Footnotes


                                                                                                                 SpringHill Suites
                                      Wyndham             Residence Inn by Marriott    Courtyard by Marriott        by Marriott
                              Denver Tech Center (5)           Palm Desert (6)            Palm Desert (6)         Gaithersburg (2)
                              -------------------------- --------------------------  -------------------------- -------------------
Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction:

Rental Income  (9)                   $1,835,300                   $1,674,000                $1,351,000                $1,521,460

FF&E Reserve Income (10)                 41,540                      144,660                   142,470                    40,150

Asset Management Fees  (11)            (110,118  )                  (100,440  )                (81,060  )                (91,288  )

Interest Expense  (12)                       --                           --                        --                        --

General and Administrative
    Expenses  (13)                     (146,824  )                  (133,920  )               (108,080  )               (121,717  )
                                 ----------------               --------------             -------------           ---------------

Estimated Cash Available from
    Operations                        1,619,898                    1,584,300                 1,304,330                 1,348,605

Depreciation and Amortization
    Expense  (14) (15)                 (600,411  )                  (528,205  )               (486,897  )               (674,838  )
                                 ----------------               --------------             -------------           ---------------

Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction                   $1,019,487                   $1,056,095                  $817,433                  $673,767
                                 ================               ==============             =============           ===============

                                  See Footnotes


                                                                                TownePlace Suites
                               Residence Inn by Marriott  Courtyard by Marriott    by Marriott       Residence Inn by Marriott
                                     Merrifield (2)          Alpharetta (7)       Tewksbury (7)           Cottonwood (7)
                              --------------------------- --------------------- -------------------- -------------------------
Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction:

Rental Income  (9)                     $1,830,000              $1,387,700              $905,000              $1,457,300

FF&E Reserve Income (10)                   46,210                  41,520                22,010                  37,870

Asset Management Fees  (11)              (109,800  )              (83,262  )            (54,300  )              (87,438  )

Interest Expense  (12)                         --                      --                    --                      --

General and Administrative
    Expenses  (13)                       (146,400  )             (111,016  )            (72,400  )             (116,584  )
                                     --------------           -------------      ----------------         ---------------

Estimated Cash Available from
    Operations                          1,620,010               1,234,942               800,310               1,291,148

Depreciation and Amortization
    Expense  (14) (15)                   (538,707  )             (471,691  )           (283,944  )             (502,722  )
                                     --------------           -------------      ----------------         ---------------

Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction                     $1,081,303               $ 763,251              $516,366               $ 788,426
                                     ==============           =============      ================         ===============

                                  See Footnotes


                               TownePlace Suites      TownePlace Suites     TownePlace Suites
                                 by Marriott            by Marriott           by Marriott         Courtyard by Marriott
                                Mt. Laurel (7)        Scarborough (7)         Newark (2)          Little Lake Bryan (8)
                             ---------------------  --------------------  ---------------------   ---------------------
Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction:

Rental Income  (9)                    $771,100            $716,000             $1,360,000              $3,631,950

FF&E Reserve Income (10)                19,350              18,120                 32,150                 330,650

Asset Management Fees  (11)            (46,266  )          (42,960   )            (81,600 )              (217,917 )

Interest Expense  (12)                      --                  --                     --              (1,442,372 )

General and Administrative
    Expenses  (13)                     (61,688  )          (57,280   )           (108,800 )              (290,556 )
                                 ---------------       -------------       ---------------         ---------------

Estimated Cash Available from
    Operations                         682,496             633,880              1,201,750               2,011,755

Depreciation and Amortization
    Expense  (14) (15)                (248,671  )         (240,198   )           (435,590 )            (1,183,895 )
                                 ---------------       -------------       ---------------         ---------------

Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction                    $433,825            $393,682              $ 766,160               $ 827,860
                                 ===============       =============       ===============         ===============



                                                   See Footnotes


                                                                                                                 SpringHill Suites
                               Fairfield Inn by Marriott  SpringHill Suites by Marriott  Courtyard by Marriott      by Marriott
                                 Little Lake Bryan (8)        Little Lake Bryan (8)        Overland Park (7)         Raleigh (7)
                               -------------------------  ----------------------------- ----------------------- ------------------
Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction:

Rental Income  (9)                    $3,123,750                  $3,861,829                $1,579,000              $882,200

FF&E Reserve Income (10)                 315,250                     345,750                    48,820                26,420

Asset Management Fees  (11)             (187,425  )                 (231,710 )                 (94,740 )             (52,932 )

Interest Expense  (12)                (1,246,499  )               (1,478,629 )                      --                    --

General and Administrative
    Expenses  (13)                      (249,900  )                 (308,946 )                (126,320 )             (70,576 )
                                   ---------------            ---------------            --------------         ------------

Estimated Cash Available from
    Operations                         1,755,176                   2,188,294                 1,406,760               785,112

Depreciation and Amortization
    Expense  (14) (15)                (1,023,407  )               (1,190,459 )                (541,371 )            (302,469 )
                                   ---------------            ---------------            --------------         -------------

Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction                      $731,769                   $ 997,835                 $ 865,389              $482,643
                                   ===============            ===============            ==============         =============


                                  See Footnotes



                              Residence Inn by Marriott  Courtyard by Marriott   Desert Ridge Marriott
                                  Orlando, FL (16)          Weston, FL (16)        Resort & Spa (17)            Total
                             --------------------------  ----------------------- ----------------------    ----------------
Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction:

Rental Income  (9)                   (16)                        (16)                     (17)                $52,837,793

FF&E Reserve Income (10)             (16)                        (16)                     (17)                  2,544,402

Asset Management Fees  (11)          (16)                        (16)                     (17)                 (3,101,040 )

Interest Expense  (12)               (16)                        (16)                     (17)                (11,599,148 )

General and Administrative
    Expenses  (13)                   (16)                        (16)                     (17)                 (4,537,537 )
                               ------------------          ------------------       -----------------      ---------------

Estimated Cash Available from
    Operations                       (16)                        (16)                     (17)                 36,144,470

Depreciation and Amortization
    Expense  (14) (15)               (16)                        (16)                     (17)                (16,853,356 )
                               ------------------          ------------------       -----------------      ---------------

Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction                   (16)                        (16)                     (17)                $19,291,114
                               ==================          ==================       =================      ===============


                                  See Footnotes

FOOTNOTES:

(1) The lessee of the Buckhead (Lenox Park) and Gwinett Place Properties is the same unaffiliated lessee.

(2) The lessee of the Mira Mesa, Gaithersburg, Merrifield and Newark Properties is the same unaffiliated lessee.

(3) In February 1999, the Company formed a jointly owned real estate investment trust, CNL Hotel Investors, Inc. ("CHI") with Five Arrows Realty Securities II, L.L.C. to acquire seven hotel Properties. The
         Company had a 49% ownership interest in CHI. In October 2000, the Company entered into an agreement whereby the Company's ownership interest in CHI increased to 53%. In December 2000, the Company exercised certain options whereby the Company's ownership interest in CHI increased to 71%. The seven hotel Properties are the Legacy Park, Market Center, Hughes Center, Dallas Plano, Scottsdale Downtown, Lake Union and Phoenix Airport Properties. The lessee of these seven hotel Properties is the same unaffiliated lessee. For purposes of this table, the balances presented represent the 71% interest owned by the Company.

(4) In November 1999, the Company acquired an 89% interest in CNL Philadelphia Annex, LLC (formerly known as Courtyard Annex, L.L.C.) to own and lease one hotel Property. The hotel Property is the
         Philadelphia Downtown Property. For purposes of this table, the balances presented represent the 89% interest owned by the Company.

(5) The lessee of the Wyndham Billerica and the Wyndham Denver Tech Center Properties is the same unaffiliated lessee.

(6) The lessee of the Residence Inn Palm Desert and the Courtyard Palm Desert Properties is the same unaffiliated lessee.

(7)      The  lessee  of the  Alpharetta,  Tewksbury,  Cottonwood,  Mt.  Laurel,
         Scarborough,   Overland  Park  and  Raleigh  Properties  are  the  same
         unaffiliated lessee.

(8) The lessee of the Courtyard Little Lake Bryan, the Fairfield Inn Little Lake Bryan and the SpringHill Suites Little Lake Bryan Properties are the same unaffiliated lessee.

(9) Rental income does not include percentage rents, which will become due if specified levels of gross receipts are achieved.

(10) Reserve funds will be used for the replacement and renewal of furniture, fixtures and equipment related to the Properties ("FF&E Reserve"). The funds in the FF&E Reserve and all property purchased with the funds from the FF&E Reserve will be paid, granted and assigned to the Company as additional rent. FF&E Reserve income earned is estimated at three percent of projected hotel gross receipts. In connection therewith, FF&E Reserve income will be earned at 1% of gross revenues for the lease years one through four and has been estimated based on projected gross revenues.

(11) The Properties are managed pursuant to an advisory agreement between the Company and CNL Hospitality Corp. (the "Advisor"), pursuant to which the Advisor receives monthly asset management fees in an amount equal to one-twelfth of .60% of the Company's Real Estate Asset Value as of the end of the preceding month as defined in such agreement. See "Management Compensation."

(12) Estimated at 7.625% per annum based on the bank's base rate as of February 24, 1999 and June 21, 1999, assuming $88 million was borrowed to acquire the Legacy Park, Market Center, Hughes Center, Dallas Plano, Scottsdale Downtown, Lake Union and Phoenix Airport Properties. For purposes of this table, the amounts presented represent the 71% interest owned by the Company. Estimated at 8.29% per annum based on the bank's rate as of November 9, 2000, assuming $32.5 million was borrowed against the Philadelphia Downtown Property. Estimated at 8.335% per annum based on the bank's rate as of November 17, 2000, assuming $50 million was borrowed to acquire the Courtyard Little Lake Bryan, the Fairfield Inn Little Lake Bryan and the SpringHill Suites Little Lake Bryan Properties.

(13) Estimated at 8% of gross rental income, based on the previous experience of Affiliates of the Advisor with another public REIT.

(14) The estimated federal tax basis of the depreciable portion of the Properties and the number of years the assets have been depreciated on the straight-line method is as follows (the balances are presented at the Company's 71% interest in CHI and the 89% interest in CNL Philadelphia Annex, LLC):


                                                                                                      Furniture and
                                                                           Buildings                     Fixtures
                                                                          (39 years)                   (5-15 years)
                                                                         ---------------             -----------------

              Buckhead (Lenox Park) Property                               $13,504,000                   $1,349,000
              Gwinett Place Property                                        10,051,000                    1,170,000
              Legacy Park Property                                           7,222,000                      678,000
              Market Center Property                                        19,856,000                    1,698,000
              Hughes Center Property                                        19,794,000                    1,179,000
              Dallas Plano Property                                          6,786,000                      585,000
              Scottsdale Downtown Property                                  11,235,000                      788,000
              Lake Union Property                                           13,499,000                    1,221,000
              Phoenix Airport Property                                      12,734,000                      913,000
              Philadelphia Downtown Property                                47,237,000                    4,367,000
              Mira Mesa Property                                            12,924,000                    1,701,000
              Wyndham Billerica Property                                    20,471,000                    2,255,000
              Wyndham Denver Tech Center Property                           13,436,000                    2,094,000
              Residence Inn Palm Desert Property                            14,212,000                    1,375,000
              Courtyard Palm Desert Property                                11,269,000                    1,599,000
              Gaithersburg Property                                         11,931,000                    1,683,000
              Merrifield Property                                           15,499,000                    2,011,000
              Alpharetta Property                                           10,916,000                    1,392,000
              Tewksbury Property                                             7,982,000                      591,000
              Cottonwood Property                                           11,659,000                    1,480,000
              Mt. Laurel Property                                            6,395,000                      623,000
              Scarborough Property                                           6,196,000                      621,000
              Newark Property                                               10,828,000                    1,353,000
              Courtyard Little Lake Bryan Property                          24,583,000                    4,285,000
              Fairfield Inn Little Lake Bryan Property                      20,318,000                    3,363,000
              SpringHill Suites Little Lake Bryan Property                  26,381,000                    3,717,000
              Overland Park Property                                        12,268,000                    6,523,000
              Raleigh Property                                               2,184,000                    1,320,000



(15) A loan origination fee of $758,000 from the issuance of promissory notes, to facilitate the acquisition of the seven CHI hotel Properties, is being amortized under the effective interest method over the term of the loans. For purposes of this table, the amounts presented represent the 71% interest owned by the Company. A loan origination fee of $505,000 from the issuance of promissory notes against the Philadelphia Downtown Property is being amortized under the effective interest method over the term of the lease. A loan origination fee of $648,000 from the issuance of promissory notes, to facilitate the acquisition of the three Little Lake Bryan hotel Properties, is being amortized under the effective interest method over the term of the loans.

(16) The Property is under construction for the period presented. The development agreements for the Properties which are to be constructed, provide that construction must be completed no later than January 24, 2002 for the Residence Inn Orlando Property and January 12, 2002 for the Courtyard Weston Property.

(17) In December 2000, the Company, through subsidiaries, acquired a 44% interest in Desert Ridge Resort Partners, LLC, a joint venture with an affiliate of Marriott International, Inc. and a partnership in which an affiliate of the Advisor is the general partner. The joint venture invested a single purpose limited liability company that owns the Desert Ridge Marriott Resort & Spa in Phoenix, Arizona, which is currently under construction. The development agreement for the Property which is to be constructed, provide that construction must be completed no later than January 15, 2003.